As filed with the Securities and Exchange Commission on May 8, 1996

                                                 Registration No. 333-00724

===========================================================================
- ---------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                             AMENDMENT NO. 3
                                    TO
                                 FORM S-4
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                       VALLEY RIDGE FINANCIAL CORP.
          (Exact Name of Registrant as Specified in its Charter)

        MICHIGAN                      6022                     38-2888214
 (State or Other Juris-     (Primary Standard Industrial     (IRS Employer
  diction of Incorpora-      Classification Code Number)   Identification No.)
  tion or Organization)

                            6 NORTH MAIN STREET
                         KENT CITY, MICHIGAN 49330
                              (616) 678-5911
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

          RICHARD L. EDGAR             PLEASE SEND COPIES OF COMMUNICATIONS TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER
         6 NORTH MAIN STREET                      GORDON R. LEWIS
      KENT CITY, MICHIGAN 49330              WARNER NORCROSS & JUDD LLP
           (616) 678-5911                       900 OLD KENT BUILDING
                                                111 LYON STREET, N.W.
    (Name, Address, Including Zip Code,      GRAND RAPIDS, MICHIGAN 49503
   and Telephone Number, Including Area             (616) 752-2752
        Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                             ________________




     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                       VALLEY RIDGE FINANCIAL CORP.
                           CROSS-REFERENCE SHEET
                             AMENDMENT NO. 3
                                    TO
                                 FORM S-4


                                              HEADING IN PROSPECTUS
             ITEM OF FORM S-4                 AND PROXY STATEMENT

 1.  Forepart of Registration Statement      Outside Front Cover Page of
     and Outside Front Cover Page of         Prospectus
     Prospectus

 2.  Inside Front and Outside Back Cover     Inside Front and Outside Back
     Pages of Prospectus                     Cover Pages of Prospectus;
                                             Table of Contents

 3.  Risk Factors, Ratio of Earnings to      Risk Factors
     Fixed Charges, and Other Information

 4.  Terms of the Transaction                The Merger

 5.  PRO FORMA Financial Information         The Merger--PRO FORMA
                                             Condensed Combined Financial
                                             Statements

 6.  Material Contracts with the Company     The Merger--Background of the
     Being Acquired                          Merger, --Summary of the Terms
                                             of the Merger, --Expense Reim-
                                             bursement after Business Com-
                                             bination and --Resales by
                                             Affiliates; Voting and Manage-
                                             ment Information--Interests of
                                             Certain Persons

 7.  Additional Information Required         Not Applicable
     for Reoffering by Persons and
     Parties deemed to be Underwriters

 8.  Interests of Named Experts and          General Information--Experts
     Counsel

 9.  Disclosure of Commission Position       The Merger--Indemnification
     on Indemnification for Securities       and Limitation of Liability
     Act Liabilities

10.  Information with respect to S-3         Not Applicable
     Registrants

11.  Incorporation of Certain Information    Not Applicable
     by Reference
                                              HEADING IN PROSPECTUS
             ITEM OF FORM S-4                 AND PROXY STATEMENT

12.  Information with respect to S-2 or      Not Applicable
     S-3 Registrants

13.  Incorporation of Certain Information    Not Applicable
     by Reference

14.  Information with respect to             The Business of Banking;
     Registrants other than S-3 or S-2       Valley Ridge Financial
     Registrants                             Corp.

15.  Information with respect to S-3         Not Applicable
     Companies

16.  Information with respect to S-2 or      Not Applicable
     S-3 Companies

17.  Information with respect to Companies   The Business of Banking;
     other than S-2 or S-3 Companies         Community Bank Corporation

18.  Information if Proxies, Consents or     Outside Front Cover Page of
     Authorizations are to be Solicited      Prospectus; Introduction and
                                             Summary-- Introduction;
                                             General Proxy Information;
                                             Rights of Dissenting
                                             Shareholders; Voting and
                                             Management Information

19.  Information if Proxies, Consents        Not Applicable
     or Authorizations are not to be
     Solicited, or in an Exchange Offer



















PROSPECTUS AND PROXY STATEMENT


                    SPECIAL MEETINGS OF SHAREHOLDERS OF
                       VALLEY RIDGE FINANCIAL CORP.
                                    AND
                        COMMUNITY BANK CORPORATION
                  IN CONNECTION WITH AN OFFERING OF UP TO
                              138,500 SHARES
                       VALLEY RIDGE FINANCIAL CORP.
                        COMMON STOCK, $10 PAR VALUE

     The Boards of Directors of Valley Ridge Financial Corp. ("Valley Ridge") and Community Bank Corporation ("Community"), respectively, are furnishing this Prospectus and Proxy Statement and the accompanying form of proxy on or about May 20, 1996, as a proxy statement to the shareholders of Valley Ridge and the shareholders of Community, respectively, to solicit proxies to vote at a special meeting of Valley Ridge's shareholders and a special meeting of Community's shareholders, both to be held on June 25, 1996, and at any adjournments thereof.
At the special meetings, the shareholders will be asked to consider and approve an Agreement and Plan of Merger (the "Plan of Merger") pursuant to which Community would be merged with and into Valley Ridge (the "Merger"). In the Merger, Valley Ridge's Articles of Incorporation will be amended and restated to make the Articles of Incorporation generally consistent with those previously employed by Community, and to increase authorized capital stock.

     This Prospectus and Proxy Statement, when delivered to shareholders of Community, is a prospectus of Valley Ridge relating to an offering of Valley Ridge Common Stock, $10 par value. This offering is made only to the holders of Community Common Stock. (See "The Merger.")

     If the Merger is consummated, each share of Community Common Stock which is outstanding immediately prior to the effective time of the Merger will be converted into shares of Valley Ridge Common Stock, subject to payment in cash for fractional shares. The number of shares of Valley Ridge Common Stock will be based on a conversion ratio determined by dividing the Community Adjusted Book Value Per Share (as defined in the Plan of Merger), multiplied by 1.20, by the Valley Ridge Adjusted Book Value Per Share (as defined in the Plan of Merger). If the Merger had been consummated based on balance sheets as of December 31, 1995, the estimated conversion ratio would have been 1.5726 shares of Valley Ridge Common Stock for each share of Community Common Stock. (See "The Merger.") The board of directors of Community will resubmit the Plan of Merger for approval by Community's shareholders if the conversion ratio would be less than 1.36 shares of Valley Ridge Common Stock for each share of Community Common Stock.




     COMMUNITY SHAREHOLDERS SHOULD SEE "RISK FACTORS" BEGINNING ON PAGE 11
FOR A DISCUSSION OF SEVERAL FACTORS THAT THEY SHOULD CONSIDER WITH RESPECT
TO THE VALLEY RIDGE COMMON STOCK OFFERED BY THIS PROSPECTUS AND PROXY
STATEMENT. Consummation of the Merger is subject to approval of the Plan of Merger by the shareholders of Valley Ridge and Community, respectively, regulatory approvals and certain other conditions. (See "The Merger--Conditions to the Merger and Abandonment.")

     In the opinion of Roney & Co., the consideration to be offered and received in the Merger is fair, from a financial point of view, to the shareholders of each corporation. (See "The Merger--Fairness Opinions.")

     YOUR VOTE IS IMPORTANT. APPROVAL OF THE PROPOSED MERGER REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF VALLEY RIDGE COMMON STOCK AND A MAJORITY OF THE OUTSTANDING SHARES OF COMMUNITY COMMON STOCK. WHETHER OR NOT YOU EXPECT TO ATTEND THE APPLICABLE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus and Proxy Statement is dated May 13, 1996


























                           AVAILABLE INFORMATION


     Valley Ridge is not currently subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended. Valley Ridge has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") relating to the Valley Ridge Common Stock offered in connection with the proposed Merger described in this Prospectus and Proxy Statement. This Prospectus and Proxy Statement does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and exhibits thereto for further information about Valley Ridge, Community, and their respective securities. Any person may inspect the Registration Statement without charge at the public reference facilities maintained by the Commission (Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549) and at the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of all or any part of the Registration Statement can also be obtained from the Commission at prescribed rates by writing to the Commission's public reference facilities.


                             TABLE OF CONTENTS
                                                                        PAGE
INTRODUCTION AND SUMMARY . . . . . . . . . . . . . . . . . . . . . . . .   1
 Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 Valley Ridge Financial Corp.. . . . . . . . . . . . . . . . . . . . . .   2
 Community Bank Corporation. . . . . . . . . . . . . . . . . . . . . . .   2
 Summary of Certain Aspects of the Merger. . . . . . . . . . . . . . . .   3
 Market Value of Shares. . . . . . . . . . . . . . . . . . . . . . . . .   6
 Selected Unaudited Financial Data . . . . . . . . . . . . . . . . . . .   8
 Comparative Per Share Data. . . . . . . . . . . . . . . . . . . . . . .  10
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 Absence of Public Trading Market. . . . . . . . . . . . . . . . . . . .  11
 Estimated Conversion Ratio Subject to
  Changes Due to Future Events . . . . . . . . . . . . . . . . . . . . .  11
GENERAL PROXY INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .  12
 Voting by Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Proxy Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 Background of the Merger. . . . . . . . . . . . . . . . . . . . . . . .  13
 Reasons for the Merger. . . . . . . . . . . . . . . . . . . . . . . . .  13
 Summary of the Terms of the Merger. . . . . . . . . . . . . . . . . . .  14
 Cessation of Shareholder Status and
  Distribution of Valley Ridge Common Stock. . . . . . . . . . . . . . .  15
 Management After the Merger . . . . . . . . . . . . . . . . . . . . . .  16
 Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . . .  16


 Business of Valley Ridge and Community
  Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  17
 Conditions to the Merger and Abandonment. . . . . . . . . . . . . . . .  17
 Expense Reimbursement after Business
  Combination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
 Description of Valley Ridge Capital Stock . . . . . . . . . . . . . . .  19
 Provisions Affecting Control of Valley Ridge. . . . . . . . . . . . . .  20
 Comparison of Rights of Valley Ridge
  Shareholders and Community Shareholders
  to Rights of Shareholders in Combined
  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 Indemnification and Limitation of Liability . . . . . . . . . . . . . .  24
 Resales by Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .  25
 Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . .  26
 Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  26
 Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 PRO FORMA Condensed Combined Financial
  Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
THE BUSINESS OF BANKING. . . . . . . . . . . . . . . . . . . . . . . . .  34
 Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Supervision and Regulation. . . . . . . . . . . . . . . . . . . . . . .  34
 Environmental Regulations . . . . . . . . . . . . . . . . . . . . . . .  35
VALLEY RIDGE FINANCIAL CORP. . . . . . . . . . . . . . . . . . . . . . .  35
 Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 Market for Common Stock and Dividends . . . . . . . . . . . . . . . . .  36
 Management's Discussion and Analysis or
  Plan of Operation. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 Audited Consolidated Financial Statements . . . . . . . . . . . . . . .  42
 Statistical Information . . . . . . . . . . . . . . . . . . . . . . . .  66
COMMUNITY BANK CORPORATION . . . . . . . . . . . . . . . . . . . . . . .  78
 Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
 Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
 Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
 Market for Common Stock and Dividends . . . . . . . . . . . . . . . . .  79
 Management's Discussion and Analysis or
  Plan of Operation. . . . . . . . . . . . . . . . . . . . . . . . . . .  80
 Audited Consolidated Financial Statements . . . . . . . . . . . . . . .  87
 Statistical Information . . . . . . . . . . . . . . . . . . . . . . . . 116
RIGHTS OF DISSENTING
 SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
VOTING AND MANAGEMENT
 INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
 Voting Securities and Principal
  Shareholders of Valley Ridge . . . . . . . . . . . . . . . . . . . . . 129
 Voting Securities and Principal
  Shareholders of Community. . . . . . . . . . . . . . . . . . . . . . . 130
 Directors and Executive Officers. . . . . . . . . . . . . . . . . . . . 133
 Compensation of Executive Officers and
  Directors of Valley Ridge. . . . . . . . . . . . . . . . . . . . . . . 134

 Compensation of Executive Officers and
  Directors of Community . . . . . . . . . . . . . . . . . . . . . . . . 135
 Interests of Certain Persons. . . . . . . . . . . . . . . . . . . . . . 136
 Vote Required for Approval. . . . . . . . . . . . . . . . . . . . . . . 137
GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 137
 Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 137
 Sources of Information. . . . . . . . . . . . . . . . . . . . . . . . . 137
REPORTS TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . 137

Appendix A -- Agreement and Plan of Merger
Appendix B -- Opinions of Roney & Co.
Appendix C -- Michigan Business Corporation Act Sections 761-774, as
              amended







































                       VALLEY RIDGE FINANCIAL CORP.

                            6 NORTH MAIN STREET
                         KENT CITY, MICHIGAN 49330

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the shareholders of Valley Ridge Financial Corp.:

     A special meeting of shareholders of Valley Ridge Financial Corp. will be held at the Tyrone Township Hall at 43 South Main Street, Kent City, Michigan, on Tuesday, June 25, 1996, at 3:00 p.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger between Valley Ridge Financial Corp. and Community Bank Corporation.

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has established the close of business on May 13, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. Shareholders of Valley Ridge Financial Corp. are entitled to assert dissenters' rights under the Michigan Business Corporation Act ("MBCA") with respect to the Merger as provided in and in compliance with the provisions of the MBCA.


                             By Order of the Board of Directors,


                             /S/ RICHARD L. EDGAR
                             RICHARD L. EDGAR, President and
                               Chief Executive Officer


   May 20, 1996



               YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO
                 ATTEND THE MEETING, PLEASE SIGN, DATE AND
                    RETURN THE ENCLOSED PROXY PROMPTLY.






                        COMMUNITY BANK CORPORATION

                            10 WEST MAIN STREET
                           GRANT, MICHIGAN 49327

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the shareholders of Community Bank Corporation:

     A special meeting of shareholders of Community Bank Corporation will be held at the main office of The Grant State Bank at 10 West Main Street, Grant, Michigan, on Tuesday, June 25, 1996, at 10:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger between Community Bank Corporation and Valley Ridge Financial Corp.

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has established the close of business on May 13, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. Shareholders of Community are entitled to assert dissenters' rights under the Michigan Business Corporation Act ("MBCA") with respect to the Merger as provided in and in compliance with the provisions of the MBCA.


                             By Order of the Board of Directors,


                             /S/ RONALD L. HANSEN
                             RONALD L. HANSEN, Secretary

   May 20, 1996



               YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO
                 ATTEND THE MEETING, PLEASE SIGN, DATE AND
                    RETURN THE ENCLOSED PROXY PROMPTLY.








                      PROSPECTUS AND PROXY STATEMENT


                    SPECIAL MEETINGS OF SHAREHOLDERS OF

      VALLEY RIDGE FINANCIAL CORP.            COMMUNITY BANK CORPORATION
           6 NORTH MAIN STREET                  10 WEST MAIN STREET
        KENT CITY, MICHIGAN 49330     AND      GRANT, MICHIGAN 49327
             (616) 678-5911                        (616) 834-5685

                            TO VOTE TO APPROVE
                      AN AGREEMENT AND PLAN OF MERGER
                  INVOLVING AN OFFERING OF COMMON STOCK,
                             $10 PAR VALUE, OF

                       VALLEY RIDGE FINANCIAL CORP.
                            6 NORTH MAIN STREET
                         KENT CITY, MICHIGAN 49330
                              (616) 678-5911


                         INTRODUCTION AND SUMMARY

INTRODUCTION

     Valley Ridge Financial Corp. ("Valley Ridge") and Community Bank Corporation ("Community") are furnishing this Prospectus and Proxy Statement and the accompanying form of proxy on or about May 20, 1996, to record holders of Valley Ridge common stock, $10 par value ("Valley Ridge Common Stock"), on May 13, 1996, and to record holders of Community common stock ("Community Common Stock") on May 13, 1996. The boards of directors of Valley Ridge and Community are soliciting proxies from their respective shareholders to vote at a special meeting of Valley Ridge shareholders and a special meeting of Community shareholders, both to be held on Tuesday, June 25, 1996, and at any adjournments thereof. The Valley Ridge shareholders' meeting will be held at the Tyrone Township Hall, 43 South Main Street, Kent City, Michigan, at 3:00 p.m., local time. The Community shareholders' meeting will be held at the main office of The Grant State Bank, 10 West Main Street, Grant, Michigan, at 10:00 a.m., local time. In this Prospectus and Proxy Statement, Valley Ridge and Community are each sometimes referred to as a "Corporation" and collectively as the "Corporations," and the combined surviving corporation is sometimes referred to as the "Combined Organization."

     The purpose of the special meetings of Valley Ridge and Community shareholders is to consider and vote on approval of the Agreement and Plan of Merger (the "Plan of Merger") attached as Appendix A to this Prospectus and Proxy Statement. The Plan of Merger provides for the merger of Community with Valley Ridge (the "Merger"). Under the Plan of Merger, each share of Community Common Stock which is outstanding immediately prior to the effective time of the Merger will be converted into shares of Valley Ridge Common Stock, subject to payment in cash for fractional shares. Each share of Valley Ridge Common Stock which is outstanding immediately prior to the effective time of the Merger will remain outstanding after the Merger. Roney & Co. ("Roney") has rendered written opinions that the consideration to be offered and received in the Merger is fair from a financial point of view to the shareholders of each Corporation. See "The Merger--Fairness Opinions." Approval of the Plan of Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Valley Ridge Common Stock and of Community Common Stock, respectively.
(See "The Merger.") It is not anticipated that any other matter will come before the special meetings. A majority of the issued and outstanding shares of Valley Ridge and Community, respectively, represented in person or by proxy is required to constitute a quorum for the transaction of business at the special meetings of Valley Ridge and Community shareholders. As of December 31, 1995, directors and executive officers of Valley Ridge and their affiliates beneficially owned 31.58% of the outstanding shares of Valley Ridge Common Stock. As of December 31, 1995, directors and executive officers of Community and their affiliates beneficially owned 22.86% of the outstanding shares of Community Common Stock.

     Valley Ridge's board of directors unanimously voted to approve the Plan of Merger at its September 15, 1995, meeting. Community's board of directors unanimously voted to approve the Plan of Merger at its September 15, 1995, meeting. (See "Voting and Management Information--Interests of Certain Persons.")


     THE BOARDS OF DIRECTORS OF VALLEY RIDGE AND COMMUNITY UNANIMOUSLY
            RECOMMEND A VOTE FOR APPROVAL OF THE PLAN OF MERGER.





















                       -2-
VALLEY RIDGE FINANCIAL CORP.

     Valley Ridge is a Michigan corporation with its headquarters in Kent City, Michigan. Valley Ridge is the parent company of Kent City State Bank ("Kent City"), which is Valley Ridge's only subsidiary. Kent City operates five banking offices located in Kent City, Coopersville, Egelston, Ravenna and Sparta, Michigan. At December 31, 1995, Kent City had assets of $85.4 million, deposits of $71.0 million, and a net loan portfolio of $61.4 million, and its assets represented 99.8% of Valley Ridge's consolidated assets. At December 31, 1995, Valley Ridge, on a consolidated basis, had shareholders' equity of $8.9 million. Kent City also owns a 20% interest in one non-banking corporation, West Shore Computer Services, Inc., a data processing company.

     Valley Ridge and Kent City are engaged in the business of commercial banking and other related activities. Kent City is a full service bank offering customary commercial banking services, which include mortgage banking, commercial and retail loans, business and personal checking accounts, savings and individual retirement accounts, time deposit instruments, automated transaction machine services, money transfer services, and safe deposit facilities. Valley Ridge's principal markets for financial services presently are the Michigan communities in which Kent City's offices are located and the areas immediately surrounding those communities.

     Valley Ridge has authorized capital stock consisting of 500,000 shares of Valley Ridge Common Stock, of which 372,862 shares were issued and outstanding on December 31, 1995. As of December 31, 1995, there were 383 record holders of shares of Valley Ridge Common Stock. Kent City's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"), subject to applicable limitations. Kent City is a member of the Federal Reserve System.

     In the Merger, Valley Ridge's Articles of Incorporation would be amended and restated to be as set forth in Exhibit A to the Plan of Merger (included as Appendix A to this Prospectus and Proxy Statement) in order to be generally consistent with the form of articles of incorporation currently employed by Community. Upon consummation of the Merger, Valley Ridge would have authorized capital stock of 1,000,000 shares of common stock, $10 par value, of which approximately 493,050 shares will be issued and outstanding. The estimated number of shares of Valley Ridge Common Stock to be outstanding after the Merger was determined for the purpose of illustration by reference to the estimated conversion ratio for Community Common Stock (1.5726), as applied to the 76,424 shares of Community Common Stock outstanding as of December 31, 1995, added to the 372,862 shares of Valley Ridge Common Stock outstanding as of December 31, 1995. The actual number of shares outstanding will vary. Following the Merger, Valley Ridge will be a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will be required to file reports


                       -3-
containing financial and certain other information with the Securities and Exchange Commission (the "Commission").


COMMUNITY BANK CORPORATION

     Community is a Michigan corporation with its headquarters in Grant, Michigan. Community is the parent company of The Grant State Bank ("Grant"), which is Community's only subsidiary. Grant operates 2 banking offices located in Grant and Newaygo, Michigan. At December 31, 1995, Grant had assets of $28.7 million, deposits of $25.4 million, and a net loan portfolio of $19.0 million, and its assets represented 99.9% of Community's consolidated assets. At December 31, 1995, Community, on a consolidated basis, had shareholders' equity of $2.3 million.

     Community and Grant are engaged in the business of commercial banking and other related activities. Grant is a full service bank offering customary commercial banking services, which include commercial and retail loans, business and personal checking accounts, savings and individual retirement accounts, time deposit instruments, automated transaction machine services, money transfer services, and safe deposit facilities. Community's principal markets for financial services presently are the Michigan communities in which Grant's offices are located and the areas immediately surrounding those communities.

     Community has authorized capital stock consisting of 200,000 shares of Community Common Stock, of which 76,424 shares were issued and outstanding on December 31, 1995. As of December 31, 1995, there were 105 record holders of shares of Community Common Stock. Grant's deposits are insured by the Federal Deposit Insurance Corporation, subject to applicable limitations. Grant is a member of the Federal Reserve System.


SUMMARY OF CERTAIN ASPECTS OF THE MERGER

     Valley Ridge and Community shareholders should consider the following summary in conjunction with the more detailed information appearing elsewhere in this Prospectus and Proxy Statement. See "The Merger."

     BACKGROUND OF THE MERGER. In early 1995, Richard L. Edgar, the President of Valley Ridge, contacted Ronald L. Hansen, the Secretary of Community and the President of Grant, to explore the possibility of enhancing shareholder value for both organizations through an affiliation of Valley Ridge and Community. Following preliminary discussions between Mr. Edgar and Mr. Hansen, the boards of directors of Valley Ridge and Community met informally on three occasions during the Spring and Summer of 1995 to better acquaint themselves with each other and the other's Corporation. In August, 1995, the board of directors of Valley Ridge submitted a proposal to Community under which the two Corporations would


                       -4-
merge. Community's board of directors determined that Valley Ridge's proposal presented an excellent opportunity for enhancing shareholder value while preserving involvement in the Combined Organization of members of the communities served by Community and Grant. After an exchange of information and preliminary negotiations, Valley Ridge and Community entered into the Plan of Merger on September 15, 1995, following approval of the Plan of Merger by their respective boards of directors. Valley Ridge's board of directors and Community's board of directors, and their respective representatives, negotiated the conversion ratio and other terms of the Plan of Merger on an arm's-length basis. The boards of directors of both Valley Ridge and Community view the proposed Merger as a strategic merger of the two Corporations into the Combined Organization, not a purchase of Community by Valley Ridge, and the transaction has been negotiated and structured accordingly.

     CONSIDERATION TO BE RECEIVED IN THE MERGER. If the Merger is consummated, Community will be merged with and into Valley Ridge. The surviving corporation will be Valley Ridge. The surviving corporation will own The Grant State Bank and all of the other assets of Community as well as Kent City State Bank and all of the assets of Valley Ridge.

     Each share of Community Common Stock outstanding at the time the Merger becomes effective will be converted into shares of Valley Ridge Common Stock based on a conversion ratio, subject to payment in cash for fractional shares. The conversion ratio will be determined by dividing the Community Adjusted Book Value Per Share (as defined in the Plan of Merger), multiplied by 1.20, by the Valley Ridge Adjusted Book Value Per Share (as defined in the Plan of Merger). The Community Adjusted Book Value Per Share will be determined by dividing (i) Community's shareholders' equity as determined by Community's Final Balance Sheet (as defined in the Plan of Merger), less all dividends and other distributions of cash or property accrued after the date of Community's Final Balance Sheet, and plus or minus any adjustments provided for in the Plan of Merger, by (ii) the number of outstanding shares of Community Common Stock at the effective time of the Merger. The Valley Ridge Adjusted Book Value Per Share will be determined by dividing (i) Valley Ridge's shareholders' equity as determined by Valley Ridge's Final Balance Sheet (as defined in the Plan of Merger), less all dividends and other distributions of cash or property accrued after the date of Valley Ridge's Final Balance Sheet, and plus or minus any adjustments provided for in the Plan of Merger, by (ii) the number of outstanding shares of Valley Ridge Common Stock at the effective time of the Merger. The Final Balance Sheets of the Corporations will be as of the same date which will be a month end not more than 60 days prior to the closing of the transactions contemplated by the Plan of Merger and will fairly present the financial condition of the respective Corporation as of such date. The Plan of Merger provides for an adjustment to each Corporation's shareholders' equity as follows: (i) the full amount of the allowance for loan losses reflected on the applicable Corporation's Final Balance Sheet shall be added to total shareholders' equity; and (ii) the


                       -5-
full amount of unrealized gains and losses on securities available for sale reflected on the applicable Corporation's Final Balance Sheet, if any, shall be eliminated and not considered in calculating total shareholders' equity. In addition, Community's total shareholders' equity shall be reduced by a reserve for contingent liabilities equal to $53,000 or a lesser amount that may be agreed upon by Valley Ridge and Community. The board of directors of Community will resubmit the Plan of Merger for approval by Community's shareholders if the conversion ratio would be less than 1.36 shares of Valley Ridge Common Stock for each share of Community Common Stock.

     The conversion ratio was negotiated by Valley Ridge's board of directors and Community's board of directors. The board of directors of Valley Ridge proposed that a conversion ratio be established that would provide Community shareholders with shares of Valley Ridge Common Stock having a book value equal to 120% of the book value of Community Common Stock. Community's board of directors accepted the proposal of the board of directors of Valley Ridge. Thereafter, the boards of directors negotiated the method of calculating the conversion ratio due to differences in the comparability of the balance sheets of Valley Ridge and Community. The boards of directors of Valley Ridge and Community agreed upon the adjustments to each Corporation's book value discussed above in order to promote comparability of the balance sheets of Valley Ridge and Community for purposes of calculating the conversion ratio.

     Pursuant to the Plan of Merger, both Community and Valley Ridge may declare and pay cash dividends upon shares of their common stock quarterly at a rate, in a manner, on dates and with respect to record dates consistent with their respective past practices. However, Community is required by the Plan of Merger to adjust the record date for its regularly scheduled dividend with respect to the period in which the Merger will become effective if necessary to assure that Community shareholders receive one and only one dividend payable in, or with a record date occurring in, the quarter in which the Merger becomes effective.

     Valley Ridge will not issue fractional shares of Valley Ridge Common Stock in the Merger. A Community shareholder who would otherwise be entitled to receive a fraction of a share of Valley Ridge Common Stock in the Merger will receive instead an amount of cash determined by multiplying that fraction by the Valley Ridge Adjusted Book Value Per Share.

     FAIRNESS OPINIONS. The boards of directors of Valley Ridge and Community have engaged Roney & Co. ("Roney") to render its opinion on the consideration to be offered and received in the Merger. Roney has rendered opinions to the effect that the consideration to be offered and received in the Merger is fair from a financial point of view to the shareholders of both Valley Ridge and Community. The opinions of Roney are attached as Appendix B to this Prospectus and Proxy Statement. For a more detailed description of these opinions, see "The Merger--Fairness Opinions."


                       -6-
     CONSUMMATION OF THE MERGER. Consummation of the Merger is subject to certain conditions, including among others that the shareholders of Valley Ridge and Community approve the Plan of Merger, that necessary regulatory approvals be obtained, that no proceeding seeking to prevent the Merger be pending or threatened, that Valley Ridge and Community obtain various ancillary certificates, opinions and agreements, and that holders of not more than 10% of the outstanding shares of either Corporation's common stock shall have asserted dissenters' rights with respect to their shares under Section 762 of the Michigan Business Corporation Act (the "MBCA"). At any time prior to the effective time of the Merger, the boards of directors of Valley Ridge and Community may by mutual consent abandon the Merger. In addition, for certain specified reasons the board of directors of either Valley Ridge or Community may abandon the Merger. (See "The Merger--Conditions to the Merger and Abandonment.")

     It is expected that the closing of the Merger will occur, and the Merger will become effective, on or before June 30, 1996.

     VOTE REQUIRED. Pursuant to the MBCA, the affirmative vote of the holders of a majority of the outstanding shares of Valley Ridge Common Stock and the holders of a majority of the outstanding shares of Community Common Stock is required to approve the Plan of Merger. The boards of directors of Valley Ridge and Community have fixed May 13, 1996, as the record date (the "Record Date") for purposes of determining those shareholders who will be entitled to vote at the special meetings of Valley Ridge and Community shareholders to be held on June 25, 1996. Each share of Valley Ridge or Community Common Stock, as the case may be, will entitle the holder of record on the Record Date to one vote on each matter submitted for shareholder action at the respective shareholders' meeting. As of December 31, 1995, Valley Ridge's directors and executive officers and their affiliates held 31.58% of the outstanding shares of Valley Ridge Common Stock. (See "Voting and Management Information--Interests of Certain Persons.") Therefore, if all directors and executive officers of Valley Ridge and their affiliates vote the shares beneficially owned by them in favor of approval of the Plan of Merger, the affirmative vote of only an additional 18.5% of the outstanding shares of Valley Ridge Common Stock would be required to approve the Plan of Merger. As of December 31, 1995, Community's directors and executive officers and their affiliates held 22.86% of the outstanding shares of Community Common Stock. (See "Voting and Management Information--Interests of Certain Persons.") Therefore, if all directors and executive officers of Community and their affiliates vote the shares beneficially owned by them in favor of approval of the Plan of Merger, the affirmative vote of only an additional 27.2% of the outstanding shares of Community Common Stock would be required to approve the Plan of Merger.

     As of the Record Date for the special meeting of Valley Ridge shareholders, there were 373,862 shares of Valley Ridge Common Stock outstanding held by 383 shareholders of record. As of the Record Date


                       -7-
for the special meeting of Community shareholders, there were 76,424 shares of Community Common Stock outstanding held by 105 shareholders of record.

     REGULATORY APPROVALS. Consummation of the Merger is subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Federal Reserve Board approved the Merger on April 19, 1996. The Merger cannot be consummated for a period of 15 days after the date of the Federal Reserve Board's final approval. During this 15-day period, the United States Department of Justice may review the competitive effects of the Merger to determine whether it will take action to block the Merger.

     DISSENTERS' RIGHTS. Under the provisions of Section 762 of the MBCA, any Valley Ridge or Community shareholder may dissent from the proposed Merger and be paid the "fair value" of his or her shares if the Plan of Merger is approved by the shareholders of the applicable Corporation and the proposed Merger is consummated by complying with the procedures set forth in Sections 761 through 774 of the MBCA. To be entitled to payment of the fair value of shares of Valley Ridge Common Stock or Community Common Stock, a shareholder of Valley Ridge or Community must not vote for approval of the Plan of Merger at the applicable special meeting of shareholders and must deliver written notice of dissent to the applicable Corporation at or before the special meeting. A shareholder may not dissent as to less than all of the shares of Valley Ridge Common Stock or Community Common Stock, as the case may be, beneficially owned by him or her. A dissenting shareholder must also submit a written demand for payment, accompanied by certain representations and his or her stock certificates, to the applicable Corporation within 30 days (or such longer period up to 60 days as may be permitted by the applicable Corporation) after notice is given to the shareholder of approval of the Plan of Merger. See "Rights of Dissenting Shareholders." If dissenters' rights are asserted with respect to more than 10% of the outstanding shares of either Corporation's common stock, either Corporation may terminate the Plan of Merger and abandon the Merger. Shareholders of Valley Ridge and Community who do not want to vote in favor of approval of the Plan of Merger, but who also do not wish to perfect dissenters' rights pursuant to the MBCA, would continue to have the ability to sell their shares in the open market until the Merger becomes effective if approved.

     Shareholders of Valley Ridge who would like to assert dissenters' rights may send a written notice of dissent to Mr. Richard L. Edgar, Valley Ridge Financial Corp., 6 North Main Street, Kent City, Michigan 49330. Shareholders of Community who would like to assert dissenters' rights may send a written notice of dissent to Mr. Ronald L. Hansen, Community Bank Corporation, 10 West Main Street, Grant, Michigan 49327.

     FEDERAL INCOME TAX CONSEQUENCES. As a condition precedent to consummation of the Merger, Valley Ridge and Community must each receive an


                       -8-
opinion from Valley Ridge's legal counsel regarding the federal income tax consequences of the Merger. Such opinion of Valley Ridge's counsel must be substantially to the effect, among other matters, that Community shareholders will not recognize taxable income by reason of receiving shares of Valley Ridge Common Stock in the Merger (except to the extent of cash received in lieu of fractional shares), and that shares of Valley Ridge Common Stock that Community shareholders receive in the Merger will have the same basis and holding period as the respective shares of Community Common Stock surrendered in exchange therefor. Cash received in lieu of fractional shares of Valley Ridge Common Stock will be taxable. (See "The Merger--Federal Income Tax Consequences.")

     ACCOUNTING TREATMENT. Valley Ridge expects to account for the Merger under the pooling of interests method of accounting. (See "The
Merger--Accounting Treatment.")


MARKET VALUE OF SHARES

     There is no established public trading market for either Valley Ridge Common Stock or Community Common Stock. Transactions in Valley Ridge Common Stock and Community Common Stock are occasionally effected by individuals on an informal basis. Some transactions are effected through the involvement of local brokerage firms. The prices at which such transactions are effected are only occasionally reported to Valley Ridge
and Community.   The last transaction prior to September 18, 1995, in which
Valley Ridge Common Stock was bought and sold and the price is known to Valley Ridge management was on June 9, 1995, when 466 shares traded at a price of $21.50 per share. The last transaction prior to September 18, 1995, in which Community Common Stock was bought and sold and the price is known to Community management was on August 29, 1995, when 164 shares traded at a price of $25.00 per share.

     The following table sets forth the price of Valley Ridge Common Stock in the last sale prior to September 18, 1995 (the date of the public announcement of the signing of the Plan of Merger), for which the price was reported to Valley Ridge management, the price of Community Common Stock in the last sale prior to September 18, 1995, for which the price was reported to Community management, and the estimated value of Valley Ridge Common Stock to be received for each share of Community Common Stock on an equivalent per share basis:










                       -9-

                               VALLEY RIDGE                   COMMUNITY
                               COMMON STOCK                  COMMON STOCK

                               LAST REPORTED        LAST REPORTED
                                SALE PRICE           SALE PRICE        EQUIVALENT
             DATE            PRIOR TO SEPT. 18    PRIOR TO SEPT. 18   PER SHARE<F1>
      September 18, 1995          $21.50                $25.00           $39.26

   _____________________
   <F1> The Equivalent Per Share value of Community Common Stock is the estimated market value of Valley Ridge Common Stock to be received in the Merger by Community shareholders for each share of Community Common Stock. This value is estimated assuming a market value of $26.00 per share for Valley Ridge Common Stock and a conversion ratio of 1.5726 shares of Valley Ridge Common Stock for each share of Community Common Stock. See the introduction to the PRO FORMA condensed combined financial statements on page 28 for the assumptions upon which this estimated conversion ratio is based.


     As of December 31, 1995, there were 372,862 shares of Valley Ridge Common Stock issued and outstanding held by 383 holders of record. As of December 31, 1995, there were 76,424 shares of Community Common Stock issued and outstanding held by 105 holders of record.




















                      -10-
SELECTED UNAUDITED FINANCIAL DATA

     The following unaudited table presents selected historical financial information and selected PRO FORMA combined financial information for Valley Ridge and Community. This information should be read in conjunction with the historical and PRO FORMA financial statements and notes thereto included elsewhere in this Prospectus and Proxy Statement. The PRO FORMA combined financial information gives effect to the Merger as if the Merger occurred on January 1 of the year presented. The PRO FORMA combined financial information may not be indicative of the results that actually would have occurred if the Merger had been in effect on that date or which may be attained in the future. The PRO FORMA combined financial information has been prepared on the assumption that the Merger will be accounted for under the pooling of interests method of accounting. (See "The Merger--PRO FORMA Condensed Combined Financial Statements.")

                    VALLEY RIDGE FINANCIAL CORP. AND COMMUNITY BANK CORPORATION
                 SELECTED UNAUDITED CONSOLIDATED FINANCIAL DATA AND PER SHARE DATA
                                                                         YEAR ENDED DECEMBER 31,
                                                      1995          1994          1993          1992          1991
                                                       (Dollars in thousands, except per share data) (unaudited)
COMMUNITY BANK CORPORATION (HISTORICAL) <F1>
 Net interest income                               $  1,538      $  1,389      $  1,202      $  1,108      $   957
 Net income                                             364           280           221           177           62
 Total assets (period end)                           28,744        24,175        24,697        23,480       22,011
 Other borrowings                                       800             9            29            94           61
 Shareholders' Equity <F4>                            2,278         1,934         1,680         1,442        1,369
 Net income per share                              $   4.76      $   3.67      $   2.94      $   2.27      $  0.76
 Dividends declared per share                      $   0.35      $   0.35      $   0.34      $   0.30      $  0.28

VALLEY RIDGE FINANCIAL CORP. (HISTORICAL) <F2>
 Net interest income                               $  3,929      $  3,765      $  3,363      $  3,660      $ 3,571
 Net income                                             970           876           799           882          810
 Total assets (period end)                           85,596        79,160        75,583        77,372       76,347
 Other borrowings                                     4,000         2,000            12            20           28
 Shareholders' Equity                                 8,915         7,694         7,100         8,049        7,394
 Net income per share <F4>                         $   2.60      $   2.36      $   2.06      $   1.97      $  1.82
 Dividends declared per share                      $   0.80      $   0.76      $   0.62      $   0.58      $  0.44

PRO FORMA VALLEY RIDGE AND COMMUNITY COM-
 BINED ASSUMING A 1.5726 EXCHANGE RATIO <F3>
 Net interest income                               $  5,467      $  5,154      $  4,565      $  4,768      $ 4,528
 Net income                                           1,334         1,156         1,020         1,059          872
 Total assets (period end)                          114,340       103,335       100,280       100,852       93,358
 Other borrowings                                     4,800         2,009            41           114           89
 Shareholders' equity <F4>                           11,193         9,628         8,780         9,491        8,763


                                      -11-
 Net income per share                              $   2.70      $   2.35      $   2.02      $   1.87      $  1.54
 Dividends declared per share:
   Valley Ridge Financial Corp.                    $   0.80      $   0.76      $   0.62      $   0.58      $  0.44

_________________

<F1> Net income per share is calculated by dividing net income for the period by the average number of common shares outstanding (see "Introduction and Summary--Comparative Per Share Data") for the period.

<F2> Valley Ridge has adjusted historical information to reflect stock splits and stock dividends, including a 2-for-1 split during January, 1995 and a 5-for-4 stock split effected in the form of a stock dividend during April, 1994.

<F3> The PRO FORMA Valley Ridge and Community combined data reflects the combined results of Valley Ridge and Community after giving effect to the pooling-of-interests method of accounting. For illustrative purposes, the combined results assume the Merger was consummated on January 1 of the year presented.

     The per share data was calculated assuming the issuance of 120,188 shares of Valley Ridge Common Stock in the Merger, which is based on a conversion ratio of 1.5726 shares of Valley Ridge Common Stock for each outstanding share of Community Common Stock. These numbers have been rounded for convenience of presentation. The conversion ratio is based on a calculation of adjusted book value per share for both Valley Ridge and Community. For purposes of this presentation, the data used to calculate the conversion ratio was derived from December 31, 1995 audited financial statements for both Valley Ridge and Community.

     The number of shares to be issued upon consummation of the Merger is dependent upon factors specified in the Plan of Merger to be determined in the future which cannot be determined before that date. The PRO FORMA financial results included in this table are for illustrative purposes only.

<F4> Valley Ridge and Community have maintained capital positions in excess of minimum capital requirements. Risk-based ratios as of December 31, 1995 were as follows:

                                                                       PRO FORMA
                                             VALLEY RIDGE  COMMUNITY   COMBINED
          Risk-based ratios
            Tier 1 (minimum - 4.0%)              16.52%      11.63%     15.03%
            Total (minimum - 8.0%)               18.07%      12.78%     16.60%
            Tier 1 leverage (minimum - 3.0%)     10.27%       8.34%      9.70%

                      -12-
COMPARATIVE PER SHARE DATA

     The following unaudited table sets forth certain historical and PRO FORMA combined per share information for Valley Ridge, and certain historical and equivalent PRO FORMA combined per share information for Community. The data is derived from financial statements of Valley Ridge and Community included elsewhere in this Prospectus and Proxy Statement. The PRO FORMA combined per share information for Valley Ridge and the equivalent PRO FORMA combined per share information for Community are stated as if the Merger had occurred on January 1 of the year presented, giving effect to the proposed transaction under the pooling of interests method of accounting.

                                                                       YEAR ENDED DECEMBER 31,
                                                  1995           1994           1993           1992           1991
COMMUNITY BANK CORPORATION
     (HISTORICAL)<F1>
   Net income per share                        $   4.76       $   3.67       $   2.94       $   2.27       $   0.76
   Dividends declared per share                $   0.35       $   0.35       $   0.34       $   0.30       $   0.28
   Book value per share (period end)           $  29.80       $  25.31       $  21.99       $  19.70       $  17.72
   Average shares outstanding                    76,424         76,424         75,005         78,158         81,530
   Shares outstanding (period end)               76,424         76,424         76,424         73,194         77,244

VALLEY RIDGE FINANCIAL CORP.
 (HISTORICAL)<F2>
   Net income per share                        $   2.60       $   2.36       $   2.06       $   1.97       $   1.82
   Dividends declared per share                $   0.80       $   0.76       $   0.62       $   0.58       $   0.44
   Book value per share (period end)           $  24.92       $  20.69       $  19.16       $  17.97       $  16.60
   Average shares outstanding                   372,794        371,566        387,110        447,765        445,313
   Shares outstanding (period end)              372,862        371,862        370,612        447,813        445,313


                                                        YEAR ENDED DECEMBER 31,
                                                  1995           1994           1993
PRO FORMA VALLEY RIDGE AND
     COMMUNITY COMBINED ASSUMING
     A 1.5726 EXCHANGE RATIO <F3>
   Net income per share                        $   2.70       $   2.35       $   2.01
   Dividends declared per share:
     Valley Ridge Financial Corp.              $   0.80       $   0.76       $   0.62
   Book value per share (period end)           $  22.34       $  19.35       $  17.78
   Average shares outstanding                   492,982        491,754        507,298
   Shares outstanding (period end)              493,050        492,050        490,800

                                      -13-
PRO FORMA COMMUNITY SHARE
 EQUIVALENT ASSUMING A 1.5726
 EXCHANGE RATIO
   Net income per share                        $   4.24       $   3.69       $   3.16
   Dividends declared per share                $   1.26       $   1.19       $   0.97
   Book value per share                        $  35.07       $  30.38       $  27.91

____________________

<F1> Net income per share is calculated by dividing net income for the period (see "Introduction and Summary--Selected Unaudited Financial Data") by the average number of common shares outstanding for the period. Book value per share is calculated by dividing total shareholders' equity at the end of the period (see "Introduction and Summary--Selected Unaudited Financial Data") by the number of shares outstanding at the end of the period.

<F2> Valley Ridge has adjusted historical information to reflect stock splits and stock dividends, including a 2-for-1 split during January, 1995 and a 5-for-4 stock split effected in the form of a stock dividend during April, 1994.

<F3> The Community equivalent PRO FORMA combined per share information is calculated by multiplying the PRO FORMA income per share, PRO FORMA book value per share, and the PRO FORMA dividends per share of Valley Ridge by an estimated conversion ratio so that the per share amounts are equated to the respective values for one share of Community. This information assumes an estimated conversion ratio of 1.5726. This number has been rounded for convenience of presentation. See the introduction to the PRO FORMA condensed combined financial statements on page 28 for the assumptions upon which this estimated conversion ratio is based.


                               RISK FACTORS

ABSENCE OF PUBLIC TRADING MARKET

     Valley Ridge shares are bought and sold in occasional transactions directly between buyers and sellers or through local brokers. As of the date of this Prospectus and Proxy Statement, there is no well established public trading market for Valley Ridge Common Stock or Community Common Stock. If the Plan of Merger is approved and the Merger is consummated, Valley Ridge does not expect an active trading market for Valley Ridge Common Stock to develop.




                      -14-
ESTIMATED CONVERSION RATIO SUBJECT TO CHANGE DUE TO FUTURE EVENTS

     The number of shares of Valley Ridge Common Stock to be received in the Merger by Community's shareholders will be determined by a conversion ratio. The conversion ratio will be determined with reference to the adjusted book value per share of Valley Ridge Common Stock and the adjusted book value per share of Community Common Stock as of dates after the date of this Prospectus and Proxy Statement. Because the adjusted book values per share of Valley Ridge Common Stock and Community Common Stock will be determined as of later dates, it is not possible to precisely determine the conversion ratio as of the date of this Prospectus and Proxy Statement.
For purposes of this Prospectus and Proxy Statement, certain information is being provided using estimates of the book values per share of Valley Ridge Common Stock and Community Common Stock, as well as estimates of the amounts of the adjustments required to those values by the Plan of Merger. The conversion ratio and the actual number of shares of Valley Ridge Common Stock to be received by Community's shareholders in the Merger may be greater or less than reflected in this Prospectus and Proxy Statement.

































                      -15-
                         GENERAL PROXY INFORMATION

VOTING BY PROXY

     If a holder of shares of Valley Ridge Common Stock or Community Common Stock, as applicable, as of the Record Date properly executes and returns a proxy in the enclosed form, the shares represented by that proxy will be voted at the special meeting of Valley Ridge or Community shareholders, as applicable, and at any adjournments of those meetings. If a shareholder specifies a choice, the proxy will be voted in accordance with the shareholder's specification. If no specification is made, the shares represented by the proxy will be voted for approval of the Plan of Merger. Proxies that indicate a vote against approval of the Plan of Merger, if any, will not be used by management of Valley Ridge or Community to vote for any proposed adjournment of the applicable shareholders' meeting.

     Neither Valley Ridge's management nor Community's management currently is aware of any other matter to be presented at the special meetings. If other matters are presented, the shares for which proxies have been received will be voted in accordance with the judgment of the persons named as proxies.

     A shareholder may revoke a proxy at any time prior to its exercise by written notice delivered to the President of Valley Ridge or Community, as applicable, or by attending and voting in person at the applicable special meeting.


PROXY SOLICITATION

     The boards of directors and management of each of Valley Ridge and Community will initially solicit proxies by mail. If they deem it advisable, directors, officers, and employees of Valley Ridge and Community may also solicit proxies in person, by telephone or by facsimile without additional compensation. In addition, nominees and other fiduciaries may solicit proxies. Such persons may at the request of Valley Ridge's or Community's management mail material to or otherwise communicate with the beneficial owners of shares held by them.


EXPENSES

     Valley Ridge will pay all expenses incurred in connection with the solicitation of proxies of Valley Ridge shareholders. Community will pay all expenses incurred in connection with the solicitation of proxies of Community shareholders. Valley Ridge will pay all printing expenses and filing fees pertaining to the Registration Statement. Valley Ridge and Community will each pay its own fees and expenses incident to preparing for, entering into, and carrying out the Plan of Merger and procuring any


                      -16-
necessary approvals, including fees and expenses of its own legal counsel and accountants and postage expenses. If the Merger is abandoned pursuant to the Plan of Merger for any reason, the aggregate expenses of both Valley Ridge and Community incident to the Merger will be allocated to and paid by each Corporation proportionately to the extent that each Corporation's "book value" relates to the sum of the book values of the Corporations. "Book value" means an amount equal to the difference between the Corporation's total assets and total liabilities as determined from the Corporation's consolidated balance sheet dated as of December 31, 1995, less all dividends and other distributions of cash or property accrued after December 31, 1995. Under certain circumstances involving the termination of the Plan of Merger and a business combination of Valley Ridge or Community with any other entity, the party to the Plan of Merger not involved in such business combination would be entitled to reimbursement from the other party of its costs and expenses incurred in connection with the Plan of Merger. See "The Merger--Expense Reimbursement after Business Combination."


                                 THE MERGER

     The respective boards of directors of Valley Ridge and Community have adopted an Agreement and Plan of Merger dated as of September 15, 1995 (the "Plan of Merger").

     The following discussion summarizes the material provisions of the Plan of Merger and aspects of the Merger. This summary discussion does not purport to be a complete description of the Merger and is qualified in its entirety by reference to the Plan of Merger, which is attached as Appendix A to this Prospectus and Proxy Statement and incorporated by reference into this Prospectus and Proxy Statement.


BACKGROUND OF THE MERGER

     In early 1995, Richard L. Edgar, the President of Valley Ridge, contacted Ronald L. Hansen, the Secretary of Community and President of Grant, to explore the possibility of enhancing shareholder value for both organizations through an affiliation of Valley Ridge and Community. Following preliminary discussions between Mr. Edgar and Mr. Hansen, the boards of directors of Valley Ridge and Community met informally on three occasions during the Spring and Summer of 1995 to better acquaint themselves with each other and the other's Corporation. In August, 1995, the board of directors of Valley Ridge submitted a proposal to Community under which the two Corporations would merge. Community's board of directors determined that Valley Ridge's proposal presented an excellent opportunity for enhancing shareholder value while preserving involvement in the Combined Organization of members of the communities served by Community and Grant. After an exchange of information and preliminary negotiations,


                      -17-
Valley Ridge and Community entered into the Plan of Merger on September 15, 1995, following approval of the Plan of Merger by their respective boards of directors. Valley Ridge's board of directors and Community's board of directors, and their respective representatives, negotiated the conversion ratio and other terms of the Plan of Merger on an arm's-length basis. The boards of directors of both Valley Ridge and Community view the proposed Merger as a strategic merger of the two Corporations into the Combined Organization, not a purchase of Community by Valley Ridge, and the transaction has been negotiated and structured accordingly.


REASONS FOR THE MERGER

     The boards of directors of Valley Ridge and Community have each unanimously determined that the proposed Merger is desirable and in the best interests of the respective Corporation and its shareholders. In negotiating the terms of the Plan of Merger and in considering its adoption, each Corporation's board of directors reviewed the financial results and conditions of Community and Valley Ridge, the perceived prospects for each in the future, and the business philosophies of Community and Valley Ridge. All material factors discussed by the boards of directors are discussed in this section.

     The boards of directors of Community and Valley Ridge believe the Merger provides the shareholders of the respective Corporation an opportunity to have an interest in a larger and more diversified financial organization. Shareholders of the Combined Organization may enjoy certain benefits associated with the Combined Organization's larger and more diversified asset base and access to a broader range of markets. The Combined Organization's shareholders will, however, also be subject to the risks associated with either Valley Ridge or Community in which they have not previously held an interest.

     The boards believe that the Merger will enable the Corporations' subsidiaries to become more effective competitors in their respective markets through access to greater financial and managerial resources. Each Corporation's directors consider this access to be important in light of increased competition from a broader range of financial institutions than has generally been encountered in the banking industry. Each board also believes that the Merger will permit the achievement of certain economies of scale in the areas of administration, regulatory compliance, management and capital formation. The boards of directors did not assign any particular weight to any one of the foregoing factors.


SUMMARY OF THE TERMS OF THE MERGER

     Pursuant to the Plan of Merger, Valley Ridge and Community are soliciting proxies from their respective shareholders for the purpose of


                      -18-
approving the Plan of Merger. The affirmative vote of the holders of a majority of the outstanding shares of Valley Ridge Common Stock and a majority of the outstanding shares of Community Common Stock is required to approve the Plan of Merger.

     At the time the Merger becomes effective, Community will be merged with and into Valley Ridge. The surviving corporation will be Valley Ridge and will own Grant and all of the other assets of Community. In the Merger, Valley Ridge's Articles of Incorporation would be amended and restated to be as set forth in Exhibit A to the Plan of Merger (included as Appendix A to this Prospectus and Proxy Statement) in order to be generally consistent with the form of articles of incorporation currently employed by Community. Upon consummation of the Merger, Valley Ridge would have authorized capital stock of 1,000,000 shares of common stock, $10 par value, of which approximately 493,050 shares will be issued and outstanding. The estimated number of shares of Valley Ridge Common Stock to be outstanding after the Merger was determined by reference to the estimated conversion ratio for Community Common Stock (1.5726), as applied to the 76,424 shares of Community Common Stock outstanding as of December 31, 1995, added to the 372,862 shares of Valley Ridge Common Stock outstanding as of December 31, 1995. The Bylaws of the surviving corporation will be the Bylaws of Valley Ridge as in effect immediately prior to the effective time of the Merger.

     Each share of Community Common Stock outstanding at the time the Merger becomes effective will be converted into shares of Valley Ridge Common Stock based on a conversion ratio, subject to payment in cash for fractional shares. The conversion ratio will be determined by dividing the Community Adjusted Book Value Per Share (as defined below), multiplied by 1.20, by the Valley Ridge Adjusted Book Value Per Share (as defined below). The "Community Adjusted Book Value Per Share" will be determined by dividing (i) Community's shareholders' equity as determined by Community's Final Balance Sheet (as defined below), less all dividends and other distributions of cash or property accrued after the date of Community's Final Balance Sheet, and plus or minus any adjustments provided for in the Plan of Merger, by (ii) the number of outstanding shares of Community Common Stock at the effective time of the Merger. The "Valley Ridge Adjusted Book Value Per Share" will be determined by dividing (i) Valley Ridge's shareholders' equity as determined by Valley Ridge's Final Balance Sheet (as defined below), less all dividends and other distributions of cash or property accrued after the date of Valley Ridge's Final Balance Sheet, and plus or minus any adjustments provided for in the Plan of Merger, by (ii) the number of outstanding shares of Valley Ridge Common Stock at the effective time of the Merger. The "Final Balance Sheet" of the Corporations will be as of the same date which will be a month end not more than 60 days prior to the closing of the transactions contemplated by the Plan of Merger (or such other date as may be mutually agreed upon by Valley Ridge and Community in writing), will fairly present the financial condition of the respective Corporation as of such date and will be


                      -19-
consistent with the historical financial statements of the respective Corporation that were delivered in connection with the Plan of Merger.

     The Plan of Merger provides for an adjustment to each Corporation's shareholders' equity as follows: (i) the full amount of the allowance for loan losses reflected on the applicable Corporation's Final Balance Sheet shall be added to total shareholders' equity; and (ii) the full amount of unrealized gains and losses on securities available for sale reflected on the applicable Corporation's Final Balance Sheet, if any, shall be eliminated and not considered in calculating total shareholders' equity.
In addition, Community's total shareholders' equity shall be reduced by a reserve for contingent liabilities equal to $53,000 or a lesser amount that may be agreed upon by Valley Ridge and Community.

     The board of directors of Community will resubmit the Plan of Merger for approval by Community's shareholders if the conversion ratio would be less than 1.36 shares of Valley Ridge Common Stock for each share of Community Common Stock.

     Valley Ridge will not issue fractional shares of Valley Ridge Common Stock in the Merger. A Community shareholder who would otherwise be entitled to receive a fraction of a share of Valley Ridge Common Stock in the Merger will receive instead an amount of cash determined by multiplying that fraction by the Valley Ridge Adjusted Book Value Per Share.


CESSATION OF SHAREHOLDER STATUS AND DISTRIBUTION OF VALLEY RIDGE COMMON
STOCK

     As of the effective time of the Merger, holders of Community Common Stock outstanding immediately prior to the effective time of the Merger will cease to be shareholders of Community and will have no rights as Community shareholders. Certificates that represented shares of Community Common Stock outstanding immediately prior to the effective time of the Merger ("Old Certificates") will then represent shares of Valley Ridge Common Stock having all of the voting and other rights of shares of Valley Ridge Common Stock, except for the right to receive dividends pending surrender of the Old Certificates, and the right to receive cash in lieu of fractional shares, all as provided in the Plan of Merger, and subject to the rights of a dissenting shareholder under the MBCA. (See "Rights of Dissenting Shareholders.") After the effective time of the Merger, Old Certificates will be exchangeable for new stock certificates representing the number of shares of Valley Ridge Common Stock to which such holders will be entitled.

     As soon as practicable after the effective time of the Merger, Valley Ridge will segregate into a separate account the amount of cash payable for fractional shares in the Merger. Valley Ridge will add to that account an



                      -20-
amount equal to all dividends and other distributions paid with respect to shares to be distributed to Community's shareholders pursuant to the Plan of Merger.

     As soon as practicable after the Merger becomes effective, Valley Ridge will send transmittal materials to be used to exchange Old
Certificates for stock certificates representing shares of Valley Ridge Common Stock. The transmittal materials will contain instructions with respect to the surrender of Old Certificates.

     Promptly after the receipt of the proper transmittal documents and Old Certificates from a Community shareholder, Valley Ridge will issue and deliver new stock certificates to the shareholder. Valley Ridge will issue and deliver certificates in the names and to the addresses appearing on Community's stock records as of the effective time of the Merger, or in such other name or to such other address as the holder of record may specify in transmittal documents received by Valley Ridge. Valley Ridge is not required to issue and deliver certificates to a shareholder until it has received all of the Old Certificates held of record by that shareholder, or an affidavit of loss, indemnity bond and payment for such bond in lieu of such certificate or certificates, together with properly executed transmittal materials. Such Old Certificates, transmittal materials and affidavits must be in a form and condition reasonably acceptable to Valley Ridge.

     Valley Ridge will have reasonable discretion to determine the rules and procedures relating to the issuance and delivery of certificates of Valley Ridge Common Stock into which shares of Community Common Stock are converted in the Merger and governing the payment for fractional shares.

     The declaration of any dividends on Valley Ridge Common Stock payable to shareholders of record of Valley Ridge as of a record date on or after the effective time of the Merger will include dividends on all shares issuable under the Plan of Merger. However, no former shareholder of Community will be entitled to receive a distribution of such dividends until physical exchange of that shareholder's Old Certificates has been effected. Upon physical exchange of that shareholder's Old Certificates, he or she will be entitled to receive from Valley Ridge an amount equal to all such dividends (without interest and less the amount of taxes, if any, which may have been imposed or paid) declared and paid with respect to those shares.

     After the effective time of the Merger, Valley Ridge and Community will not transfer on the stock transfer books of Community any shares of Community Common Stock which were issued and outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, a shareholder properly presents Old Certificates to Valley Ridge, Valley Ridge will cancel and exchange the Old Certificates for stock certificates representing shares of Valley Ridge Common Stock as provided


                      -21-
in the Plan of Merger. After the effective time of the Merger, ownership of shares represented by Old Certificates may be transferred only on the stock transfer records of Valley Ridge.

     Each share of Valley Ridge Common Stock outstanding immediately prior to the effective time of the Merger will continue to be outstanding without any change. Each shareholder of Valley Ridge whose shares were outstanding immediately prior to the effective time of the Merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the effective time of the Merger, subject to the rights of a dissenting shareholder under the MBCA. (See "Rights of Dissenting Shareholders.")


MANAGEMENT AFTER THE MERGER

     Upon the consummation of the Merger, the directors of the Combined Organization will be the persons who were the directors of Valley Ridge and the directors of Community immediately prior to the effective time of the Merger. The officers of the Combined Organization will be:

                                                                         PRESENT
            OFFICE                                  DESIGNEE           AFFILIATION
      Chairman of the Board                      Robert Humphreys      Valley Ridge
      Vice Chairman                              Donald VanSingel      Community
      President and Chief Executive Officer      Richard L. Edgar      Valley Ridge
      Vice President                             Ronald L. Hansen      Community
      Secretary and Treasurer                    Michael McHugh        Valley Ridge

EFFECTIVE TIME OF THE MERGER

     The Merger will be consummated on the date and time specified in a certificate of merger filed in accordance with the MBCA. If the shareholders of Valley Ridge and Community approve the Plan of Merger at the special meetings of Valley Ridge and Community shareholders, and the other conditions to the Merger set forth in the Plan of Merger and summarized under "The Merger--Conditions to the Merger and Abandonment" in this Prospectus and Proxy Statement are satisfied, the effective time of the Merger is anticipated to be during the second quarter of 1996, provided that the Plan of Merger has not been terminated prior to such time. The Merger may not be consummated until receipt of approval from the Federal Reserve Board or its delegate and expiration of the required 15-day waiting period following such approval. The Merger was approved by the Federal Reserve Board on April 19, 1996.



                      -22-
BUSINESS OF VALLEY RIDGE AND COMMUNITY PENDING THE MERGER

     The Plan of Merger also contains covenants to which Valley Ridge and Community have agreed. The covenants remain in effect until the effective time of the Merger or until the Plan of Merger has been terminated and include an agreement that each of Valley Ridge and Community and their respective subsidiaries will: (i) conduct its business and manage its property only in the usual, regular and ordinary course; (ii) not, except as contemplated by the Plan of Merger, enter into any employment agreement that is not terminable, without cost or penalty, on 60 days' or less notice; (iii) not issue any capital stock or any security convertible into capital stock, or grant any warrant or option to acquire capital stock, or otherwise alter its capital structure; (iv) not make any material changes in any policies or procedures applicable to the conduct of its business;
(v) not sell, mortgage, pledge, encumber or otherwise dispose of any property or assets, except in the ordinary course of business; (vi) except to reelect persons who are then incumbent directors and officers at annual meetings, not increase the number of directors or fill any vacancy on the board of directors or elect or appoint any person to an executive office;
(vii) except for certain exceptions listed in the Plan of Merger, not increase the salary or compensation payable to or agree to pay any bonus to any director or officer, or any class or group of employees as a class or group, and not introduce or change any employee benefit plan or program of any kind for the benefit of its employees unless required by law or the Plan of Merger; (viii) not borrow money except in the ordinary course of business; (ix) make no change in its articles of incorporation, charter or bylaws except as effected by the Plan of Merger and the Merger; and (x) take or not take other comparatively immaterial actions.

     Nothing contained in the Plan of Merger will preclude Community from declaring and paying cash dividends on Community Common Stock quarterly at a rate not to exceed $.09 per share in a manner, on dates, and with respect to record dates consistent with its past practice; provided, that Community must adjust the record date for its regularly scheduled dividend with respect to the period in which the Merger becomes effective if necessary to assure that Community shareholders receive only one dividend payable in the quarter in which the Merger becomes effective with respect to shares of Community Common Stock or Valley Ridge Common Stock received in the Merger. The board of directors of Community is under no obligation to pay dividends on Community Common Stock. Nothing contained in the Plan of Merger will preclude Valley Ridge from declaring and paying cash dividends on Valley Ridge Common Stock quarterly at a rate not to exceed $.20 per share in a manner, on dates, and with respect to record dates consistent with its past practice. The board of directors of Valley Ridge is under no obligation to pay dividends on Valley Ridge Common Stock.






                      -23-
CONDITIONS TO THE MERGER AND ABANDONMENT

     The obligations of Valley Ridge and Community to consummate the Merger are subject to the fulfillment of certain conditions, including the following:

          (i) An affirmative vote of the holders of a majority of the outstanding shares of Valley Ridge Common Stock and the holders of a majority of the outstanding shares of Community Common Stock is required to approve the Plan of Merger.

         (ii) The Federal Reserve Board must approve the Merger and the statutory waiting period must have expired.

        (iii) Valley Ridge and Community must comply with their respective covenants, and their respective representations and warranties must be true in all material respects, each as set forth in the Plan of Merger. (See "The Merger--Business of Valley Ridge and Community Pending the Merger.")

         (iv) Valley Ridge and Community must receive certain opinions of counsel.

          (v) Valley Ridge and Community must obtain waivers of all material rights and waivers of the loss of all material rights that could be triggered by the change in control of the applicable Corporation resulting from the Merger.

         (vi) Neither Valley Ridge nor Community must be subject to any order, decree or injunction of a court or agency enjoining or prohibiting the Merger.

        (vii) There must not be any suit or proceeding pending or threatened that could result in any liability that could have a material adverse effect on either Corporation and its subsidiary on a consolidated basis or that challenges the Merger.

       (viii) Valley Ridge must receive reasonably satisfactory assurance from its independent public accountants that the Merger will be treated as a pooling of interests for accounting purposes, subject to the satisfaction of post-Merger conditions.

         (ix) Demands for payment for their shares under Section 762 of the MBCA shall have been made, perfected and not withdrawn by the holders of not more than 10% of the then outstanding shares of either Corporation's common stock.

          (x)  Other comparatively immaterial conditions.



                      -24-
     Either Valley Ridge or Community, whichever is entitled to the benefit of the foregoing conditions, may waive one or more of those conditions except where satisfaction of the condition is required by law. The Plan of Merger contains various other conditions to the respective obligations of Valley Ridge and Community that have been satisfied.

     The boards of directors, or duly authorized committees thereof, of Valley Ridge and Community may by mutual consent terminate the Plan of Merger and abandon the Merger at any time before the effective time of the Merger.

     Either Valley Ridge or Community may terminate the Plan of Merger and abandon the Merger on its own action upon the occurrence of certain events specified in the Plan of Merger, including the following:

          (i) Valley Ridge or Community discovers that one or more of the other party's representations and warranties is or has become untrue, and the cumulative effect of all such untrue representations and warranties is material to the other party's business, income or financial condition on a consolidated basis.

         (ii) Valley Ridge or Community commits one or more breaches of any provision of the Plan of Merger which would in the aggregate be material and such breach or breaches are not cured after notice.

        (iii) There occurs a materially adverse change in the financial condition of Valley Ridge or Community and their respective subsidiaries on a consolidated basis.

         (iv)  The Merger is not effective on or before June 30, 1996.

          (v) A court of competent jurisdiction issues a final unappealable injunction or other judgment restraining or prohibiting consummation of the Merger.

         (vi) The Federal Reserve Board refuses to approve the Merger (the Federal Reserve Board approved the Merger on April 19,
     1996).

        (vii) An environmental assessment indicates any environmental conditions which are contrary to Valley Ridge's or Community's representations and warranties, and the parties are unable to agree on a course of action for further investigation of the environmental condition and/or a mutually acceptable modification to the Plan of Merger, and the environmental condition is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which the Combined Organization and its subsidiaries (after the Merger)


                      -25-
     would be subject as the owner or operator of the property can be quantified or limited to an immaterial amount; provided, that the abandoning party gives the other party 5 days' written notice of its intent to terminate the Plan of Merger.

       (viii) Valley Ridge or Community or their respective subsidiaries, or any of their respective directors, officers, employees, investment bankers, representatives, or agents, solicits, encourages, or negotiates with any party other than the other party to the Plan of Merger any proposals, offers, or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving Valley Ridge or Community or any of their respective subsidiaries other than the Merger (a "Business Combination").

         (ix) Upon the occurrence or nonoccurrence of other comparatively immaterial events.

     Valley Ridge may terminate the Plan of Merger and abandon the Merger at any time if its independent public accountants shall have advised Valley Ridge that the Merger is unlikely to qualify as a pooling of interests for accounting purposes.


EXPENSE REIMBURSEMENT AFTER BUSINESS COMBINATION

     Under certain circumstances involving the acquisition of control of either party to the Plan of Merger by a party other than Valley Ridge or Community (an "Unaffiliated Person"), the other party to the Plan of Merger may be entitled to reimbursement from the party that is acquired (the "Acquired Party") for all of its costs and expenses incident to the preparing for, negotiating, entering into and carrying out the Plan of Merger. A party is entitled to reimbursement of its costs and expenses if:
(i) the Plan of Merger is terminated and the Merger is abandoned pursuant to the provisions of the Plan of Merger for any reason; (ii) while the Plan of Merger is in effect: (a) an Unaffiliated Person directly or indirectly acquires control (as defined in the Federal Bank Holding Company Act using 25%) of Valley Ridge or Community, or its successor by merger or consolidation, or acquires 25% or more of the consolidated assets of Valley Ridge or Community; or (b) the Acquired Party solicits, invites, encourages, negotiates, or enters into an agreement with an Unaffiliated Person to acquire such control or such assets, or publicly announces an intention to do so; and (iii) within one year of the date of termination of the Plan of Merger the Unaffiliated Person acquires such control or such assets.




                      -26-
DESCRIPTION OF VALLEY RIDGE CAPITAL STOCK

     If the Plan of Merger is approved by Valley Ridge's and Community's shareholders and the Merger is consummated, Valley Ridge's authorized capital stock will consist of 1,000,000 shares of common stock, $10 par
value ("Valley Ridge Common Stock").   As of December 31, 1995, Valley
Ridge had outstanding 372,862 shares of Valley Ridge Common Stock. Valley Ridge expects to issue approximately 120,000 shares of Valley Ridge Common Stock in the Merger assuming an estimated conversion ratio of 1.5726 at December 31, 1995. These numbers have been rounded for convenience of presentation.

     Holders of Valley Ridge Common Stock are entitled to dividends out of funds legally available for that purpose when, as, and if declared by the board of directors. Each holder of Valley Ridge Common Stock is entitled to one vote for each share held on each matter submitted for shareholder action. Valley Ridge Common Stock has no preemptive rights, cumulative voting rights, conversion rights or redemption provisions.

     In the case of any liquidation, dissolution or winding up of the affairs of Valley Ridge, holders of Valley Ridge Common Stock will be entitled to receive, pro rata, any assets distributable to common shareholders in proportion to the number of shares held by them.

     All outstanding shares of Valley Ridge Common Stock are, and shares to be issued pursuant to the Merger will be, when issued, fully paid and nonassessable.

     A number of important provisions of the proposed Restated Articles of Incorporation and Bylaws of Valley Ridge and the MBCA that could affect the rights of holders of shares of Valley Ridge Common Stock are described below. (See "The Merger--Provisions Affecting Control of Valley Ridge,
- --Comparison of Rights of Valley Ridge Shareholders and Community Shareholders to Rights of Shareholders in Combined Organization, and
- --Indemnification and Limitation of Liability.")


PROVISIONS AFFECTING CONTROL OF VALLEY RIDGE

     In the Merger, the Articles of Incorporation of Valley Ridge will be amended and restated to be as set forth in Exhibit A to the Plan of Merger (the "Restated Articles of Incorporation") in order to be generally consistent with the form of articles of incorporation currently employed by Community. At the effective time of the Merger, the Bylaws of Valley Ridge will remain unchanged. Some provisions of the MBCA and the Restated Articles of Incorporation may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult to consummate. Both Valley Ridge and Community are currently subject to the provisions of the MBCA, and the Combined Organization will be subject to these provisions after the Merger.

                      -27-
     ANTI-TAKEOVER LEGISLATION. The MBCA contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of "control shares" of large public Michigan corporations (the "Control Share Act").

     The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33 1/3% or 50%. Under the Control Share Act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

     The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

     The Control Share Act applies only to an "issuing public corporation." Valley Ridge falls within the statutory definition of an "issuing public corporation" and would continue to do so after the Merger. The Control Share Act automatically applies to any "issuing public corporation" unless the corporation "opts out" of the statute by so providing in its articles of incorporation or bylaws. Valley Ridge has not "opted out" of the Control Share Act and does not expect to do so after the Merger.

     FAIR PRICE ACT. Certain provisions of the MBCA (the "Fair Price Act") establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the


                      -28-
shares of the corporation is at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the corporation except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

     The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the board of directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

     Article X of the Restated Articles of Incorporation of Valley Ridge after the Merger would incorporate the provisions of the Fair Price Act.

     CLASSIFIED BOARD. The current boards of directors of both Valley Ridge and Community are classified into three classes, with each class serving a staggered, three-year term. The Restated Articles of Incorporation of Valley Ridge after the Merger also would classify the board of directors of Valley Ridge into three classes serving staggered, three-year terms. Classification of the board could have the effect of extending the time during which the existing board of directors could control the operating policies of Valley Ridge even though opposed by the holders of a majority of the outstanding shares of Valley Ridge Common Stock. In addition, under the Restated Articles of Incorporation, directors of Valley Ridge could be removed only upon a super-majority vote of the shareholders. (See "The Merger--Comparison of Rights of Valley Ridge Shareholders and Community Shareholders to Rights of Shareholders in Combined Organization.")

     BOARD EVALUATION OF CERTAIN OFFERS. Article IX of the Restated Articles of Incorporation of Valley Ridge after the Merger would provide that the board of directors shall not approve, adopt or recommend any offer of any person or entity (other than Valley Ridge) to make a tender or exchange offer for any Valley Ridge Common Stock, to merge or consolidate Valley Ridge with any other entity, or to purchase or acquire all or substantially all of Valley Ridge's assets, unless and until the board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of Valley Ridge. In doing so, the board may rely on an opinion of legal counsel who is independent from the offeror, and/or may test such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.




                      -29-
     In making its determination, the board must consider all factors it deems relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by Valley Ridge and/or its shareholders, considering historical trading prices of Valley Ridge Common Stock, the price that could be achieved in a negotiated sale of Valley Ridge as a whole, past offers, and the future prospects of Valley Ridge;
(ii) the potential social and economic impact of the proposed transaction on Valley Ridge, its employees, customers and vendors; and (iii) the potential social and economic impact of the proposed transaction on the communities in which Valley Ridge and its subsidiaries operate or are located. The current Articles of Incorporation of Valley Ridge do not contain such a provision.

     In order to amend, repeal, or adopt any provision that is inconsistent with Article IX, at least 80% of the shareholders, voting together as a single class, must approve the change, unless the change has been recommended for approval by at least 80% of the directors, in which case
Article IX shall be of no further force or effect.

     NOMINATION OF DIRECTORS. Under Valley Ridge's Bylaws, all nominations for directors must be delivered to Valley Ridge in writing at least 60 days prior to the annual meeting of shareholders. A nomination that is not received prior to this deadline will not be placed on the ballot. The board believes that advance notice of nominations by shareholders will afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board of directors, will provide an opportunity to inform shareholders about such qualifications. Although this nomination procedure does not give the board of directors any power to approve or disapprove of shareholder nominations for the election of directors, this nomination procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed.


COMPARISON OF RIGHTS OF VALLEY RIDGE SHAREHOLDERS AND COMMUNITY
   SHAREHOLDERS TO RIGHTS OF SHAREHOLDERS IN COMBINED ORGANIZATION

     If the Merger is consummated, a person holding a given percentage of the outstanding shares of Valley Ridge Common Stock or Community Common Stock will hold a lesser percentage of the outstanding shares of common stock in the Combined Organization after the Merger. In addition, because the Combined Organization will be a larger entity than either Valley Ridge or Community, the universe of financial institutions and other companies that have the resources to acquire the Combined Organization will be smaller than before the Merger, particularly with respect to Community.

     After the Merger, Valley Ridge will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the


                      -30-
"Exchange Act"). Neither Valley Ridge nor Community is presently subject to these reporting requirements. Valley Ridge and Community shareholders will therefore benefit from Valley Ridge's obligation to file periodic reports under the Exchange Act by virtue of the availability of more current and detailed information regarding Valley Ridge than presently exists with respect to either Valley Ridge or Community.

     As discussed above, in the Merger the Articles of Incorporation of Valley Ridge will be amended and restated in order to be generally consistent with the form of articles of incorporation currently employed by Community. Therefore, the rights of shareholders of Valley Ridge after the Merger under the Restated Articles of Incorporation will not significantly differ from the rights of current shareholders of Community. The primary differences in the rights of current Valley Ridge shareholders if the Merger is consummated are discussed below. At the effective time of the Merger, the Bylaws of Valley Ridge will remain unchanged. The corporate affairs of both Valley Ridge and Community are governed by the MBCA, and the corporate affairs of the Combined Organization after the Merger will also be governed by the MBCA. Therefore, the rights of shareholders of the Combined Organization under the MBCA after the Merger will not significantly differ from the present rights of shareholders of Valley Ridge and Community under the MBCA.

     REMOVAL OF DIRECTORS AND FILLING VACANCIES. The Restated Articles of Incorporation of Valley Ridge provide that any one or more directors may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of "Continuing Directors" and at least 80% of the directors; or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock of Valley Ridge entitled to vote generally in the election of directors, voting together as a single class. A "Continuing Director" is generally defined in the Restated Articles of Incorporation as one who was a director of Valley Ridge or Community immediately prior to the effective time of the Merger, any member of the board who is unaffiliated with any "interested shareholder" and was a member of the board prior to the time an interested shareholder became an interested shareholder, and any successor of a Continuing Director who is unaffiliated with an interested shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the board. (See "The Merger--Provisions Affecting Control of Valley Ridge.")

     Any vacancies in the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors, acting by an affirmative vote of a majority of the Continuing Directors and an 80% majority of all of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next annual



                      -31-
meeting of shareholders and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     AMENDMENT OR REPEAL OF THE ARTICLES AND BYLAWS. Under Michigan law, the board of directors need not adopt a resolution setting forth an amendment to the articles of incorporation before the shareholders may vote on it. Unless the articles of incorporation provide otherwise, amendments of the articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series, or the par value of such shares, or would adversely affect the rights, powers, or preferences of such class or series, a majority of the outstanding stock of such class or series also would be required to approve the amendment.

     Certain provisions of the Restated Articles of Incorporation of Valley Ridge require a greater-than-majority vote. First, the affirmative vote of at least 80% of the outstanding voting stock, voting together as a single class, is required to amend, repeal or adopt any provisions inconsistent with Article VIII, which sets forth requirements applicable to the board of directors, unless a majority of disinterested directors approves the amendment, in which case only a majority shareholder vote is required. Second, as discussed above, in order to amend, repeal or adopt any provision that is inconsistent with Article IX (board evaluation of certain offers), at least 80% of the shareholders, voting together as a single class, must approve the change, unless the change has been recommended for approval by at least 80% of the directors, in which case
Article IX shall be of no further force or effect. Finally, to amend, repeal or adopt any provision that is inconsistent with Article X (approval of business combinations), at least 90% of the shareholders, voting together as a single class, including at least two-thirds of voting stock not owned directly or indirectly by any "interested shareholder," must approve the change, unless the change has been recommended for approval by a majority of certain disinterested directors.

     The Bylaws of Valley Ridge may be altered, amended or repealed by the vote of the holders of a majority of the shares who are present or represented at a meeting at which a quorum is present. The Bylaws may also be amended by the directors upon a majority vote, unless the notice of the directors' meeting at which the amendment is approved omitted a reference to amending or repealing the Bylaws, in which case a two-thirds vote of the directors is necessary.


INDEMNIFICATION AND LIMITATION OF LIABILITY

     LIMITATION OF PERSONAL LIABILITY. The MBCA provides that a director or officer of a Michigan corporation shall discharge his or her duties as a


                      -32-
director or officer in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the corporation. In discharging these duties, a director or officer is entitled to rely on information, reports, or statements prepared by directors, officers, or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented; legal counsel, accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; or a committee of the board of which the director of officer is not a member if he or she believes the committee merits confidence. A director or officer is not, however, entitled to rely on the foregoing information if he or she has knowledge that makes such reliance unwarranted. A director or officer who so performs these duties may not be held liable by reason of being or having been a director or officer of the corporation. No director or officer may be sued for failing to perform these duties more than two years after the cause of action is discovered or reasonably should have been discovered or more than three years after the act or omission occurred, whichever period is shorter.

     The Restated Articles of Incorporation of Valley Ridge provide that directors shall not have personal liability to Valley Ridge or its shareholders for monetary damages arising out of a breach of fiduciary duty by directors in their capacities as directors. A similar provision is contained in Valley Ridge's present Articles of Incorporation. Under Michigan law, liability may not be eliminated for (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (iii) actions involving approval of various types of illegal distributions or the making of improper loans; (iv) transactions from which an improper personal benefit was obtained; or (v) acts or omissions occurring prior to the time the provision limiting liability became effective. The Restated Articles of Incorporation are intended to give to the directors of Valley Ridge the full protection against personal liability that is permitted under Michigan law. This provision is designed to promote an environment in which Valley Ridge's directors are free to function decisively and effectively in directing the operation of the corporation without the potential inhibiting threat of litigation.

     These provisions do not eliminate the duty of care imposed upon a director, but only eliminate a director's personal monetary liability to Valley Ridge and its shareholders for actions that may be deemed to constitute a breach of the duty of care in the decision-making context.
The director's duty of care remains unchanged and will be enforceable through such equitable remedies as injunctive relief or rescission. However, equitable remedies available to shareholders may in some instances be ineffective as a practical matter. For instance, shareholders may not be aware of a proposed transaction or other action until it is too late to prevent its completion. The provision also does not eliminate the personal


                      -33-
liability of directors to Valley Ridge or its shareholders for monetary damages for breaching their duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating law, paying a dividend or making an improper loan, or obtaining an improper personal benefit. The provision also does not change any of the separate obligations of directors under the federal securities laws.

     Because these provisions of the Restated Articles of Incorporation limit the situations in which a director may be held monetarily liable, they could have the effect of reducing the likelihood of derivative litigation against Valley Ridge's directors. They may also discourage or deter shareholders from bringing a lawsuit against Valley Ridge's directors for breach of their duties of care, even though such an action, if successful, might otherwise have benefited Valley Ridge and its shareholders. Insulation of directors from personal liability could influence their decisions with respect to any future proposals to acquire Valley Ridge. This could have the effect of making it more difficult for others to acquire Valley Ridge and might discourage efforts to acquire Valley Ridge.

     Valley Ridge's board of directors does not believe the limitation of director liability under the Restated Articles of Incorporation would result in directors acting with less concern for their fiduciary duties. Valley Ridge's board of directors believes that the diligence exercised by directors stems primarily from their desire to act in the best interests of Valley Ridge, and not from a fear of monetary damage awards. Consequently, Valley Ridge's board of directors believes that the level of scrutiny and care exercised by directors would not be lessened by the Restated Articles of Incorporation.

     An amendment to or repeal of the limitation of personal liability may not apply to or affect the liability or alleged liability of any director of Valley Ridge for or with respect to any act or omission of such director prior to such amendment or repeal.

     INDEMNIFICATION. The Restated Articles of Incorporation of Valley Ridge also provide that Valley Ridge will to the fullest extent of the law indemnify each director and officer against all actions, suits, or proceedings in which the director or officer is a witness or which is brought against a director or officer because he or she is or was a director, officer, employee, agent or fiduciary of Valley Ridge or any corporation or other business organization of which the director or officer was serving at the request of Valley Ridge. Persons who are not directors or officers may be similarly indemnified to the extent authorized by the board of directors. Valley Ridge's Bylaws contain similar provisions, except that the mandatory indemnification applies, in addition to directors and officers, to employees and agents of Valley Ridge. The indemnification provided by these provisions could apply to liability incurred by a director or officer of Valley Ridge under the federal securities laws.


                      -34-
     The MBCA requires that the indemnitee must have acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Valley Ridge or its shareholders, and, with respect to a criminal proceeding, the person must not have had reasonable cause to believe his or her conduct was unlawful. In addition, indemnification may not be made in relation to actions by or in the right of the corporation in which the person has been found liable unless a court so orders, in which case indemnification is limited to reasonable expenses.

     The potential risks of personal liability may deter qualified individuals from accepting a position as a director of Valley Ridge unless adequate insurance or other protection is available. The board of directors of Valley Ridge believes that the provisions of the Restated Articles of Incorporation will be important to Valley Ridge's efforts to attract and retain qualified directors and officers in the future.

     Valley Ridge may purchase and maintain insurance to protect itself and any director, officer, or other person against any liability asserted against and incurred by him or her in respect of such service regardless of whether Valley Ridge would have the power to indemnify him or her against such liability by law or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of Valley Ridge pursuant to the foregoing provisions, or otherwise, Valley Ridge has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


RESALES BY AFFILIATES

     The issuance of shares of Valley Ridge Common Stock to shareholders of Community pursuant to the Merger has been registered under the Securities Act. That registration, however, does not cover resales by shareholders of Community who may be deemed to control or be controlled by, or be under common control with, Community at the effective time of the Merger.

     In order to induce each other to proceed with the Merger, Valley Ridge and Community have each agreed to use all reasonable efforts to cause each person identified by the applicable Corporation who is deemed to control or be controlled by, or under common control with, the applicable Corporation ("Affiliates") to agree in writing not to sell, transfer or otherwise dispose of shares of Valley Ridge Common Stock beneficially owned or received in the Merger by such person in a manner which would result in violation of the Securities Act or applicable rules and regulations, or prior to publication of financial results of the post-Merger combined



                      -35-
operations of Valley Ridge covering a period of at least 30 days. Valley Ridge may place a legend reflecting such transfer restrictions on the certificates representing such shares of Valley Ridge Common Stock.


ACCOUNTING TREATMENT

     Valley Ridge expects to treat the Merger as a pooling of interests for accounting purposes. Under generally accepted accounting principles governing pooling of interests accounting, Valley Ridge would carry forward to its accounts the assets and liabilities of Community in the amounts reported by Community. See "The Merger--PRO FORMA Condensed Combined Financial Statements." If the Merger does not qualify for the pooling of interests accounting method, Valley Ridge may terminate the Plan of Merger and abandon the Merger.

     One of the conditions of eligibility for the pooling of interests method of accounting is that, at the date of consummation of the plan of combination, each combining company must be independent of the other combining company. Valley Ridge and Community have each warranted to the other that they do not own any shares of the other Corporation's capital stock, any securities convertible into such stock, or any rights to acquire such stock, except in a fiduciary capacity as to which they have no beneficial interest. Each Corporation has further warranted to the other that, during the past two years, it has not acquired any shares of its own capital stock or the other Corporation's capital stock, any securities convertible into such stock, or any other rights to acquire such stock except in a fiduciary capacity and as permitted for purposes other than a business combination under the pooling of interests method of accounting.


FEDERAL INCOME TAX CONSEQUENCES

     Valley Ridge has received an opinion of Warner Norcross & Judd LLP, Valley Ridge's legal counsel, that (subject to the assumptions set forth in such opinion and representations of fact made by management being true) for federal income tax purposes:

          (i) The Merger of Community with and into Valley Ridge will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and Valley Ridge and Community will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

         (ii) No gain or loss will be recognized to Valley Ridge upon receipt of the assets of Community in exchange for the Valley Ridge Common Stock and the assumption by Valley Ridge of the liabilities of Community;


                      -36-
        (iii) The basis of the assets of Community in the hands of Valley Ridge will be the same as the basis of those assets in the hands of Community immediately prior to the Merger;

         (iv) The holding period of the assets of Community to be received by Valley Ridge will include the holding period of those assets in the hands of Community immediately prior to the Merger;

          (v) No gain or loss will be recognized by the shareholders of Community upon the exchange of their shares of Community Common Stock for shares of Valley Ridge Common Stock, except to the extent of any cash received in lieu of fractional shares;

         (vi) The basis of Valley Ridge Common Stock to be received by shareholders of Community will be the same as the basis of the shares of Community Common Stock surrendered in exchange therefor; and

        (vii) The holding period of the Valley Ridge Common Stock received by shareholders of Community will include the holding period of the shares of Community Common Stock surrendered in exchange therefor, provided that such shares of Community Common Stock were held as capital assets in the hands of the shareholders of Community at the effective time of the Merger.

     EACH SHAREHOLDER OF COMMUNITY SHOULD CONSULT A PROFESSIONAL TAX ADVISER ON THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. THE TAX AND OTHER MATTERS DESCRIBED IN THIS PROSPECTUS AND PROXY STATEMENT DO NOT CONSTITUTE LEGAL OR TAX ADVICE.


FAIRNESS OPINION

     Valley Ridge and Community have retained Roney & Co. ("Roney") to provide an opinion as to the fairness of the consideration to be offered and received in the Merger, from a financial point of view, to the shareholders of Valley Ridge and Community, respectively.

     Roney is a recognized regional investment banking firm regularly engaged in the valuation of corporate entities and other businesses and their securities in connection with mergers and acquisitions and in valuations for estate, corporate and other purposes. Roney's research analysts publish regular reports on individual banks and thrift institutions as well as other financial institutions. Roney also makes principal markets in various financial institution stocks and has managed public offerings for banks and thrift institutions as well as other companies. Valley Ridge and Community selected Roney on the basis of its reputation and qualifications in evaluating financial institutions.



                      -37-
     Roney has rendered separate written opinions to the boards of directors of Valley Ridge and Community to the effect that the consideration to be offered and received in the Merger is fair from a financial point of view to the shareholders of Valley Ridge and Community as of the dates of the opinions. Roney based its opinions upon, among other things: (i) a review of Valley Ridge's and Community's annual reports and related financial information for the fiscal years ended 1991 to 1994; (ii) a review of the very limited stock price and trading activity for Valley Ridge Common Stock and Community Common Stock, respectively;
(iii) a review of the Plan of Merger; (iv) a comparison of certain financial characteristics of Valley Ridge and Community with other Michigan and Midwestern financial institutions that Roney deemed to be comparable;
(v) a review of the Form S-4 Registration Statement as filed with the Commission; (vi) a comparison of the proposed terms contemplated in the Plan of Merger with the financial terms of certain other mergers and acquisitions in the financial services industry that Roney deemed to be relevant; (vii) discussions with members of senior management of both Valley Ridge and Community concerning their respective business and prospects and the anticipated business and prospects of the combined entities; (viii) a discounted cash flow analysis on Valley Ridge and Community including scenarios whether or not they merged; and (ix) a review of such other financial data and such other analyses and other matters as Roney deemed necessary.

     Roney evaluated the transaction as a strategic merger of two continuing entities and did not opine that Community could not be sold in an economic control sale for consideration having a higher aggregate market value than the shares of Valley Ridge Common Stock to be received by Community shareholders in the Merger. Roney was not authorized to solicit interest from or negotiate with, and did not solicit or negotiate with, any other party regarding a tender for all or part of the shares of Community, or the potential acquisition of, or merger or other business combination with, Community. Community did not request Roney to express and Roney did not express any opinion with respect to the Merger in relation to any transaction which might be considered by Community as an alternative to the Merger.

     In preparing its opinions, Roney relied upon the accuracy and completeness of all of the information publicly available and all other financial and other information supplied or otherwise made available to it by Valley Ridge and Community, did not independently verify such information or undertake an independent evaluation or appraisal of the assets or liabilities of Valley Ridge or Community, and was not furnished with any such evaluation or appraisal. Roney also reviewed certain other information, including financial forecasts, provided to it by Valley Ridge and Community, and met with Valley Ridge's and Community's managements to discuss the business, assets and prospects of the Combined Organization, including the benefits expected to be achieved under the Plan of Merger. In connection with its review, Roney did not assume any responsibility for


                      -38-
independent verification of any of the foregoing information (including the financial forecasts) and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, including the benefits expected to be achieved through the Plan of Merger, Roney assumed that such forecasts were reasonably prepared on bases reflecting the best then available estimates and judgments of Valley Ridge's and Community's managements as to the future financial performance of the Combined Organization. For purposes of its opinions, Roney relied also without independent verification on the audited financial statements of Valley Ridge as audited by Crowe, Chizek and Company LLP as well as the quarterly unaudited financial statements as prepared by Valley Ridge and the audited financial statements of Community as audited by Gavigan
Burkhart Freeman & Co. P.L.L.C. as well as the quarterly unaudited financial statements as prepared by Community.

     No limitations were imposed on the scope of Roney's investigation. Roney did not participate in the negotiation of the terms of the Plan of Merger or other related agreements associated with the Merger. Valley Ridge's board of directors and Community's board of directors, and their representatives, negotiated the terms of the Plan of Merger, including the conversion ratio, on an arm's-length basis. Copies of Roney's fairness opinions are attached as Appendix B to this Prospectus and Proxy Statement.

     Valley Ridge and Community will pay Roney professional fees for its services of approximately $20,000, plus reimbursement for reasonable expenses. Valley Ridge and Community have agreed to indemnify Roney against certain liabilities, including certain liabilities which may arise under the securities laws.

     Roney has no other material relationship with any of the parties to the Merger or their affiliates.


PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited PRO FORMA condensed combined balance sheet as of December 31, 1995 and the unaudited PRO FORMA condensed combined income statements for each of the three years in the period ended December 31, 1995 give effect to the Merger. The PRO FORMA information is based on the historical financial statements of Valley Ridge and Community, giving effect to the proposed transaction under the pooling of interests method of accounting.

     The PRO FORMA financial statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be attained in the future. The PRO FORMA financial statements should be read in conjunction with the financial statements and notes thereto of Valley Ridge and Community included elsewhere in this Prospectus and Proxy Statement.


                      -39-
     The PRO FORMA financial statements were prepared using an estimated conversion ratio of 1.5726 shares of Valley Ridge Common Stock for each share of Community Common Stock. The calculation of the estimated conversion ratio is based on the financial statements of Valley Ridge and Community at and as of December 31, 1995. The estimated conversion ratio is subject to change before the effective time of the Merger. All PRO FORMA share and per share information was calculated assuming the issuance of 120,188 shares of Valley Ridge Common Stock in the Merger based on the estimated conversion ratio of 1.5726. These numbers have been rounded for convenience of presentation.









































                      -40-

                       VALLEY RIDGE FINANCIAL CORP.
              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1995
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

                                                              COMMUNITY
                                            VALLEY RIDGE        BANK           PRO FORMA       PRO FORMA
                                           FINANCIAL CORP.   CORPORATION      ADJUSTMENTS      COMBINED
ASSETS

Cash and due from banks                        $ 4,312         $ 2,672          $   -          $  6,984
Federal funds sold                                 300           2,800              -             3,100
   Total cash and cash equivalents               4,612           5,472              -            10,084

Securities available for sale                   11,691           3,023              -            14,714
Mortgage-backed securities                       3,720               -              -             3,720
Other securities                                   513               -              -               513
Investment securities held to
 maturity                                            -               -              -                 -

Total loans                                     62,296          19,182              -            81,478
Less allowance for loan losses                    (884)           (226)             -            (1,110)
 Net loans                                      61,412          18,956              -            80,368
Premises and equipment, net                      1,432             907              -             2,339
Accrued interest receivable                        701             288              -               989
Other assets                                     1,515              98              -             1,613

   Total assets                                $85,596         $28,744          $   -          $114,340

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
 Noninterest-bearing deposits                  $10,031         $ 4,493          $   -          $ 14,524
 Interest-bearing deposits                      60,911          20,876              -            81,787
   Total deposits                               70,942          25,369              -            96,311
Federal funds and repurchase agreements            136               -              -               136
Other borrowings                                 4,000             800              -             4,800
Accrued interest payable and other
 liabilities                                     1,603             297              -             1,900

   Total liabilities                            76,681          26,466              -           103,147

Commitments and contingent liabilities

Employee stock ownership plan securities           261               -              -               261




                                      -41-
Permanent stockholders' equity
 Common stock                                    3,729             849            304 A           4,882
 Surplus                                         1,738               -           (304)A           1,434
 Retained earnings                               2,942           1,422              -             4,364
 Employee stock ownership plan
   securities                                     (261)              -              -              (261)
 Net unrealized gain on securities
   available for sale, net of tax of
   $260,432                                        506               7              -               513

   Total permanent stockholders' equity          8,654           2,278              -            10,932

   Total stockholders' equity                    8,915           2,278              -            11,193

   Total liabilities and stockholders'
     equity                                    $85,596         $28,744          $   -          $114,340


































                      -42-

                       VALLEY RIDGE FINANCIAL CORP.
                  PRO FORMA CONSOLIDATED INCOME STATEMENT
                   FOR THE YEAR ENDED DECEMBER 31, 1995
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

                                                          COMMUNITY
                                        VALLEY RIDGE        BANK           PRO FORMA
                                       FINANCIAL CORP.   CORPORATION       COMBINED
INTEREST INCOME
Loans, including fees                     $  5,614         $ 1,986         $  7,600
Investment and mortgage backed
  securities
  Taxable                                      363             164              527
  Non-taxable                                  544              22              566
Federal funds sold                              93              77              170
  Total interest income                      6,614           2,249            8,863

INTEREST EXPENSE
Deposits                                     2,685             711            3,396
Other                                            -               -                -
  Total interest expense                     2,685             711            3,396

NET INTEREST INCOME                          3,929           1,538            5,467

PROVISION FOR LOAN LOSSES                       60              62              122

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                   3,869           1,476            5,345

OTHER INCOME                                   675             226              901

OTHER EXPENSE                                3,341           1,148            4,489

INCOME BEFORE INCOME TAXES                   1,203             554            1,757

INCOME TAXES                                   233             190              423

NET INCOME                                $    970         $   364         $  1,334

EARNINGS PER COMMON SHARE                 $   2.60         $  4.76         $   2.70

WEIGHTED AVERAGE SHARES
  OUTSTANDING                              372,794          76,424          492,982




                      -43-

                       VALLEY RIDGE FINANCIAL CORP.
                  PRO FORMA CONSOLIDATED INCOME STATEMENT
                   FOR THE YEAR ENDED DECEMBER 31, 1994
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

                                                          COMMUNITY
                                        VALLEY RIDGE        BANK           PRO FORMA
                                       FINANCIAL CORP.   CORPORATION       COMBINED
INTEREST INCOME
Loans, including fees                     $  4,874         $ 1,619         $  6,493
Investment and mortgage backed
  securities
  Taxable                                      449             188              637
  Non-taxable                                  431              20              451
Federal funds sold                              61              63              124
  Total interest income                      5,815           1,890            7,705

INTEREST EXPENSE
Deposits                                     2,049             501            2,550
Other                                            1               -                1
  Total interest expense                     2,050             501            2,551

NET INTEREST INCOME                          3,765           1,389            5,154

PROVISION FOR LOAN LOSSES                       60              25               85

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                   3,705           1,364            5,069

OTHER INCOME                                   594             232              826

OTHER EXPENSE                                3,175           1,189            4,364

INCOME BEFORE INCOME TAXES                   1,124             407            1,531

INCOME TAXES                                   248             127              375

NET INCOME                                $    876         $   280         $  1,156

EARNINGS PER COMMON SHARE                 $   2.36         $  3.67         $   2.35

WEIGHTED AVERAGE SHARES
  OUTSTANDING                              371,566          76,424          491,754




                      -44-

                       VALLEY RIDGE FINANCIAL CORP.
                  PRO FORMA CONSOLIDATED INCOME STATEMENT
                   FOR THE YEAR ENDED DECEMBER 31, 1993
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

                                                          COMMUNITY
                                        VALLEY RIDGE        BANK           PRO FORMA
                                       FINANCIAL CORP.   CORPORATION       COMBINED
INTEREST INCOME
Loans, including fees                     $  4,554         $ 1,459         $  6,013
Investment and mortgage backed
  securities
  Taxable                                      510             226              736
  Non-taxable                                  503              26              529
Federal funds sold                              91              45              136
  Total interest income                      5,658           1,756            7,414

INTEREST EXPENSE
Deposits                                     2,293             554            2,847
Other                                            2               -                2
  Total interest expense                     2,295             554            2,849

NET INTEREST INCOME                          3,363           1,202            4,565

PROVISION FOR LOAN LOSSES                      135               7              142

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                   3,228           1,195            4,423

OTHER INCOME                                   796             216            1,012

OTHER EXPENSE                                3,099           1,096            4,195

INCOME BEFORE INCOME TAXES                     925             315            1,240

INCOME TAXES                                   126              94              220

NET INCOME                                $    799         $   221         $  1,020

EARNINGS PER COMMON SHARE                 $   2.06         $  2.94         $   2.02

WEIGHTED AVERAGE SHARES
 OUTSTANDING                               387,110          75,005          505,066




                      -45-
      NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

GENERAL

     Reclassification of the information has been made at times to provide consistency in the presentation of financial information for the Corporations. These reclassifications are not material in nature and had no effect on net income.

NET INCOME PER SHARE

     The consolidated PRO FORMA average shares outstanding were calculated assuming the issuance of 120,188 shares of Valley Ridge Common Stock based on an exchange ratio of 1.5726 for December 31, 1995. This is the exchange ratio that would have existed had the Merger been consummated on December 31, 1995. The use of the exchange ratio used in computing the PRO FORMA shares outstanding for each period is for illustrative purposes only and does not attempt to predict the actual number of shares to be issued in the merger.

     Valley Ridge is offering to exchange shares of Valley Ridge Common Stock for outstanding shares of Community Common Stock. The exact number of shares to be issued is not yet known. It will be calculated at closing based on adjustments to the shareholders' equity of both Valley Ridge and Community. The number of shares of Valley Ridge Common Stock to be issued will be equal to the conversion ratio multiplied by the number of shares of Community Common Stock outstanding at consummation (76,424 as of December 31, 1995).

     The par value of Valley Ridge Common Stock is $10.00 per share, while Community Common Stock has no par value. The additional par value of the Valley Ridge Common Stock issued, in the aggregate, over the aggregate value of Community's Common Stock is transferred from surplus. The PRO FORMA common stock and surplus for Community were calculated assuming the issuance of 120,188 shares of Valley Ridge Common Stock, which is the number of shares that would have been issued if the Merger was effective December 31, 1995 (1.5726 conversion ratio). The use of such number of shares is for illustrative purposes only and does not attempt to predict the actual number of shares to be issued in the Merger.












                      -46-
                          THE BUSINESS OF BANKING

COMPETITION

     Valley Ridge and Community are bank holding companies which, through their subsidiaries, are engaged in the business of commercial banking. The business of banking is highly competitive. In addition to competition from other commercial banks, banks face significant competition from saving and loan associations, credit unions, finance companies, insurance companies and investment and brokerage firms. The principal methods of competition for financial services are price (interest rates paid on deposits, interest rates charged on borrowings and fees charged for services) and service (convenience and quality of services rendered to customers).


SUPERVISION AND REGULATION

     Banks and bank holding companies are extensively regulated. Kent City and Grant are each chartered under state law and are supervised, examined and regulated by both the Financial Institutions Bureau of the Michigan Department of Commerce and the Federal Reserve Board. Valley Ridge and Community are each regulated by the Federal Reserve System. Deposits of Kent City and Grant are insured by the FDIC to the extent provided by law.

     Federal and state laws which govern banks significantly limit their business activities in a number of respects. Prior approval of the Federal Reserve Board, and in some cases various other government agencies, is required for Valley Ridge or Community to acquire control of any additional banks or other operating subsidiaries. The business activities of Valley Ridge and Kent City, and Community and Grant, are limited to banking and other activities which are determined by the Federal Reserve Board to be closely related to banking.

     Valley Ridge and Community are legal entities separate and distinct from Kent City and Grant, respectively. There are legal limitations on the extent to which Kent City and Grant can lend or otherwise supply funds to Valley Ridge and Community, respectively. In addition, payment of dividends to Valley Ridge and Community by Kent City and Grant, respectively, is subject to various state and federal regulatory limitations.

     Under Federal Reserve Board policy, Valley Ridge and Community are expected to act as a source of financial strength to Kent City and Grant, respectively, and to commit resources to support them. Under federal law, the FDIC also has authority to impose special assessments on insured depository institutions to repay FDIC borrowings from the United States Treasury or other sources and to establish semiannual assessment rates on Bank Insurance Fund ("BIF") member banks to maintain the BIF at the designated reserve ratio required by law.


                      -47-
     Banks are subject to a number of federal and state laws and regulations which have a material impact on their business. These include, among others, state usury laws, state laws relating to fiduciaries, the Truth in Lending Act, the Truth in Savings Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Expedited Funds Availability Act, the Community Reinvestment Act, electronic funds transfer laws, redlining laws, antitrust laws, environmental laws and privacy laws. The instruments of monetary policy of authorities such as the Federal Reserve Board may influence the growth and distribution of bank loans, investments and deposits, and may also affect interest rates on loans and deposits. These policies may have a significant effect on the operating results of banks.

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA"), adequately capitalized and managed bank holding companies are permitted to acquire existing out-of-state banks, whether or not the host state permits such acquisitions. In addition, effective June 1, 1997, adequately capitalized and managed bank holding companies will be permitted to combine into a single bank their subsidiary banks located in more than one state thereby creating an interstate branch system. Under IBBEA, states are permitted to "opt out" of this latter interstate branching authority by taking action prior to the effective date. States may also "opt in" early (i.e., prior to June 1, 1997). Further, IBBEA provides that states may act affirmatively to permit DE NOVO branching by banking institutions across state lines.


ENVIRONMENTAL REGULATIONS

     The nature of the business of Kent City and Grant is such that they hold title, on a temporary or permanent basis, to a number of parcels of real property. These include properties owned for branch offices and other business purposes as well as properties taken in or in lieu of foreclosure to satisfy loans in default. Under current state and federal laws, present and past owners of real property are exposed to liability for the cost of cleanup of contamination on or originating from those properties, even if they are wholly innocent of the actions that caused the contamination. These liabilities can be material and can exceed the value of the contaminated property.


                       VALLEY RIDGE FINANCIAL CORP.


BUSINESS

     Valley Ridge is a Michigan bank holding company with its headquarters in Kent City, Michigan. Valley Ridge was formed on May 20, 1988. Valley Ridge is the parent company of Kent City, which is Valley Ridge's only


                      -48-
subsidiary. Kent City owns a 20% interest in one non-banking corporation, West Shore Computer Services, Inc., a data processing firm.

     Valley Ridge and its subsidiary are engaged in the business of commercial banking, mortgage banking and other related activities. Kent City is a full service bank offering customary commercial banking services, which include commercial and retail loans, business and personal checking accounts, savings and individual retirement accounts, time deposit instruments, automated transaction machine services, money transfer services, and safe deposit facilities. No material part of the business of Valley Ridge and Kent City is dependent upon a single customer or very few customers, the loss of which would have a materially adverse effect on Valley Ridge.

     The principal markets for Valley Ridge's financial services are presently the Michigan communities in which Kent City's offices are located and the areas immediately surrounding those communities. Valley Ridge and Kent City serve these markets through five offices located in Kent City, Coopersville, Egelston, Ravenna and Sparta, Michigan. This diversification allows Kent City to spread some of its market risk over a wider area and not be subject to downturns in any specific community. Within this market area, Kent City competes with various banks, savings and loan associations and credit unions. Kent City is the only bank with offices in Kent City, Michigan. Other banks and financial institutions have offices in some of the towns where Kent City's branches are located. Valley Ridge and Kent City have no material foreign assets or income.

     For a general description of competition among banks and bank holding companies in Michigan and the supervision and regulation to which banks and bank holding companies are subject, see "The Business of Banking."

     Valley Ridge and Kent City employed approximately 67 persons (54 persons on a full-time equivalent basis) at December 31, 1995.

     Additional statistical information describing the business of Valley Ridge appears following the Audited Consolidated Financial Statements of Valley Ridge below.


PROPERTIES

     Valley Ridge maintains its offices and conducts its business operations from the principal banking office of Kent City in Kent City, Michigan. Valley Ridge owns one parcel of approximately five acres of vacant land in Kent City, Michigan, and a vacant lot in an industrial park in Coopersville, Michigan.

     Kent City's principal office is located at 6 North Main Street, Kent City, Michigan. These premises encompass approximately 12,724 square feet


                      -49-
in two buildings, all of which are occupied by Kent City and Valley Ridge. Kent City owns the premises occupied by its branch offices at the following addresses: 661 West Randall Road, Coopersville (1,950 square feet); 3069 Slocum Road, Ravenna (3,300 square feet); and 5475 Apple Avenue, Egelston (3,300 square feet). Kent City leases its office at 11 South State Street, Sparta (1,040 square feet). Valley Ridge believes all of its and Kent City's properties are in good condition and repair.

     As part of its business, Kent City generates all types of mortgages. Kent City generally does not purchase mortgages as part of its business.


LEGAL PROCEEDINGS

     From time to time, Kent City is party, as plaintiff or as defendant, to legal proceedings in the normal course of operations. No pending litigation is considered material at this time.


MARKET FOR COMMON STOCK AND DIVIDENDS

     MARKET INFORMATION AND HOLDERS. There is no established public trading market for Valley Ridge Common Stock. Transactions in Valley Ridge Common Stock are occasionally effected by individuals on an informal basis. Some transactions are effected through the involvement of local brokerage firms. The prices at which such transactions are effected are only occasionally reported to Valley Ridge. At the date of this Prospectus and Proxy Statement, there were no outstanding options or warrants to purchase, or securities convertible into, shares of Valley Ridge Common Stock. At the date of this Prospectus and Proxy Statement, Valley Ridge has not agreed to register under the Securities Act any securities for sale by security holders and Rule 144 issued pursuant to such act is not available for sales of Valley Ridge Common Stock by Valley Ridge shareholders. If the Plan of Merger is approved by Valley Ridge's and Community's shareholders and the Merger is consummated, Valley Ridge expects to issue approximately 120,000 shares of Valley Ridge Common Stock to shareholders of Community. As of December 31, 1995, there were 383 record holders of shares of Valley Ridge Common Stock.

     DIVIDENDS. Valley Ridge has paid regular cash dividends since June 30, 1989. The following table summarizes the quarterly cash dividends paid to common shareholders during the last two full years, retroactively adjusted for a 2-for-1 stock split during January, 1995 and a 5-for-4 stock split in April, 1994, both of which were effected in the form of a stock dividend:






                      -50-

          QUARTER             1995      1994
          1st                 $.20      $.16
          2nd                  .20       .20
          3rd                  .20       .20
          4th                  .20       .20
          Total               $.80      $.76

     Holders of Valley Ridge Common Stock are entitled to receive dividends when, as and if declared by Valley Ridge's board of directors out of funds legally available for that purpose. The earnings of Valley Ridge, through dividends paid by Kent City, are the principal source of funds to pay cash dividends. Consequently, cash dividends are dependent upon the earnings, capital needs, regulatory constraints and other factors affecting Valley Ridge. Federal and state banking laws and regulations place certain restrictions on the amount of dividends and loans that a bank can pay to its parent company. These restrictions are not expected to prohibit Valley Ridge from continuing its normal dividend policy. Pursuant to the Plan of Merger, Valley Ridge has agreed that it will not declare or pay dividends prior to consummation of the Merger except in accordance with historical practices.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion is provided by Valley Ridge management as its analysis of the Valley Ridge financial condition and results of operations as presented in the selected financial data appearing in the Summary to this Prospectus and Proxy Statement. This analysis should be read in conjunction with the separate historical financial statements of Valley Ridge and notes thereto included elsewhere in this Prospectus and Proxy Statement.

     TWELVE MONTHS ENDED DECEMBER 31, 1995, 1994 AND 1993

     RESULTS OF OPERATIONS. Net income increased by $93,605 in 1995 over 1994 to $969,525 while it increased by $50,747 in 1994 over 1993 to $875,920. Earnings per share were $2.60, $2.36 and $2.14, in 1995, 1994 and 1993, respectively, a year-to-year increase of 10.2% in 1995 and 10.3% in 1994. Net interest income of $3,928,825 in 1995 was 4.3% greater than 1994, while net interest income of $3,765,599 in 1994 was 12% greater than 1993. The provision for loan losses of $60,000 was the same in 1995 and in 1994 which is down from $135,000 in 1993.

     Net charge-offs were $26,000 in 1995 compared to net recoveries of $30,000 in 1994 and net charge-offs of $110,000 in 1993. The provision for


                      -51-
1995 was the same as 1994 and lower than 1993 due to the good quality of the loan portfolio. The provision for loan losses is the amount necessary to adjust the allowance for loan losses to an amount which represents management's assessment of the losses inherent in Valley Ridge's loan portfolio. The allowance for loan losses is based on the application of projected loss ratios to the risk-ratings of loans, both individually and by category. Projected loss ratios incorporate such factors as recent loss experience, current economic conditions and trends, trends in past due and nonaccrual amounts, and risk characteristics of various categories and concentrations of loans.

     The schedules titled Distribution of Assets, Liabilities and Stockholders' Equity and Volume/Rate Analysis (included at pages 67 and 68 in this Prospectus and Proxy Statement) provide additional detail of how changing yields and volume affected Valley Ridge net interest income, rate spread, and net interest margin.

     Total fully taxable equivalent net interest income increased to $4,209,000 in 1995, compared to $3,987,000 in 1994, a 5.6% increase. An increase in the average earning assets of $4,361,000 or 6.2% in 1995, coupled with improved rates led to an increase of 0.65% in the yield on interest earning assets. However, the improved yield on interest earning assets was more than offset by the increase in cost of funds of 1.03% in 1995, causing the net interest margin to decline to 5.42% in 1995 compared to 5.65% in 1994.

     Other income increased by $81,488 to $675,178 in 1995 compared to 1994, primarily due to an increase in service charges, while other income of $593,690 was down in 1994 compared to 1993 because of lower gains on sales of investment securities and loans. Service charges, the largest component of other income, was $538,214 in 1995, $485,320 in 1994 and $460,189 in 1993, increases of 10.9% in 1995 and 5.5% in 1994. Other expense increased by 5.2% in 1995 compared to 1994, while other expense of $3,174,962 in 1994 increased 2.4% over 1993. Salaries and benefits, the largest component of other expense, increased by 3.3% in 1995 to $1,646,678 from $1,593,955 in 1994, an increase comparable to that shown in 1993.

     Return on average total assets was 1.20% in 1995, an improvement from 1.15% in 1994 and 1.08% in 1993. Return on average equity was 11.57% in 1995, 11.71% in 1994 and 11.72% in 1993.

     Management is not aware of any existing trends, events, uncertainties or current recommendations by regulatory authorities that are expected to have a material impact on Valley Ridge's future operating results.

     FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES. Total assets increased by 8.1% to $85,595,716 as of December 31, 1995 from $79,160,401 as of December 31, 1994, an increase of $6,435,315. Total liabilities increased by $5,214,419 to $76,680,928, a 7.3% increase from December 31,


                      -52-
1994 and stockholders' equity increased $1,220,896 to $8,914,788, a 15.9% increase. The increase in stockholders' equity is primarily related to the retention of earnings and net change in unrealized gain on securities available for sale. Net income for 1995 net of the cash dividend was $671,234 and net change in unrealized gain was $528,972. Deposits increased by 2.9% or $1,972,518 to $70,941,762 and other borrowings increased because of $4 million in advances from the Federal Home Loan Bank ("FHLB") after payment of the $2 million advance. Total loans increased 6.7% to $62,295,856, an increase of $3,899,330. The net loan to deposit ratio was 86.6% at December 31, 1995, compared to 83.4% at December 31, 1994. The quality of the loan portfolio remained good. The allowance for loan losses increased by $34,015 to $883,597 while maintaining a reserve of 1.4% of outstanding loans.

     Cash flows from operating activities in 1995 were $2,343,302 compared to $174,840 in 1994 and $1,317,766 in 1993. The decline in 1994 was caused primarily by an increase in other assets of $1.1 million resulting from the establishment of a director deferred compensation plan as disclosed in note 12 of the consolidated financial statements. Net cash has been used by investing activities in each of the years. This was caused primarily by the net increase in customer loans in 1995, 1994 and 1993. The net cash used in investing activities in 1995 was approximately $6.5 million. In addition to the increase in net loans, the purchase of securities was in excess of proceeds from sales, maturities and paydowns of securities. Net cash from financing activities of $2.7 million in 1994 and $3.7 million in 1995 was largely the result of the $2 million advance from FHLB in 1994, and additional $4 million of advances from FHLB in 1995 after payment of the $2 million advance. The net cash used in 1993 of $2.7 million was caused by a decrease in deposits of nearly $1.0 million and payment of $1.5 million to retire common stock.

     Total cash and cash equivalents and investment securities available for sale totaled $16.3 million at December 31, 1995 or about 19% of total assets. Deposits are expected to provide a stable source of funds in 1996. The borrowing facility with the FHLB provides an additional sources of liquidity. Valley Ridge could borrow an additional $10,000,000 from the FHLB as of December 31, 1995.

     Stockholders' equity to total assets was 10.4% at December 31, 1995, compared to the 9.7% ratio at the end of 1994. Valley Ridge's capital ratios exceeded the minimum levels prescribed by the Federal Reserve Board, as shown in the following table.









                      -53-

          CAPITAL RATIOS

          (dollar amounts in thousands)

                                                          DECEMBER 31, 1995
     Tier 1 (core) capital
     Stockholders' equity                                      $ 8,915
      Less:  Goodwill and other disallowed intangibles             (95)
      Less:  Unrealized gains                                     (506)
        Total tier 1 capital                                     8,314

     Tier 2 (supplemental) capital
      Eligible allowance for loan losses                           884
        Total tier 2 capital                                       884

          Total capital                                        $ 9,198

     Assets
      Risk-weighted assets (net)                               $50,901
      Average quarterly assets (net)                            81,927
     Risk-based ratios
      Tier 1 (minimum - 4.0%)                                    16.52%
      Total (minimum - 8.0%)                                     18.07%
      Tier 1 leverage (minimum - 3.0%)                           10.27%

     The following tables shows the interest sensitivity gaps for four different time intervals as of December 31, 1995.

                      INTEREST RATE SENSITIVITY GAPS
                          AS OF DECEMBER 31, 1995
                          (DOLLARS IN THOUSANDS)
                                                MATURITY OR REPRICING FREQUENCY
                                   0-3 MONTHS      3-12 MONTHS     1-5 YEARS         5 YEARS+
INTEREST EARNING ASSETS
Loans:
     Fixed                           $ 2,868        $  4,362        $35,394          $ 3,141
     Variable                         16,531               0              0                0
Investment securities                  2,089             971          1,620           10,731
Federal funds sold                       300               0              0                0

     Total                           $21,788        $  5,333        $37,014          $13,872



                                       -54-
INTEREST BEARING LIABILITIES
Certificates of deposit              $ 7,346        $  7,595        $13,423          $   109
Savings accounts                         111               0          9,846                0
Money market accounts                  5,762           4,322          4,322                0
Now accounts                           1,585           1,585          3,170                0
FHLB Loan                                  0           2,000          2,000                0

     Total                           $14,804        $ 15,502        $32,761          $   109

Interest sensitivity gap             $ 6,984        $(10,169)       $ 4,253          $13,763

Cumulative gap                                      $ (3,185)       $ 1,068          $14,831

     The above table is based on contractual terms. Savings accounts, money market accounts, and NOW accounts are subject to immediate withdrawal and are presented as repricing in the earliest period presented. Although demand and savings accounts, for which rates paid are not readjusted on a pre-established contract cycle and are subject to immediate withdrawal, are presented as repricing in the 0-3 months period; management believes that these types of accounts are not as sensitive to changes in interest rates in the short-term as this presentation would indicate. Valley Ridge is liability sensitive in periods out to twelve months, however, this is offset in the 1-5 years period with a positive cumulative gap of $1,068,000. The cumulative gap increases to $14,831,000 for all time periods. Management strives to maintain a positive cumulative gap for periods out to five years. The practice of underwriting loans with maturity dates of five years or less and with variable rates allows for a repricing of those assets over a relatively short period. Additionally, management does not aggressively price deposits, preferring to keeps its base of core deposits at a level that supports its lending activities. Valley Ridge asset/liability management committee meets semi-annually, or more often as needed, to review gap positions and determine management strategies for loan and deposit pricing, purchase and sale of securities, and other borrowing decisions.

     IMPACT OF INFLATION AND CHANGING PRICES. Most assets and liabilities of a financial institution are monetary in nature. This differs from most commercial and industrial companies that have significant investments in fixed assets or inventories. The effect of inflation on financial institutions is to a large extent indirect and the measure of such impact is largely subjective.

     Noninterest expenses tend to rise during periods of general inflation. Inflation levels are to some degree reflected in interest rates. Changes in interest rates, which are to some extent attributable to changes in inflation rates or uncertainty changes in inflation rates, do affect the earnings of Valley Ridge. The Corporation seeks to protect net interest income from the adverse effects of interest rate fluctuations through its asset/liability management program.

                      -55-
     Valley Ridge believes that general increases in financial institution assets and deposits result from monetary inflation. As assets increase, the financial institution must increase equity capital proportionately to maintain appropriate relationships between assets and equity.

     IMPACT OF ACCOUNTING STANDARDS EFFECTIVE IN FUTURE PERIODS. In March 1995, the FASB issued SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Statement requires review of such assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. The Statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Corporation adopted SFAS
No. 121 effective January 1, 1996. Its adoption did not have a material effect on the company's financial position or results of operations.

     The FASB issued SFAS No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, In May 1995. This Statement changes the accounting for mortgage servicing rights retained by the loan originator. Under this Statement, an entity that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. Under current practice, all such costs are assigned to the loan. The costs allocated to mortgage servicing rights will be recorded as a separate asset and amortized in proportion to, and over the life of, the net servicing income. The carrying value of the mortgage servicing rights will be periodically evaluated for impairment. Management does not expect SFAS No. 122 to have a material effect on the Corporation's financial position or results of operations upon implementation. The Statement is effective for the Corporation in 1996.

     In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 encourages, but does not require, entities to use a fair value based method to account for stock-based compensation plans. If the fair value accounting encouraged is not adopted, entities must disclose the PRO FORMA effect on net income and on earnings per share had the accounting been adopted. The statement also requires accounting at fair value for all transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. Its adoption is not expected to have a material effect on the company's financial position or results of operations.



                      -56-
AUDITED CONSOLIDATED FINANCIAL STATEMENTS















                       VALLEY RIDGE FINANCIAL CORP.

                               CONSOLIDATED
                           FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993






























                      -57-
                               CROWE CHIZEK

                      REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
Valley Ridge Financial Corporation
Kent City, Michigan


We have audited the accompanying consolidated balance sheets of Valley
Ridge Financial Corporation and its wholly-owned subsidiary, Kent City State Bank, as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Valley Ridge Financial Corporation and its wholly-owned subsidiary, Kent City State Bank, at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Corporation changed its methods of accounting for impaired loans, certain investment securities and income taxes effective January 1, 1995, 1994 and 1993, respectively, to conform to new accounting guidance.


                              S/ CROWE, CHIZEK AND COMPANY LLP
                              Crowe, Chizek and Company LLP
Grand Rapids, Michigan
January 12, 1996



                      -58-

                       VALLEY RIDGE FINANCIAL CORP.
                        CONSOLIDATED BALANCE SHEETS
                        December 31, 1995 and 1994
___________________________________________________________________________

                                                                         1995                  1994
ASSETS
  Cash and due from banks                                            $ 4,311,500           $ 3,787,966
  Federal funds sold                                                     300,000             1,300,000
     Total cash and cash equivalents                                   4,611,500             5,087,966

  Securities available for sale                                       11,690,574             4,785,060
  Mortgage-backed and related securities available for sale            3,720,470             4,551,502
  Securities held to maturity (fair value - $3,538,378)                                      3,057,841
  Other securities - Federal Reserve stock and Federal
    Home Loan Bank stock                                                 513,496               392,596

  Total loans                                                         62,295,856            58,396,526
  Allowance for loan losses                                             (883,597)             (849,582)
                                                                      61,412,259            57,546,944

  Premises and equipment - net                                         1,431,718             1,454,074
  Accrued interest receivable                                            700,937               603,642
  Other assets                                                         1,514,762             1,680,776

     Total assets                                                    $85,595,716           $79,160,401

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits
     Noninterest-bearing                                             $10,031,283           $ 9,329,961
     Interest-bearing                                                 60,910,479            59,639,283
                                                                      70,941,762            68,969,244
  Accrued interest payable                                               136,174               129,213
  Other borrowings                                                     4,000,000             2,000,000
  Other liabilities                                                    1,602,992               368,052
     Total liabilities                                                76,680,928            71,466,509
Commitments and contingent liabilities (Note 13)
Employee stock ownership plan securities                                 260,709               237,651

Stockholders' equity
  Common stock, $10 par value:  500,000 shares,
    authorized 372,862 and 371,862 shares outstanding
    in 1995 and 1994, respectively                                     3,728,620             3,718,620
  Surplus                                                              1,738,254             1,727,564
  Retained earnings                                                    2,942,370             2,271,136
  Employee stock ownership plan securities                              (260,709)             (237,651)


                                      -59-
  Net unrealized gain (loss) on securities available for sale,
    net of tax of ($260,432) in 1995 and $12,069 in 1994                 505,544               (23,428)
     Total permanent stockholders' equity                              8,654,079             7,456,241
     Total stockholders' equity                                        8,914,788             7,693,892

       Total liabilities and stockholders' equity                    $85,595,716           $79,160,401

___________________________________________________________________________

       See accompanying notes to consolidated financial statements.









































                      -60-

                       VALLEY RIDGE FINANCIAL CORP.
                     CONSOLIDATED STATEMENTS OF INCOME
                          Years ended December 31
___________________________________________________________________________

                                                          1995                1994                1993
Interest income
  Loans, including fees                                $5,613,700          $4,874,293          $4,553,918
  Federal funds sold                                       92,695              60,504              90,788
  Investment securities
     Taxable                                              362,989             449,304             510,164
     Nontaxable                                           544,439             431,303             503,493
                                                        6,613,823           5,815,404           5,658,363
Interest expense
  Deposits                                              2,684,998           2,049,005           2,292,342
  Other                                                                           800               2,400
                                                        2,684,998           2,049,805           2,294,742

NET INTEREST INCOME                                     3,928,825           3,765,599           3,363,621

Provision for loan losses                                  60,000              60,000             135,000

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES                                           3,868,825           3,705,599           3,228,621

Other income
  Service charges                                         538,214             485,320             460,189
  Gain on sales of investment securities                    9,311              16,542             167,570
  Gain on sales of loans                                    8,931              14,853              49,246
  Other                                                   118,722              76,975             118,974
                                                          675,178             593,690             795,979
Other expense
  Salaries and benefits                                 1,646,678           1,593,955           1,532,524
  Occupancy                                               215,331             225,104             229,308
  Furniture and fixtures                                  204,274             186,312             200,377
  FDIC insurance premium                                   79,250             157,072             161,540
  Data processing                                         170,038             167,475             149,309
  Supplies                                                102,901              81,415             137,214
  Other                                                   922,896             763,629             689,360
                                                        3,341,368           3,174,962           3,099,632
INCOME BEFORE FEDERAL INCOME TAX AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE              1,202,635           1,124,327             924,968

Federal income tax expense                                233,110             248,407             126,267




                                      -61-
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                                 969,525             875,920             798,701

Cumulative effect of change in accounting
  for income taxes                                                                                 26,472

NET INCOME                                             $  969,525          $  875,920          $  825,173

Earnings per share (Note 1)
  Income before cumulative effect of change
    in accounting for income taxes                     $     2.60          $     2.36          $     2.07
  Cumulative effect of change in accounting
    for income taxes                                                                                  .07

       Net income                                      $     2.60          $     2.36          $     2.14

___________________________________________________________________________

       See accompanying notes to consolidated financial statements.
































                      -62-

                       VALLEY RIDGE FINANCIAL CORP.
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                          Years ended December 31
___________________________________________________________________________

                                                                                          NET UNREALIZED
                                                                                             LOSS ON
                                                                                            SECURITIES        TOTAL
                                         COMMON                          RETAINED           AVAILABLE     STOCKHOLDERS'
                                         STOCK           SURPLUS         EARNINGS           FOR SALE         EQUITY
BALANCE, JANUARY 1, 1992               $1,791,250       $2,059,500       $4,197,931                        $8,048,681

Net income for 1993                                                         825,173                           825,173

Retirement of stock in March
 (77,200 shares)                         (308,800)        (355,120)        (880,080)                       (1,544,000)

Cash dividend ($.62 per share)                                             (229,780)                         (229,780)

BALANCE, DECEMBER 31, 1993              1,482,450        1,704,380        3,913,244                         7,100,074

Unrealized gain on securities
 available for sale at January 1,
 1994, net of tax of ($203,800)                                                            $395,613           395,613

Net income for 1994                                                         875,920                           875,920

Stock split (5 for 4)                     370,400                          (376,104)                           (5,704)

Stock split (2 for 1)                   1,859,310                        (1,859,310)

Sale of stock to ESOP (1,364
 shares)                                    6,460           23,184                                             29,644

Cash dividend ($.76 per share)                                             (282,614)                         (282,614)

Net change in unrealized gain
 (loss) on securities available
 for sale, net of tax of $215,869                                                          (419,041)         (419,041)

BALANCE, DECEMBER 31, 1994              3,718,620        1,727,564        2,271,136         (23,428)        7,693,892

Net income for 1995                                                         969,525                           969,525

Sale of stock to ESOP (1,000
 shares)                                   10,000           10,690                                             20,690


                                       -63-
Cash dividend ($.80 per share)                                             (298,291)                         (298,291)

Net change in unrealized gain
 (loss) on securities available
 for sale, net of tax of
 ($272,501)                                                                                 528,972           528,972

BALANCE, DECEMBER 31, 1995             $3,728,620       $1,738,254       $2,942,370        $505,544        $8,914,788

___________________________________________________________________________

       See accompanying notes to consolidated financial statements.







































                      -64-

                       VALLEY RIDGE FINANCIAL CORP.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                          Years ended December 31
___________________________________________________________________________

                                                           1995             1994                 1993
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                           $   969,525       $  875,920          $   825,173
  Adjustments to reconcile net income
    to net cash from operating activities
     Depreciation                                          153,903          193,723              224,202
     Amortization of:
       Premiums and discounts on
         securities, net                                    95,569          138,852              305,487
       Goodwill and core deposit intangibles                34,985           34,985               34,985
     Provision for loan losses                              60,000           60,000              135,000
     Gain on sale of securities                             (9,311)         (16,542)            (167,570)
     Gain on sale of loans                                  (8,931)         (14,853)             (49,246)
     Loans originated for sale                          (1,114,749)      (1,317,847)          (4,370,875)
     Proceeds from loans sold                            1,123,680        1,332,700            4,420,121
     Deferred taxes                                        (40,105)         (22,088)             (33,515)
     Cumulative effect of change in
       accounting for income taxes                                                               (26,472)
     Net change in:
       Accrued interest receivable                         (97,295)         (25,219)              98,354
       Other assets                                        171,134       (1,149,688)             (91,957)
       Accrued expenses and other liabilities            1,004,897           84,897               14,079
          Net cash from operating activities             2,343,302          174,840            1,317,766

CASH FLOWS FROM INVESTING ACTIVITIES
  Net change in loans                                   (3,925,315)      (3,766,220)          (6,362,264)
  Proceeds from:
     Sales of securities available for sale              5,682,599        2,027,730
     Repayments and maturities of securities
       available for sale                                  135,022        3,754,322
     Principal paydowns on securities held
       to maturity                                         674,046
     Maturities of securities held to maturity             379,500          467,000
     Sales of investment securities                                                            1,830,286
     Principal paydowns on investment
       securities                                                                              5,208,654
     Maturities of investment securities                                                         660,000






                                      -65-
  Purchase of:
     Securities available for sale                      (9,208,090)      (3,862,419)
     Securities held to maturity                                           (187,300)
     Investment securities                                                                     1,393,904)
     Federal Reserve stock                                 (18,000)
     FHLB stock                                           (102,900)         (16,700)
     Premises and equipment, net                          (131,547)        (142,539)             (38,921)
       Net cash used in investing activities            (6,514,685)      (1,726,126)             (96,149)

___________________________________________________________________________

                                (Continued)






































                      -66-

                       VALLEY RIDGE FINANCIAL CORP.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                          Years ended December 31
___________________________________________________________________________

                                                           1995             1994                 1993
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                   $    20,690       $   29,644
  Payments for fractional shares                                             (5,704)
  Payments to retire common stock                                                            $(1,544,000)
  Net increase (decrease) in deposits                    1,972,518          923,201             (959,275)
  Advances from Federal Home Loan Bank                   4,000,000        2,000,000
  Payment on Federal Home Loan
    Bank advance                                        (2,000,000)
  Dividends paid                                          (298,291)        (282,614)            (229,780)
  Net change in long-term debt                                              (12,000)              (8,000)
     Net cash from financing activities                  3,694,917        2,652,527           (2,741,055)

Net change in cash and cash equivalents                   (476,466)       1,101,241           (1,519,438)

Cash and cash equivalents at beginning of year           5,087,966        3,986,725            5,506,163

CASH AND CASH EQUIVALENTS AT END OF YEAR               $ 4,611,500       $5,087,966          $ 3,986,725

Supplemental disclosures of cash flow information
  Cash paid during the year for
     Interest                                          $ 2,678,037       $2,034,668          $ 2,358,300
     Income taxes                                          346,714          108,028              216,750

       Upon the adoption of SFAS No. 115 at January 1, 1994, the Corporation transferred $11,296,926 from investment securities held for sale to securities available for sale.

       Pursuant to the FASB implementation guide for SFAS No. 115, the Corporation transferred securities held to maturity with a fair value of $2,655,566 to securities available for sale on December 1, 1995.






___________________________________________________________________________

       See accompanying notes to consolidated financial statements.


                      -67-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 1 - NATURE OF OPERATIONS

Valley Ridge Financial Corp. ("Corporation") is a regional, community-based financial institution, that owns all of the outstanding stock of Kent City State Bank ("Bank"). The Bank's loan and deposit accounts are primarily with customers located in the west central region of Michigan, within the counties of Kent, Ottawa and Muskegon.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, Bank, after elimination of significant intercompany transactions and accounts.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CERTAIN SIGNIFICANT ESTIMATES: The allowance for loan losses and determination and carrying value of impaired loans, as more fully described below, are estimates that are more susceptible to change in the near term.

CASH EQUIVALENTS: For purposes of the consolidated statements of cash flows, the Bank considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The Bank reports net cash flows for customers' loan transactions, deposit transactions and deposits made with other financial institutions.

SECURITIES: Securities available for sale consist of those securities not classified as trading or held to maturity. Such securities might be sold prior to maturity due to changes in interest rates, prepayment risks, yield and availability of alternative investments, liquidity needs or other factors. At January 1, 1994, the Corporation adopted Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES (SFAS No. 115). As required by SFAS No. 115, securities classified as available for sale are reported at their fair
___________________________________________________________________________

                              (continued)

                      -68-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

value and the related unrealized holding gain or loss is reported, net of related income tax effects, as a separate component of stockholders' equity, until realized. Adoption of SFAS No. 115 increased stockholders' equity at January 1, 1994 by $395,613. Securities held to maturity are investment securities for which the Corporation has the positive intent and ability to hold to maturity and are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Premiums and discounts on securities are recognized in interest income using the interest method over the estimated life of the security. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

LOANS: Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan origination fees. Loans held for sale are reported at the lower of cost or fair value. Interest on loans is accrued over the term of the loans based upon the principal outstanding, except where collectibility is in question, in which case the accrual of interest is discontinued.

LOAN FEES AND COST: Loan fees, net of certain direct loan origination costs, are deferred and amortized into interest income over the term of the loans using the level yield method.

ALLOWANCE FOR LOAN LOSSES: Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for possible loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover possible losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any loan charge-offs that occur. A problem loan is charged-off by management as a loss when deemed

___________________________________________________________________________

                              (continued)

                      -69-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

uncollectible, although collection efforts may continue and future recoveries may occur.

In May 1993, the FASB issued SFAS No. 114, later amended by No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES (SFAS Nos. 114 and 118). The Corporation adopted SFAS Nos. 114 and 118 as of January 1, 1995. Its adoption has had no material effect on the Corporation's consolidated financial position or results of operations. SFAS Nos. 114 and 118 require that impaired loans, as defined, be measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. Under this standard, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require an increase, such increase is reported in the provision for loan losses.

Smaller-balance homogeneous loans are residential first mortgage loans secured by one-to-four family residences, residential construction loans, and automobile, home equity and second mortgage loans and are collectively evaluated for impairment. Commercial loans and first mortgage loans secured by other than one-to-four family residences are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition, for loans individually evaluated, indicates the underlying ability of the borrower's business activity is not sufficient to generate adequate cash flow, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or less. Commercial credits are rated on a scale of 1 to 7, with grades 1 to 4 being pass grades, 5 being below average, 6 marginal and 7 poor. Loans graded 7 are considered impaired. Loans are generally moved to nonaccrual status and graded 7 when 90 days or more past due. Once a loan is evaluated as impaired, a potential loss is considered to have been identified, and loan loss reserve is allocated. SFAS Nos. 114 and 118 disclosures for impaired loans are not expected to be materially different from nonaccrual and renegotiated loan disclosures or nonperforming and past-due asset disclosures.

___________________________________________________________________________

                              (continued)

                      -70-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INTEREST INCOME: Interest is accrued over the term of the loans based upon the principal outstanding. Management reviews loans delinquent 90 days or more to determine if interest accrual should be discontinued based on the entities operating results and/or the estimated fair market value of the collateral. Under SFAS Nos. 114 and 118, the carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as adjustments to the provision for loan losses.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the respective assets. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized.

OTHER REAL ESTATE: Other real estate is carried at the lower of cost or fair value less cost to sell. Any subsequent reduction in cost or fair value is charged to loss on other real estate in the period incurred. At December 31, 1995, the Corporation did not hold other real estate. At December 31, 1994, the Corporation had other real estate of $10,000.

INTANGIBLE ASSETS: Goodwill, representing the excess of the cost of acquisitions over the fair value of net assets acquired, is amortized using the straight-line method over the estimated period to be benefited, generally not exceeding 15 years. Core deposit intangibles represent the net present value of the future economic benefits related to the use of deposits purchased. They are being amortized using a straight-line method over the estimated life of the deposits of 8 years.

The Corporation reviews its intangible assets for possible impairment when there is a significant event that detrimentally impacts operations. Impairment is measured using estimates of the future earnings potential of the entity or assets acquired.

___________________________________________________________________________

                              (continued)

                      -71-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FEDERAL INCOME TAXES: Effective January 1, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS No. 109), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effect of adopting SFAS No. 109 on 1993 net income was immaterial. The cumulative effect of the accounting change on years prior to January 1, 1993 of $26,472 is reflected as an increase in 1993 net income.

EARNINGS PER SHARE: Earnings per share are calculated on the basis of the weighted average number of shares outstanding. Earnings per share amounts are based on 372,794, 371,566 and 387,110 shares for 1995, 1994 and 1993, respectively. All share and per share amounts have been restated to reflect stock dividends and splits.

STATEMENT OF CASH FLOWS: For purposes of this Statement, cash and cash equivalents is defined to include the Corporation's cash on hand, its demand deposits in other institutions, federal funds sold and all highly liquid debt instruments with original maturities, when purchased, of three months or less.

ISSUED BUT NOT YET ADOPTED ACCOUNTING STANDARDS: In March 1995, the FASB issued SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND
FOR LONG-LIVED ASSETS TO BE DISPOSED OF.  SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of.  The Statement requires review of such assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived
___________________________________________________________________________

                              (continued)

                      -72-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. The Statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Corporation adopted SFAS No. 121 effective
January 1, 1996. Its adoption had no material effect on the Corporation's consolidated financial position or results of operations.

In May of 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, to require that a mortgage-banking enterprise recognize as separate assets, acquired rights to service mortgage loans for others. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and the mortgage loans (without the mortgage servicing rights), the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights.

This Statement requires that a mortgage-banking enterprise assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. A mortgage-banking enterprise should stratify its mortgage servicing rights that are capitalized after the adoption of this Statement based on one or more of the predominant risk characteristics of the underlying loans. Impairment should be recognized through a valuation allowance for each impaired stratum. The Statement is applicable as of January 1, 1996. Management believes the adoption of SFAS No. 122 will not be material to the Corporation.

RECLASSIFICATIONS: Certain 1994 and 1993 amounts have been reclassified to conform to the 1995 presentation.




___________________________________________________________________________

                              (continued)

                      -73-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 3 - ACQUISITIONS

In September of 1995, the Corporation announced that it had signed a definitive agreement to merge with Community Bank Corporation, parent company of Grant State Bank. Community Bank Corporation had total assets of approximately $28,700,000 at December 31, 1995 and revenues, net income and earnings per share of $2,475,000, $364,000 and $4.76, respectively, for the year ended December 31, 1995. The transaction will be structured as a tax-free exchange and will be accounted for under the pooling-of-interests method.

Goodwill represents the excess of the purchase price over the net value of assets acquired for the acquisition of the Sparta and Coopersville branches. Goodwill is amortized on a straight-line basis over a period of 15 years. Original goodwill totaled $32,200 and $35,000 for Sparta and Coopersville, respectively. Accumulated amortization of goodwill at December 31, 1995 was $16,355 for Sparta and $13,149 for Coopersville. In addition, deposit premiums paid in connection with the acquisitions and the related core deposit intangibles are being amortized on a straight-line basis over the estimated life of the deposits. Original deposit premiums totaled $151,800 and $95,490 for Sparta and Coopersville, respectively. Accumulated amortization of premium at December 31, 1995 was $122,666 for Sparta and $66,948 for Coopersville.


NOTE 4 - CASH AND DUE FROM BANKS

Minimum cash balances, which are based on the deposit levels of the Bank, are required to be maintained by the Federal Reserve as legal reserve requirements. Cash balances restricted from usage due to these requirements were approximately $239,000 and $228,000 at December 31, 1995 and 1994, respectively.


NOTE 5 - SECURITIES

The amortized cost and fair values of securities at December 31 were as follows:



___________________________________________________________________________

                              (continued)

                      -74-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 5 - SECURITIES (Continued)

AVAILABLE FOR SALE

                                                                 GROSS            GROSS
                                             AMORTIZED         UNREALIZED       UNREALIZED         FAIR
                                                COST              GAINS           LOSSES          VALUES
1995
  U.S. Treasury securities and
    obligations of U.S. Government
    corporations and agencies               $   501,190          $    998                      $   502,188
  Obligations of states and
    political subdivisions                   10,489,255           699,249      $    (118)       11,188,386
                                             10,990,445           700,247           (118)       11,690,574
  Mortgage-backed securities                  3,654,623            70,368         (4,521)        3,720,470

                                            $14,645,068          $770,615      $  (4,639)      $15,411,044

1994
  U.S. Treasury securities and
    obligations of U.S. Government
    corporations and agencies               $ 1,016,313                        $  (3,344)      $ 1,012,969
  Obligations of states and
    political subdivisions                    3,641,829          $138,304         (8,042)        3,772,091
                                              4,658,142           138,304        (11,386)        4,785,060
  Mortgage-backed securities                  4,713,917               619       (163,034)        4,551,502

                                            $ 9,372,059          $138,923      $(174,420)      $ 9,336,562

HELD TO MATURITY

1994
  Obligations of states and
    political subdivisions                  $ 3,057,841          $ 95,245      $  (7,304)      $ 3,145,782



___________________________________________________________________________

                              (continued)


                      -75-

                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 5 - SECURITIES (Continued)

OTHER SECURITIES

                                                                 GROSS            GROSS
                                             AMORTIZED         UNREALIZED       UNREALIZED         FAIR
                                                COST              GAINS           LOSSES          VALUES
1995
  Federal Reserve stock                     $   132,000                                        $   132,000
  Federal Home Loan Bank stock                  376,500                                            376,500
  Farmer Mac stock                                4,996                                              4,996

                                            $   513,496                                        $   513,496

1994
  Federal Reserve stock                     $   114,000                                        $   114,000
  Federal Home Loan Bank stock                  273,600                                            273,600
  Farmer Mac stock                                4,996                                              4,996

                                            $   392,596                                        $   392,596

The amortized cost and fair values of investment securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    AMORTIZED             FAIR
                                                       COST              VALUES
     Due in one year or less                       $ 1,337,440        $ 1,346,427
     Due after one year through five years           1,537,842          1,620,334
     Due after five years through ten years          4,015,521          4,326,829
     Due after ten years                             4,099,642          4,396,984
                                                    10,990,445         11,690,574
     Mortgage-backed securities                      3,654,623          3,720,470

                                                   $14,645,068        $15,411,044

___________________________________________________________________________

                              (continued)

                      -76-

                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 5 - SECURITIES (Continued)

Because of their variable payments, mortgage-backed securities are not reported by a specific maturity grouping.

Proceeds from sales of securities during 1995, 1994 and 1993 were $5,682,578, $2,027,730 and $1,830,286, respectively. Gross gains were realized on those sales of $38,994, $39,797 and $167,570 for 1995, 1994 and
1993, respectively. Gross losses on those sales were $29,684, $23,255 and $0 for 1995, 1994 and 1993, respectively. No investment securities classified as held to maturity under SFAS No. 115 were sold during 1995.

Investment securities with a par value of $100,000 and $600,000, were pledged to secure public deposits and for various other purposes as required or permitted by law at December 31, 1995 and 1994, respectively.

Pursuant to the FASB Special Report, A GUIDE TO IMPLEMENTATION OF STATEMENT NO. 115 ON ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, the entire portfolio of held to maturity securities, with a carrying value of $2,546,040, fair value of $2,655,566 and unrealized gain of $109,526, was transferred to the available for sale classification on December 1, 1995. Management believes classification of all securities as available for sale will provide the Bank greater flexibility in managing the Bank's assets and liabilities.


NOTE 6 - LOANS

Major loan classifications as of December 31 are as follows:

                                                   1995             1994
      Commercial                               $19,018,693      $18,180,051
      Real estate                               31,173,240       27,500,625
      Consumer                                   5,972,606        5,508,035
      Agricultural                               6,131,317        7,207,815

                                               $62,295,856      $58,396,526

___________________________________________________________________________

                              (continued)

                      -77-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 6 - LOANS (Continued)

An analysis of changes in the allowance for loan losses for the years ended December 31, 1995, 1994 and 1993 follows:

                                                      1995          1994         1993
     Balance at beginning of year                   $849,582      $759,312     $734,699
       Provision charged to operating expense         60,000        60,000      135,000
       Recoveries on loans previously
         charged to the allowance                     42,105        68,565       47,803
       Loans charged off                             (68,090)      (38,295)    (158,190)

     Balance at end of year                         $883,597      $849,582     $759,312

Accounting and disclosure regarding impaired loans, as required by Statement of Financial Accounting Standards No. 114 and amended by No. 118, ACCOUNTING FOR CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES, became effective for the Corporation in 1995.

The average investment in impaired loans for the year ended December 31, 1995 was $149,520, with $10,153 interest income recognized on a cash basis. At December 31, 1995, there was $83,967 outstanding in impaired loans, with $5,788 for which an allowance for credit losses is allocated, and $78,179 for which no allowance for loan losses is allocated. The portion of the allowance for loan losses allocated to the impaired loan balance is $5,788 at December 31, 1995.

As of December 31, 1995, 1994 and 1993, there were loans on nonaccrual status in the amounts of $83,967, $207,602 and $106,705, respectively. If nonaccrual loans had been maintained current in accordance with their original terms, additional interest income of approximately $7,159, $20,082 and $12,334 would have been recorded in 1995, 1994 and 1993, respectively.







___________________________________________________________________________

                              (continued)

                      -78-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 7 - PREMISES AND EQUIPMENT - NET

Premises and equipment consisted of the following at December 31:

                                                              ACCUMULATED         CARRYING
                                                COST          DEPRECIATION         VALUE
1995
  Land                                       $  116,308                        $  116,308
  Building and improvements                   1,553,783        $  578,951         974,832
  Furniture and equipment                     1,593,102         1,252,524         340,578

                                             $3,263,193        $1,831,475      $1,431,718
1994
  Land                                       $  116,308                        $  116,308
  Building and improvements                   1,531,683        $  537,650         994,033
  Furniture and equipment                     1,489,164         1,145,431         343,733

                                             $3,137,155        $1,683,081      $1,454,074

NOTE 8 - DEPOSITS

Interest-bearing deposits at December 31, 1995 include total time deposits of $28,834,000, that have the following maturity distribution (in thousands):

          1996                                             $13,680
          1997                                               6,600
          1998                                               6,402
          1999                                               1,374
          2000                                                 669
          2001 and after                                       109

                                                           $28,834


___________________________________________________________________________

                              (continued)

                      -79-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 8 - DEPOSITS (Continued)

Included within total time deposits are time deposit liabilities issued in denominations of $100,000 or more. At December 31, 1995 and 1994, these deposits amounted to $4,045,781 and $2,896,451, respectively. Interest expense on time deposits issued in denominations of $100,000 or more for 1995, 1994 and 1993 amounted to $232,242, $134,550 and $150,803, respectively. Maturities of time deposits of $100,000 or more outstanding at December 31, 1995 are summarized below (in thousands):

          Three months or less                              $1,990
          Over three months through six months                 445
          Over six months through twelve months                200
          Over twelve months                                 1,411

                                                            $4,046

NOTE 9 - OTHER BORROWINGS

At December 31, 1995, the Corporation had the following advances from the Federal Home Loan Bank ("FHLB"):

        TYPE          INTEREST RATE      MATURITY DATE             AMOUNT
     Fixed                 5.730%          July 21, 1997         $2,000,000
     Adjustable            6.020       February 26, 1996          2,000,000

                                                                 $4,000,000

Each advance requires monthly interest payments at either fixed or variable rates. The variable rate is based on the FHLB overnight rate. These borrowings are collateralized by nonspecific loans within the mortgage portfolio up to the principal outstanding. The variable rate note has no prepayment penalties while the fixed rate note carries a minimum prepayment penalty of $5,000.


___________________________________________________________________________

                              (continued)

                      -80-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 10 - FEDERAL INCOME TAXES

The composition of federal income tax expense for the years ended December 31, 1995, 1994 and 1993 follows:

                                              1995          1994          1993
     Current expense                        $273,215       $270,495       $159,782
     Deferred benefit                        (40,105)       (22,088)       (33,515)

                                            $233,110       $248,407       $126,267

The net deferred tax asset is comprised of the following:

                                                             1995           1994
       Deferred tax assets
          Allowance for loan losses                        $197,386       $176,986
          Deferred loan fees                                 24,700         25,208
          Deferred compensation                              49,743         20,979
          Core deposit amortization                          24,513         19,757
          Net unrealized depreciation on
           available for sale securities                                    12,069
          Other                                              12,116         16,240
                                                            308,458        271,239
       Deferred tax liabilities
          Fixed assets                                     (110,476)      (105,082)
          Net unrealized appreciation on
           available for sale securities                   (260,432)
          Other                                              (4,609)          (820)
                                                           (375,517)      (105,902)

       Net deferred tax asset (liability)                  $(67,059)      $165,337

No valuation allowance has been recorded against the deferred tax assets.

The difference between the financial statement tax expense and amounts computed by applying the statutory federal tax rate of 34% to pretax income is reconciled as follows:
___________________________________________________________________________

                              (continued)

                      -81-

                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 10 - FEDERAL INCOME TAXES (Continued)

                                                       1995            1994              1993
  Statutory rate applied to income before
    income taxes and cumulative effect of
    change in accounting principle                  $408,896        $382,271          $314,490
  Add (deduct) effect of
    Tax-exempt interest                             (209,412)       (160,013)         (190,500)
    Nondeductible interest expense                    21,891          13,142            17,371
    Expense (income) related to officers'
      life insurance                                 (13,910)          1,223
    Nondeductible acquisition costs                   27,006
    Other                                             (1,361)         11,784           (15,094)

      Income tax expense                            $233,110        $248,407          $126,267

NOTE 11 - EMPLOYEE BENEFIT PLANS

The Corporation maintains profit sharing and 401(k) plans for substantially all employees. Under the plans, employees may make voluntary contributions based on a percentage of covered compensation. The plans also allow the Corporation, at the discretion of the Board of Directors, to provide an annual contribution. The Corporation's cash contributions to the profit sharing plan were $83,700, $83,680 and $61,604 in 1995, 1994 and 1993, respectively. Additionally, the Corporation made contributions to the 401(k) plan of $26,924, $25,278 and $20,447 in 1995, 1994 and 1993, respectively.

The Corporation also maintains an Employee Stock Ownership Plan (ESOP), covering substantially all full-time employees after one year of service, which invests primarily in stock of the Corporation. In accordance with the terms of the ESOP, the Corporation may make discretionary contributions to the plan. The amount of the annual contribution to the ESOP is determined by the Board of Directors. The Corporation made ESOP contributions totaling $30,000, $30,000, and $35,000 during 1995, 1994 and 1993, respectively. At December 31, 1995, the plan had no indebtedness and held 11,990 shares of stock, allocated to employees and voted by trustees
___________________________________________________________________________

                              (continued)

                      -82-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 11 - EMPLOYEE BENEFIT PLANS (Continued)

of the plan. Upon distribution of shares to a participant, the participant has the right to require the Corporation to purchase shares at their fair value in accordance with the terms and conditions of the plan. The fair value of the shares allocated as of December 31, 1995, was $260,709 and is shown outside of permanent equity. The change in value of ESOP share securities was an increase of $23,058 in 1995, $55,321 in 1994 and $12,227 in 1993.


NOTE 12 - DIRECTOR DEFERRED COMPENSATION PLAN

The Corporation instituted a Director Deferred Compensation Plan in 1994, whereby directors may periodically defer a portion of current compensation. The Corporation has committed to pay to the directors, or the directors' designated beneficiaries or survivors, the total amount of deferred compensation plus accumulated interest at or following retirement. The interest is added to the accumulated deferred compensation liability at a periodic compound rate. The agreement also addresses termination, disability or death prior to retirement. The Corporation purchased single premium universal life insurance policies in connection with the establishment of the plan. The cash value of these policies as of December 31, 1995 was $1,186,404, which was included in other assets. The compensation expense was $94,400 and $90,446 for 1995 and 1994, respectively. The portion of the compensation expense deferred for 1995 was $79,800. The accrued deferred compensation liability was $147,373 and $61,703 as of December 31, 1995 and 1994, respectively.


NOTE 13 - COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

From time to time, the Corporation is involved in legal matters in the ordinary course of business. Management and legal counsel believe that the ultimate resolution of current matters will not have a material effect on the consolidated financial statements.

The Corporation is also a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to make loans and fund lines of credit and loans in process. The Corporation's
___________________________________________________________________________

                              (continued)

                      -83-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 13 - COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS (Continued)

exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The Corporation follows the same credit policy to make such commitments as is followed for those loans recorded in the Consolidated Balance Sheet.

The Corporation had the following off-balance sheet commitments at December 31:

                                                        1995              1994
  Financial instruments whose contract
    amounts represents credit risk
     Commitments to make loans                       $1,187,967        $1,854,912
     Commercial unused lines of credit                5,939,000         5,362,000
     Consumer unused lines of credit                  1,099,272           645,716
     Standby letters of credit                           30,000           180,000

Commitments to make loans and unused lines of credit at fixed rates were $1,526,000 at rates from 8.25% to 18% at December 31, 1995. Since many of the above commitments expire without being used, the above amounts do not necessarily represent future cash commitments. No losses are anticipated as a result of these transactions.

Financial instruments which potentially subject the Corporation to concentrations of credit risk include deposit accounts in other financial institutions and agricultural loans. At December 31, 1995 and 1994, the Corporation had deposit accounts with balances of $3,230,346 and $3,697,545, respectively, with NBD Bank, N.A. The concentration of agricultural loans represents approximately 10% of the loan portfolio.

The Corporation conducts substantially all of its business operations in Western Michigan.





___________________________________________________________________________

                              (continued)

                      -84-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 14 - RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Corporation, including their immediate families and companies in which they are principal owners, were loan customers of the Corporation. At December 31, 1995 and 1994, the Corporation had approximately $877,925 and $1,021,415, respectively, in outstanding loans to directors and executive officers. New loans and repayments were $913,472 and $1,056,962, respectively, during 1995.

Deposits accepted from related parties were $1,864,325 at December 31, 1995.


NOTE 15 - STOCK PURCHASE

In March 1993, the Corporation entered into and executed an agreement to purchase the Corporation's stock owned by a specific shareholder group. This group included two of the Corporation's directors and other shareholders related through attribution. The Corporation purchased all of the 77,200 shares owned by this group for $20 per share, totaling $1,544,000. In exchange, the two directors agreed to resign from the Board of Directors and forego any future ownership in the Corporation.


NOTE 16 - STOCK SPLITS

On April 28, 1994 and January 26, 1995, the Board of Directors approved a five-for-four stock split and a two-for-one split, respectively, of the Corporation's common stock for shareholders, effected in the form of a stock dividend. The 1995 transaction has been reflected in the 1994 consolidated financial statements. The stated par value of each share was not changed from $10. All share and per share amounts have been adjusted to reflect this stock split.








___________________________________________________________________________

                              (continued)

                      -85-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 17 - VALLEY RIDGE FINANCIAL CORP. (PARENT COMPANY ONLY)
  CONDENSED FINANCIAL STATEMENTS

                         CONDENSED BALANCE SHEETS
                                                              DECEMBER 31,
                                                         1995              1994
Assets
  Cash                                                $   93,715       $   54,447
  Investment in subsidiaries                           8,706,810        7,503,177
  Other assets                                           136,263          136,268

                                                      $8,936,788       $7,693,892

Liabilities and Shareholders' Equity
  Liabilities                                         $   22,000
  Shareholders' equity                                 8,914,788       $7,693,892

                                                      $8,936,788       $7,693,892




















___________________________________________________________________________

                              (continued)

                      -86-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 17 - VALLEY RIDGE FINANCIAL CORP. (PARENT COMPANY ONLY)
  CONDENSED FINANCIAL STATEMENTS (Continued)

                      CONDENSED STATEMENTS OF INCOME
                                                       YEAR ENDED DECEMBER 31,
                                                1995          1994            1993
Income
  Dividends from subsidiary                   $390,600      $299,250       $1,388,100
  Other                                            633           635            4,983
                                               391,233       299,885        1,393,083
Expenses
  Other operating expenses                     101,914        13,111           42,751

Income before income tax and equity
  in undistributed net income of
  subsidiaries                                 289,319       286,774        1,350,332

Federal income tax expense (credit)             (5,545)       (1,400)         (15,291)

Equity in undistributed (overdistributed)
  net income of subsidiary                     674,661       587,746         (540,450)

  Net income                                  $969,525      $875,920       $  825,173















___________________________________________________________________________

                              (continued)

                      -87-

                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 17 - VALLEY RIDGE FINANCIAL CORP. (PARENT COMPANY ONLY)
  CONDENSED FINANCIAL STATEMENTS (Continued)

                    CONDENSED STATEMENTS OF CASH FLOWS
                                                            YEAR ENDED DECEMBER 31,
                                                    1995            1994              1993
Operating activities
  Net income                                      $969,525      $  875,920        $  825,173
  Adjustments to reconcile net income
    to net cash from operating activities
    Equity in (undistributed)
      overdistributed earnings of
      subsidiary                                  (674,656)       (587,746)          540,450
    Change in other liabilities                     22,000
    Change in other assets                                             989            (9,358)
      Net cash from operating
        activities                                 316,869         289,163         1,356,265

Financing activities
  Dividends paid                                  (298,291)       (282,614)         (229,780)
  Sale of common stock                              20,690          29,644
  Retirement of common stock                                                      (1,544,000)
  Purchase of fractional shares                                     (5,706)
    Net cash from financing activities            (277,601)       (258,676)       (1,773,780)

Net change in cash and cash equivalents             39,268          30,487          (417,515)

Cash at beginning of year                           54,447          23,960           441,475

Cash at end of year                               $ 93,715      $   54,447        $   23,960


NOTE 18 - DIVIDENDS DECLARED BY BANKING SUBSIDIARIES

Banking regulations limit the transfer of assets in the form of dividends, loans or advances from the bank subsidiaries to the Corporation. Under the most restrictive of these regulations, the aggregate amount of dividends

___________________________________________________________________________

                              (continued)

                      -88-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 18 - DIVIDENDS DECLARED BY BANKING SUBSIDIARIES (Continued)

which could be paid to the Corporation without obtaining prior approval from bank regulatory agencies approximated $1.1 million at December 31, 1995. Substantially all the assets of the Corporation's subsidiaries are restricted from a transfer to the Corporation in the form of loans or advances.

Dividends paid to the Corporation by its banking subsidiaries amounted to $390,600 in 1995, $299,250 in 1994 and $1,388,100 in 1993.


NOTE 19 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table shows the estimated fair values and the related carrying values of the Corporation's financial instruments at December 31, 1995. Items which are not financial instruments are not included.

                                                           CARRYING       FAIR
                                                            VALUE        VALUE
                                                              (000's omitted)
      Cash and cash equivalents                            $ 4,312      $ 4,312
      Securities available for sale                         15,925       15,925
      Total loans, net of allowance for loan losses         61,412       61,448
      Accrued interest receivable                              701          701
      Demand and savings deposits                          (42,108)     (42,108)
      Time deposits                                        (28,834)     (29,193)
      Accrued interest payable                                (136)        (136)

For purposes of the above disclosures of estimated fair value, the following assumptions were used as of December 31, 1995. The estimated fair value for cash and cash equivalents is considered to approximate cost. The estimated fair value of interest-earning time deposits in other financial institutions is based upon estimates of the rate the Corporation would receive on such deposits at December 31, 1995, applied for the time period until maturity. The estimated fair value for investment securities available for sale is based upon quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans is based upon estimates of the difference in interest rates the
___________________________________________________________________________

                              (continued)

                      -89-
                       VALLEY RIDGE FINANCIAL CORP.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995, 1994 and 1993
___________________________________________________________________________


NOTE 19 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Corporation would charge the borrowers for similar such loans with similar maturities made at December 31, 1995, applied for an estimated time period until the loan is assumed to reprice or be paid. The estimated fair values for other securities, demand and savings deposits, and accrued interest receivable and accrued interest payable is based upon their carrying values. The estimated fair value for time deposits is based upon estimates of the rate the Corporation would pay on such deposits at December 31, 1995, applied for the time period until maturity. The estimated fair value of other financial instruments and off-balance-sheet loan commitments approximate cost and are not considered significant to this presentation.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Corporation to have disposed of such items at December 31, 1995, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1995 should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Corporation that are not defined as financial instruments are not included in the above disclosures, such as premises and equipment. Also, nonfinancial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. Excluded, among other items, are the estimated earning power of core deposit accounts, the trained work force, customer goodwill and similar items.













___________________________________________________________________________

                              (continued)

                      -90-
STATISTICAL INFORMATION




















                          STATISTICAL INFORMATION
                  REGARDING VALLEY RIDGE FINANCIAL CORP.




























                      -91-
     The following tables provide information concerning the business of Valley Ridge Financial Corp.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY
                                                               YEARS ENDED DECEMBER 31,
                                                     1995                                      1994
                                       AVERAGE                   AVERAGE       AVERAGE                    AVERAGE
                                       BALANCE     INTEREST       RATE         BALANCE        INTEREST     RATE
                                                                (Dollars in thousands)
AVERAGE ASSETS:
Interest-earning assets:
 Taxable securities                    $ 5,699      $  363        6.37%        $ 8,032        $  449       5.59%
 Tax-exempt
   securities <F1>                       8,514         824        9.68           6,452           653      10.12
   Total securities                     14,213       1,187        8.35          14,484         1,102       7.61

 Loans <F2>                             59,166       5,614        9.49          54,629         4,874       8.92
 Federal funds sold                      1,570          93        5.92           1,475            61       4.14
   Total earning
     assets                             74,949       6,894        9.20          70,588         6,037       8.55
Nonaccrual loans                           154                                     149
Less allowance for loan
  loss                                    (881)                                   (824)
Cash and due from
  banks                                  3,194                                   3,229
Other non-earning assets                 3,697                                   2,850

   Total assets                        $81,113                                 $75,992
AVERAGE LIABILITIES:
Interest-bearing deposits
 Demand                                $ 7,736         138        1.78         $ 7,371           136       1.85
 Savings                                24,999         763        3.05          28,068           782       2.79
 Time                                   28,882       1,784        6.18          24,997         1,131       4.52
   Total interest-
     bearing deposits                   61,617       2,685        4.36          60,436         2,049       3.39
Other Borrowings                         2,433         147        6.04              22             1       6.50
   Total interest-
     bearing liabilities                64,050       2,832        4.42          60,458         2,050       3.39
Demand deposits                          8,259                                   7,809
   Total funds                          72,309                                  68,267
Other liabilities                          422                                     247
   Total liabilities                    72,731                                  68,514
Average stockholders'
  equity                                 8,382                                   7,478
   Total liabilities and
     stockholders' equity              $81,113                                 $75,992


                                       -92-
NET INTEREST INCOME <F1>                            $4,209                                    $3,987

RATE SPREAD <F1>                                                  4.78%                                    5.16%

NET INTEREST MARGIN
  (PERCENT OF AVERAGE
  EARNING ASSETS) <F1>                                            5.42%                                    5.65%

<F1> Presented on a fully taxable equivalent basis using a federal income tax rate of 34%.

<F2> Interest includes loan fees of $223,871 and $219,544, respectively.






































                      -93-

VOLUME/RATE ANALYSIS
                                                       1995/1994
                                                CHANGES IN INTEREST DUE TO:
                                               AVERAGE    AVERAGE      NET
                                               VOLUME      RATE       CHANGE
                                                   (Dollars in thousands)
INTEREST INCOME:
 Taxable securities                            $(143)     $  57       $ (86)
 Tax-exempt securities <F1>                      201        (30)        171
   Total securities                               58         27          85

 Loans                                           419        321         740
 Federal funds sold                                4         28          32
   Total interest-earning assets                 481        376         857

INTEREST EXPENSE:
 Interest-paying demand                            7         (5)          2
 Savings deposits                                (90)        71         (19)
 Time deposits                                   195        458         653
   Total interest-paying deposits                112        524         636

 Other                                           146                    146
   Total interest-paying liabilities             258        524         782

Net interest income                            $ 223      $(148)      $  75

<F*> Changes in volume/rate have been allocated between the volume and rate variances on the basis of the ratio that the volume and rate variances bear to each other.

<F1> Interest is presented on a fully taxable equivalent basis using a federal income tax rate of 34%.














                      -94-
INVESTMENT PORTFOLIO

     The carrying values of investment securities as of December 31 are summarized as follows:

                                                            1995          1994
                                                          (Dollars in thousands)
Investment securities available for sale
  U.S. Treasury and other U.S. Government
    corporations and agencies                              $   502      $ 1,013
  Obligations of states and political subdivisions          11,188        3,772
  Mortgage-backed securities                                 3,374        4,073
  Other                                                        347          478

                                                            15,411        9,336

Investment securities held to maturity
  Obligations of states and political subdivisions               -        3,058
  Other                                                        513          393

                                                               513        3,451

     Total investment securities                           $15,924      $12,787

























                      -95-
ANALYSIS OF INVESTMENT SECURITIES PORTFOLIO

     The following table shows, by class of maturities at December 31, 1995, the amounts and weighted average yields of such investment securities
<F1>:

                                                          CARRYING          AVERAGE
                                                            VALUE         YIELD <F2>
                                                             (Dollars in thousands)
U.S. Treasury and other U.S. Government
  corporations and agencies
   One year or less                                        $   502          6.86%
   Over one through five years                                   -             -
     Total                                                     502          6.86

Obligations of states and political subdivisions
   One year or less                                            844          9.78
   Over one through five years                               1,620          7.47
   Over five through ten years                               4,328          9.16
   Over ten                                                  4,397          8.98
     Total                                                  11,189          8.85

Mortgage-backed securities and other                         4,233          7.41

   Total                                                   $15,924          7.70%

Because of their variable payments, mortgage-backed securities are not reported by a specific maturity grouping.

<F1> Calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security.

<F2> Weighted average yield has been computed on a fully taxable equivalent basis. The rates shown on state and municipal securities have been adjusted to a fully taxable equivalent using a federal income tax rate of 34%.

<F3> As of December 31, 1995, the securities of no issuer except the U.S.
     Government had an aggregate carrying value which exceeded 10% of shareholders' equity.








                      -96-
LOAN PORTFOLIO

     The following table presents the loans outstanding at December 31 according to the type of loan:

                                                      1995         1994
                                                    (Dollars in thousands)
Loan categories:
  Commercial                                        $19,019      $18,180
  Agricultural                                        6,131        7,208
  Real estate - mortgage                             29,541       26,532
  Real estate - construction                          1,632          969
  Installment loans to individuals                    5,973        5,508

     Total                                          $62,296      $58,397

     The following table shows the maturity of commercial, agricultural, and real estate construction loans outstanding at December 31, 1995. The real estate-mortgage loans are of 1-4 family residences, and real estate-construction loans are residential non-owner occupied. Also, provided below are the amounts due after one year classified according to the terms of the loans.

                                             DUE IN     DUE AFTER ONE
                                            ONE YEAR    YEAR THROUGH
                                            OR LESS      FIVE YEARS        TOTAL
                                                   (Dollars in thousands)
Commercial                                 $ 6,265        $12,754         $19,019
Agricultural                                 4,385          1,746           6,131
Real estate-construction                     1,632              -           1,632

                                           $12,282        $14,500         $26,782

Loans due after one year
  With fixed rates                                        $10,176         $10,176
  With floating rates                                       4,324           4,324

     Total                                                $14,500         $14,500







                      -97-

NONPERFORMING LOANS AND ASSETS

     The following table summarizes nonaccrual and past due loans as of December 31:

                                                             1995        1994
                                                           (Dollars in thousands)
Nonperforming loans:
       Nonaccruals loans:
          Commercial                                         $  6
          Real estate-mortgage                                 37         $126
          Installment loans to individuals                     41           82
            Total                                              84          208

       Accruing loans 90 days or more past due:
          Installment loans to individuals                     20           17
          Mortgage loan to individuals                         25            -
            Total                                              45           17

Total nonperforming loans <F1>                                129          225

Property from defaulted loans                                   -           10

       Total nonperforming assets                            $129         $235

     Additional information with respect to nonaccrual and restructured loans at December 31, 1995, is as follows:

       Interest income which would have been
          recorded under original terms                             $7,159
       Interest income recorded during the period                    2,170

     Loan performance is reviewed regularly by loan review personnel, loan officers and senior management. Loans are placed on nonaccrual status when principal or interest is past due 90 days or more and the loan is not well-secured and in the process of collection, or when reasonable doubt exists concerning collectibility of interest or principal. Any interest previously accrued but not collected is reversed and charged against current earnings.

<F1> No loans had been renegotiated.






                      -98-
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

     The following table summarizes changes in the allowance for loan losses for years ended December 31 arising from loans charged-off and recoveries on loans previously charged off by loan category and additions to the allowance which were charged to expense.

                                                             1995         1994
                                                           (Dollars in thousands)
Balance at beginning of period                               $850         $759

Charge-offs:
       Commercial                                               -           (3)
       Real estate-mortgages
       Consumer                                               (68)         (35)
          Total charge-offs                                   (68)         (38)

Recoveries:
       Commercial
       Real estate-mortgages                                    -            6
       Consumer                                                42           63
          Total recoveries                                     42           69

Net (charge-offs) recoveries                                  (26)          31

Additions charged to operations                                60           60

Balance at end of period                                     $884         $850

Percent of year end loans                                    1.42%        1.46%

Ratio of net recoveries (charge-offs) during
       the period to average loans outstanding
       during the period                                    (0.04)%       0.06%

     The allowance for loan losses is based on management's evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses that have been charged to expense and increased by net recoveries or reduced by net charge-offs. As of December 31, 1995, there were no concentrations of loans exceeding 10% of total loans which are not otherwise disclosed as a category of loans in the consolidated balance sheet of Valley Ridge.






                      -99-
ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses was allocated in the amount deemed reasonably necessary to provide for possible losses within the following loan categories as of December 31:

                                               1995                  1994
                                                   % OF                  % OF
BALANCE AT END OF                     ALLOCATED    TOTAL    ALLOCATED    TOTAL
PERIOD ALLOCATED TO:                  ALLOWANCE    LOANS    ALLOWANCE    LOANS
                                            (Dollars in thousands)
Commercial and agricultural             $200        40%       $200        43%
Real estate-mortgages                     50        50          50        47
Consumer                                 150        10         150        10
Unallocated                              484         -         450         -

  Total                                 $884       100%       $850       100%































                      -100-
AVERAGE DEPOSITS

     The daily average deposits and rates paid on such deposits for the years ended December 31 were:

                                                     1995                  1994
                                             AMOUNT       RATE     AMOUNT        RATE
                                                        (Dollars in thousands)
Average balance:
 Noninterest-bearing demand deposits        $ 8,259                $ 7,809
 Interest-bearing demand deposits             7,736       1.78%      7,371       1.85%
 Savings deposits                            24,999       3.05      28,068       2.79
 Time deposits                               28,882       6.18      24,997       4.52

   Total average deposits                   $69,876       3.84%    $68,245       3.00%

     The time remaining until maturity of time certificates of deposit and other time deposits of $100,000 or more at December 31, 1995 were as follows:

          Three months or less                                 $1,990
          Over three months through six months                    445
          Over six months through twelve months                   200
          Over twelve months                                    1,411

            Total                                              $4,046




















                      -101-
RETURN ON EQUITY AND ASSETS

     The following table sets forth certain financial ratios for the years ended December 31:

                                                          1995        1994
       Financial ratios:
          Return on average total assets                   1.20%       1.15%
          Return on average equity                        11.57       11.71
          Average equity to average total assets          10.33        9.84
          Dividend payout ratio                           30.77       32.26





































                      -102-
SHORT-TERM BORROWED FUNDS

     Short-term borrowed funds are advances from the Federal Home Loan Bank as shown on the face of consolidated balance sheets in the Corporation's annual financial statements for the year ended December 31, 1995 as other borrowings. The following is a summary of short-term borrowings for the years ended December 31, 1994 and 1995:

                                                                  1995                1994
                                                                     (Dollars in thousands)
Amounts outstanding at the end of the year                       $2,000              $2,000

Weighted average interest rate at the end of the year              6.02%               5.85%

Longest maturity             Generally mature in one year or less from the transaction date
Maximum amount outstanding at any
  month-end during the year                                      $2,000              $2,000

Approximate average amounts outstanding
  during the year                                                $1,540              $   22

Approximate weighted average interest rate
  for the year                                                     6.04%               5.85%

Weighted average interest rates are derived by dividing the interest expense for the period by the daily average balance during the period.


















                      -103-
                        COMMUNITY BANK CORPORATION


BUSINESS

     Community is a Michigan bank holding company with its headquarters in Grant, Michigan. Community was formed on February 16, 1990. Community is the parent company of Grant, which is Community's only subsidiary.

     Community and Grant are engaged in the business of commercial banking and other related activities. Grant is a full service bank offering customary commercial banking services, which include commercial, agricultural, residential mortgage, real estate mortgage, small business and a variety of installment consumer loans, business and personal checking accounts, savings and individual retirement accounts, time deposit instruments, automated transaction machine services, money transfer services, and safe deposit facilities. No material part of the business of Community and Grant is dependent upon a single customer or very few customers, the loss of which would have a materially adverse effect on Community.

     Grant's loan portfolio balances at December 31, 1995 consisted of commercial and agricultural loans at 50%, real estate mortgage loans at 31%, consumer loans at 17% and lease financing at 2%. The risks associated with the loan portfolio are typical for the industry and these risks include nonpayment of loan principal and interest, interest rate fluctuations and loss of and decline in value of collateral. In addition, agricultural loans are subject to the additional risk of the effects of adverse weather and economic conditions.

     The principal markets for Community's financial services are presently the Michigan communities in which Grant's offices are located and the areas immediately surrounding those communities. Community and Grant serve these markets through two offices located in Grant and Newaygo, Michigan. This diversification allows Grant to spread some of its market risk over a wider area and not be subject to downturns in any specific community. Within this market area, Grant competes with various banks, savings and loan associations and credit unions. Grant is the only bank with offices in Grant, Michigan. Another bank also has an office located in Newaygo, Michigan. Community and Grant have no material foreign assets or income.

     For a general description of competition among banks and bank holding companies in Michigan and the supervision and regulation to which banks and bank holding companies are subject, see "The Business of Banking."

     Community and Grant employed approximately 21 persons (19 persons on a full-time equivalent basis) at December 31, 1995.




                      -104-
     Additional statistical information describing the business of Community appears following the Audited Consolidated Financial Statements of Community below.


PROPERTIES

     Community maintains its offices and conducts its business operations from the principal banking office of Grant in Grant, Michigan. Community neither owns nor has any present plan to acquire any real property.

     Grant's principal office is located at 10 West Main Street, Grant, Michigan. These premises are owned by Grant and encompass approximately 4,051 square feet in one building, all of which are occupied by Grant and Community. Grant also owns the premises occupied by its Newaygo branch office at the corner of M-37 and M-82, which encompass approximately 1,450 square feet. Community believes all of Grant's properties are in good condition and repair.

     As part of its business, Grant generates all types of mortgages. Grant generally does not purchase mortgages as part of its business.


LEGAL PROCEEDINGS

     From time to time, Grant is party, as plaintiff or as defendant, to legal proceedings in the normal course of operations. No pending litigation is considered material at this time.


MARKET FOR COMMON STOCK AND DIVIDENDS

     MARKET INFORMATION AND HOLDERS. There is no established public trading market for Community Common Stock. Transactions in Community Common Stock are occasionally effected by individuals on an informal basis. Some transactions are effected through the involvement of local brokerage firms. The prices at which such transactions are effected are only occasionally reported to Community. At the date of this Prospectus and Proxy Statement, there were no outstanding options or warrants to purchase, or securities convertible into, shares of Community Common Stock. At the date of this Prospectus and Proxy Statement, Community has not agreed to register under the Securities Act any securities for sale by security holders and Rule 144 issued pursuant to such act is not available for sales of Community Common Stock by Community shareholders. As of December 31, 1995, there were 105 record holders of shares of Community Common Stock.

     DIVIDENDS. Community has paid regular cash dividends every other quarter since July 31, 1987. The following table summarizes the quarterly cash dividends paid to common shareholders during the last two full years:


                      -105-

          QUARTER             1995      1994
          1st                 $.175     $.175
          2nd                    --        --
          3rd                  .175      .175
          4th                    --        --
          Total               $.350     $.350

     Holders of Community Common Stock are entitled to receive dividends when, as and if declared by Community's board of directors out of funds legally available for that purpose. The earnings of Community are the principal source of funds to pay cash dividends. Consequently, cash dividends are dependent upon the earnings, capital needs, regulatory constraints and other factors affecting Community. Federal and state banking laws and regulations place certain restrictions on the amount of dividends and loans that a bank can pay to its parent company. These restrictions are not expected to prohibit Community from continuing its normal dividend policy. Pursuant to the Plan of Merger, Community has agreed that it will not declare or pay dividends prior to consummation of the Merger except in accordance with historical practices.





























                      -106-
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion is provided by Community's management as its analysis of Community's financial condition and results of operations as presented in the selected financial data appearing in the Summary to this Prospectus and Proxy Statement. This analysis should be read in conjunction with the separate historical financial statements of Community and notes thereto included elsewhere in this Prospectus and Proxy Statement.

     TWELVE MONTHS ENDED DECEMBER 31, 1995, 1994 AND 1993

     RESULTS OF OPERATIONS. Net income of $363,672 in 1995 was 29.8% greater than 1994 net income, and 26.9% greater than 1993 net income.
These increases in net income of $83,441 between 1995 and 1994, and $59,368 between 1994 and 1993 are due largely to increases in net interest income. The net interest margin grew from 5.95% at December 31, 1993 to 6.78% at December 31, 1995.

     Net interest income is the difference between interest earned on earning assets and interest paid on interest-bearing liabilities. Net interest margin is net interest income divided by average earning assets. The combined effects of the rising interest rate environment during 1995 and 1994 coupled with strong loan growth during all three years contributed to Community's rising interest margin in 1995, 1994 and 1993.

     At December 31, 1995, approximately 86% of the commercial loan portfolio consisted of variable rate loans tied to the prime interest rate. The prime rate increased from 6.0% in January 1993 to 8.50% in December 1995. This rise in prime interest rate, coupled with the growth in the commercial loan portfolio of 59.6% over the three years, significantly contributed to the increase in interest income on commercial loans. The steady growth in commercial loans over the period from 1993 to 1995 was largely due to the addition of a new board member in 1991 from the neighboring community of Fremont. This new board member was instrumental in attracting new commercial business for Community. Also this growth in commercial loans was due to competitive pricing of commercial loans and word-of-mouth advertising.

     In an effort to meet increasing loan demand and as part of Community's strategy to improve the matching of assets and liabilities re-pricing in one to five years, during 1995 management offered a promotion on certificates of deposit with similar maturities. This promotion resulted in an increase in volume of certificates of deposit of approximately $1.5 million and contributed to the increase in interest expense for 1994 of approximately $206,000.

     Changes in the mix and volume of assets and liabilities, and the yields and rates earned or paid have a significant impact on earnings. The schedules titled DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS'


                      -107-
EQUITY and VOLUME/RATE ANALYSIS included in the statistical information starting on page 117 provide additional detail of how changing yields and volume affected Community's net interest income, rate spread and net interest margin.

     The provision for loan loss increased $37,400 or 149.6% between 1995 and 1994, and $18,200 or 267.6% between 1994 and 1993. This increase was necessitated by an increase in net charge-offs as a percentage of the reserve balance of 9.1% between 1995 and 1994, and also a desire to build the reserve balance as a percentage of total loans. The reserve for loan losses as a percent of total loans grew from 1.0% at December 31, 1993 to 1.2% at December 31, 1995. Over the same period, nonperforming loans as a percentage of the reserve balance declined 20.6%.

     The provision for loan losses is the amount necessary to adjust the reserve for loan losses to an amount which represents management's assessment of the losses inherent in Community's loan portfolio. Management grades each loan based on its judgment of collectibility of the loan. Each loan is assigned a percentage based on the loan grade which determines the amount of reserve for loan loss for that loan. Management also provides a reserve amount for nonspecific loans which is determined based on its analysis of recent loss experience, current economic conditions and trends, trends in past due and nonaccrual loans, and risk characteristics of various categories and concentrations of loans.

     There is a higher level of risk associated with commercial loans due to the fact that often these loans are unsecured with repayment dependent on cash flows of the customer. Approximately 93% of Community's commercial loans at December 31, 1995 were secured by commercial real estate or other collateral which serves to mitigate this risk. Also, management monitors all working capital commercial loans by obtaining annual financial statements and other pertinent accounting records from commercial customers.

     Other non-interest expense decreased by $41,013 or 3.5% in 1995. This net decrease resulted primarily from a decrease in pension expense of $42,484 due to amending the benefit formula in Community's defined benefit plan and a decrease of $22,454 due to an FDIC rebate and a decrease in deposit insurance premiums during 1995. Costs related to the merger with Valley Ridge, which will be accounted for as a pooling-of-interests, are expensed in the period incurred. These costs totaled $32,534 for 1995 and were included in non-interest expense for the year.

     Other non-interest expense increased by $93,299 or 8.5% in 1994 and $24,530 or 2.3% in 1993. These increases in 1994 were primarily due to increased pension and employee insurance costs of approximately $24,000 associated with the death of the former president of the subsidiary bank. Also, consulting fees increased approximately $23,000 in 1994 due to costs incurred in amending Community's defined benefit plan.


                      -108-
     Return on average total assets was 1.42% in 1995 which was an improvement from 1.17% and .96% in 1994 and 1993, respectively. Return on average equity was 17.34% in 1995, 15.33% in 1994 and 13.59% in 1992.

     FINANCIAL CONDITION. Total assets of $28,744,181 at December 31, 1995 was an increase of $4,568,699 or 18.9% from December 31, 1994. This increase was funded partially by an increase of $3,457,675 or 15.8% in deposits (primarily time deposits) and a draw of $800,000 in September 1995 on the Federal Home Loan Bank line of credit. The increase in shareholder's equity of $343,634 or 17.8% from December 31, 1994 was due entirely to retention of earnings. Capital growth kept pace with asset growth during 1995. Average total equity to average total assets was 8.2% at December 31, 1995.

     Total assets decreased by 2.1% to $24,175,482 as of December 31, 1994 from $24,697,382 as of December 31, 1993, a decrease of $521,900. Total liabilities decreased by $775,683 to $22,241,410, a 3.4% decrease from December 31, 1993, and deposits decreased by 3.5% or $803,886 to $21,911,482. Shareholders' equity increased $253,783 to $1,934,072, a
15.1% increase, primarily through retention of earnings. The above variances and percentages are reflective of management's strategy for 1994 of improving profits and controlling growth.

     Community was in a federal funds sold position of $2.8 million at December 31, 1995. Total cash and cash equivalents, federal funds sold and investments maturing in one year or less equaled 27.1% of total assets at December 31, 1995. Total loan to deposit ratio was 74.7% at December 31, 1995. Total loans increased by 9.1% to $19,182,278, an increase of $1,593,434 during 1995. The quality of the loan portfolio continued to remain excellent.

     LIQUIDITY. The liquidity position of Community is monitored for Community and Grant to ensure that funds are available at a reasonable cost to meet financial commitments and to finance business expansion.
Management meets quarterly to review the mix of the subsidiary's balance sheet and to monitor liquidity, capital adequacy, growth, risk and profitability goals.

     Community's subsidiary bank derives liquidity primarily through federal funds sold, core deposit growth and investment securities. As of December 31, 1995, core deposits totaled $20.6 million and equaled 93.9% of total deposits. Total core deposits increased approximately $2.3 million during 1995. Additionally, Community's subsidiary bank can borrow up to $4 million from the FHLB for short-term purposes.

     Liquidity of Community is managed to provide funds to pay dividends to shareholders, service debt and satisfy other operating requirements. Community's primary source of liquidity is dividends from Grant. During 1995, Community received $64,348 in dividends from Grant and paid $26,748 in dividends to its shareholders.

                      -109-
     Cash flows from operating activities in 1995 were $600,544 compared to $319,259 in 1994 and $415,496 in 1993. The increase in 1995 is partially due to an increase in net earnings for the year over the prior two years.

     Net cash has been used by investing activities in each of the three years. This was caused primarily by the increase in commercial loans for all three years. Net cash flows were used in financing activities for 1994 due to a decrease in deposits for that year. This decrease in deposits during 1994 was due to large withdrawals of deposits at December 31, 1994 by two customers of Community. Net cash flows were provided from financing activities in 1995 primarily due to significant growth in deposits in 1995 and proceeds from a draw on the FHLB line of credit. The growth in deposits in 1995 are largely the result of a promotion run during the year where favorable rates were offered on certificates of deposit.

     Interest rate risk generally arises when the maturity or repricing structure of Community's assets and liabilities differs significantly. Asset/liability management, which addresses such risk, is the process of developing, testing and implementing strategies that seek to maximize net interest income, maintain sufficient liquidity and minimize exposure to significant changes in interest rates.

     Generally, management seeks a structure that insulates net interest income from large swings attributable to changes in market interest rates. The following table represents Community's "Rate Sensitivity Analysis" at December 31, 1995.

                         RATE SENSITIVITY ANALYSIS
                          (DOLLARS IN THOUSANDS)
                                        ONE YEAR  EARNINGS   RESULTING
                                           GAP     RATIO       AMOUNT
RATE-SENSITIVE ASSETS
 Loans:
      Fixed rate < one year             $ 3,038     100%     $ 3,038
      Floating rate < one year            8,191     100        8,191
 Securities:
      Fixed rate < one year               1,815      67        1,216
      Floating rate < one year              500      82          410
      Federal funds sold                  2,800      99        2,772

         TOTAL RATE-SENSITIVE
           ASSETS                       $16,344              $15,627





                      -110-

                                        ONE YEAR  EARNINGS   RESULTING
                                           GAP     RATIO       AMOUNT
RATE-SENSITIVE LIABILITIES
 Savings                                $ 5,069      30%     $ 1,521
 Money market accounts                    2,043      40          817
 NOW accounts                             5,286      40        2,114
 CD's > $100m                               610      90          549
 CD's < $100m                             2,970      84        2,495
 Other borrowings (fixed rate)              800      20          160

         TOTAL RATE-SENSITIVE
           LIABILITIES                  $16,778              $ 7,656

RATE-SENSITIVE GAP                      $  (434)             $ 7,971

Total assets                            $28,958              $28,958

GAP as % of total assets                  (1.50)%              27.52%

Estimated net income
 if prime rises 1%                      $    80

Estimated net income
 if prime falls 1%                      $   (80)

     The earnings ratio represents the ratio of the change in product pricing given a change in the driver rate. The prime rate has been used as the driver rate. The earnings ratio represents the number of basis points product pricing will change if prime changes 100 basis points. Standard earnings ratios were developed for estimating each balance sheet item's rate sensitivity.

     The above table is used by management to monitor Community's positioning for interest rate movements. At December 31, 1995, the estimated effect on net income if the prime interest rate rises or falls by 1% is an increase of $80,000 or decrease of $80,000, respectively. After adjusting the rate sensitive assets and liabilities for the earnings change ratios, the liability sensitive gap of $434,000 actually becomes an asset sensitive gap of $7,971,000. Management's plan to reduce the above estimated impact on earnings is to promote growth in short term deposits and encourage longer term commercial loans. Also, management believes that it could raise fees on commercial loans, remaining competitive in its market, which would offset any negative impact from downward interest rate shifts.

     The following table shows the interest sensitivity gaps for four different time intervals as of December 31, 1995.

                      -111-

                      INTEREST RATE SENSITIVITY GAPS
                          AS OF DECEMBER 31, 1995
                          (DOLLARS IN THOUSANDS)

                                                  MATURITY OR REPRICING FREQUENCY
                                       3 MONTHS    3-12 MONTHS      1-5 YEARS   5 YEARS +
      INTEREST EARNING ASSETS
         Loans:
           Fixed                       $   768        $2,270         $7,744      $  209
           Variable                      8,191             -              -           -
         Investment securities             500         1,815            511           -
         Federal funds sold              2,800             -              -           -

              TOTAL                     12,259         4,085          8,255         209


      INTEREST BEARING LIABILITIES
         Certificates of deposit         1,631         1,949          4,897           -
         Savings accounts                5,069             -              -           -
         Money market accounts           2,043             -              -           -
         NOW accounts                    5,286             -              -           -
         FHLB note                           -           800              -           -

              TOTAL                     14,029         2,749          4,897           -

      INTEREST SENSITIVITY GAP          (1,770)        1,336          3,358         209

      CUMULATIVE GAP                   $     -        $ (434)        $2,924      $3,133

     The above table is based on contractual terms. Savings accounts, money market accounts and NOW accounts are subject to immediate withdrawal and are presented as repricing in the earliest period presented. Community is liability sensitive in periods out to twelve months. Again, the liability sensitive position for the 0 - 12 month interval as presented in the table actually becomes an asset sensitive position after considering the effect of the earnings change ratios in the previous table and the fact that each rate sensitive asset and liability do not change by the same amount.

     The 1-5 years period has a cumulative positive gap of $2,924,000. The writing of certificates of deposit with 1-5 year maturities served to offset the increase in fixed rate commercial and mortgage loans with similar maturities. The cumulative gap increases to $3,133,000 for all periods presented.

     Management strives to evenly match assets and liabilities maturing or repricing over the twelve month period and maintain a positive cumulative

                      -112-
gap for the periods of one to five years. Management's current strategy to reduce the asset sensitive position in the 1-5 year interval includes continuing to promote certificates of deposit with 1-5 year maturities.

     Community's asset/liability management committee meets quarterly, or more often as needed, to review gap positions, determine management strategies for loan and deposit pricing, make decisions regarding purchases and sales of securities, and determine borrowing needs.

     CAPITAL RESOURCES. Management closely monitors capital levels to provide for current and future business needs and to comply with regulatory requirements. As summarized below, Community's capital ratios were well in excess of regulatory standards.

                        COMMUNITY BANK CORPORATION
                              CAPITAL RATIOS
                          (DOLLARS IN THOUSANDS)
                                                         DECEMBER, 1995
 Tier 1 (core) capital:
      Stockholders' equity                                  $ 2,277
           Less:  goodwill and other
              disallowed intangibles                              -
           Less:  unrealized losses                               -

              TOTAL TIER 1 CAPITAL                            2,277

 Tier 2 capital:
      Eligible allowance for loan losses                        225

              TOTAL TIER 2 CAPITAL                              225

              TOTAL CAPITAL                                 $ 2,502

 Assets:

      Risk - weighted assets (net)                          $19,580

      Average quarterly assets (net)                        $27,295

 Risk-based ratios:

      Tier 1 (minimum - 4.0%)                                 11.58%

      Total (minimum - 8.0%)                                  12.73%

      Tier 1 leverage (minimum - 3.0%)                         8.31%

                      -113-
     Since year-end 1993, capital growth of 35.6% out paced asset growth of 16.4% for the same period and is reflective of sound earnings retention. During 1996, management projects that assets will grow by $1.3 million or approximately 5%. Asset growth will be funded through retained earnings and core deposit growth. Capital growth is expected to keep pace with asset growth because of improving earnings and moderate dividends.

     IMPACT OF INFLATION. Substantially all of the assets and liabilities of a financial institution are monetary. Therefore, inflation generally has a less significant impact on financial institutions than do fluctuations in market interest rates. Inflation can lead to accelerated growth in non-interest expenses, which can adversely impact results of operations. Additionally, inflation may impact the rate of deposit growth and necessitate increased growth in equity to maintain a strong capital position. Management believes the most significant impact on financial results is Community's ability to respond to changes in interest rates. Community seeks to protect net interest income from the adverse effects of interest rate fluctuations through its asset/liability management program.

     IMPACT OF ACCOUNTING STANDARDS EFFECTIVE IN FUTURE PERIODS. The FASB issued SFAS No. 122 "Accounting for Mortgage Servicing Rights" in May 1995. This Statement changes the accounting for mortgage servicing rights retained by the loan originator. Under this Statement, an entity that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or secures those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. Under current practice, all such costs are assigned to the loan. The costs allocated to mortgage servicing rights will be recorded as a separate asset and amortized in proportion to, and over the life of, the net servicing income. The carrying value of the mortgage servicing rights will be periodically evaluated for impairment.

     Management does not expect SFAS No. 122 to have a material effect on Community's financial position or results of operations upon implementation. The Statement is effective for Community in 1996.

     In March 1995, the FASB issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Statement requires review of such assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the



                      -114-
asset. The Statement is effective for financial statements for fiscal years beginning after December 15, 1995. Community will adopt SFAS No. 121 effective January 1, 1996. Its adoption is expected to have no material effect on Community's financial position or results of operations.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require entities to use a fair value based method to account for stock-based compensation plans. If the fair value accounting encouraged is not adopted, entities must disclose the pro-forma effect on net income and on earnings per share had the accounting been adopted. The Statement also requires accounting at fair value for all transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. Its adoption is not expected to have a material effect on Community's financial position or results of operations.




































                      -115-
AUDITED CONSOLIDATED FINANCIAL STATEMENTS



















                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
                           FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




























                      -116-

GAVIGAN BURKHART FREEMAN & CO. [LOGO]
CERTIFIED PUBLIC ACCOUNTANTS





THOMAS H. GAVIGAN, C.P.A. 1935-1995
ROBERT D. BURKHART, C.P.A.
GEORGE J. FREEMAN, JR. C.P.A.
WARREN W. CLINE, III, C.P.A.
DENNIS L. BOGARD, C.P.A.
MARK G. GODEK C.P.A.




                       INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
  OF COMMUNITY BANK CORPORATION AND SUBSIDIARY

We have audited the accompanying consolidated balance sheets of Community Bank Corporation and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Bank Corporation and Subsidiary as of December 31, 1995 and








                      -117-
1994, and the results of their operations and their cash flows for the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.






                              S/ GAVIGAN BURKHART FREEMAN & CO PLLC
                              GAVIGAN BURKHART FREEMAN & CO., P.L.L.C.

January 17, 1996
Traverse City, Michigan

Offices:

1010 SOUTH GARFIELD
TRAVERSE CITY,
MICHIGAN 49686
(616) 947-7800
(616) 947-0348 FAX

Also:

1999 Walden Drive
Gaylord,
Michigan 49735
(517) 732-1000
(517) 732-5698 FAX





















                      -118-

                 COMMUNITY BANK CORPORATION AND SUBSIDIARY

                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                                            DECEMBER 31,
                                                       1995              1994
CASH AND CASH EQUIVALENTS
  Cash and due from banks                          $ 2,671,951       $ 1,860,391
  Federal funds sold                                 2,800,000                 -

       Total cash and cash equivalents               5,471,951         1,860,391


INVESTMENT SECURITIES (notes 1 and 2)
  Securities available for sale
    Mortgage backed securities                               -                 -
    Other securities                                 3,022,581         1,000,400
  Securities to be held to maturity
    (fair value: 1994 - $2,529,750)                          -         2,561,512

       Total investment securities                   3,022,581         3,561,912

LOANS:
  Loans, gross (notes 1 and 4)                      19,182,278        17,588,844
  Less:  allowance for loan losses                     225,502           179,628

       Total net loans                              18,956,776        17,409,216


BANK PREMISES AND EQUIPMENT, NET
  (notes 1 and 5)                                      906,816           927,943


INTEREST RECEIVABLE                                    288,399           277,894



OTHER ASSETS, NET                                       97,658           138,126



       TOTAL ASSETS                                $28,744,181       $24,175,482

See accompanying notes


                      -119-

                   LIABILITIES AND SHAREHOLDERS' EQUITY

                                                            DECEMBER 31,
                                                       1995              1994
DEPOSITS
  Non-interest bearing deposits                    $ 4,493,003       $ 4,113,997
  Interest bearing deposits
    NOW accounts                                     7,329,634         6,932,535
    Savings                                          5,069,460         5,013,422
    Time certificates of deposit (note 6)            8,477,060         5,851,528

       Total deposits                               25,369,157        21,911,482

SHORT TERM BORROWINGS
  Federal funds purchased                                    -           100,000
  Federal Home Loan Bank                               800,000

ACCRUED INTEREST PAYABLE AND OTHER
  LIABILITIES                                          297,328           220,928

OTHER BORROWINGS                                             -             9,000

       TOTAL LIABILITIES                            26,466,485        22,241,410


COMMITMENTS, CONTINGENCIES AND
  CONCENTRATION (note 8)

SHAREHOLDERS' EQUITY
  Common stock - without par value;
    200,000 shares authorized; 76,424
    issued and outstanding in 1995
    and 1994, respectively                             849,077           849,077
  Retained earnings                                  1,421,619         1,084,695
  Net unrealized appreciation on
    securities available for sale, net
    of tax of $3,000 and $100 at
    December 31, 1995 and 1994,
    respectively (notes 1 and 2)                         7,000               300

       TOTAL SHAREHOLDERS' EQUITY                    2,277,696         1,934,072

       TOTAL LIABILITIES AND SHAREHOLDERS'
            EQUITY                                 $28,744,181       $24,175,482



                      -120-

                 COMMUNITY BANK CORPORATION AND SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF EARNINGS
                                                                    YEAR ENDED DECEMBER 31,
                                                           1995              1994           1993
INTEREST INCOME
  Interest and fees on loans                            $1,986,374        $1,619,486     $1,459,025
  Interest on investment securities
   Taxable U.S. Government obligations                     155,388           185,730        186,943
   Other securities                                         21,941             1,845         38,457
   Non-taxable obligations of state and
     political subdivisions                                  8,301            19,724         26,153
  Interest on federal funds sold                            77,189            63,553         45,167

     Total interest income                               2,249,193         1,890,338      1,755,745

INTEREST EXPENSE
  Interest on deposits                                     710,926           501,272        553,892

NET INTEREST INCOME                                      1,538,267         1,389,066      1,201,853

PROVISION FOR LOAN LOSSES (notes 1 and 3)                   62,400            25,000          6,800

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                        1,475,867         1,364,066      1,195,053

OTHER INCOME (note 10)                                     225,816           232,089        215,535

OTHER EXPENSE (note 10)                                  1,148,011         1,189,024      1,095,725

EARNINGS BEFORE INCOME TAXES                               553,672           407,131        314,863

INCOME TAXES (note 6)                                      190,000           126,900         94,000

NET EARNINGS                                           $   363,672        $  280,231     $  220,863

NET EARNINGS PER SHARE OF COMMON STOCK
  (note 1)                                             $      4.76        $     3.67     $     2.94

See accompanying notes







                      -121-

                 COMMUNITY BANK CORPORATION AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                                                        NET
                                                                                     UNREALIZED
                                                                                    APPRECIATION         TOTAL
                                                                                    ON SECURITIES        SHARE-
                                            COMMON STOCK              RETAINED        AVAILABLE         HOLDERS'
                                      SHARES          AMOUNT          EARNINGS        FOR SALE           EQUITY
BALANCE AT JANUARY 1,
 1993                                 73,194         $805,472       $  636,386         $    -          $1,441,858

NET EARNINGS                               -                -          220,863              -             220,863

CASH DIVIDENDS DECLARED                    -                -          (26,037)             -             (26,037)

ISSUANCE OF STOCK                      3,230           43,605                -              -              43,605

BALANCE AT DECEMBER 31,
 1993                                 76,424          849,077          831,212              -           1,680,289

NET EARNINGS                               -                -          280,231              -             280,231

CASH DIVIDENDS DECLARED                    -                -          (26,748)             -             (26,748)

NET CHANGE IN UNREALIZED
 APPRECIATION ON
 SECURITIES AVAILABLE
 FOR SALE, NET OF
 TAX OF $100                               -                -                -            300                 300

BALANCE AT DECEMBER 31,
 1994                                 76,424          849,077        1,084,695            300           1,934,072

NET EARNINGS                               -                -          363,672              -                   -

CASH DIVIDENDS                             -                -          (26,748)             -             (26,748)

NET CHANGE IN UNREALIZED
 APPRECIATION ON
 SECURITIES AVAILABLE
 FOR SALE                                  -                -                -          6,700               6,700

BALANCE AT DECEMBER 31,
 1995                                 76,424         $849,077       $1,421,619         $7,000          $2,277,696

See accompanying notes
                      -122-

                 COMMUNITY BANK CORPORATION AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                             YEAR ENDED DECEMBER 31,
                                                                  1995               1994                1993
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings                                                 $  363,672         $  280,231          $  220,863
  Adjustments to reconcile net earnings
   to net cash provided from operations:
   Depreciation and amortization                                   55,688             62,264              66,165
   Amortization of investment premiums                             16,731             14,571              17,273
   Provision for loan losses                                       62,400             25,000               6,800
   Gain on sale of investment security                               (300)                 -                   -
   Deferred federal income taxes                                  (22,000)            14,600              (9,500)
   (Increase) decrease in assets:
     Interest receivable and other assets                          25,964            (11,010)             25,073
   Increase (decrease) in liabilities:
     Interest payable and other accrued expenses                   98,399            (66,397)            106,095

        NET CASH FLOWS FROM OPERATING ACTIVITIES                  600,544            319,259             432,769

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of bank premises and equipment                        (34,561)          (133,860)            (19,712)
  Maturities of held to maturity investment securities          1,000,000          1,025,780           2,265,797
  Purchases of held to maturity investment securities            (800,000)          (500,000)         (1,500,000)
  Proceeds from sales of available for sale investment
   securities                                                     500,300                  -                   -
  Purchases of available for sale investment securities          (166,700)                 -                   -
  Decrease in other assets                                              -                  -               6,029
  Net increase in loans                                        (1,609,960)        (2,456,881)         (1,081,460)

        NET CASH FLOWS FROM INVESTING ACTIVITIES               (1,110,921)        (2,064,961)           (329,346)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issue stock                                                           -                  -              43,605
  Net increase (decrease) in deposits                           3,457,675           (803,886)            946,679
  Dividends paid                                                  (26,748)           (26,748)            (26,037)
  Increase in short-term borrowings                               800,000                  -                   -
  Payments of long-term debt                                       (9,000)           (20,000)            (64,899)
  Net increase (decrease) on federal funds purchased             (100,000)           100,000                   -

        NET CASH FLOWS FROM FINANCING ACTIVITIES                4,121,927           (750,634)            899,348






                                      -123-
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                              3,611,560         (2,496,336)          1,002,771

CASH AND CASH EQUIVALENTS - BEGINNING                           1,860,391          4,356,727           3,353,956

CASH AND CASH EQUIVALENTS -  ENDING                            $5,471,951         $1,860,391          $4,356,727

See accompanying notes










































                      -124-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

          NATURE OF OPERATIONS

          Community Bank Corporation (Community) is a Michigan bank holding company with its headquarters in Grant, Michigan. Community was formed on February 16, 1990. Community is the parent company of Grant State Bank (Grant), which is Community's only subsidiary.

          Community and Grant are engaged in the business of commercial banking and other related activities. Grant is a full service bank offering customary commercial banking services which include commercial and retail loans, business and personal checking accounts, savings and individual retirement accounts, time deposit instruments, automated transaction machine services, money transfer services and safe deposit facilities.

          The principal markets for Community's financial services are presently the Michigan communities in which Grant's offices are located and the areas immediately surrounding those communities. Community and Grant serve these markets through two offices located in Grant and Newaygo, Michigan.


          ACCOUNTING POLICIES

          The accounting and reporting policies of Community and Grant conform to generally accepted accounting principles and to general practice within the banking industry.

          PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of Community and its wholly-owned subsidiary Grant. All significant intercompany balances and transactions have been eliminated in consolidation.

          INVESTMENT SECURITIES

          Investment securities are classified in two categories and accounted for as follows.

          - SECURITIES TO BE HELD TO MATURITY. U.S. Government securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted

                      -125-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          INVESTMENT SECURITIES - CONTINUED

             for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

          - SECURITIES AVAILABLE FOR SALE. Securities available for sale consist of U.S. Government securities not classified as securities to be held to maturity. Such securities might be sold prior to maturity due to changes in interest rates, prepayment risks, yield and availability of alternative investments, liquidity needs or other factors.

          Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount and as a separate component of shareholders' equity until realized.

          Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

          LOANS

          Loans are stated at their principal amount outstanding, net of an allowance for loan losses. Interest on loans is accrued daily based on the outstanding principal balance. Loan origination costs are recognized ratably over the term of the loan.

          ALLOWANCE FOR LOAN LOSSES

          The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic


                      -126-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          ALLOWANCE FOR LOAN LOSSES - CONTINUED

          and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

          Statement of Financial Accounting Standards No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, was adopted on January 1, 1995. Under this standard, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to be increased, such increase is reported as an expense through an increase in the provision for loan losses. Adoption of this standard resulted in no effect on the provision for loan loss expense.

          The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as increases or decreases in the provision for loan losses.

          OTHER REAL ESTATE

          Other real estate acquired is carried at the lower of cost or market value. When the property is acquired through foreclosure, any excess of the related loan balance over market value is charged to the allowance for loan losses. Subsequent write-downs or losses upon sale, if any, are charged to other operating expense. Collateral for loans which has been in-substance foreclosed is accounted for in the same manner as other real estate.

          GRANT'S PREMISES AND EQUIPMENT

          Grant's premises and equipment are stated at cost, less accumulated depreciation computed on the straight-line and accelerated methods, over the estimated useful lives of the assets.
                      -127-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          FEDERAL INCOME TAXES

          Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Financial Accounting Standards Board Statement No. 109, ACCOUNTING FOR INCOME TAXES. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

          PENSION PLAN

          Pension costs, assets and liabilities related to Grant's defined benefit pension plan are accounted for in accordance with the requirements of Financial Accounting Standards Board Statement No. 87, EMPLOYERS' ACCOUNTING FOR PENSIONS. For financial reporting purposes, the projected unit credit method is utilized for measuring net periodic pension cost over the estimated average service lives of employees. Grant's funding policy, if earnings permit, is to contribute the maximum amount deductible for federal income tax purposes.

          CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, cash equivalents include amounts due from banks and federal funds sold.

          BOOK VALUE PER SHARE

          Book value per share is calculated by dividing shareholders' equity by the number of shares outstanding and amounted to $29.80 and $25.31 at December 31, 1995 and 1994, respectively.

          EARNINGS PER SHARE

          Earnings per share have been calculated based on the weighted average number of shares outstanding during the years presented.

                      -128-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          EARNINGS PER SHARE - CONTINUED

          The number of shares used in the computation of earnings per share is 76,424, 76,424 and 75,005 for the years ended December 31, 1995, 1994 and 1993, respectively.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          RECLASSIFICATIONS

          Certain 1994 and 1993 amounts have been reclassified to conform to the 1995 presentations.
























                      -129-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 2 -  INVESTMENT SECURITIES

          The carrying amount of investment securities and their fair values as of December 31, 1995 and 1994 are as follows:

                                                                      AVAILABLE FOR SALE
                                                                      GROSS         GROSS           ESTIMATED
                                                    AMORTIZED       UNREALIZED    UNREALIZED         MARKET
          1995                                         COST           GAINS         LOSSES           VALUE
          Obligations of U.S.
            government agencies                     $2,014,131       $11,000       $      -        $2,025,131

          Obligations of states and
            political subdivisions                     800,000             -              -           800,000

          Other securities                             197,450             -              -           197,450

                                                    $3,011,581       $11,000       $      -        $3,022,581

          1994

          Obligations of U.S.
            government agencies                     $1,000,000       $   400       $      -        $1,000,400

                                                                       HELD TO MATURITY
                                                                      GROSS         GROSS           ESTIMATED
                                                    AMORTIZED       UNREALIZED    UNREALIZED         MARKET
          1994                                         COST           GAINS         LOSSES           VALUE
          Obligations of U.S.
            government agencies                     $2,030,762       $     -       $(31,762)       $1,999,000

          Obligations of states and
            political subdivisions                     500,000             -              -           500,000

          Other securities                              30,750             -              -            30,750

                                                    $2,561,512       $     -       $(31,762)       $2,529,750


                      -130-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 2 -  INVESTMENT SECURITIES - CONTINUED

          The amortized cost and estimated market value of debt securities at December 31, 1995, by contractual maturity, are shown below.

                                                          AVAILABLE FOR SALE

                                                                       ESTIMATED
                                                       AMORTIZED        MARKET
                                                         COST            VALUE
          Due in one year or less                     $2,505,207       $2,512,268
          Due after one year through five years          506,374          510,313
          Due after five years through ten years               -                -
          Due after ten years                                  -                -

               Total                                  $3,011,581       $3,022,581

          Investment securities with a carrying amount of $200,000 at December 31, 1995 and 1994, were pledged to secure public deposits. Investment securities with a carrying amount of $1,985,831 at December 31, 1995 were pledged to secure short-term borrowings as of the same date.


NOTE 3 -  LOANS

          Major classifications of loans are as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                       1995              1994
          Commercial, financial and
            agricultural                           $ 9,508,678       $ 8,266,185
          Installment loans to individuals           3,269,402         3,082,584
          Real estate mortgage                       6,031,393         5,888,418
          Lease financing                              372,805           351,657
              Total loans                           19,182,278        17,588,844
          Less allowance for loan losses               225,502           179,628

              Net loans                            $18,956,776       $17,409,216

          Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $28,000, $80,000, and $49,000

                      -131-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 3 -  LOANS - CONTINUED

          in 1995, 1994 and 1993, respectively. If interest on those loans had been accrued, such income would have approximated $855, $4,200, and $2,800 in 1995, 1994 and 1993, respectively. No interest income on those loans was actually collected after those loans were placed on nonaccrual status.

NOTE 4 -  ALLOWANCE FOR LOAN LOSSES

          Changes in the allowance for loan losses were as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                 1995           1994         1993
          Balance, beginning of year           $179,628       $151,381     $139,111
          Provision charged to operations        62,400         25,000        6,800
          Loans charged off                     (47,126)       (30,565)     (41,102)
          Recoveries of loans charged off        30,600         33,812       46,572

               Balance, end of year            $225,502       $179,628     $151,381

          IMPAIRED LOANS

          The average investment in impaired loans during 1995 was $48,900. No interest income was recognized on these impaired loans during 1995.

          Information regarding impaired loans as of December 31, 1995 is as follows:

          Balance of impaired loans                            $27,818

          Less portion for which no allowance
            for loan losses is allocated                             -

          Portion of impaired loan balance for
            which an allowance for credit
            losses is allocated                                $27,818

          Portion of allowance for loan losses
            allocated to the impaired loan
            balance                                            $19,639

                      -132-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 5 -  BANK PREMISES AND EQUIPMENT

          Major classifications of these assets are summarized as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                        1995              1994
          Land and land improvements                $  189,114        $  189,114
          Buildings and building improvements          727,441           720,522
          Furniture and fixtures                       431,847           406,775
          Computers                                    218,001           215,617
          Automated teller machines                     89,707            89,709

              Total cost                             1,656,110         1,621,737

          Less accumulated depreciation and
            amortization                               749,294           693,794

              Undepreciated cost                    $  906,816        $  927,943

          Depreciation and amortization expense amounted to $55,688, $62,264, and $66,165 in 1995, 1994 and 1993, respectively.


NOTE 6 -  TIME CERTIFICATES OF DEPOSIT

          Included in time deposits are certificates of deposits in amounts of $100,000 or more. These certificates and their remaining maturities are as follows:

          These such certificates of deposit totaled $1,344,069 and $200,000 as of December 31, 1995 and 1994, respectively.

          Interest expense attributable to the above deposits amounted to $41,159, $817, and $25,417 in 1995, 1994 and 1993, respectively.











                      -133-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 7 -  INCOME TAXES

          Federal income tax is comprised of the following components:

                                                      YEAR ENDED DECEMBER 31,
                                                 1995          1994          1993
          Currently payable                    $212,000      $112,500      $107,500
          Deferred tax expense (credit):
            Accrual to cash adjustment           (8,000)       25,100       (10,300)
            Depreciation                          4,000         4,500         5,900
            Loan loss reserve                   (19,200)            -             -
            Other, net                            1,200       (15,200)       (9,100)

                Total                          $190,000      $126,900      $ 94,000

          Federal income tax expense differed from the amount computed by applying the statutory rate of 34% to income before federal income taxes as follows:

                                                                     YEAR ENDED DECEMBER 31,
                                                               1995          1994          1993
          Computed "expected" tax                            $199,700      $136,600      $104,900
          Increase (decrease) in tax resulting from:
             Tax-exempt investment and loan
               income                                         (11,800)       (9,300)      (10,400)
             Interest expense associated with
               carrying certain tax-exempt
               investments and loans                            1,900         1,500         1,700
             Other, net                                           200        (1,900)       (2,200)

                    Total                                    $190,000      $126,900      $ 94,000

          Federal income tax payable of $99,697 and $13,528 is included in other accrued expenses at December 31, 1995 and 1994, respectively.






                      -134-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 7 -  INCOME TAXES - CONTINUED

          The components of net deferred taxes consist of the following:

                                                    1995           1994
          Temporary differences:
             Accrual to cash                      $(64,200)      $(72,200)
             Depreciation                          (41,100)       (37,100)
             Loan loss Reserve                      27,800          8,600
             Other, net                              2,500          7,600

                Net deferred tax liability        $(75,000)      $(93,100)

          Deferred tax liabilities at December 31, 1995 and 1994 are included in other liabilities in the accompanying balance sheets.


NOTE 8 -  PENSION PLAN

          Grant sponsors a noncontributory defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service, age of employee and the employee's compensation during the last ten years of employment. Grant's funding policy is to contribute the maximum amount deductible through required quarterly payments and the balance after the end of the year. Plan assets were invested in certificates of deposit and other interest-bearing securities at December 31, 1995 and 1994.

             During 1995, Community amended the benefit formula in the defined benefit plan which resulted in a significant decrease in the projected benefit obligation and the provision for future salary increase as of December 31, 1995. Also there was a significant increase in the reported net unrealized gain from 1994. This was due to an overall improvement in the return on plan assets and due to the fact that the death benefits paid in 1995 on the death of the former president were paid from insurance policies funded through the plan rather than from plan assets.

          Pension expense amounted to $10,541, $53,025, and $45,395 in 1995, 1994 and 1993, respectively. These amounts are included in employee benefits in the accompanying consolidated statements of earnings.

                      -135-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 8 -  PENSION PLAN - CONTINUED

          The components of pension expense are as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                           1995         1994         1993
          Service cost - benefits earned during
            the period                                   $13,541      $32,207      $27,253
          Interest cost on the projected benefit
            obligation                                    16,726       32,391       28,005
          Less return (loss) on plan assets               46,990       (7,394)       9,432
          Net amortization and deferral                   27,264      (18,967)        (431)

             Total pension expenses                      $10,541      $53,025      $45,395

          The funded status of the plan and amounts recognized in the consolidated balance sheets are as follows:


























                      -136-

                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 8 -  PENSION PLAN - CONTINUED

                                                                  DECEMBER 31,
                                                              1995           1994
          Actuarial present value of projected
            benefit obligation:

          Accumulated benefit obligation:
                 Vested                                    $(174,467)     $(168,566)
                 Nonvested                                    (2,548)        (1,797)

          Provision for future salary increases              (66,290)      (137,868)

          Projected benefit obligation                      (243,305)      (308,231)

          Plan assets at fair value                          280,095        221,739

          Excess (deficiency) projected benefit
            obligation over plan assets                       36,790        (86,492)

          Unrecognized net (gain) loss                       (53,541)       (14,834)

          Unrecognized net transition (asset) liability      (18,170)       (19,567)

          Unrecognized prior service cost                     10,586         83,383

          Accrued pension cost                             $ (24,335)     $ (37,510)

          Major assumptions used:

                                                       1995         1994         1993
          Discount rate                                7.50%        7.50%        8.00%
          Rate of increase in compensation
            levels                                     4.00%        4.00%        4.00%
          Expected long-term rate of return
            on plan assets                             8.00%        8.00%        8.00%




                      -137-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 9 -  SHORT-TERM BORROWINGS

          In 1995 Community received a short-term advance from the Federal Home Loan Bank (FHLB) totaling $800,000. This advance requires monthly interest payments at a fixed rate of 5.93%. The principal repayment is to be made on June 17, 1996. This debt is collateralized by all assets of Grant up to the principal outstanding. The available advance amount is determined based on "eligible collateral" which consists of nonspecific loans within the mortgage portfolio and U.S. Treasury and Agency securities. The available advance amount was approximately $4,000,000 at December 31, 1995.


NOTE 10 - COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

          From time to time, Community is involved in legal matters in the ordinary course of business. Management and legal counsel believe that the ultimate resolution of current matters will not have a material effect on the consolidated financial statements.

          Grant also is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments represent commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement Grant has in particular classes of financial instruments.

          Grant's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. Grant uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.









                      -138-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 10 -   COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS - CONTINUED

                                                       CONTRACT OF NOTIONAL AMOUNT
                                                              DECEMBER 31,
                                                         1995             1994
          Financial instruments whose contract
             amounts represent credit risk:
             Commitments to extend credit             $1,632,000       $1,467,146

             Consumer unused lines of credit          $  532,000       $  448,000

             Letters of credit                        $   10,000       $        -

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Grant evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by Grant upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income producing commercial properties.

          Grant extends mortgage, commercial and consumer loans to customers located principally in their primary service area. In addition Grant holds significant amounts of debt securities of governmental entities outside their primary service area. Accordingly, Grant is affected by both local and national economic factors and conditions.


NOTE 11 - RELATED-PARTY TRANSACTIONS

          Certain officers and directors of Grant and companies in which they have ten percent or more beneficial ownership were indebted to Grant in the aggregate amount of $421,902 and $375,117 at December 31, 1995 and 1994, respectively. Such loans were made in the ordinary course of business in accordance with Grant's


                      -139-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 11 - RELATED-PARTY TRANSACTIONS - CONTINUED

          normal lending policies, including interest rate charged and collateralization, and do not represent more than a normal collection risk.

          The following table reports the activity during 1995 with respect to such loans reported above which in aggregate exceed $60,000 to any such persons.

            Balance at December 31, 1994                          $339,752
            New loans                                               69,400
            Repayments and Renewals                                 52,380

            Balance at December 31, 1995                          $356,772

NOTE 12 - OTHER INCOME AND EXPENSE

          Other income and expense are comprised of the following:

























                      -140-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 12 - OTHER INCOME AND EXPENSE - CONTINUED

                                                         YEAR ENDED DECEMBER 31,
                                                  1995            1994            1993
          OTHER INCOME
            Service fees                      $  214,908      $  210,586      $  207,304
            Other                                 10,908          21,503           8,231

              Total other income              $  225,816      $  232,089      $  215,535


          OTHER EXPENSE
            Salaries                          $  394,434      $  365,294      $  362,120
            Pensions and other employee
              benefits                           112,163         176,664         152,270
            Occupancy, net                       192,998         199,935         199,646
            Other operating
              Other insurance expense              9,556          17,140          25,908
              Advertising expense                 32,058          16,558          26,000
              Stationary, supplies and
                printing                          41,868          46,667          29,866
              Postage expense                     29,618          25,062          25,529
              Professional fees                   32,534               -               -
              Consulting fees                     55,767          69,735          46,732
              Outside service fees                15,038          23,614          25,076
              Directors fees                      35,000          29,287          27,000
              FDIC assessment                     25,456          47,910          46,060
              Other                              171,521         171,158         129,518

              Total other expense             $1,148,011      $1,189,024      $1,095,725

NOTE 13 - CASH FLOW SUPPLEMENTAL DISCLOSURES

                                                  YEAR ENDED DECEMBER 31,
                                             1995          1994          1993
          Interest paid                    $683,515      $494,587      $561,780

          Federal income taxes paid        $126,634      $164,544      $ 39,400

                      -141-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 13 - SUPPLEMENTAL DISCLOSURES TO THE STATEMENT OF CASH FLOWS -
          CONTINUED

          Upon the adoption of SFAS No. 115 during 1994, Grant transferred $1,000,000 from securities held to maturity to securities available for sale. During October 1995 the Financial Accounting Standards Board approved a one-time opportunity which allowed financial institutions to reclassify, without penalty, their investment securities prior to December 31, 1995. As a result, Grant transferred its entire portfolio of securities held to maturity of $2,300,312 to securities available for sale.

NOTE 14 - CONSOLIDATED DISCLOSURE OF FAIR VALUE

          The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by Grant using available market information and appropriate valuation methodologies. However, considerable judgement is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts Grant could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

          The following table presents the disclosure of estimated fair values:

                                                         DECEMBER 31, 1995
                                                     CARRYING            FAIR
                                                      AMOUNT             VALUE
          ASSETS
            Cash and cash equivalents              $ 5,471,951       $ 5,471,951
            Investment securities                    2,825,131         2,825,131
            Loans, net                              18,956,776        18,978,287
            FHLB and FRB stock                         197,450           197,450
            Accrued interest receivable                288,399           288,399

          LIABILITIES
            Deposits                                25,369,157        25,492,135
            Federal Home Loan Bank advances            800,000           801,532
            Accrued interest payable                    76,874            76,874

                      -142-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 14 - CONSOLIDATED DISCLOSURES OF FAIR VALUE - CONTINUED

          CASH AND CASH EQUIVALENTS

          For cash and cash equivalents, the carrying value is a reasonable estimate of fair value.

          INVESTMENT SECURITIES

          For securities available for sale, fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

          LOANS RECEIVABLE

          For certain homogeneous categories of loans, such as some residential mortgages, consumer loans, commercial real estate, etc., fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For those adjustable rate loans which had rate adjustments within the last six months or for those loans tied to a prime rate index, estimated fair values approximate carrying values. Both the carrying value and fair value of loans receivable are shown net of the allowance for loan losses.

          FHLB AND FRB STOCK

          The carrying value of the FHLB and FRB stock approximates the fair value.

          ACCRUED INTEREST RECEIVABLE

          The carrying value of accrued interest receivable approximates the fair value.

          DEPOSITS

          The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for borrowings of similar remaining maturities.



                      -143-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 14 - CONSOLIDATED DISCLOSURES OF FAIR VALUE - CONTINUED

          FEDERAL HOME LOAN BANK ADVANCES

          Rates currently available to Grant for FHLB advances with similar terms and remaining maturities are used to estimate the fair value to the existing advances.

          ACCRUED INTEREST PAYABLE

          The carrying value of accrued interest payable approximates the fair value.

          OFF-BALANCE SHEET INSTRUMENTS

          Grant's loan commitments, standby letters of credit and unused credit lines have been estimated to have no material fair value as such commitments are generally fulfilled at current market rates.


NOTE 15 - COMMUNITY BANK CORPORATION (PARENT COMPANY ONLY)
          CONDENSED FINANCIAL STATEMENTS

          CONDENSED BALANCE SHEETS
                                                             DECEMBER 31,
                                                        1995             1994
          ASSETS:

          Cash and due from banks                    $    2,419      $    1,256
          Investment in bank subsidiary               2,266,955       1,923,282
          Other assets                                   14,000          18,534

              TOTAL ASSETS                           $2,283,374      $1,943,072


          LIABILITIES AND SHAREHOLDERS' EQUITY:

          Total liabilities                          $    5,678      $    9,000
          Shareholders' equity                        2,277,696       1,934,072

              TOTAL LIABILITIES AND
                SHAREHOLDERS' EQUITY                 $2,283,374      $1,943,072

                      -144-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 15 - COMMUNITY BANK CORPORATION (PARENT COMPANY ONLY)
          CONDENSED FINANCIAL STATEMENTS - CONTINUED

          CONDENSED STATEMENTS OF INCOME
                                                           YEAR ENDED DECEMBER 31,
                                                     1995           1994           1993
          INCOME

          Dividends from bank subsidiary          $ 64,348       $ 48,725       $ 50,994

              Total                                 64,348         48,725         50,994

          EXPENSES

          Other operating expenses                  39,651          8,321         10,907

          Income before income tax and
            equity in undistributed
            earnings of bank subsidiary             24,697         40,404         40,087

          Income tax benefit                        (2,000)        (3,000)        (4,000)

          Equity in undistributed earnings
            of bank subsidiary                     336,975        236,827        176,776

          Net Income                              $363,672       $280,231       $220,863

















                      -145-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 15 - COMMUNITY BANK CORPORATION (PARENT COMPANY ONLY)
          CONDENSED FINANCIAL STATEMENTS - CONTINUED

          CONDENSED STATEMENTS OF CASH FLOWS
                                                                      YEAR ENDED DECEMBER 31,
                                                               1995           1994           1993
          Operating Activities
            Net income                                       $363,672       $280,231       $220,863
            Adjustments to reconcile net income to
               net cash provided by operating
               activities:
               Equity in undistributed earnings of
                 subsidiaries                                (336,975)      (236,827)      (176,776)
               Net increase in other assets                     4,536          3,610          2,560

                 Net cash provided by operating
                    activities                                 31,233         47,014         46,647

          Financial Activities
            Net change in notes payable                        (3,322)       (20,000)       (64,889)
            Cash dividends paid                               (26,748)       (26,748)       (26,037)
            Issuance of stock                                                      -         43,605

                 Net cash used by financing
                    activities                                (30,070)       (46,748)       (47,331)

          Net increase (decrease) in cash                       1,163            266           (684)

          CASH - BEGINNING                                      1,256            990          1,674

          CASH - ENDING                                      $  2,419       $  1,256       $    990

NOTE 16 - PLAN OF REORGANIZATION (UNAUDITED)

          In September of 1995, Community announced that they had signed a definitive agreement to merge with Valley Ridge Financial Corp., parent company of Kent City State Bank. The transaction will be structured as a tax-free exchange and will be accounted for under the pooling-of-interests method.




                      -146-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 17 - ACCOUNTING STANDARDS IMPLEMENTED IN 1995

          In May 1993, the FASB issued SFAS No. 114, and later amended by No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES (SFAS Nos. 114 and 118). Community adopted SFAS Nos. 114 and 118 as of January 1, 1995. Its adoption has had no material effect on Community's financial position or results of operations.

          SFAS Nos. 114 and 118 requires that impaired loans, as defined, be measured based on the present value of expected cash flows discounted at the loans' observable market price or at the fair value of collateral if the loan is collateral dependent. Under this standard, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loans losses to such loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as bad debt expense.

          Smaller-balance homogeneous loans are residential first mortgage loans secured by one-to-four family residences, residential construction loans, automobile, home equity and second mortgage loans and are collectively evaluated for impairment. Commercial loans and first mortgage loans secured by other than one-to-four family residences are evaluated individually for impairment.
          When credit analysis of borrower operating results and financial condition indicate the underlying ability of the borrower's business activity is not sufficient to generate adequate cash flow to service the business' cash needs, including Community's loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or less. Commercial credits are rated on a scale of 1 to 5, with grades 1 and 2 being pass grades, 3 being below average, 4 marginal and 5 poor. Loans graded 5 are considered impaired. Loans are generally moved to nonaccrual status and graded 5 when 90 days or more past due. Once a loan is evaluated as impaired, a loss is considered to have been identified, and loan loss reserve is allocated. An impaired loan is charged-off by management as a loss when deemed uncollectible, although collection efforts may continue and future recoveries may occur.

          SFAS Nos. 114 and 118 disclosures for impaired loans are not expected to be materially different from nonaccrual and renegotiated loan disclosures or nonperforming and past-due asset


                      -147-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 17 - ACCOUNTING STANDARDS IMPLEMENTED IN 1995 - CONTINUED

          disclosures. Management reviews loans delinquent 90 days or more to determine if interest accrual should be discontinued based on the estimated fair market value of the collateral. Under SFAS Nos. 114 and 118, the carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as bad debt expense, if reductions, or as reductions in bad debt expense.

          The average investment in impaired loans for the year ended December 31, 1995 was $48,900, with $855 interest income recognized on a cash basis. At December 31, 1995 there was $27,818 outstanding in impaired loans, with $27,818 for which an allowance for credit losses is allocated, and $0 for which no allowance for loan losses is allocated. The portion of the allowance for loan losses allocated to the impaired loan balance is $19,639 at December 31, 1995.

          As of December 31, 1995 and 1994, there were loans on nonaccrual status in the amounts of $27,818 and $80,342, respectively. If nonaccrual loans had been maintained current in accordance with their original terms, additional interest income of approximately $855 and $4,200 would have been recorded in the twelve months ended December 31, 1995 and 1994, respectively.

          In December 1991, the FASB issued SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. SFAS No. 107 was issued for the purpose of requiring financial statement disclosure about the fair value of all financial instruments. Financial instruments include both assets and liabilities recognized and not recognized in the balance sheet. This Statement is effective for entities with less than $150 million in total assets for fiscal years ending after December 15, 1995. Community has provided the required disclosures under SFAS No. 107 in the financial statements issued for the year ending December 31, 1995.

          In December 1994, the Accounting Standards Division of the AICPA approved SOP 94-6, DISCLOSURE OF CERTAIN SIGNIFICANT RISK AND UNCERTAINTIES. SOP 94-6 requires disclosures in the financial


                      -148-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 17 - ACCOUNTING STANDARDS IMPLEMENTED IN 1995 - CONTINUED

          statements beyond those now being required or generally made in the financial statements in the following areas: nature of operations, use of estimates in the preparation of financial statements, certain significant estimates and current vulnerability due to certain concentrations. The standard is effective for financial statements issued for fiscal years ending after December 15, 1995. Community has provided the required disclosures under SOP 94-6 in the financial statements issued for the year ending December 31, 1995.

          In December 1990, the FASB issued SFAS No. 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS. The Statement became effect for Community as of January 1, 1995, and establishes accounting standards for accounting for postretirement benefits other than pensions, principally postretirement health care benefits. Community offers no such benefits to its employees and, therefore, implementation of the standard had no effect on financial statements.


NOTE 18 - ACCOUNTING STANDARDS TO BE IMPLEMENTED IN FUTURE PERIODS

          In March 1995, the FASB issued SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Statement requires review of such assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. The Statement is effective for financial statements for fiscal years beginning after December 15, 1995. Community will adopt SFAS No. 121 effective January 1, 1996. Its adoption is expected to have no material effect on Community's financial position or results of operations.






                      -149-
                 COMMUNITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 18 - ACCOUNTING STANDARDS TO BE IMPLEMENTED IN FUTURE PERIODS -
          CONTINUED

          The FASB issued SFAS No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, in May 1995. This Statement changes the accounting for mortgage servicing rights retained by the loan originator. Under this Statement, an entity that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. Under current practice, all such costs are assigned to the loan. The costs allocated to mortgage servicing rights will be recorded as a separate asset and amortized in proportion to, and over the life of, the net servicing income. Management does not expect SFAS No. 122 to have a material effect on Community's financial position or results of operations upon implementation. The Statement is effective for Community in 1996.

          In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 encourages, but does not require, entities to use a fair value based method to account for stock-based compensation plans. If the fair value accounting encouraged is not adopted, entities must disclose the PRO FORMA effect on net income and on earnings per share had the accounting been adopted. The Statement also requires accounting at fair value for all transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. Its adoption is not expected to have a material effect on Community's financial position or results of operations.
















                      -150-
STATISTICAL INFORMATION





















                          STATISTICAL INFORMATION
            REGARDING COMMUNITY BANK CORPORATION AND SUBSIDIARY



























                      -151-

                    DISTRIBUTION OF ASSETS, LIABILITIES
                         AND STOCKHOLDERS' EQUITY
                                                               YEARS ENDED DECEMBER 31
                                                    1995                                      1994
                                     AVERAGE                    AVERAGE      AVERAGE                        AVERAGE
                                     BALANCE      INTEREST       RATE        BALANCE         INTEREST        RATE
                                                               (Dollars in Thousands)
Average assets:

Interest-earning assets:
 Taxable                               2,588          164        6.34%         3,040             187         6.15%
 Non-taxable <F1>                        445           33        7.49%           599              30         5.01%

   Total Securities                    3,033          197        6.51%         3,639             217         5.96%

Federal funds sold                     1,425           77        5.40%         1,615              64         3.96%
Loans <F2>                            18,393        1,986       10.80%        15,973           1,619        10.14%

   Total earnings assets              22,851        2,260        9.89%        21,227           1,900         8.95%

Nonaccrual loans                          28                                      70
Cash and due from banks                1,597                                   1,546
Other non-earning assets               1,325                                   1,272
Allowance for loan loss                 (204)                                   (165)

   Total assets                      $25,597                                 $23,950

Average liabilities:

Interest-bearing deposits
 Demand                                6,062          130        2.14%         7,835             165         2.11%
 Savings                               5,096          112        2.20%         5,093             101         1.98%
 Time                                  8,107          457        5.64%         5,634             233         4.14%
 Other                                   239           12        5.02%            19               2        10.53%

   Total interest-bearing
     liabilities                      19,504          711        3.64%        18,581             501         2.70%

Demand deposits                        3,700                                   3,333

 Total funds                          23,204                                  21,914
Other liabilities                        295                                     209

   Total liabilities                  23,499                                  22,123




                                      -152-
Average shareholders'
 equity                                2,098                                   1,827

   Total liabilities
     and shareholders'
     equity                          $25,597                                 $23,950

Net interest income <F1>                           $1,549                                     $1,399

Rate spread <F1>                                                 6.25%                                       6.25%

Net interest margin
 (percent of average
 earning assets) <F1>                                            6.78%                                       6.59%

<F1> Presented on a fully taxable equivalent basis using a federal income tax rate of 34%.
<F2> Interest includes loan fees of $96,130 and $108,950, respectively.































                      -153-
                        COMMUNITY BANK CORPORATION
                          STATISTICAL INFORMATION

VOLUME/RATE ANALYSIS
                                                      1995/1994
                                             CHANGES IN INTEREST DUE TO
                                          AVERAGE      AVERAGE        NET
                                          VOLUME        RATE         CHANGE
                                                (Dollars in thousands)
Interest income:
   Taxable securities                     $(28)         $  5          $(23)
   Tax-exempt securities <F1>               (8)           11             3

      Total securities                     (36)           16           (20)

   Loans                                   245           122           367
   Federal funds sold                       (8)           21            13

      Total interest-earning assets        202           158           360

Interest expense:
   Interest-paying demand                  (37)            2           (35)
   Savings deposits                          -            11            11
   Time deposits                           102           122           224

      Total interest-paying deposits        65           135           200

   Other                                    23           (13)           10

      Total interest-paying liabilities     88           122           210

      Net interest income                 $114          $ 36          $150

Volume variance - Change in volume multiplied by the previous year's rate.

Rate variance - Change in rate multiplied by the current year's volume.

<F1> Interest is presented on a fully taxable equivalent basis using a federal income tax rate of 34%.








                      -154-
                      COMMUNITY BANK CORPORATION
                       STATISTICAL INFORMATION


INVESTMENT PORTFOLIO

     The carrying values of investment securities as of December 31 are summarized as follows:

                                                        1995            1994
                                                       (Dollars in thousands)
Investment securities available for sale
 U.S. Treasury and U.S. Government
   corporations and agencies                           $2,014          $1,000
 Obligations of states and political
   subdivisions                                           800               -
 Other securities                                         198               -
                                                       $3,012          $1,000

Investment securities held to maturity
 U.S. Treasury and U.S. Government
   corporations and agencies                           $    -          $2,031
 Obligations of states and political
   subdivisions                                             -             500
 Other securities                                           -              31

       Total investment securities held
         to maturity                                   $    -          $2,562


         Total investment securities                   $3,012          $3,562
















                      -155-
                      COMMUNITY BANK CORPORATION
                       STATISTICAL INFORMATION


ANALYSIS OF INVESTMENT SECURITIES PORTFOLIO

     The following table shows, by class of maturities at December 31, 1995, the amounts and weighted average yields of such investment securities:

                                                        CARRYING         AVERAGE
                                                         VALUE          YIELD <F1>
                                                         (Dollars in thousands)
U.S. Treasury and other U.S. Government
 corporations and agencies
 One year or less                                        $1,508          6.20%
 Over one through five years                                506          6.08%

          Total                                           2,014          6.17%

Obligations of states and political subdivisions
 One year or less                                           800          7.05%
 Over one through five years                                  -             -
 Over five through ten years                                  -             -
 Over ten years                                               -             -

          Total                                             800          7.05%

Other Securities                                            198          7.39%

          Total investment securities                    $3,012          6.48%

<F1> Weighted average yield has been computed on a fully taxable equivalent basis. The rates shown on state and municipal securities have been adjusted to a fully taxable equivalent using a federal income tax rate of 34%.

<F2> As of December 31, 1995, the securities of no issuer except the
     U.S. Government had an aggregate carrying value which exceeded 10% of shareholders' equity.





                      -156-
                      COMMUNITY BANK CORPORATION
                       STATISTICAL INFORMATION


LOAN PORTFOLIO

     The following table presents the loans outstanding at December 31 according to the type of loan:

                                                       1995          1994
                                                     (Dollars in thousands)
Loan categories:
     Commercial, financial and agricultural          $ 9,509       $ 8,266
     Real estate - mortgage                            6,031         5,888
     Real estate - construction                            -             -
     Installment loans to individuals                  3,269         3,083
     Lease financing                                     373           352

           Total                                     $19,182       $17,589

     The following table shows the maturity of commercial, financial and agricultural loans outstanding at December 31, 1995. Also, provided below are the amounts due after one year classified according to the terms of the loans. Historical maturity information is not available, however, management believes that the amounts reported are reasonable estimates.

                                               DUE IN ONE      DUE IN ONE      DUE AFTER
                                              YEAR OR LESS   TO FIVE YEARS     FIVE YEARS    TOTAL
                                                              (Dollars in thousands)
Commercial, financial and agricultural           $3,476          $5,349           $684      $9,509

Loans due after one year
 With fixed rates                                                 1,443            184       1,627
 With floating rates                                              3,906            500       4,406

      Total                                                      $5,349           $684      $6,033







                      -157-
                      COMMUNITY BANK CORPORATION
                       STATISTICAL INFORMATION


NONPERFORMING LOANS AND ASSETS

     The following table summarizes nonaccrual and past due loans as of December 31:

                                                       1995        1994
                                                     (Dollars in thousands)
Nonperforming loans:
 Nonaccruals loans:
   Commercial loans                                    $ 6          $ -
   Real estate-mortgage                                  -           33
   Installment loans to individuals                     22           46

          Total                                         28           79

 Accruing loans 90 days or more past due                 2            -

Total nonperforming loans                               30           79

Property from defaulted loans                            -           18

          Total nonperforming assets                   $30          $97

     Additional information with respect to nonaccrual and restructured loans at December 31, 1995 is as follows:

      Interest income which would have been
        recorded under original terms                          $855
      Interest income recorded during the period               $  -

     Loan performance is reviewed regularly by loan review personnel, loan officers and senior management. Loans are placed on nonaccrual status when principal or interest is past due 90 days or more and the loan is not well-secured and in the process of collection, or when reasonable doubt exists concerning collectibility of interest or principal. Any interest previously accrued, but non-collected is reversed and charged against current earnings.

     As of December 31, 1995, there were no concentrations of loans exceeding 10 percent of total loans which are not otherwise disclosed as a category of loans in the consolidated balance sheets of Community.

                      -158-
                      COMMUNITY BANK CORPORATION
                       STATISTICAL INFORMATION


ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

     The following table summarized changes in the allowance for loan losses for years ended December 31 arising from loans charged-off and recoveries on loans previously charged off by loan category and additions to the allowance which were charged to expense.

                                                   1995         1994
                                                 (Dollars in thousands)
Balance at beginning of period                     $180         $151

Charge-offs:
 Commercial, financial and agricultural            $ (6)        $  -
 Real estate-mortgage                                 -            -
 Consumer                                           (41)         (30)
 Lease financing                                      -            -

          Total charge-offs                         (47)         (30)

Recoveries:
 Commercial, financial and agricultural               1            3
 Real estate-mortgage                                 -            1
 Consumer                                            16           12
 Lease financing                                     14           18

          Total recoveries                           31           34

Net (charge-offs) recoveries                        (16)           4

Addition to allowance for loan losses                62           25

Balance at end of period                           $226         $180

Ratio of net charge-offs during the period to
 average loans outstanding during the period        .09%        (.02)%

     The allowance for loan losses is based on management's evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses that have been charged to expense and reduced by net charge-offs.


                      -159-
                      COMMUNITY BANK CORPORATION
                       STATISTICAL INFORMATION


ALLOCATION OF ALLOWANCE FOR LOAN LOSSES


     The allowance for loan losses was allocated in the amount deemed reasonably necessary to provide for possible losses within the following loan categories as of December 31:

                                              1995                  1994
                                                  % OF                  % OF
BALANCE AT END OF                     ALLOCATED   TOTAL    ALLOCATED    TOTAL
PERIOD ALLOCATED TO:                  ALLOWANCE   LOANS    ALLOWANCE    LOANS
                                              (Dollars in thousands)
Commercial and agricultural              $ 92      51.5%      $ 66       49.0%
Real estate-mortgages                      15      31.4         24       33.5
Consumer                                   22      17.1         12       17.5
Unallocated                                97         -         78          -

      Total                              $226       100%      $180        100%

























                      -160-
                      COMMUNITY BANK CORPORATION
                       STATISTICAL INFORMATION


AVERAGE DEPOSITS

     The daily average deposits and rates paid on such deposits for the years ended December 31 were:

                                                   1995                     1994
                                            AMOUNT       RATE       AMOUNT         RATE
Average balance:
 Noninterest-bearing demand deposits       $ 3,700          -%      $ 3,333           -%
 Interest-bearing demand deposits            6,062       2.14%        7,835        2.11%
 Savings deposits                            5,096       2.20%        5,093        1.98%
 Time deposits                               8,107       5.64%        5,634        4.14%
      Total average deposits               $22,965       3.05%      $21,895        2.28%

     The time remaining until maturity of time certificates of deposit and other time deposits of $100,000 or more at December 31, 1995 were as follows:

 Three months or less                                     $  610,000
 Over three months through twelve months                           -
 Over twelve months                                          734,069

          Total                                           $1,344,069
















                      -161-
                      COMMUNITY BANK CORPORATION
                       STATISTICAL INFORMATION


RETURN ON EQUITY AND ASSETS

     The following table sets forth certain financial ratios for the years ended December 31:

                                                         1995         1994
      Financial ratios:
         Return on average total assets                  1.42%        1.17%
         Return on average equity                       17.34%       15.33%
         Average equity to average total assets          8.20%        7.63%
         Dividend payout ratio                           7.36%        9.54%
































                      -162-
                  RIGHTS OF DISSENTING SHAREHOLDERS


     Under the provisions of Section 762 of the MBCA, any Valley Ridge or Community shareholder may dissent from the proposed Merger and be paid the "fair value" of his or her shares by complying with the procedures set forth in Sections 761 through 774 of the MBCA. Any shareholder who does not vote for approval of the Plan of Merger at the special meeting of Valley Ridge or Community shareholders, as applicable, and who delivers written notice of dissent to the applicable Corporation at or before the special meeting, has the right to receive from Valley Ridge or Community the fair value of his or her shares if the Plan of Merger is approved by the shareholders and the proposed Merger is consummated. A shareholder may not dissent as to less than all of the shares beneficially owned by him or her.

     A shareholder who wishes to dissent must follow certain required procedures. To claim dissenters' rights, a shareholder must:

          (i) not vote for or consent in writing to approval of the Plan of Merger (there is no requirement that a shareholder vote against approval of the Plan of Merger);
     and

          (ii) deliver to Valley Ridge or Community, before the vote is taken on the Plan of Merger, a separate written notice of dissent (voting against approval of the Plan of Merger will not satisfy this requirement). The notice must state that the shareholder intends to demand payment for his or her shares if the Plan of Merger is approved by the shareholders and the transactions contemplated by the Plan of Merger are taken.

     Within 10 days after the date on which the shareholders approve the Plan of Merger, Valley Ridge or Community must give notice to each shareholder who properly demanded the right to receive the fair value of his or her shares. Within 30 days (or such longer period not to exceed 60 days as may be permitted by the applicable Corporation) of the date the notice is delivered, the shareholder must file with Valley Ridge or Community, as applicable, a written demand for payment, certify that he or she acquired beneficial ownership of the shares before the date of the first announcement of the terms of the Plan of Merger to the news media or the applicable Corporation's shareholders, and deposit his or her certificates in accordance with the terms of the notice. A shareholder who properly demands payment and deposits his or her share certificates retains all other rights of a shareholder until those rights are canceled or modified by the taking of the actions contemplated by the Plan of Merger. A



                      -163-
shareholder who does not demand payment or deposit his or her share certificates as required in the notice loses his or her dissenters' rights.

     A notice of election to dissent may be withdrawn only with the consent of Valley Ridge or Community. If the notice is withdrawn, the transactions contemplated by the Plan of Merger do not occur, a court determines that the shareholder is not entitled to payment, or the shareholder otherwise loses his or her dissenters' rights, the shareholder will not be entitled to receive the payment demanded for his or her shares, and he or she will be reinstated to his or her rights as a shareholder as of the date the notice was filed.

     Within seven days after consummation of the transactions contemplated by the Plan of Merger or receipt by Valley Ridge or Community of the demand for payment, whichever occurs later, the Combined Organization must send to the dissenting shareholder the amount that the Combined Organization estimates to be the fair value of his or her shares plus accrued interest. The Combined Organization must send the payment with a balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and if available the most recent interim financial statements of Valley Ridge or Community. In addition, the Combined Organization must send the payment with a statement of the Combined Organization's estimate of the fair value of the shareholder's shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment based on the dissenting shareholder's estimate of the fair value of his or her shares.

     Within 30 days after the Combined Organization has made or offered payment for the shares, the shareholder may notify the Combined Organization in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of that estimate, less any payment already forwarded by the Combined Organization. The shareholder's right to pursue further a differing amount for his or her shares terminates if he or she fails to act within that 30-day period.

     If the shareholder demands an amount for his or her shares different than that paid or offered by the Combined Organization, then, within 60 days after receiving the shareholder's demand for payment of a different amount, the Combined Organization may file an action asking the court to determine the fair value of the shareholder's shares and accrued interest. If the Combined Organization does not file the action within the 60-day period, the Combined Organization will be required to pay the dissenting shareholder the amount he or she has demanded.


                      -164-
     In the action, the court may, pursuant to the agreement of the parties, submit the matter to a referee selected by the parties and approved by the court. The referee will conduct proceedings in the matter and prepare a report containing proposed findings of fact and conclusions of law and the referee's recommended judgment. The referee is given full power to conduct and regulate the proceeding. After the referee files the report with the court, each party has 45 days after the party is served with notice of the filing to serve written objections to the report on the other party. The court may extend the period for serving the objections. Either party may, by motion, ask the court to take action on the report or object to it. After a hearing, the court may adopt the report, receive further evidence, modify the report, or instruct the referee to take further action on it. The adoption of the report is treated as a final judgment and is subject to the same review as any other judgment of the court. The parties and the referee, subject to the court's approval, determine the amount and manner of payment of the referee's compensation.

     A copy of Sections 761 through 774 of the MBCA is attached as Appendix C to this Prospectus and Proxy Statement.

     Valley Ridge and Community are not obligated to consummate the Merger if dissenters' rights are exercised by Valley Ridge or Community shareholders with respect to a number of shares of Valley Ridge or Community Common Stock which, in the aggregate, exceed 10% of the total number of outstanding shares of Valley Ridge or Community Common Stock. (See "The Merger--Conditions to the Merger and Abandonment.") Valley Ridge and Community will require strict compliance with Sections 761 through 774 of the MBCA by any shareholder seeking to assert dissenters' rights.

     Shareholders of Valley Ridge and Community who do not want to vote in favor of approval of the Plan of Merger, but who also do not wish to perfect dissenters' rights pursuant to the MBCA, would continue to have the ability to sell their shares in the open market until the Merger becomes effective if approved.

     Shareholders of Valley Ridge who desire to assert dissenters' rights may send a written notice of dissent to Mr. Richard L. Edgar, Valley Ridge Financial Corp., 6 North Main Street, Kent City, Michigan 49330. Shareholders of Community who would like to assert dissenters' rights may send a written notice of dissent to Mr. Ronald L. Hansen, Community Bank Corporation, 10 West Main Street, Grant, Michigan 49327.

     THE DISCUSSION OF RIGHTS OF DISSENTING SHAREHOLDERS ABOVE DOES NOT CONSTITUTE LEGAL ADVICE. SHAREHOLDERS SEEKING TO EXERCISE AND PERFECT DISSENTERS' RIGHTS SHOULD SEEK LEGAL COUNSEL.


                      -165-
                  VOTING AND MANAGEMENT INFORMATION


VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF VALLEY RIDGE

     Holders of record of shares of Valley Ridge Common Stock at the close of business on May 13, 1996, will be entitled to vote at the special meeting of shareholders on June 25, 1996, and any adjournment of that meeting. As of December 31, 1995, there were 372,862 shares of Valley Ridge Common Stock issued and outstanding, held by 383 shareholders of record. Each share of Valley Ridge Common Stock is entitled to one vote on each matter presented for shareholder action.

     The following table sets forth information concerning the number of shares of Valley Ridge Common Stock held as of December 31, 1995, by each shareholder who is known to Valley Ridge management to have been the beneficial owner of more than 5% of the outstanding shares of Valley Ridge Common Stock as of that date:

                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>

                                           SOLE             SHARED
                                          VOTING           VOTING OR          TOTAL
NAME AND ADDRESS OF                     AND DISPOSI-      DISPOSITIVE       BENEFICIAL     PERCENT
BENEFICIAL OWNER                        TIVE POWER         POWER<F2>        OWNERSHIP      OF CLASS
K. Timothy Bull
4468 21 Mile Road
Kent City, MI 49330                             --           21,338<F5>      21,338<F5>      5.73%

Kenneth Bull
1334 88th, S.E.
Newaygo, MI 49337                               --           20,422<F5>      20,422<F5>      5.48%

Robert C. Humphreys
17660 Westbrook Drive
Casnovia, MI 49318                          15,974           15,888          31,862          8.56%

Kent City State Bank
  Bank Profit Sharing Plan Trust
c/o NBD Bank
200 Ottawa, N.W.
Grand Rapids, MI 49503                          --           29,976          29,976          8.05%






                                              -166-
Mabel Kriger
157 Main Street
Kent City, MI 49330                         10,116           10,055          20,171          5.41%

_______________________

   (Footnotes begin on page 132.)


     The following table shows certain information concerning the number of shares of Valley Ridge Common Stock held as of December 31, 1995, by each of Valley Ridge's directors, each of the named executive officers, and all of Valley Ridge's directors and executive officers as a group:

                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>

                                          SOLE             SHARED
                                          VOTING          VOTING OR       TOTAL
    NAME OF                            AND DISPOSI-      DISPOSITIVE      BENEFICIAL       PERCENT
BENEFICIAL OWNER                       TIVE POWER         POWER<F2>       OWNERSHIP        OF CLASS
Jerome B. Arends                          4,664             3,872           8,536            2.29%
K. Timothy Bull                              --            21,338<F5>      21,338<F5>        5.73%
Richard L. Edgar                         15,319<F6><F7>     3,136          18,455<F6><7>     4.96%
Gary Gust                                 9,114             8,530          17,644            4.74%
Robert C. Humphreys                      15,974            15,888          31,862            8.56%
Michael E. McHugh                        16,378<F6><F7>       876          17,254<F6><F7>    4.63%
John J. Niederer                             --               287             287            <F*>
Paul K. Spoelman                            545                --             545            <F*>
Donald Swanson                              300             3,250           3,550            <F*>

All directors and
  executive officers
  as a group                             60,641            57,177         117,818           31.60%

______________________
<F*>Less than 1%

   (Footnotes begin on page 132.)







                      -167-
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF COMMUNITY

   Holders of record of shares of Community Common Stock at the close of business on May 13, 1996, will be entitled to vote at the special meeting of shareholders on June 25, 1996, and any adjournment of that meeting. As of December 31, 1995, there were 76,424 shares of Community Common Stock issued and outstanding, held by 105 shareholders of record. Each share of Community Common Stock is entitled to one vote on each matter presented for shareholder action.

   The following table sets forth information concerning the number of shares of Community Common Stock held as of December 31, 1995, by each shareholder who is known to Community management to have been the beneficial owner of more than 5% of the outstanding shares of Community Common Stock as of that date:

                                                                                          VALLEY RIDGE COMMON
                                                                                          STOCK TO BE RECEIVED
                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>            IN THE MERGER

                                    SOLE          SHARED
                                    VOTING       VOTING OR      TOTAL                      TOTAL        PERCENT
NAME AND ADDRESS OF              AND DISPOSI-   DISPOSITIVE   BENEFICIAL    PERCENT      FOLLOWING       OF
BENEFICIAL OWNER                 TIVE POWER      POWER<F2>    OWNERSHIP     OF CLASS    MERGER <F3>    CLASS<F4>
Elmo L. Campbell
52 Park St.
Grant, MI 49327                         --        4,440          4,440        5.81%        6,919         1.40%

Ben J. Landheer
P.O. Box 280
Fremont, MI 49412                    7,000           --          7,000        9.16%       11,008         2.23%

Max E. Saur Trust
P.O. Box 1879
Marco Island, FL 33969-1879          5,500           --          5,500        7.20%        8,649         1.75%

Edward J. Setlock
25334 Chapelweigh
Farmington Hills, MI 48336-1531         --        6,124          6,124        8.01%        9,630         1.95%

_____________________

   (Footnotes begin on page 132.)




                      -168-
     The following table shows certain information concerning the number of shares of Community Common Stock held as of December 31, 1995, by each of Community's directors, each of the named executive officers, and all of Community's directors and executive officers as a group:

                                                                                          VALLEY RIDGE COMMON
                                                                                          STOCK TO BE RECEIVED
                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>            IN THE MERGER

                                    SOLE          SHARED
                                    VOTING       VOTING OR      TOTAL                      TOTAL        PERCENT
NAME AND ADDRESS OF              AND DISPOSI-   DISPOSITIVE   BENEFICIAL    PERCENT      FOLLOWING       OF
BENEFICIAL OWNER                 TIVE POWER      POWER<F2>    OWNERSHIP     OF CLASS    MERGER <F3>    CLASS<F4>

Elmo L. Campbell                        --         4,440          4,440        5.81%       6,919         1.40%
Fred J. Finkbeiner                      --         2,946          2,946        3.85%       4,632         <F*>
Robert L. Hance                         --            --             --        <F*>           --         <F*>
Ronald L. Hansen                        --           750            750        <F*>        1,179         <F*>
Ben J. Landheer                      7,000            --          7,000        9.16%      11,008         2.23%
Dennis C. Nelson                        --            --             --        <F*>           --         <F*>
Donald VanSingel                        --         2,132          2,132        2.79%       3,352         <F*>

All directors and
   executive officers
   as a group                        7,000        10,478         17,478       22.86%      27,485         5.57%

______________________
<F*> Less than 1%

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Dispositive power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.




                                      -169-
<F2> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have substantial influence by reason of relationship.

<F3> This column reflects the number of shares of Valley Ridge Common
     Stock to be issued to the specified person in exchange for the number of shares of Community Common Stock shown in the "Total Beneficial Ownership" column for such person, based upon an estimated conversion ratio of 1.5726 for all shares. See the introduction to the PRO FORMA condensed combined financial statements on page 28 for the assumptions upon which this estimated conversion ratio is based.

<F4> This column reflects the percentage of the outstanding shares of
     Valley Ridge Common Stock which the specified person will hold following consummation of the Merger. These percentages were computed with reference to a total of 493,050 shares of Valley Ridge Common Stock outstanding, representing the sum of 372,862 shares outstanding as of December 31, 1995, and 120,188 shares to be issued in the Merger based on the estimated conversion ratio (1.5726) and the number of shares of Community Common Stock outstanding at December 31, 1995 (76,424 shares). This computation does not take fractional shares into account.

<F5> K. Timothy Bull and Kenneth Bull jointly own 19,172 shares of
     Valley Ridge Common Stock. The number of shares reported as beneficially owned by each of these individuals includes the 19,172 shares.

<F6> Mr. Edgar may be considered to have voting and/or dispositive control over 29,976 shares of Valley Ridge Common Stock held by the Kent City State Bank Profit Sharing Plan Trust by reason of the capacities in which he serves at Valley Ridge and Kent City. The number of shares reported as beneficially owned by Mr. Edgar excludes, and Mr. Edgar disclaims beneficial ownership of, 16,310 shares of Valley Ridge Common Stock held by the Kent City State Bank Profit Sharing Plan Trust. The number of shares reported includes 1,653 shares allocated to Mr. Edgar's account under the Valley Ridge Employee Stock Ownership Plan which are also included in the number reported as beneficially owned by Mr. McHugh (as to which Mr. McHugh disclaims beneficial ownership).

<F7> Mr. McHugh is the trustee of the Valley Ridge Employee Stock
     Ownership Plan. As trustee, Mr. McHugh has nominal voting and dispositive power over shares held in trust, limited by the terms of the governing plan and trust agreements and his legal and fiduciary duties. The number of shares reported as beneficially


                                      -170-
     owned by Mr. McHugh includes 10,918 shares held by the Valley Ridge Employee Stock Ownership Plan of which Mr. McHugh disclaims beneficial ownership (including the 1,653 shares allocated to Mr. Edgar's account under that plan).

DIRECTORS AND EXECUTIVE OFFICERS

    Valley Ridge's board of directors after the Merger will be divided into three classes, which will be as nearly equal in number as possible. Each class of directors will serve a successive three-year term of office.

    Biographical information concerning the persons who will be directors and executive officers of Valley Ridge after the Merger is presented below. Except as otherwise indicated, all of the named individuals have had the same principal employment for over five years. Executive officers will be appointed annually and serve at the pleasure of the board of directors of Valley Ridge.

    DIRECTORS WITH TERMS EXPIRING IN 1997

    Jerome B. Arends (age 51) has been a director of Valley Ridge since 1988. Mr. Arends is Chief Executive Officer and President and sole shareholder of Ravenna Farm Equipment, Inc., a distributor of farm implements and equipment.

    K. Timothy Bull (age 48) has been a director of Valley Ridge since 1993 and was also a director of Valley Ridge from 1988 until 1991. Mr. Bull is President and sole shareholder of Moon Lake
Orchards, Inc., a producer of fruit.

    Elmo L. Campbell (age 72) has been a director of Community since 1990. Mr. Campbell has been President of Community since 1994. Mr. Campbell retired as the owner and operator of Moe's Hardware in Grant, Michigan, a hardware store, in 1987 after owning that business for 39 years.

    Richard L. Edgar (age 51) has been a director of Valley Ridge since 1988. Mr. Edgar has been President and Chief Executive Officer of Valley Ridge since 1988 and President and Chief Executive Officer of Kent City since 1987. Prior to that, Mr. Edgar served Kent City in various management and other capacities since 1963. Mr. Edgar is also a director of West Shore Computer Services, Inc., a data processing company in which Kent City is a 20% shareholder.

    Fred J. Finkbeiner (age 66) has been a director of Community since 1990. Mr. Finkbeiner recently retired as a Sales Manager at V & P Produce, a distributor of vegetables located in Grant, Michigan.

                      -171-
    DIRECTORS WITH TERMS EXPIRING IN 1998

    Gary Gust (age 51) has been a director of Valley Ridge since
1991. Mr. Gust is President and sole shareholder of Gust Construction Company, a general contractor.

    Robert L. Hance (age 41) has been a director of Community and Grant since 1995. Mr. Hance has been Chief Operating Officer of O & A Electric Cooperative, a supplier of electricity and other energy services and products, since 1996. Previously, Mr. Hance was Executive Vice President and General Manager of O & A Electric
Cooperative.

    Ronald L. Hansen (age 51) has been a director of Community since 1990. Mr. Hansen has been Secretary of Community and President and Chief Executive Officer of Grant since 1994 and a director of Grant since 1982. Prior to that, Mr. Hansen served Grant in various management and other capacities since 1973. Mr. Hansen is a first cousin of Daniel Wheat, the Vice President and Cashier of Grant.

    Robert C. Humphreys (age 57) has been a director of Valley Ridge since 1988. Mr. Humphreys has been Chairman of the Board of Valley Ridge since 1993. Mr. Humphreys owns and operates Humphreys Orchards, a producer of fruit.

    Ben J. Landheer (age 60) has been a director of Community since 1991. Mr. Landheer owns and operates Landheer Insurance Agency, an agent for insurance companies offering a broad range of insurance products.

    DIRECTORS WITH TERMS EXPIRING IN 1999

    Michael E. McHugh (age 46) has been a director of Valley Ridge since 1989. Mr. McHugh is Secretary and Treasurer of Valley Ridge. Mr. McHugh has also been Executive Vice President of Kent City since 1987.

    Dennis C. Nelson (age 47) has been a director of Community since 1990. Mr. Nelson is a dentist practicing in Grant, Michigan.

    John J. Niederer (age 60) has been a director of Valley Ridge since 1993. Mr. Niederer has been President and sole shareholder of Greenridge Fruit, Inc., a distributor of fruit since 1990. Prior to that, Mr. Niederer was Vice President of Wm. Bolthouse Farms, Inc., a producer and distributor of vegetables.

    Paul K. Spoelman (age 60) has been a director of Valley Ridge since 1994. Mr. Spoelman is a shareholder and founder of Spoelman, Hovingh & Feldt, Inc., an accounting firm.


                      -172-
    Donald Swanson (age 61) has been a director of Valley Ridge since 1988. Mr. Swanson is President and a majority shareholder of Swanson Pickle Co., Inc., a producer and distributor of pickles.

    Donald VanSingel (age 52) has been a Chairman since 1990 and a director of Community since 1990. Mr. VanSingel has been a consultant for Governmental Consultant Services, Inc. since 1993. Prior to that, Mr. VanSingel served in the Michigan House of Representatives.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF VALLEY RIDGE

    The following table shows certain information concerning the compensation for services rendered during each of the three years in the period ended December 31, 1995, of the Chief Executive Officer of Valley Ridge. No other executive officer of Valley Ridge earned cash compensation in excess of $100,000 during 1995. Mr. Edgar was compensated by Kent City in the capacity indicated in the table.

                      SUMMARY COMPENSATION TABLE
                                               ANNUAL COMPENSATION
     NAME AND
     PRINCIPAL                                                                ALL OTHER
     POSITION                    YEAR        SALARY<F1>      BONUS<F2>     COMPENSATION<F3>
Richard L. Edgar                 1995         $112,455       $26,534           $26,031
 Director, President             1994         $108,700       $20,811           $25,824
 and Chief Executive             1993         $101,625       $19,000           $22,605
 Officer of Valley Ridge
 and Kent City

__________________________

<F1> Includes compensation deferred under the Kent City Profit
     Sharing/401(k) Plan and director fees paid by Kent City.

<F2> Includes compensation deferred under the Kent City Profit
     Sharing/401(k) Plan.

<F3> All other compensation for 1995 includes:  (i) contributions by
     Kent City under the Profit Sharing/401(k) Plan ($15,620); (ii) contributions by Valley Ridge under the Valley Ridge Employee Stock Ownership Plan ($3,500); and (iii) amounts paid by Kent City for life insurance ($6,911).



                      -173-
     During 1995, Kent City compensated its directors at the rate of $3,600 per year and $400 per regular board meeting attended, except that the Chairman of the Board was paid $500 per meeting attended. Directors who were not executive officers of Kent City also received $100 per committee meeting attended. Kent City has entered into deferred compensation agreements with all of its directors under which payments will be made to the directors after their retirement.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF COMMUNITY

     The following table shows certain information concerning the compensation for services rendered during each of the three years in the period ended December 31, 1995, of the Chief Executive Officer of Community. No executive officer of Community earned cash compensation in excess of $100,000 during 1995. Mr. Hansen was compensated by Grant in the capacity indicated in the table.

                    SUMMARY COMPENSATION TABLE<F1>
                                               ANNUAL COMPENSATION
     NAME AND
     PRINCIPAL                                                                ALL OTHER
     POSITION                    YEAR        SALARY<F2>        BONUS       COMPENSATION<F3>
Ronald Hansen                    1995         $64,700         $   --            $336
 Director, President and         1994         $53,625         $6,500            $345
 Chief Executive Officer of      1993         $50,150         $   --            $304
 Community and Grant

__________________________

<F1> Compensation reported in this table does not include amounts paid under Community's defined benefit plan.

<F2> Includes director fees paid by Grant.

<F3> All other compensation includes amounts paid by Community for life insurance.

     During 1995, Grant compensated its directors at the rate of $5,000 per year and $125 per regular board meeting attended.






                      -174-
INTERESTS OF CERTAIN PERSONS

     As of December 31, 1995, executive officers and directors of Community are or may be deemed to be the beneficial owners of a total of 17,478 shares or 22.86% of the outstanding shares of Community Common Stock. (See "Voting and Management Information--Voting Securities and Principal Shareholders of Community.") Therefore, if all directors and executive officers of Community and their affiliates vote the shares beneficially owned by them in favor of approval of the Plan of Merger, the affirmative vote of only an additional 27.2% of the outstanding shares of Community Common Stock would be required to approve the Plan of Merger. As of December 31, 1995, executive officers and directors of Valley Ridge are or may be deemed to be the beneficial owners of a total of 117,585 shares or 31.58% of the outstanding shares of Valley Ridge Common Stock. (See "Voting and Management Information--Voting Securities and Principal Shareholders of Valley Ridge.") Therefore, if all directors and executive officers of Valley Ridge and their affiliates vote the shares beneficially owned by them in favor of approval of the Plan of Merger, the affirmative vote of only an additional 18.5% of the outstanding shares of Valley Ridge Common Stock would be required to approve the Plan of Merger.

     As of May 13, 1996, the Record Date for the special meeting of Valley Ridge shareholders, there were 373,862 shares of Valley Ridge Common Stock outstanding held by 383 shareholders of record. As of May 13, 1996, the Record Date for the special meeting of Community shareholders, there were 76,424 shares of Community Common Stock outstanding held by 105 shareholders of record.

     Under the Plan of Merger, Grant will offer Mr. Hansen an employment agreement that would be assumed by Valley Ridge if the Merger is consummated. As of the date of this Prospectus and Proxy Statement, the terms of that contract have not been determined. It is expected, however, that the employment agreement will provide that Mr. Hansen will continue to be employed by Grant or any successor to Grant in a senior executive capacity for a term of at least five years. It is also expected that, pursuant to the employment agreement, Mr. Hansen will continue to receive a salary and benefits not less than that currently provided to him by Grant for the term of the employment agreement.

     In addition, each of the directors and certain other persons who may be deemed to be Affiliates of Valley Ridge or Community have executed letter agreements with Valley Ridge whereby each such person has agreed to use his or her best efforts to cause the Plan of Merger to be adopted by Valley Ridge's or Community's shareholders, as



                      -175-
applicable, and to cause the Merger to be consummated, including without limitation, to vote all shares of Valley Ridge or Community Common Stock owned or controlled by such person in favor of adoption of the Plan of Merger.

     Messrs. Finkbeiner, Landheer and VanSingel are the only directors or executive officers of Community who own shares of Valley Ridge Common Stock. As of the date of this Prospectus and Proxy Statement, Messrs. Finkbeiner, Landheer and VanSingel collectively owned beneficially 742 shares of Valley Ridge Common Stock. Mr. Bull is the only director or executive officer of Valley Ridge who owns shares of Community Common Stock. As of the date of this Prospectus and Proxy Statement, Mr. Bull owned beneficially 100 shares of Community Common Stock. Except as otherwise described in this Prospectus and Proxy Statement, there are no material relationships among the directors, executive officers and principal shareholders of Community and the directors, executive officers and principal shareholders of Valley Ridge.

     The percentage of total shareholders' equity of Valley Ridge represented by loans made by Kent City to directors and executive officers of Valley Ridge is 9.8%. The percentage of total shareholders' equity of Community represented by loans made by Grant to directors and executive officers of Community is 18.5%.


VOTE REQUIRED FOR APPROVAL

     An affirmative vote of the shareholders holding a majority of the outstanding shares of Valley Ridge Common Stock and a majority of the outstanding shares of Community Common Stock is required to approve the Plan of Merger. For purposes of counting votes on approval of the Plan of Merger, abstentions, broker non-votes and other shares not voted will be counted as voted against the Plan of Merger.


                         GENERAL INFORMATION

EXPERTS

     The consolidated financial statements of Community and Grant at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Proxy Statement have been audited by Gavigan Burkhart Freeman & Co. P.L.L.C., certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement with respect to the shares to be issued, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                      -176-
     The consolidated financial statements of Valley Ridge and Kent City at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Proxy Statement, have been audited by Crowe, Chizek and Company LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement with respect to the shares to be issued, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     In connection with its role as financial adviser to Valley Ridge and Community, Roney has rendered a fairness opinion and will receive professional fees in connection with its services of approximately $20,000, plus reimbursement for all reasonable expenses. Valley Ridge and Community have agreed to indemnify Roney against certain liabilities, including certain liabilities which may arise under the securities laws.


SOURCES OF INFORMATION

     The information contained in this Prospectus and Proxy Statement relating to Valley Ridge and Community has been furnished by each of them for inclusion herein. Valley Ridge has relied upon Community with respect to the accuracy and completeness of the information concerning Community. Community has relied upon Valley Ridge with respect to the accuracy and completeness of the information concerning Valley Ridge.


                       REPORTS TO SHAREHOLDERS

     Valley Ridge currently is not required and, if the Merger is consummated and shares of Valley Ridge Common Stock are issued to the existing shareholders of Community, may not be required to deliver an annual report to shareholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or the regulations issued by the Commission. If Valley Ridge is not required to deliver such annual reports, Valley Ridge expects to prepare and deliver an annual report to shareholders, although in that case annual reports might not contain all information that would be required under Commission Rule 14a-3. Valley Ridge expects that any such annual report will contain financial information that has been audited by an independent public or certified public accountant.







                      -177-
                                APPENDIX A

                       AGREEMENT AND PLAN OF MERGER


















































                       AGREEMENT AND PLAN OF MERGER


                                  BETWEEN


                        COMMUNITY BANK CORPORATION

                                    AND

                       VALLEY RIDGE FINANCIAL CORP.

















                      Dated as of September 15, 1995
























                             TABLE OF CONTENTS
                                                                       PAGE

ARTICLE I - THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . .A-1

     1.1  Approval of Plan of Merger . . . . . . . . . . . . . . . . . .A-1
     1.2  The Closing. . . . . . . . . . . . . . . . . . . . . . . . . .A-2
     1.3  Effective Time of the Merger . . . . . . . . . . . . . . . . .A-2
     1.4  Merger of Community with and into Valley Ridge . . . . . . . .A-2
     1.5  Effect of the Merger . . . . . . . . . . . . . . . . . . . . .A-2
     1.6  Additional Actions . . . . . . . . . . . . . . . . . . . . . .A-2
     1.7  Surviving Corporation. . . . . . . . . . . . . . . . . . . . .A-3

ARTICLE II - CONVERSION AND EXCHANGE OF SHARES . . . . . . . . . . . . .A-3

     2.1  Conversion of Shares . . . . . . . . . . . . . . . . . . . . .A-3
     2.2  Adjustments of Shareholders' Equity. . . . . . . . . . . . . .A-5
     2.3  No Fractional Securities . . . . . . . . . . . . . . . . . . .A-5
     2.4  Surrender of Old Certificates and Distribution of
          Valley Ridge Common Stock. . . . . . . . . . . . . . . . . . .A-5

ARTICLE III - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .A-6

     3.1  Authorization, No Conflicts, Etc.. . . . . . . . . . . . . . .A-7
     3.2  Organization and Good Standing . . . . . . . . . . . . . . . .A-8
     3.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .A-8
     3.4  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . .A-8
     3.5  Financial Statements . . . . . . . . . . . . . . . . . . . . .A-9
     3.6  Absence of Undisclosed Liabilities . . . . . . . . . . . . . A-10
     3.7  Absence of Material Adverse Change . . . . . . . . . . . . . A-10
     3.8  Absence of Litigation. . . . . . . . . . . . . . . . . . . . A-10
     3.9  Conduct of Business. . . . . . . . . . . . . . . . . . . . . A-10
     3.10 Absence of Defaults Under Contracts. . . . . . . . . . . . . A-10
     3.11 Regulatory Filings . . . . . . . . . . . . . . . . . . . . . A-10
     3.12 Registration Statement, Etc. . . . . . . . . . . . . . . . . A-11
     3.13 Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . A-11
     3.14 Title to Properties. . . . . . . . . . . . . . . . . . . . . A-12
     3.15 Condition of Property. . . . . . . . . . . . . . . . . . . . A-12
     3.16 Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . A-12
     3.17 Licenses, Permits, Etc.. . . . . . . . . . . . . . . . . . . A-13
     3.18 Certain Employment Matters . . . . . . . . . . . . . . . . . A-13
     3.19 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . A-14
     3.20 Environmental Matters. . . . . . . . . . . . . . . . . . . . A-16
     3.21 Duties as Fiduciary. . . . . . . . . . . . . . . . . . . . . A-17
     3.22 Investment Bankers and Brokers . . . . . . . . . . . . . . . A-17
     3.23 Change in Business Relationships . . . . . . . . . . . . . . A-17
     3.24 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . A-17
     3.25 Books and Records. . . . . . . . . . . . . . . . . . . . . . A-17
     3.26 Events Since December 31, 1994 . . . . . . . . . . . . . . . A-17
     3.27 Anticipated Changes. . . . . . . . . . . . . . . . . . . . . A-18

                       A-i

                             TABLE OF CONTENTS -- CONTINUED
                                                                       PAGE

     3.28 Reserve for Loan Losses. . . . . . . . . . . . . . . . . . . A-18
     3.29 No Insider Trading . . . . . . . . . . . . . . . . . . . . . A-18
     3.30 Continuity of Interest . . . . . . . . . . . . . . . . . . . A-18
     3.31 Pooling of Interests Accounting Qualification. . . . . . . . A-19
     3.32 Valley Ridge Common Stock. . . . . . . . . . . . . . . . . . A-19
     3.33 True and Complete Information. . . . . . . . . . . . . . . . A-19
     3.34 Truth and Completeness of Representations and Warranties . . A-19

ARTICLE IV - CERTAIN COVENANTS . . . . . . . . . . . . . . . . . . . . A-20

     4.1  Disclosure Statements. . . . . . . . . . . . . . . . . . . . A-20
     4.2  Conduct of Business Pending the Effective Time of the Merger A-22
     4.3  Regular Dividends. . . . . . . . . . . . . . . . . . . . . . A-24
     4.4  Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . A-25
     4.5  Competing Proposals. . . . . . . . . . . . . . . . . . . . . A-25

ARTICLE V - ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . A-26

     5.1  Registration Statement . . . . . . . . . . . . . . . . . . . A-26
     5.2  Other Filings. . . . . . . . . . . . . . . . . . . . . . . . A-26
     5.3  Press Releases . . . . . . . . . . . . . . . . . . . . . . . A-26
     5.4  Miscellaneous Agreements and Consents. . . . . . . . . . . . A-26
     5.5  Exchange of Financial Information. . . . . . . . . . . . . . A-26
     5.6  Investigation. . . . . . . . . . . . . . . . . . . . . . . . A-27
     5.7  Environmental Investigation. . . . . . . . . . . . . . . . . A-28
     5.8  Pooling Qualification. . . . . . . . . . . . . . . . . . . . A-28

ARTICLE VI - CONDITIONS PRECEDENT TO MERGER. . . . . . . . . . . . . . A-29

     6.1  Renewal of Representations and Warranties, Etc.. . . . . . . A-29
     6.2  Opinions of Legal Counsel. . . . . . . . . . . . . . . . . . A-30
     6.3  Required Approvals . . . . . . . . . . . . . . . . . . . . . A-31
     6.4  Order, Decree, Etc.. . . . . . . . . . . . . . . . . . . . . A-32
     6.5  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . A-32
     6.6  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . A-32
     6.7  Registration Statement . . . . . . . . . . . . . . . . . . . A-33
     6.8  Certificate as to Outstanding Shares . . . . . . . . . . . . A-33
     6.9  Change of Control Waivers. . . . . . . . . . . . . . . . . . A-33
     6.10 Pooling of Interests Accounting. . . . . . . . . . . . . . . A-33
     6.11 Fairness Opinions. . . . . . . . . . . . . . . . . . . . . . A-33
     6.12 Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . A-33
     6.13 Employment Agreement . . . . . . . . . . . . . . . . . . . . A-33

ARTICLE VII - ABANDONMENT OF MERGER. . . . . . . . . . . . . . . . . . A-33

     7.1  Mutual Abandonment Prior to Effective Time of the Merger . . A-33
     7.2  Rights to Terminate. . . . . . . . . . . . . . . . . . . . . A-33

                      A-ii

                             TABLE OF CONTENTS -- CONTINUED
                                                                       PAGE

ARTICLE VIII - AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . A-35

     8.1  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . A-35
     8.2  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . A-35
     8.3  Specific Enforcement . . . . . . . . . . . . . . . . . . . . A-35

ARTICLE IX - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . A-35

     9.1  Liability After Termination. . . . . . . . . . . . . . . . . A-35
     9.2  Termination of Representations and Warranties. . . . . . . . A-36
     9.3  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . A-36
     9.4  Expense Reimbursement After Business Combination . . . . . . A-36
     9.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . A-37
     9.6  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . A-37
     9.7  Method of Consent or Waiver. . . . . . . . . . . . . . . . . A-37
     9.8  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . A-37
     9.9  No Assignment. . . . . . . . . . . . . . . . . . . . . . . . A-38
     9.10 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . A-38
     9.11 Further Assurances; Privileges . . . . . . . . . . . . . . . A-38
     9.12 Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . A-38
     9.13 Severability . . . . . . . . . . . . . . . . . . . . . . . . A-38



























                      A-iii

                                DEFINITIONS
Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Business Combination . . . . . . . . . . . . . . . . . . . . . . . . . A-25
Call Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-9
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-17
Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Community. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Community Adjusted Book Value Per Share. . . . . . . . . . . . . . . . .A-3
Community Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Constituent Corporation. . . . . . . . . . . . . . . . . . . . . . . . .A-2
Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Conversion Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-3
Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Corporation Related Person . . . . . . . . . . . . . . . . . . . . . . A-20
Corporations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Disclosure Statement . . . . . . . . . . . . . . . . . . . . . . . . . .A-6
Document . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . .A-2
Employee Benefit Plan. . . . . . . . . . . . . . . . . . . . . . . . . A-14
Employment-Related Payments. . . . . . . . . . . . . . . . . . . . . . A-13
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . A-17
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Federal Bank Holding Company Act . . . . . . . . . . . . . . . . . . . .A-1
Federal Reserve Board. . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Final Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Grant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Hazardous Substance. . . . . . . . . . . . . . . . . . . . . . . . . . A-17
Internal Revenue Code. . . . . . . . . . . . . . . . . . . . . . . . . A-14
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
Kent City. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Michigan Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Old Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
Phase I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-28
Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-16
Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-25
Prospectus and Proxy Statement . . . . . . . . . . . . . . . . . . . . A-11
Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . A-11
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-25
Securities Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . A-18
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Unaffiliated Person. . . . . . . . . . . . . . . . . . . . . . . . . . A-36
Valley Ridge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Valley Ridge Adjusted Book Value Per Share . . . . . . . . . . . . . . .A-4
Valley Ridge Common Stock. . . . . . . . . . . . . . . . . . . . . . . .A-1
                      A-iv

                       AGREEMENT AND PLAN OF MERGER


          This Agreement and Plan of Merger (the "PLAN OF MERGER") is made as of September 15, 1995, between COMMUNITY BANK CORPORATION, a Michigan corporation ("COMMUNITY"), and VALLEY RIDGE FINANCIAL CORP., a Michigan corporation ("VALLEY RIDGE").

          Valley Ridge and Community (sometimes individually referred to as a "CORPORATION" or collectively as the "CORPORATIONS") desire that Community and Valley Ridge become affiliated. The affiliation would be effected through the merger of Community with and into Valley Ridge in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of Michigan, as amended (the "MICHIGAN ACT"). The transactions contemplated by and described in this Plan of Merger are referred to as the "MERGER."

          Valley Ridge is a bank holding company registered as such with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") under the Bank Holding Company Act of 1956, as amended (the "FEDERAL BANK HOLDING COMPANY ACT"). Valley Ridge has authorized capital stock consisting of 500,000 shares of common stock, $10 par value ("VALLEY RIDGE COMMON STOCK"). Each share of Valley Ridge Common Stock is entitled to one vote on all matters submitted for a vote of the shareholders. As of the date of this Plan of Merger, there were 372,862 shares of Valley Ridge Common Stock issued and outstanding. The number of issued and outstanding shares of Valley Ridge Common Stock is not subject to change before the Effective Time of the Merger (as defined in Section 1.3 (EFFECTIVE TIME OF THE MERGER)).

          Community is a bank holding company registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act.
Community has authorized capital stock consisting of 200,000 shares of common stock, without par value ("COMMUNITY COMMON STOCK"). Each share of Community Common Stock is entitled to one vote on all matters submitted for a vote of the shareholders. As of the date of this Plan of Merger, there were 76,424 shares of Community Common Stock issued and outstanding. The number of issued and outstanding shares of Community Common Stock is not subject to change before the Effective Time of the Merger (as defined in Section 1.3 (EFFECTIVE TIME OF THE MERGER)).

          The respective Boards of Directors of Community and Valley Ridge each deems the Merger advisable and in the best interests of its respective corporation and shareholders. Community and Valley Ridge have each adopted this Plan of Merger by resolutions duly adopted by their respective Boards of Directors. The Boards of Directors of Community and Valley Ridge have directed that this Plan of Merger be submitted to each Corporation's respective shareholders for approval.



                       A-1
          In consideration of the premises and the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:


                                 ARTICLE I

                              THE TRANSACTION

          Subject to the terms and conditions of this Plan of Merger, the Merger of Community with and into Valley Ridge shall be carried out in the following manner:

     1.1 APPROVAL OF PLAN OF MERGER. As soon as practicable after this Plan of Merger has been executed and delivered and the Registration Statement (as described in Section 3.12.1 (DOCUMENT)) has become effective, each Corporation shall submit this Plan of Merger to its respective shareholders at a meeting properly called, noticed, and held for that purpose. At such meetings, and in any proxy materials used in connection with such meetings, each Corporation's Board of Directors shall recommend that its shareholders vote for approval of this Plan of Merger.

     1.2 THE CLOSING. The Merger shall be consummated as promptly as possible after a closing (the "CLOSING"). The Closing shall be held at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan, on such date and at such time as may be mutually agreed by the parties, or in the absence of such agreement, on a date specified by either party upon 10 business days' written notice after the last to occur of the following events: (i) the receipt of all consents and approvals of government regulatory authorities as legally required to consummate the Merger and the expiration of all statutory waiting periods; and (ii) the requisite approval of this Plan of Merger by the shareholders of each Corporation. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent as set forth in Article VI. Upon completion of the Closing, Community and Valley Ridge shall execute and deliver an appropriate certificate of merger in the form and as required by the Michigan Act (the "CERTIFICATE OF MERGER").

     1.3 EFFECTIVE TIME OF THE MERGER. Subject to the terms and conditions of this Plan of Merger, the Merger shall be consummated as promptly as possible following the Closing by filing the Certificate of Merger in the manner required by law. The "EFFECTIVE TIME OF THE MERGER" shall be a date and time to be specified in the Certificate of Merger, which shall be as soon as practicable, but not later than 3 business days, after the Closing.

     1.4 MERGER OF COMMUNITY WITH AND INTO VALLEY RIDGE. Community shall be merged with and into Valley Ridge (each sometimes being referred to as a "CONSTITUENT CORPORATION" prior to the Merger) upon the filing of the Certificate of Merger with the Michigan Corporation and Securities Bureau

                       A-2
as provided by the Michigan Act. At the Effective Time of the Merger, the Constituent Corporations shall become a single corporation, which shall be Valley Ridge (the "SURVIVING CORPORATION"). The Surviving Corporation shall have all of the rights, privileges, immunities, and powers, and shall be subject to all of the duties and liabilities, of a corporation organized under the Michigan Act.

     1.5 EFFECT OF THE MERGER. From and after the Effective Time of the Merger, the effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act with respect to the merger of two domestic corporations where the surviving corporation will be subject to the laws of the State of Michigan.

     1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall determine that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of Community acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger, then Community and its directors and officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Surviving Corporation and to otherwise carry out the purposes of this Plan of Merger. The directors and officers of the Surviving Corporation are fully authorized in the name of Community to take any and all such action as may be contemplated by this Article.

     1.7 SURVIVING CORPORATION. Immediately after the Effective Time of the Merger, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

          1.7.1 NAME. The name of the Surviving Corporation shall be a new name not associated with either Community or Valley Ridge to be agreed upon by the Boards of Directors of Community and Valley Ridge before this Plan of Merger is submitted for approval to either Corporation's shareholders.

          1.7.2     ARTICLES OF INCORPORATION.  The Articles of
     Incorporation of the Surviving Corporation shall be amended and restated by the Merger to be as set forth in EXHIBIT A to this Plan of Merger in order to be generally consistent with the form of Articles of Incorporation previously employed by Community.

          1.7.3 BYLAWS. The Bylaws of the Surviving Corporation shall be the Bylaws of Valley Ridge as in effect immediately prior to the Effective Time of the Merger.
                       A-3
          1.7.4 DIRECTORS. The directors of the Surviving Corporation shall be the persons who are the directors of Valley Ridge and the directors of Community immediately prior to the Effective Time of the Merger.

          1.7.5 OFFICERS. The officers of the Surviving Corporation shall be:

               Chairman of the Board         Robert Humphreys
               Vice Chairman                 Donald VanSingel
               President and Chief
                  Executive Officer          Richard L. Edgar
               Vice President                Ronald L. Hansen
               Secretary and Treasurer       Michael McHugh

                                ARTICLE II

                     CONVERSION AND EXCHANGE OF SHARES

     2.1 CONVERSION OF SHARES. At the Effective Time of the Merger, by virtue of the Merger:

          2.1.1 CONVERSION OF COMMUNITY COMMON STOCK. Except as otherwise provided in this Section 2.1 (CONVERSION OF SHARES), and subject to the provisions of Section 2.3 (NO FRACTIONAL SECURITIES) of this Plan of Merger, each share of Community Common Stock outstanding immediately prior to the Effective Time of the Merger shall be converted into that whole number of validly issued, fully paid, and nonassessable shares of Valley Ridge Common Stock determined by multiplying the number of shares of Community Common Stock held of record by each Community shareholder by the Conversion Ratio (defined below).

          2.1.2 CONVERSION RATIO. The "CONVERSION RATIO" shall be that number (rounded to the nearest ten thousandth) determined by dividing
     (i) the Community Adjusted Book Value Per Share, multiplied by 1.20; by (ii) the Valley Ridge Adjusted Book Value Per Share. For this purpose:

               (a) The "COMMUNITY ADJUSTED BOOK VALUE PER SHARE" shall be an amount equal to the quotient determined by dividing (i) Community's shareholders' equity as determined by Community's Final Balance Sheet (defined below), less all dividends and other distributions of cash or property accrued after the Balance Sheet Date (defined below), and plus or minus any adjustments provided in Section 2.2 (ADJUSTMENTS OF SHAREHOLDERS' EQUITY), by (ii) the total

                       A-4
          number of shares of Community Common Stock outstanding immediately prior to the Effective Time of the Merger.

               (b) The "VALLEY RIDGE ADJUSTED BOOK VALUE PER SHARE" shall be an amount equal to the quotient determined by dividing (i) Valley Ridge's shareholders' equity as determined by Valley Ridge's Final Balance Sheet, less all dividends and other distributions of cash or property accrued after the Balance Sheet Date, and plus or minus any adjustments provided in Section 2.2 (ADJUSTMENTS OF SHAREHOLDERS' EQUITY), by (ii) the total number of shares of Valley Ridge Common Stock outstanding immediately prior to the Effective Time of the Merger.

               (c) The "BALANCE SHEET DATE" shall be a month end not more than 60 days prior to the Closing or such other date as may be mutually agreed upon by the parties in writing.

               (d) The Valley Ridge Adjusted Book Value Per Share and the Community Adjusted Book Value Per Share shall be computed by, and be the subject of comparable agreed upon procedures reports of, the independent certified public accountants of the respective Corporations. Such computation shall be based on consolidated balance sheets ("FINAL BALANCE SHEETS") of the respective Corporations which fairly present the financial condition of the respective Corporations as of the Balance Sheet Date and are consistent with the Financial Statements which are the subject of Section 3.5.1 (FINANCIAL STATEMENTS).

          2.1.3 DISSENTING SHARES. Each outstanding share of Community Common Stock as to which a legally sufficient notice of intent to demand dissenters' rights has been given in accordance with the Michigan Act and which was not voted in favor of the Merger shall after the Effective Time of the Merger represent only the rights of a dissenting shareholder under the Michigan Act and shall not be converted into or represent a right to receive Valley Ridge Common Stock as provided in Section 2.1.1 (CONVERSION OF COMMUNITY COMMON STOCK) of this Plan of Merger. If, however, the holder of such a dissenting share of Community Common Stock shall have failed to perfect, shall have effectively withdrawn, shall have waived or lost, or shall otherwise be ineligible to exercise dissenting shareholders' rights, then at that time that share shall be converted into Valley Ridge Common Stock as provided in Section 2.1.1 (CONVERSION OF COMMUNITY COMMON STOCK) of this Plan of Merger.

          2.1.4 CONVERSION OF VALLEY RIDGE COMMON STOCK. Each share of Valley Ridge Common Stock outstanding immediately prior to the Effective Time of the Merger shall continue to be outstanding without any change. Each shareholder of the Surviving Corporation whose

                       A-5
     shares were outstanding immediately before the Effective Time of the Merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the Effective Time of the Merger, subject to the rights, if any, of a dissenting shareholder under the Michigan Act.

          2.1.5 STOCK HELD BY VALLEY RIDGE. Each share of Community Common Stock, if any, held by Valley Ridge or its subsidiary for its own account and not in a fiduciary capacity for a person other than Valley Ridge or its subsidiary shall be canceled and no consideration shall be issuable or payable with respect to any such share.

          2.1.6 COMMUNITY COMMON STOCK NO LONGER OUTSTANDING. Each share of Community Common Stock outstanding immediately prior to the Effective Time of the Merger shall be considered to be no longer outstanding and to represent solely the right to receive shares of Valley Ridge Common Stock as provided in Section 2.1.1 (CONVERSION OF COMMUNITY COMMON STOCK), together with any other distributions payable as provided in Section 2.4 (ADJUSTMENTS), but subject to the payment of cash in lieu of fractional shares as provided in Section 2.3 (NO FRACTIONAL SECURITIES), or the rights of a dissenting shareholder under the Michigan Act as provided in Section 2.1.3 (DISSENTING SHARES).

     2.2  ADJUSTMENTS OF SHAREHOLDERS' EQUITY.

          2.2.1 COMMUNITY'S SHAREHOLDERS' EQUITY. Community's total shareholders' equity as reflected on its Final Balance Sheet shall be adjusted as follows: (i) the full amount of the allowance for loan losses reflected on its Final Balance Sheet shall be added to Community's total shareholders' equity; (ii) a reserve for contingent liabilities in the amount of $53,000, or such lesser amount as the parties may mutually agree in writing to be appropriate at the time, shall be subtracted from Community's total shareholders' equity; and
     (iii) the full amount of unrealized gains and losses on securities available for sale reflected on its Final Balance Sheet, if any, shall be eliminated and not considered in calculating total shareholders' equity.

          2.2.2 VALLEY RIDGE'S SHAREHOLDERS' EQUITY. Valley Ridge's total shareholders' equity as reflected on its Final Balance Sheet shall be adjusted as follows: (i) the full amount of the allowance for loan losses reflected on its Final Balance Sheet shall be added to Valley Ridge's total shareholders' equity; and (ii) the full amount of unrealized gains and losses on securities available for sale reflected on its Final Balance Sheet, if any, shall be eliminated and not considered in calculating total shareholders' equity.

     2.3 NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Plan of Merger, no certificates or scrip representing fractional

                       A-6
shares of Valley Ridge Common Stock shall be issued upon the surrender for exchange of certificates which represented shares of Community Common Stock outstanding immediately prior to the Effective Time of the Merger ("OLD CERTIFICATES") (taking into account all Old Certificates surrendered for exchange by a particular Community shareholder) pursuant to Section 2.4 (SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF VALLEY RIDGE COMMON STOCK) and no Valley Ridge dividend or other distribution or stock split shall relate to any fractional shares of Valley Ridge Common Stock, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Valley Ridge. In lieu of any such fractional share, each holder of an Old Certificate who would otherwise have been entitled to a fraction of a share of Valley Ridge Common Stock upon surrender of such Old Certificates for exchange pursuant to Section
2.4 (SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF VALLEY RIDGE COMMON STOCK) will be paid an amount in cash (without interest and rounded to the nearest penny) equal to such fraction of a share multiplied by the Valley Ridge Adjusted Book Value Per Share.

     2.4 SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF VALLEY RIDGE COMMON STOCK. After the Effective Time of the Merger, Old Certificates shall be exchangeable by the holders thereof for new stock certificates representing the number of shares of Valley Ridge Common Stock to which such holders shall be entitled in the following manner:

          2.4.1 TRANSMITTAL MATERIALS. As soon as practicable after the Effective Time of the Merger, Valley Ridge shall send or cause to be sent to each record holder of Community Common Stock as of the Effective Time of the Merger transmittal materials for use in exchanging that holder's Old Certificates for Valley Ridge Common Stock certificates. The transmittal materials will contain instructions with respect to the surrender of Old Certificates.

          2.4.2 SEGREGATION OF CASH. As soon as practicable after the Effective Time of the Merger, Valley Ridge will segregate into a separate account the amount of cash payable for fractional shares in the Merger. Valley Ridge shall add to such account an amount equal to all dividends or other distributions paid with respect to the shares to be distributed to Community's shareholders pursuant to this Plan of Merger for the account of the persons entitled to such shares.

          2.4.3 DELIVERY OF NEW CERTIFICATES. Valley Ridge shall promptly issue and deliver stock certificates in the names and to the addresses that appear on Community's stock records as of the Effective Time of the Merger, or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by Valley Ridge; provided, that:

               (a) RECEIPT OF OLD CERTIFICATES. With respect to each Community shareholder, Valley Ridge shall have received all of the Old Certificates held by that shareholder, or an affidavit of

                       A-7
          loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and

               (b) SATISFACTORY FORM. Such certificates, transmittal materials, affidavits, and bonds are in a form and condition reasonably acceptable to Valley Ridge.

          2.4.4 DIVIDENDS PENDING SURRENDER. Whenever a dividend is declared by Valley Ridge on Valley Ridge Common Stock which is payable to shareholders of record of Valley Ridge as of a record date on or after the Effective Time of the Merger, the declaration shall include dividends on all shares issuable under this Plan of Merger. No former shareholder of Community shall be entitled to receive a distribution of any such dividend until the physical exchange of that shareholder's Old Certificates for new Valley Ridge Common Stock certificates shall have been effected. Upon the physical exchange of that shareholder's Old Certificates, that shareholder shall be entitled to receive from Valley Ridge an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon) declared and paid with respect to the shares of Valley Ridge Common Stock represented thereby.

          2.4.5 STOCK TRANSFERS. On or after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of Community of the shares of Community Common Stock which were issued and outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Old Certificates are properly presented for transfer, then they shall be canceled and exchanged for stock certificates representing shares of Valley Ridge Common Stock as provided in this Plan of Merger. After the Effective Time of the Merger, ownership of such shares as are represented by any Old Certificates may be transferred only on the stock transfer records of Valley Ridge.

          2.4.6 VALLEY RIDGE'S DISCRETION. Valley Ridge shall have discretion to determine reasonable rules and procedures relating to the issuance and delivery of certificates of Valley Ridge Common Stock into which shares of Community Common Stock are converted in the Merger and governing the payment for fractional shares of Community Common Stock.


                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

          Community and Valley Ridge each represents and warrants to the other, with respect to its own affairs, that, except as otherwise set forth in a disclosure statement (a "DISCLOSURE STATEMENT") to be prepared by each Corporation, which the Corporations will each deliver to the other within 30 days after the date of the execution of this Plan of Merger:
                       A-8
     3.1  AUTHORIZATION, NO CONFLICTS, ETC.

          3.1.1 AUTHORIZATION OF AGREEMENT. The execution, delivery, and performance of this Plan of Merger by the Corporation have been duly authorized and approved by all necessary corporate action. When executed and delivered, this Plan of Merger will be legally binding on and enforceable against the Corporation in accordance with its terms, except that the consummation of the Merger is subject to the approval of the Corporation's shareholders as described in Section 1.1 (ADOPTION OF PLAN OF MERGER).

          3.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by the Corporation, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of:

               (a)  CERTIFICATE OR BYLAWS.  Any provision of the
          Corporation's Articles of Incorporation or Bylaws; or

               (b) STATUTES, JUDGMENTS, ETC. Any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to the Corporation or its subsidiary, assuming the timely receipt of each of the approvals referred to in Section 3.1.4 (REQUIRED APPROVALS).

          3.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by the Corporation, and the consummation of the Merger, do not and will not:

               (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of the Corporation or its subsidiary under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which the Corporation or its subsidiary is a party or by which they are bound or affected:

                    (1) Which is material to the business, income, or financial condition of the Corporation or its subsidiary; or

                    (2) The violation or breach of which could prevent the Corporation from consummating the Merger;

               (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under any memorandum of understanding or similar regulatory consent agreement to which the Corporation or its subsidiary is a party or subject, or by which it is bound or affected; or
                       A-9
               (c) TORTIOUS INTERFERENCE. Subject the other party, its subsidiary, its directors or its officers to liability for tortious interference with contractual rights.

          3.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by the Corporation other than in connection or compliance with the provisions of the Michigan Act, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act.

     3.2 ORGANIZATION AND GOOD STANDING. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. The Corporation possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. The Corporation is a bank holding company duly registered and in good standing with the Federal Reserve Board under the Federal Bank Holding Company Act. The Corporation is not required to be qualified or admitted to conduct business as a foreign corporation in any other state.

     3.3  SUBSIDIARIES.

          3.3.1 OWNERSHIP OF SUBSIDIARIES. With respect to Community, Community owns all of the issued and outstanding shares of capital stock of The Grant State Bank ("GRANT"), free and clear of all claims, security interests, pledges, or liens of any kind. With respect to Valley Ridge, Valley Ridge owns all of the issued and outstanding shares of capital stock of Kent City State Bank ("KENT CITY"), free and clear of all claims, security interests, pledges, or liens of any kind. The Corporation's subsidiary is duly organized, validly existing, and in good standing under the laws of the State of Michigan. Except with respect to the ownership by Kent City of 20% of the voting securities of West Shore Computer Services, Inc., the Corporation does not have "CONTROL" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any corporation engaged in an active trade or business or which holds any significant assets other than as stated in this Section 3.3 (SUBSIDIARIES).

          3.3.2 RIGHTS TO CAPITAL STOCK. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other similar agreements pertaining to the capital stock of the Corporation's subsidiary.

          3.3.3     QUALIFICATION AND POWER.  The Corporation's subsidiary:

               (a) FOREIGN QUALIFICATION. Is not, and is not required to be, qualified or admitted to conduct business in any other state; and
                      A-10
               (b) CORPORATE POWER. Has full corporate power and authority to carry on its business substantially as and where now being conducted.

          3.3.4 FDIC; INSURANCE ASSESSMENTS. The Corporation's subsidiary maintains in full force and effect deposit insurance through the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"). The Corporation's subsidiary has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect.

          3.3.5 REGULATORY FEES AND CHARGES. The Corporation's subsidiary has paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

     3.4  CAPITAL STOCK.

          3.4.1 CLASSES AND SHARES. With respect to Community, the authorized capital stock of Community consists of 200,000 shares of common stock, without par value, of which, as of the date and time of the execution of this Plan of Merger, 76,424 shares were issued and outstanding. With respect to Valley Ridge, the authorized capital stock of Valley Ridge consists of 500,000 shares of common stock, $10 par value, of which, as of the date and time of the execution of this Plan of Merger, 372,862 shares were issued and outstanding.

          3.4.2 NO OTHER CAPITAL STOCK. There is no security or class of securities authorized or issued which represents or is convertible into capital stock of the Corporation except as described in this
     Section 3.4 (CAPITAL STOCK). As of the execution of this Plan of Merger, there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of the Corporation, or agreements to which the Corporation is a party or by which it is bound to issue capital stock.

          3.4.3 VOTING RIGHTS. Other than the shares of the Corporation's common stock described in this Section 3.4 (CAPITAL STOCK), neither the Corporation nor its subsidiary has outstanding any security:

               (a) The holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger; or

               (b) Which entitles the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.




                      A-11
     3.5  FINANCIAL STATEMENTS.

          3.5.1 FINANCIAL STATEMENTS. The consolidated financial statements of the Corporation and its subsidiary as of and for each of the years ended or ending December 31, 1992, 1993, 1994, and 1995, as reported on or to be reported on by the Corporation's independent accountants, previously delivered or to be delivered to the other party, the unaudited consolidated financial statements of the Corporation and its subsidiary as of and for each of the quarters ended or ending March 31, 1995, June 30, 1995, and September 30, 1995, including all schedules and notes relating to such statements, as previously delivered or to be delivered to the other party, and the consolidated financial statements of the Corporation and its subsidiary as of and for each quarter ending prior to the Effective Time of the Merger, are and will be correct and complete in all material respects. These statements do and will fairly present the Corporation's and its subsidiary's financial condition and results of operations on a consolidated basis on the dates and for the periods indicated, and have been and will be prepared in conformity with generally accepted accounting principles applied consistently throughout the periods indicated (except as otherwise noted in such financial statements or the notes thereto).

          3.5.2 CALL REPORTS. The consolidated reports of condition and income of the Corporation's subsidiary as of and for each of the years ended or ending December 31, 1992, 1993, 1994, and 1995, and as of and for the each of the quarters ended or ending March 31, 1995, June 30, 1995, and September 30, 1995, as filed or to be filed with the FDIC, and the consolidated reports of condition and income of the Corporation and its subsidiary to be filed with the FDIC prior to the Effective Time of the Merger, including all schedules and notes relating to such reports (collectively, the "CALL REPORTS"), are and will be correct and complete in all material respects. The Call Reports which have been filed were prepared, and the Call Reports to be filed will be prepared, in conformity with applicable regulatory accounting principles applied consistently throughout the periods indicated (except as otherwise noted in such reports).

          3.5.3 FINAL BALANCE SHEET. The Final Balance Sheet of the Corporation and its subsidiary, including all schedules and notes relating to such Final Balance Sheet, will be correct and complete in all material respects, will fairly present the Corporation's and its subsidiary's financial condition on a consolidated basis on the date indicated, and will be prepared in conformity with generally accepted accounting principles consistently applied (except as otherwise noted in the Final Balance Sheet or the notes thereto).

     3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the consolidated balance sheet of the Corporation and its subsidiary as of December 31, 1994, and the notes

                      A-12
thereto, neither the Corporation nor its subsidiary had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) which are, or as to which there is a reasonable probability that they could be, materially adverse to the income or financial condition of the Corporation or its subsidiary.

     3.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has been no material adverse change in the business, income, or financial condition of the Corporation or its subsidiary. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a material adverse change in the business, income, or financial condition of the Corporation or its subsidiary for reasons specific to the Corporation or its subsidiary and not applicable to the banking industry in general.

     3.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or threatened by any person, including without limitation any governmental or regulatory agency, against the Corporation, its subsidiary, or the assets or business of the Corporation or its subsidiary, any of which has or may have a material adverse effect on the business, income, or financial condition of the Corporation or its subsidiary. There is no factual basis known to the Corporation which presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     3.9 CONDUCT OF BUSINESS. The Corporation and its subsidiary have conducted their respective businesses and used their respective properties substantially in compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 3.20.3.a (ENVIRONMENTAL LAWS)); except for violations that would not have a material adverse effect on the business, income, or financial condition of the Corporation or its subsidiary.

     3.10 ABSENCE OF DEFAULTS UNDER CONTRACTS. There is no existing default by the Corporation or its subsidiary, or any other party, under any contract or agreement to which the Corporation or its subsidiary is a party, or by which they are bound, which could have a material adverse effect on the business, income, or financial condition of the Corporation or its subsidiary.

     3.11 REGULATORY FILINGS.  In the last five years:

          3.11.1 FILINGS. The Corporation and its subsidiary have filed in a timely manner all filings with regulatory bodies for which filings are required;
                      A-13
          3.11.2 COMPLETE AND ACCURATE. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions therein which, as of the making of this representation and warranty, would be material to the business, income, or financial condition of the Corporation and its subsidiary on a consolidated basis; and

          3.11.3 COMPLIANCE WITH REGULATIONS. All such filings complied in all material respects with all regulations, forms, and guidelines applicable to such filings.

     3.12 REGISTRATION STATEMENT, ETC.

          3.12.1 "DOCUMENT." The term "DOCUMENT," when capitalized in this Plan of Merger, shall collectively mean: (i) the registration statement to be filed by Valley Ridge with the Securities and Exchange Commission (the "SEC") in connection with the Valley Ridge Common Stock to be issued in the Merger (the "REGISTRATION STATEMENT"); (ii) the prospectus and proxy statement (the "PROSPECTUS AND PROXY STATEMENT") to be mailed to Community shareholders in connection with its shareholders' meeting with respect to this Plan of Merger; (iii) the proxy statement to be mailed to Valley Ridge shareholders in connection with its shareholders' meeting with respect to this Plan of Merger; and (iv) any other documents to be filed with the SEC, the Federal Reserve Board, the State of Michigan, or any other regulatory agency in connection with the transactions contemplated by this Plan of Merger.

          3.12.2 ACCURATE INFORMATION. None of the information to be supplied by the Corporation for inclusion, or included, in any Document will:

               (a) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (i) at the respective times such Documents are filed; (ii) with respect to the Registration Statement, when it becomes effective; and (iii) with respect to the Prospectus and Proxy Statement, when it is mailed.

               (b) With respect to the Registration Statement and the Prospectus and Proxy Statement, as either may be amended or supplemented, at the time of Community's shareholders' meeting with respect to this Plan of Merger, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for Community's shareholders' meeting.

          3.12.3 COMPLIANCE OF FILINGS. All Documents that the Corporation is responsible for filing with the SEC and any regulatory

                      A-14
     agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     3.13 TAX MATTERS.

          3.13.1 TAX RETURNS. The Corporation and its subsidiary have duly and timely filed all material tax returns that they have by law been required to file, including without limitation those with respect to income, withholding, social security, unemployment, franchise, real property, personal property, and intangibles taxes. Each such tax return, report, and statement, as amended, is correct and complies in all material respects with all applicable laws and regulations.

          3.13.2 TAX ASSESSMENTS AND PAYMENTS. All taxes and assessments, including any penalties, interest, and deficiencies relating to those taxes and assessments, due and payable by the Corporation and its subsidiary have been paid in full as and when due. The provisions made for taxes on the consolidated balance sheet of the Corporation and its subsidiary as of December 31, 1994, are sufficient for the payment of all federal, state, county, and local taxes of the Corporation and its subsidiary accrued but unpaid as of the date indicated, whether or not disputed, with respect to all periods through December 31, 1994.

          3.13.3 TAX AUDITS. The federal consolidated income tax returns of the Corporation and its subsidiary, with respect to Community, have not been audited by the Internal Revenue Service ("IRS") within the last 10 years, and, with respect to Valley Ridge, have been audited by the IRS through the tax year 1992. There is no tax audit or legal or administrative proceeding for assessment or collection of taxes pending or, to the Corporation's knowledge, threatened with respect to the Corporation or its subsidiary. No claim for assessment or collection of taxes has been asserted with respect to the Corporation or its subsidiary. No waiver of any limitations statute or extension of any assessment or collection period has been executed by or on behalf of the Corporation or its subsidiary.

     3.14 TITLE TO PROPERTIES. The Corporation and its subsidiary have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in the consolidated balance sheet of the Corporation and its subsidiary as of December 31, 1994, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

          3.14.1 REFLECTED ON BALANCE SHEET. As reflected on the consolidated balance sheet of the Corporation and its subsidiary as of December 31, 1994, and the notes thereto;



                      A-15
          3.14.2 NORMAL TO BUSINESS. Liens for current taxes not yet delinquent, and liens or encumbrances which are normal to the business of the Corporation and its subsidiary and which are not material in relation to the business, income, or financial condition of the Corporation or its subsidiary; and

          3.14.3 IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby, or which would not otherwise be material to the business, income, or financial condition of the Corporation or its subsidiary.

     3.15 CONDITION OF PROPERTY. The nonfinancial assets owned or leased by the Corporation and its subsidiary constitute all of the assets held for use or used in connection with the business of the Corporation and its subsidiary and are adequate to carry on their respective businesses as presently conducted. No building or improvement on any real property owned, leased, or used by the Corporation or its subsidiary encroaches on any material easement or property owned by another, and no building or property owned by another encroaches on any real property owned, leased, or used by the Corporation or its subsidiary or on any material easement the benefit of which runs to real property owned, leased, or used by the Corporation or its subsidiary. None of the boundaries of any parcel of real property owned, leased, or used by the Corporation or its subsidiary deviates substantially from those shown on the survey of such parcel, if any, provided in the Corporation's Disclosure Statement or from what they appear to be through visual inspection. Neither the Corporation nor its subsidiary is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to any real property that the Corporation or its subsidiary owns, leases, or uses. All of the nonfinancial assets and properties that the Corporation or its subsidiary owns, leases, or uses are in good operating condition (normal wear and tear excepted), are structurally sound, are in a good state of maintenance and repair, are reasonably fit for their intended purposes, are adequately serviced by all utilities reasonably necessary for the effective operation of the Corporation's and its subsidiary's business as presently conducted, and are in the possession of the Corporation or its subsidiary. None of the real property owned, leased, or used by the Corporation or its subsidiary is the subject of any condemnation action and there is, to the best of the Corporation's knowledge, no proposal under consideration by any public or governmental authority or entity to use any of the real property owned, leased, or used by the Corporation or its subsidiary for some other purpose.

     3.16 LEASES. All leases pursuant to which the Corporation or its subsidiary, as lessee, lease real or personal property which is material to the business of the Corporation or its subsidiary are valid, effective, and

                      A-16
enforceable against the lessor in accordance with their respective terms. There is no existing default under any such lease, or any event which with notice or lapse of time, or both, would constitute a default with respect to the Corporation or its subsidiary or, to the best knowledge of the Corporation, any other party. No such lease contains a prohibition against assignment by the Corporation or its subsidiary, by operation of law or otherwise, or any other provision which would preclude the Corporation or its direct or indirect subsidiaries from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon consummation of the Merger as are applicable to the possession and use by the Corporation or its subsidiary as of the date of this Plan of Merger.

     3.17 LICENSES, PERMITS, ETC.

          3.17.1 ALL LICENSES, PERMITS, ETC. The Corporation and its subsidiary hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of their businesses as presently conducted, the lack of which would have a material adverse effect on the business, income, or financial condition of the Corporation or its subsidiary.

          3.17.2 REGULATORY ACTION. Neither the Corporation nor its subsidiary:

               (a) Has been charged with, or to the best of the Corporation's knowledge is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard; or

               (b) Is the subject of any pending or, to the Corporation's knowledge, threatened proceeding by any regulatory authority having jurisdiction over its business or properties.

     3.18 CERTAIN EMPLOYMENT MATTERS.

          3.18.1 EMPLOYMENT POLICIES, PROGRAMS, AND PROCEDURES. The policies, programs and practices of the Corporation and its subsidiary relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with applicable laws, orders, regulations, public policies and ordinances governing employment and terms and conditions of employment.

          3.18.2 RECORD OF PAYMENTS. There are no material obligations of the Corporation or its subsidiary, whether arising by operation of law, civil or common, by contract, or by past custom, for Employment-Related Payments (as defined in Section 3.18.3 (EMPLOYMENT-RELATED PAYMENTS)) to trusts or other funds or to any governmental agency or to any present or former director, officer, employee, or agent (or his or her heirs, survivors, legatees, or legal representatives) which

                      A-17
     have not been duly recorded on the books and records of the Corporation or its subsidiary and paid when due or duly accrued as a liability.

          3.18.3 "EMPLOYMENT-RELATED PAYMENTS." For purposes of this Plan of Merger, "EMPLOYMENT-RELATED PAYMENTS" include any payment to be made with respect to any contract for employment, unemployment compensation benefits, profit sharing, pension or retirement benefits or social security benefits, or for fringe benefits, including vacation or holiday pay, bonuses and other forms of compensation, or for medical insurance or medical expenses, which are payable to present or former directors, officers, employees, or agents of the Corporation or its subsidiary, or their respective survivors, heirs, legatees, or legal representatives.

          3.18.4 EMPLOYMENT CLAIMS. There are no disputes, claims, or charges, pending or threatened alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy or ordinance relating to employment or terms and conditions of employment, and there is no basis for any valid claim or charge with regard to such matters.

          3.18.5 DISCLOSURE OF AGREEMENTS. There is no written or oral, express or implied:

               (a) Employment contract or agreement, or guarantee of job security, made with or to any past or present employee of the Corporation or its subsidiary which is not terminable by the Corporation or its subsidiary upon 60 days' or less notice without penalty or obligation;

               (b) Plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit sharing; or

               (c) Plan, agreement, arrangement, or understanding with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee of the Corporation or its subsidiary or any spouse, child, member of the same household, estate, or survivor of any employee.

     3.19 EMPLOYEE BENEFIT PLANS.   With respect to any "employee welfare
benefit plan," any "employee pension benefit plan," or any "employee benefit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each referred to as an "EMPLOYEE BENEFIT PLAN"), maintained by

                      A-18
or for the benefit of the Corporation or its subsidiary or to which the Corporation or its subsidiary has made payments or contributions on behalf of its employees:

          3.19.1 ERISA COMPLIANCE. The Corporation and its subsidiary, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA and all other applicable laws and regulations applicable to such plans and trusts.

          3.19.2 INTERNAL REVENUE CODE COMPLIANCE. The Corporation and its subsidiary, each Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"), and all trusts created thereunder are in compliance with the applicable provisions of the Internal Revenue Code.

          3.19.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved in any nonexempt
     "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of ERISA.

          3.19.4 PLAN TERMINATION. No Employee Benefit Plan which is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after June 30, 1974, except in compliance with notice and disclosure to the IRS and the Pension Benefit Guaranty Corporation (the "PBGC"), where applicable, as required by the Internal Revenue Code and ERISA. With respect to each such termination, all termination procedures have been completed and there are no pending or potential liabilities to the PBGC, to the plans, or to participants under such terminated plans. Each such termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

          3.19.5 MULTIEMPLOYER PLAN. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

          3.19.6 DEFINED BENEFIT PLAN. With respect to Valley Ridge, no Employee Benefit Plan in effect as of December 31, 1994, is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

          3.19.7 REPORTABLE EVENTS. There has been no "reportable event" as defined in Section 4043 of ERISA, after September 1, 1974, with respect to any Employee Benefit Plan or any trust created thereunder.

          3.19.8 NO PREMIUMS. The Corporation does not owe premiums to the PBGC which are due but unpaid and has not been determined by the

                      A-19
     PBGC to be liable for a funding deficiency with respect to a plan termination under Title IV of ERISA.

          3.19.9 NO FURTHER PAYMENTS. If any Employee Benefit Plan (and the related trusts) which is subject to Title IV of ERISA were terminated on the date of the latest actuarial valuation, the Corporation would not have any liability for further contributions or other payments with respect thereto (whether direct liability to the plan, the trusts, the participants and beneficiaries of the plan, or liability to the PBGC) and there has been no amendment of any such plan or other occurrence after the date of the latest actuarial valuation which would result in any such liability.

          3.19.10 NO AMENDMENT. With respect to any Employee Benefit Plan which is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code, there has been no amendment of such plan or other occurrence after the date of the latest actuarial reports prepared with respect to the plan which has materially changed the financial and funding condition of the plan.

          3.19.11 PAYMENT OF CONTRIBUTIONS. The Corporation and its subsidiary have made when due all contributions required under any Employee Benefit Plan and under applicable laws and regulations.

          3.19.12 PAYMENT OF BENEFITS. There are no payments which have become due from any Employee Benefit Plan, the trusts created thereunder, or from the Corporation or its subsidiary that have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

          3.19.13 ACCUMULATED FUNDING DEFICIENCY. No Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, after June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

          3.19.14 FILING OF REPORTS. The Corporation has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which, as of the making of this representation and warranty, would be material to the financial condition, net income, business, properties, operations, or prospects of the Corporation or its subsidiary.

                      A-20
     3.20 ENVIRONMENTAL MATTERS.

          3.20.1 OWNED OR OPERATED PROPERTY. With respect to: (i) the real estate owned or leased by the Corporation or its subsidiary or used in the conduct of their businesses; (ii) other real estate owned by the Corporation's subsidiary; (iii) any real estate held and administered in trust by the Corporation's subsidiary; and (iv) to the Corporation's knowledge, any real estate formerly owned or leased by the Corporation or its subsidiary (for purposes of this Section, properties described in any of (i) through (iv) are collectively referred to as "PREMISES"):

               (a) CONSTRUCTION AND CONTENT. None of the Premises is constructed of, or contains as a component part, any material which (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any substance that is a Hazardous Substance or is known to be (either by single exposure or by repeated or prolonged exposure) injurious or hazardous to the health of persons occupying the Premises.

               (b) USES OF PREMISES. No part of the Premises has been used for the generation, manufacture, handling, storage, disposal, or management of Hazardous Substances.

               (c) UNDERGROUND STORAGE TANKS. The Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank listed in the Corporation's Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment.

               (d) ABSENCE OF CONTAMINATION. The Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source.

               (e) ENVIRONMENTAL SUITS AND PROCEEDINGS. There is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving the Corporation or its subsidiary pending, threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. There is no factual basis for any of the foregoing.




                      A-21
          3.20.2 LOAN PORTFOLIO. With respect to any real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted:

               (a) INVESTIGATION. The Corporation and its subsidiary have complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the Corporation's Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property.

               (b) NO KNOWN CONTAMINATION. No such property is known to contain or be contaminated by any quantity of any Hazardous Substance from any source.

          3.20.3    DEFINITIONS.

               (a) HAZARDOUS SUBSTANCES. For purposes of this Plan of Merger, "HAZARDOUS SUBSTANCE" has the meaning set forth in
          Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.A.
          <Section> 9601 et seq. ("CERCLA"), and also includes any
          substance now or in the future regulated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls.

               (b) ENVIRONMENTAL LAWS. For purposes of this Plan of Merger, "ENVIRONMENTAL LAWS" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, or solid waste management, including the generation, release, containment, storage, handling, transportation, disposal, or management of Hazardous Substances;
          (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

     3.21 DUTIES AS FIDUCIARY. The Corporation's subsidiary has performed all of its duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, the violation of which would be material to its business, income, or financial condition.

                      A-22
     3.22 INVESTMENT BANKERS AND BROKERS. The Corporation has not employed any broker, finder, or investment banker in connection with the Merger, except for the engagement of Roney & Co. to provide fairness opinions as contemplated by this Plan of Merger. The Corporation has no express or implied agreement with any person or company relative to any commission or finder's fee payable with respect to the Merger.

     3.23 CHANGE IN BUSINESS RELATIONSHIPS. Neither the Corporation nor its subsidiary has notice, whether on account of the Merger or otherwise, that (i) any customer, agent, representative, or supplier of the Corporation or its subsidiary intends to discontinue, diminish, or change its relationship with the Corporation or its subsidiary, the effect of which would be material to the business of the Corporation or its subsidiary; or (ii) any executive officer of the Corporation or its subsidiary intends to terminate his or her employment.

     3.24 INSURANCE. The Corporation and its subsidiary maintain in full force and effect insurance on their assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering the Corporation's or any of its subsidiary's assets, properties, premises, operations, or personnel.

     3.25 BOOKS AND RECORDS. The minutes contained in corporate minute books and files of the Corporation and its subsidiary (since it was acquired by the Corporation) properly and accurately record in all material respects all actions actually taken by its shareholders, directors, and committees of directors. The books, accounts, and records of the Corporation and its subsidiary reflect only actual transactions and have been maintained in all material respects in the usual and regular manner, in accordance with generally accepted accounting principles consistently applied, and in compliance with all applicable laws and regulations.

     3.26 EVENTS SINCE DECEMBER 31, 1994. Neither the Corporation nor its subsidiary has, since December 31, 1994:

          3.26.1 BUSINESS IN ORDINARY COURSE. Conducted its business other than in the ordinary course, or incurred or become subject to any material liability or obligation, except liabilities incurred in the ordinary course of business.

          3.26.2 STRIKES OR LABOR TROUBLE. Experienced or, to the best knowledge of the Corporation, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character which has been or could reasonably be expected to be materially adverse to the business, income, or financial condition of the Corporation or its subsidiary.


                      A-23
          3.26.3 MORTGAGE OF ASSETS. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that do not in the aggregate exceed $10,000.

          3.26.4 CONTRACT AMENDMENT OR TERMINATION. Made or permitted any amendment or termination of any contract to which it is a party and which is material to the business, income, or financial condition of the Corporation or its subsidiary, except as expressly provided in this Plan of Merger.

     3.27 ANTICIPATED CHANGES. No facts or circumstances have been discovered from which it appears that there is a risk that there will occur a materially adverse change in the financial condition, net income, business, properties, operations, or prospects of the Corporation or its subsidiary.

     3.28 RESERVE FOR LOAN LOSSES. The reserve for loan losses reflected in the Corporation's and its subsidiary's audited consolidated financial statements for the period ended or ending December 31, 1994 and 1995, and Call Reports for the quarters ended or ending March 31, 1995, June 30, 1995, and September 30, 1995, was or will be (as applicable) adequate to meet all reasonably anticipated loan losses, net of recoveries related to loans previously charged off.

     3.29 NO INSIDER TRADING. The Corporation has reviewed its stock transfer records since June 30, 1995, and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, to the best of the Corporation's knowledge, no director or officer of the Corporation or its subsidiary and no person related to any such director or officer by blood or marriage and residing in the same household has since June 30, 1995, purchased or sold, or caused to be purchased or sold, any shares of the Corporation's common stock of which such director, officer, or related person is or was the record or beneficial owner as determined according to Rule 13d-3 issued under the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT"), during any period when the Corporation was in possession of material nonpublic information.

     3.30 CONTINUITY OF INTEREST. There is no plan or intention by any shareholder of the Corporation who owns beneficially or of record 5 percent or more of the issued and outstanding shares of the Corporation's common stock, and, to the best knowledge of the Corporation, there is no plan or intention on the part of the remaining shareholders of the Corporation who own shares of the Corporation's common stock to sell, exchange, or otherwise dispose of a number of shares of Valley Ridge Common Stock beneficially owned by them or received in the Merger that would reduce the Corporation's shareholders' ownership of Valley Ridge Common Stock to a

                      A-24
number of shares having a value, as of the Effective Time of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of the Corporation's common stock as of the same time. For purposes of this representation, shares of Community Common Stock exchanged for cash in lieu of fractional shares or surrendered by dissenters will be treated as outstanding Community Common Stock at the Effective Time of the Merger. Shares of the Corporation's common stock and shares of the other Corporation's common stock held by the Corporation's shareholders and otherwise sold, redeemed, or disposed of before or after the transaction will be considered in making this representation.

     3.31 POOLING OF INTERESTS ACCOUNTING QUALIFICATION. Neither the Corporation nor its subsidiary owns any shares of the other Corporation's common stock, any securities convertible into such stock, or any rights to acquire such stock, except for any which may be held in a fiduciary capacity for a customer as to which neither the Corporation nor its subsidiary has any beneficial interest. Neither the Corporation nor its subsidiary has during the past 2 years acquired any shares of the Corporation's common stock, any securities convertible into such stock, or any other rights to acquire such stock, except for any which may be held in a fiduciary capacity for a customer as to which neither the Corporation nor its subsidiary has any beneficial interest, and except as permitted for purposes other than a business combination under the pooling of interests method of accounting, and no more than a normal number of shares have been acquired for such permissible purposes.

     3.32 VALLEY RIDGE COMMON STOCK. The shares of Valley Ridge Common Stock to be issued in the Merger in accordance with this Plan of Merger will be duly authorized and, when issued as contemplated by this Plan of Merger, validly issued, fully paid, and nonassessable shares.

     3.33 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by the Corporation in connection with this Plan of Merger, including the Corporation's Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     3.34 TRUTH AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES.

          3.34.1 TRUE AT THE CLOSING. The Corporation warrants that its representations and warranties in this Plan of Merger will be true in all material respects at the Closing. All of such representations and warranties made with respect to specified dates or events shall still be true at the Closing in all material respects with respect to such dates or events.

          3.34.2 UNTRUE REPRESENTATIONS AND WARRANTIES. During the term of this Plan of Merger, if the Corporation becomes aware of any facts

                      A-25
     or of the occurrence or impending occurrence of any event which would cause one or more of the Corporation's representations and warranties contained in this Plan of Merger to become untrue, or would have caused one or more of such representations and warranties (except in the case of representations and warranties expressly made only as of the execution of this Plan of Merger) to be untrue had such facts been known or had such event occurred before the execution of this Plan of Merger, then:

               (a) NOTICE. The Corporation shall immediately give detailed written notice thereof to the other party; and

               (b) REMEDY UNLESS WAIVED. The Corporation shall use all reasonable efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other party.


                                ARTICLE IV

                             CERTAIN COVENANTS

     4.1 DISCLOSURE STATEMENTS. Each Corporation shall prepare a Disclosure Statement, which shall be certified with respect to Section 3.33 (TRUE AND COMPLETE INFORMATION) on behalf of the Corporation by its chief executive officer and its chief financial officer, and shall deliver two copies of the Disclosure Statement to the other party not later than 30 days after the execution of this Plan of Merger. In addition to any exceptions to the Corporation's representations set forth in Article III, the Disclosure Statement shall contain true and correct copies of each and every document specified below. Not less than 5 days prior to the Closing, each Corporation shall deliver to the other party an update to the Corporation's Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, which are not contained in the Corporation's Disclosure Statement as initially delivered. The update to the Corporation's Disclosure Statement shall be certified with respect to Section 3.33 (TRUE AND COMPLETE INFORMATION) on behalf of the Corporation by its chief executive officer and its chief financial officer. Each Disclosure Statement and the update, as of the dates they are delivered, shall contain:

          4.1.1 EMPLOYMENT AGREEMENTS. All employment agreements not terminable by the Corporation or its subsidiary upon 60 days' or less notice without penalty or obligation.

          4.1.2 EMPLOYMENT POLICIES. All employee handbooks, policy manuals, rules and standards of employment implemented by the Corporation or its subsidiary with regard to their employees and presently in effect.


                      A-26
          4.1.3 JUDGMENTS, ORDERS OR SETTLEMENT AGREEMENTS. Any judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of the Corporation or its subsidiary which, by their terms, continue to bind or affect the Corporation or its subsidiary.

          4.1.4 LOAN DELINQUENCIES. A list of loans or extensions of credit on the books of the Corporation's subsidiary with a principal balance of $5,000 or more and which are more than 60 days contractually delinquent.

          4.1.5 LETTERS OF CREDIT AND LOAN CONTINGENCIES. A listing of all letters of credit and obligations to make loans or extend credit which the Corporation's subsidiary cannot reject or terminate without advance notice or penalty in its sole discretion, and upon which the Corporation's subsidiary may be or may become liable without action or omission of the Corporation's subsidiary after the Closing.

          4.1.6 RELATED PERSON CONTRACTS. All agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments, which are, to the best of the Corporation's knowledge, with any Corporation Related Person (defined below), excepting any ordinary and customary banking relationship. For purposes of this Plan of Merger, the term "CORPORATION RELATED PERSON" shall mean any director or executive officer of the Corporation or its subsidiary, their spouses and children, any person who is a member of the same household as such persons, and any corporation, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

          4.1.7 RELATED PERSON LOANS. A list of all outstanding loans or loan commitments from, and all irrevocable letters of credit issued by, the Corporation or its subsidiary in a principal amount of $10,000 or more to or on behalf of any Corporation Related Person.

          4.1.8 CONTROL OF MATERIAL ASSETS. A list of any material assets or properties which are used in the business of the Corporation or its subsidiary which are owned or controlled by a Corporation Related
     Person, other than in a capacity as a shareholder, director or officer of the Corporation or its subsidiary.

          4.1.9 RETIRED EMPLOYEE EXPENSES. All plans, agreements, arrangements, or understandings concerning payment of medical expenses, insurance, or other benefits with respect to any former employee, or any spouse or child, member of the same household, estate, or survivor of a former employee.

          4.1.10 DEEDS AND TITLES. All deeds, titles, or other evidences of title to real estate, as well as copies of all surveys, abstracts, and environmental assessments thereof and title insurance

                      A-27
     policies relating thereto, and complete and correct lists of all items of personal property which had a book value in excess of $10,000 as of December 31, 1994, reflected in the books and records of the Corporation or its subsidiary as being owned (including those reflected in the consolidated balance sheet of the Corporation and its subsidiary as of December 31, 1994), except as since disposed of in the ordinary course of business.

          4.1.11 LEASE AGREEMENTS. All leases or other agreements pursuant to which the Corporation or its subsidiary, as lessee or lessor, leases real or personal property, excepting any lease as to personal property under which the aggregate lease payments with respect to that lease do not exceed $10,000.

          4.1.12    OTHER AGREEMENTS.

               (a) All contracts or agreements to which the Corporation or its subsidiary is a party or subject which call for aggregate payments in excess of $5,000 with respect to individual items or individual agreements, excepting any ordinary and customary banking relationship.

               (b) All data processing agreements, service agreements, consulting agreements, or any similar arrangements not terminable by the Corporation or its subsidiary upon 60 days' or less notice without penalty, excepting any agreement which does not require aggregate payments in excess of $10,000.

               (c) All interest rate swap agreements and other agreements relating to hedging interest rate risks.

          4.1.13 INSURANCE POLICIES. All policies of insurance maintained by the Corporation or its subsidiary with respect to assets, properties, premises, operations, and personnel, and copies of the most recent insurance audit, review, or report (if any).

          4.1.14 CHARTER DOCUMENTS AND BYLAWS. The articles of incorporation and bylaws of the Corporation and its subsidiary, including all amendments to date.

          4.1.15 SHAREHOLDER LIST. A shareholder list as of the most recent date available identifying each shareholder, indicating the number of shares held, and providing the shareholder's record address.

          4.1.16 EMPLOYEE BENEFIT PLANS. All plans, policies or contracts providing for bonuses, pensions, all sales commission schedules, options, stock purchases, deferred compensation, severance or termination pay, retirement payments, profit sharing, or retirement savings, including amendments, any summary plan description relating thereto, and, to the extent applicable, the last two annual reports on

                      A-28
     Form 5500 for each such plan or contract, the latest determination letter issued by the IRS with respect to each Employee Benefit Plan which is a qualified plan under Section 401(a) of the Internal Revenue Code and any determination letter issued with respect to each amendment to each such Employee Benefit Plan, and all administrative forms for each Employee Benefit Plan.

          4.1.17 MANAGEMENT LETTERS. Copies of any letters or memoranda to management or special reports received during each of the last three years by the Corporation or its subsidiary from the Corporation's independent public accountants which set forth criticisms of, or advice, suggestions, or recommendations for improvements in, any aspect of the accounting for or operation of the Corporation or its subsidiary.

          4.1.18 LONG-TERM DEBT. Copies of any loan agreements, notes, indentures, security agreements, mortgages, pledge receipts, guaranties, and related documents with respect to all long-term indebtedness of the Corporation or its subsidiary.

          4.1.19 REGULATORY ORDERS. Copies of any order, decree, memorandum, agreement, or understanding with regulatory agencies binding upon or affecting the operations of the Corporation or its subsidiary or their respective directors or officers in their capacities as such.

          4.1.20 BOARD AND ENVIRONMENTAL INVESTIGATION POLICIES. Copies of all policies formally adopted by the Board of Directors of the Corporation and its subsidiary as currently in effect and, with respect to environmental matters, copies of all policies that have been in effect during the last 10 years regarding the performance of environmental investigations of properties accepted as collateral for loans or accepted in trust, including the effective dates of all such policies.

          4.1.21 LITIGATION. A list of all suits, actions, and proceedings (legal, administrative, arbitral, or otherwise), and all claims, investigations, and inquiries (by an administrative agency, governmental body, or otherwise) to which the Corporation or its subsidiary, or any of their respective businesses or properties, is a party as plaintiff or defendant or is subject, together with copies of the complaint, answer, and all material motions and orders filed or entered in connection therewith.

          4.1.22 MESC FORM 1027. With respect to Community, a completed and executed copy of MESC Form 1027, Business Transferor's Notice of Unemployment Tax Liability and Rate.




                      A-29
     4.2 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME OF THE MERGER. From the execution of this Plan of Merger until the Effective Time of the Merger, each Corporation agrees that, except as consented to in writing by the other party or as otherwise provided in this Plan of Merger, the Corporation shall, and it shall cause its subsidiary to:

          4.2.1 ORDINARY COURSE. Conduct its business and manage its property only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the execution of this Plan of Merger, and not make any substantial change to its methods of management or operation in respect of such business or property.

          4.2.2 NO INCONSISTENT ACTIONS. Take no action which would be inconsistent with or contrary to the representations, warranties, and covenants made by the Corporation in this Agreement, and take no action which would cause the Corporation's representations and warranties to become untrue except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction.

          4.2.3 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and the other party has been notified of such contest.

          4.2.4 NO AMENDMENTS. Make no change in its articles of incorporation or charter, as the case may be, or its bylaws, except as effected by this Plan of Merger and the Merger.

          4.2.5 BOOKS AND RECORDS. Maintain its books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws and accounting standards.

          4.2.6 NO CHANGE IN STOCK. Make no change in the number of shares of its capital stock issued and outstanding; grant no warrant, option, or commitment relating to its capital stock; enter into no agreement relating to its capital stock; and issue no securities convertible into its capital stock.

          4.2.7 MAINTENANCE. Use all reasonable efforts to maintain its property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted.

          4.2.8 PRESERVATION OF GOODWILL. Use all reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it.
                      A-30
          4.2.9 INSURANCE POLICIES. Use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

          4.2.10 CHARGE-OFFS. Charge off loans and maintain its reserve for loan losses, in each case in a manner in conformity with the prior practices of the Corporation and its subsidiary and applicable industry, regulatory, and accounting standards.

          4.2.11 POLICIES AND PROCEDURES. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

          4.2.12 NEW DIRECTORS OR OFFICERS. Except to reelect persons who are then incumbent directors and officers at annual meetings, not:

               (a) Increase the number of directors or fill any vacancy on the board of directors; or

               (b) Elect or appoint any person to an executive office without first consulting the other party.

          4.2.13    COMPENSATION AND BENEFITS.

               (a) Not increase, or agree to increase, the salary or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any director or officer, or any other class or group of employees as a class or group, except for increases, agreements or payments which are reasonable in amount and consistent with the prior year; and

               (b) Not introduce, change, or agree to introduce or change, any pension, profit sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or this Plan of Merger, or necessary or advisable, in the opinion of counsel, to maintain any tax qualified status.

          4.2.14 NEW EMPLOYMENT AGREEMENTS. Except with respect to the employment agreement to be offered by Grant to Mr. Ronald L. Hansen as contemplated by Section 6.13 (EMPLOYMENT AGREEMENT) of this Plan of Merger, not enter into any employment agreement which is not terminable by the Corporation or its subsidiary without cost or penalty upon 60 days' or less notice.

                      A-31
          4.2.15 DIVIDENDS. Not declare or pay any dividends, nor make any other distribution, in respect of any shares of its capital stock except as permitted by Section 4.3 (REGULAR DIVIDENDS AND COMPENSATION ADJUSTMENTS).

          4.2.16 BORROWING. Not borrow money except in the ordinary course of business.

          4.2.17 MORTGAGING ASSETS. Not sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except in the ordinary course of business.

          4.2.18 NOTICE OF ACTIONS. Notify the other party of the threat or commencement of any action, suit, proceeding, claim, arbitration, or investigation against or relating to: (i) the Corporation or its subsidiary; (ii) the Corporation or its subsidiary's directors, officers, or employees in their capacities as such; (iii) the Corporation's or its subsidiary's assets, liabilities, businesses, or operations; or (iv) the Merger or this Plan of Merger.

          4.2.19 NEW SERVICE ARRANGEMENTS. Not enter into, or commit to enter into, any agreement for trust, consulting, professional, data processing, or other services to the Corporation or its subsidiary which is not terminable by the Corporation or its subsidiary without penalty upon 60 days' or less notice.

          4.2.20 CAPITAL IMPROVEMENTS. Except with respect to Valley Ridge's current remodeling and expansion program at Kent City's Egelston branch and future expenditures reasonably consistent with that program, not open, enlarge, or materially remodel any bank or other facility, and not lease, purchase, or otherwise acquire any real property for use as a branch bank, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments made by the Corporation or its subsidiary that are disclosed in the Corporation's Disclosure Statement.

     4.3 REGULAR DIVIDENDS. Community may declare and pay cash dividends upon Community Common Stock quarterly at a rate of $.09 per share in a manner, on dates, and with respect to record dates consistent with its past practice. However, Community shall adjust the record date for its regularly scheduled dividend, if any (otherwise permissible under this Section 4.3 (REGULAR DIVIDENDS AND COMPENSATION ADJUSTMENTS)), with respect to the period in which the Effective Time of the Merger occurs if necessary to assure that Community shareholders receive one and only one dividend payable in, or with a record date occurring in, the quarter in which the Effective Time of the Merger occurs, whether with respect to Community Common Stock or Valley Ridge Common Stock received in the Merger. Valley Ridge may declare and pay cash dividends upon Valley Ridge Common Stock quarterly at a rate of $.20 per share in a manner, on dates and with respect to record dates consistent with its past practice.
                      A-32
     4.4 AFFILIATES. The Corporation's Disclosure Statement and the update to the Corporation's Disclosure Statement shall identify every person who may, to the Corporation's reasonable knowledge, be deemed to be an "affiliate" of the Corporation for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Corporation shall cause its counsel to deliver to each person who is identified as an affiliate, on or prior to the Effective Time of the Merger, advice with respect to such person's obligations under the Securities Act and the regulations issued thereunder with respect to disposition of securities of Valley Ridge. Further, the Corporation shall use all reasonable efforts to cause each person who is identified as an affiliate to deliver to Valley Ridge on or prior to the Effective Time of the Merger a written agreement, satisfactory to Valley Ridge, that such person shall not offer to sell or otherwise dispose of any shares of Valley Ridge Common Stock beneficially owned by or issued to such person pursuant to the Merger in violation of the Securities Act or the regulations thereunder, or prior to publication of financial results of the post-Merger combined operations of Valley Ridge covering a period of at least 30 days.

     4.5 COMPETING PROPOSALS. Neither Corporation nor its respective subsidiary, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Without limiting the foregoing:

          4.5.1 NO SOLICITATION. Neither Corporation nor its respective subsidiary, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall solicit, encourage, negotiate, accept or approve, any proposals, offers, or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving the Corporation or its subsidiary, or any of their respective assets or properties, other than the Merger (a "BUSINESS COMBINATION").

          4.5.2 COMMUNICATION OF OTHER PROPOSALS. Each Corporation shall cause written notice to be delivered to the other party promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "PROPOSAL") concerning a Business Combination. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates or shall contain a copy of the Corporation's unequivocal rejection of the Proposal in the form actually delivered to the person from whom the Proposal was received. Thereafter, the Corporation shall promptly notify the other party of any material changes in the terms, conditions, and status of any Proposal.

          4.5.3 FURNISHING INFORMATION. Neither Corporation nor its respective subsidiary, nor any of their respective directors,

                      A-33
     officers, employees, investment bankers, representatives, or agents, shall furnish any nonpublic information concerning the Corporation or its subsidiary to any person who is not affiliated or under contract with Community or Valley Ridge, except as required by applicable law or regulations.

Nothing in this Section 4.5 (COMPETING PROPOSALS) shall prevent the Corporation from receiving and pursuing expressions of interest or offers for the Corporation to acquire the stock or assets of another corporation (unless such acquisition would effectively result in the Corporation being controlled by the directors, officers or shareholders of the acquired corporation).


                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

     5.1 REGISTRATION STATEMENT. As soon as is reasonably practical, Valley Ridge agrees to prepare and file with the SEC under the Securities Act the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Valley Ridge of the shares of Valley Ridge Common Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Registration Statement to become effective. Valley Ridge agrees to provide Community with the opportunity to review and comment upon the Registration Statement, each amendment to the Registration Statement, and each form of the Prospectus and Proxy Statement before filing. Valley Ridge agrees to provide Community with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Valley Ridge agrees to notify Community of any stop orders or threatened stop orders with respect to the Registration Statement. Community agrees to provide all necessary information pertaining to Community and its subsidiary promptly upon request, and to use its best efforts to obtain the cooperation of Community's independent accountants and attorneys, in connection with the preparation of the Registration Statement.

     5.2 OTHER FILINGS. Valley Ridge agrees to prepare and file, as soon as is reasonably practical, with the Federal Reserve Board, the State of Michigan, and other regulatory agencies all documents in connection with the transactions contemplated by this Plan of Merger. Valley Ridge agrees to provide Community with the opportunity to review and comment upon such documents before filing and to provide Community with copies of all correspondence received from these agencies and all responsive correspondence sent to these agencies.

     5.3 PRESS RELEASES. Community and Valley Ridge shall consult with each other with respect to the form and substance of any press release or other public disclosure of matters related to this Plan of Merger.

                      A-34
     5.4 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Plan of Merger, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Merger. Valley Ridge and Community will use reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

     5.5 EXCHANGE OF FINANCIAL INFORMATION. Subject to Section 5.6 (INVESTIGATION):

          5.5.1 QUARTERLY INFORMATION. Community and Valley Ridge shall each, as promptly as practicable, deliver to the other copies of each quarterly consolidated financial statement prepared after the date of this Plan of Merger.

          5.5.2 OTHER INFORMATION. After the execution of this Plan of Merger until the Effective Time of the Merger, each Corporation shall promptly deliver to the other copies of:

               (a) Each monthly internal financial report (if any) prepared with respect to the Corporation and its subsidiary on a consolidated or unconsolidated basis; and

               (b) Each financial report or statement submitted to regulatory authorities for the Corporation and its subsidiary.

     5.6  INVESTIGATION.

          5.6.1 ACCESS TO INFORMATION. For the purpose of permitting an examination of each Corporation by such of the other party's officers, attorneys, accountants, and representatives as have a "need to know" for the purposes of such other party's evaluation of the Merger, each Corporation shall:

               (a) Permit, and shall cause its subsidiary to permit, full access to their respective properties, books, and records at reasonable times;

               (b) Use reasonable efforts to cause its and its subsidiary's directors, officers, employees, accountants, and attorneys to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by the other party's officers, attorneys, accountants, and representatives; and

               (c) Furnish to the other party, upon request, any information reasonably requested respecting its and its subsidiary's properties, assets, business, and affairs.
                      A-35
          5.6.2 CONSENT TO DISCLOSE. Each Corporation acknowledges that certain information may not be disclosed by the other party or its subsidiary without the prior written consent of persons not affiliated with such other party or its subsidiary. If such information is requested by either Corporation, then the other party shall use, or cause its subsidiary to use, reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained.

          5.6.3 CONFIDENTIALITY. Except as provided in Section 5.6.5 (OTHER INFORMATION), while this Plan of Merger is in effect and at all times thereafter, Valley Ridge and Community each agree to treat as strictly confidential and agree not to divulge to any other person, natural or corporate (other than employees of, and attorneys, accountants, and financial advisers for, such party who are reasonably believed to have a need for such information in connection with the Merger), and not to make any business use not related to the Merger of, any financial statements, schedules, contracts, agreements, instruments, papers, documents, or other information relating to the other party and the other party's subsidiary which it may come to know as a direct result of a disclosure by the other party or the other party's subsidiary, or which may come into its possession directly as a result of and during the course of such investigation. Valley Ridge and Community recognize and understand the close proximity of their respective markets and agree that the fact that a party to this Plan of Merger is or begins doing business with a customer of the other party will not be presumed to be a breach of the provisions of this
     Section 5.6.3 (CONFIDENTIALITY).

          5.6.4 RETURN OF MATERIALS. Upon the termination of this Plan of Merger, Valley Ridge and Community each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiary, and all notes and summaries of such written materials, in connection with such investigation, including any and all copies of any of the foregoing. Valley Ridge and Community each agree to preserve intact all such materials which are returned to them and to make such materials reasonably available upon request or subpoena for a period of not less than five years from the termination of this Plan of Merger or such longer or shorter period of time as they may mutually agree.

          5.6.5 OTHER INFORMATION. The provisions of this Section 5.6 (INVESTIGATION) shall not preclude Valley Ridge or Community, or their respective subsidiary, from using or disclosing information which is:
     (i) readily ascertainable from public information or trade sources;
     (ii) known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiary independent of any investigation under this Plan of Merger or received from a third party not under any obligation to Community or Valley Ridge, or their respective subsidiaries, to keep such information confidential;

                      A-36
     or (iii) reasonably required to be included in any filing or application required by any governmental or regulatory agency, including without limitation Valley Ridge's application or applications to the Federal Reserve Board, and Valley Ridge's or Community's annual report and proxy statement. Valley Ridge shall permit Community to review Valley Ridge's application or applications to the Federal Reserve Board prior to filing and Community may reasonably request that sensitive or competitive information be separately filed as confidential in accordance with instructions, rules, and regulations issued by such agencies.

          5.6.6 INSIDER TRADING. Valley Ridge and Community shall take responsible steps to assure that any person who receives nonpublic information concerning the other party pursuant to this Section 5.6 (INVESTIGATION) will not buy or sell, or advise other persons to buy or sell, the other party's stock until such information is disclosed by the other party to the public.

     5.7 ENVIRONMENTAL INVESTIGATION. Valley Ridge and Community may, each at its own option and expense, engage environmental consultants to conduct a preliminary ("PHASE I") environmental assessment of any parcel of real estate used in the operation of the other Corporation's or its subsidiary's businesses and any other real estate owned. Each Corporation and its subsidiary shall provide reasonable assistance, including site access, to such a consultant for purposes of conducting the Phase I assessments. The fees and expenses of a consultant with respect to the Phase I assessments shall be paid by the Corporation that engages the consultant to perform a Phase I assessment at any given site, subject to the provisions of Section 9.3 (EXPENSES) and 9.4 (EXPENSE REIMBURSEMENT AFTER BUSINESS COMBINATION). If any environmental conditions are found, suspected, or would tend to be indicated by the report of the consultant which may be contrary to the representations and warranties set forth in
Section 3.20 (ENVIRONMENTAL MATTERS), without regard to any exceptions that may be contained in the applicable Corporation's Disclosure Statement, then either Corporation shall obtain from one or more mutually acceptable consultants or contractors, as appropriate, an estimate of the cost of any further environmental investigation, sampling, analysis, remediation, or other follow-up work that may be necessary to address those conditions in accordance with applicable Environmental Laws. Each Corporation shall forward copies of any such estimates to the other party upon receipt.

          5.7.1 MUTUAL AGREEMENT. Upon receipt of the estimate of the costs of all follow-up work to the Phase I assessments or any subsequent investigation phases that may be conducted, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All work plans for any post-Phase I assessment activities, or any removal or remediation actions that may be performed, shall be mutually satisfactory to Valley Ridge and

                      A-37
     Community. If the work plans or removal or remediation actions would entail a material cost to complete, Valley Ridge and Community shall discuss a mutually acceptable modification to this Plan of Merger. Valley Ridge and Community shall cooperate in the review, approval, and implementation of all work plans.

          5.7.2 RIGHT TO ABANDON. If the parties are unable to agree upon a course of action for further investigation and remediation of an environmental condition or issue raised by an environmental assessment and/or a mutually acceptable modification to this Plan of Merger, and the condition or issue is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which Valley Ridge and its subsidiaries (after the Merger) would be subject as owner or operator of the property involved can be quantified and limited to an immaterial amount, then either party may abandon this Plan of Merger pursuant to Section 7.2.8 (ENVIRONMENTAL CONDITIONS).

     5.8 POOLING QUALIFICATION. Valley Ridge and Community each agree that, except as expressly provided in this Plan of Merger, while this Plan of Merger is in effect, it shall not take or fail to take, or cause to be taken or fail to cause to be taken, any action if the result would be or present a material risk that the Merger would become disqualified for the pooling of interests method of accounting by Valley Ridge, including without limitation:

          5.8.1 NO STOCK PURCHASES. Neither Valley Ridge nor its subsidiary, nor Community nor its subsidiary, respectively, shall acquire any shares of Valley Ridge Common Stock, Community Common Stock, any securities convertible into such stock or any other rights to acquire such stock, except in a fiduciary capacity for a customer as to which it has no beneficial interest, and except as permitted for purposes other than a business combination under the pooling of interests method of accounting and provided that no more than a permitted number of shares have been acquired for such permissible purposes; and

          5.8.2 NO CHANGE OF EQUITY INTEREST. Neither Valley Ridge nor Community, respectively, shall in any manner change the equity interest of Valley Ridge Common Stock or Community Common Stock, respectively, between the date of this Plan of Merger and the consummation of the Merger, including without limitation distributions (other than ordinary and customary cash dividends) to shareholders and additional issuances, exchanges, and retirements of securities.







                      A-38

                                ARTICLE VI

                      CONDITIONS PRECEDENT TO MERGER

          All obligations of the parties under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of the party entitled to the benefit of the applicable condition), prior to or at the Closing, of each of the following conditions:

     6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

          6.1.1 REPRESENTATIONS AND WARRANTIES. Each Corporation's representations and warranties shall then be true in all material respects or, if one or more representations or warranties shall then be untrue, the cumulative effect of all untrue representations and warranties shall not then be material relative to the business, income, or financial condition of that Corporation and its subsidiary on a consolidated basis. For purposes of this Section 6.1.1 (REPRESENTATIONS AND WARRANTIES), representations and warranties made with respect to specified dates or events need only to have been true in all material respects as of such dates or events. Any representation or warranty which becomes untrue because of any change intended by this Plan of Merger shall not be considered to be a breach of this Plan of Merger because of such change.

          6.1.2 COMPLIANCE WITH AGREEMENTS. Each Corporation and its subsidiary shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by that Corporation and its subsidiary prior to or at the Closing in all material respects.

          6.1.3 CERTIFICATES. Compliance with Sections 6.1.1 (REPRESENTATIONS AND WARRANTIES) and 6.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of each Corporation and, with respect to agreements, conditions, and covenants pertaining to its subsidiary, by appropriate officers of its subsidiary, dated as of the date of the Closing, certifying the foregoing in such detail as the other party may reasonably request, and describing any exceptions to such compliance in such certificates.

     6.2 OPINIONS OF LEGAL COUNSEL. Each Corporation shall have delivered to the other party an opinion of its counsel, dated as of the date of the Closing and reasonably satisfactory to counsel for the other party, to the effect that:

          6.2.1 DUE AUTHORIZATION. This Plan of Merger, the execution, delivery, and performance of this Plan of Merger, and the consummation of the Merger as provided in this Plan of Merger (including with respect to Valley Ridge the issuance of shares of Valley Ridge Common

                      A-39
     Stock pursuant to this Plan of Merger) by the Corporation have been duly authorized, approved, and adopted by all requisite action of the Corporation's Board of Directors and its shareholders.

          6.2.2 ORGANIZATION. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. The Corporation has the corporate power to carry on its business substantially as and where it is now being conducted.

          6.2.3 CAPITAL STOCK. With respect to Community, the authorized capital stock of Community as of the close of business on the day preceding the Closing consists of 200,000 shares of common stock, without par value, of which the number of shares specified in the opinion are then legally issued and outstanding, fully paid and nonassessable. With respect to Valley Ridge, the authorized capital stock of Valley Ridge as of the close of business on the day preceding the Closing consists of 500,000 shares of common stock, $10 par value, of which the number of shares specified in the opinion are then legally issued and outstanding, fully paid and nonassessable.

          6.2.4 ISSUANCE OF SHARES. Except as disclosed in such opinion, to counsel's knowledge:

               (a) Since the date and time of the execution of this Plan of Merger, no additional shares of capital stock have been authorized for issuance or issued by the Corporation.

               (b) There are no other outstanding subscriptions, options, warrants, rights to acquire any capital stock of the Corporation, or agreements to which the Corporation is a party or by which it is bound to issue capital stock, except as set forth in, or as contemplated by, this Plan of Merger, the Corporation's Disclosure Statement or in such opinion.

          6.2.5 ORGANIZATION OF SUBSIDIARIES. With respect to Community, Grant is a Michigan banking corporation duly authorized to transact business in the State of Michigan under its charter pursuant to the provisions of applicable statutes of the State of Michigan. With respect to Valley Ridge, Kent City is a Michigan banking corporation duly authorized to transact business in the State of Michigan under its charter pursuant to the provisions of applicable statutes of the State of Michigan. The Corporation's subsidiary possesses all requisite authority to conduct and carry on its business, substantially where and as it conducts it, under all applicable federal and state laws.

          6.2.6 OWNERSHIP OF SUBSIDIARIES. With respect to Community, Community owns all of the issued and outstanding shares of capital stock of Grant, free and clear of all claims, security interests,

                      A-40
     pledges, or liens of any kind. With respect to Valley Ridge, Valley Ridge owns all of the issued and outstanding capital stock of Kent City, free and clear of all claims, security interests, pledges, or liens of any kind. Except with respect to Kent City's ownership of 20% of the voting securities of West Shore Computer Services, Inc., to the best of counsel's knowledge, the Corporation does not have Control, either directly or indirectly, of any corporation engaged in an active trade or business or which holds any significant assets other than as stated in this Section 6.2.6. To the best of counsel's knowledge, there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of the Corporation's subsidiary, or agreements to which the Corporation or its subsidiary is a party or by which it is bound to issue capital stock of its subsidiary.

          6.2.7 VALID AND BINDING. This Plan of Merger constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights, and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies, and subject to the rights of the FDIC as conservator or receiver.

          6.2.8 ALL APPROVALS RECEIVED. All approvals, consents, authorizations, or modifications as may be required to permit the performance by the Corporation of its obligations under this Plan of Merger and consummation of the Merger have been obtained, except as disclosed in such opinion.

          6.2.9 ALL ACTIONS TAKEN. All other actions and proceedings required by law or, to the best of counsel's knowledge, this Plan of Merger to be taken by the Corporation and its subsidiary at or prior to the Closing in connection with this Plan of Merger have been duly and validly taken.

          6.2.10 NO CONFLICT, BREACH, OR VIOLATION. The execution, delivery, and performance of this Plan of Merger by the Corporation, and the consummation by the Corporation of the transactions contemplated by this Plan of Merger, did not, do not and will not, except as disclosed in such opinion, conflict with or result in any breach or violation of, or default under (i) any provision of the Articles of Incorporation or Bylaws of the Corporation; (ii) any statute, code, ordinance, rule, or regulation; (iii) any regulatory agreement, memorandum of understanding, judgment, order, writ, arbitral award, decree, or injunction known to such counsel and applicable to the Corporation or its subsidiary; or (iv) any mortgage, agreement, lease, commitment, indenture, or other instrument known to such counsel and applicable to the Corporation or its subsidiary. All consents and approvals of the transactions contemplated by this Plan

                      A-41
     of Merger which, to the best of counsel's knowledge, are required from any person pursuant to any contract or agreement to which the Corporation or its subsidiary is a party or subject, or by which the Corporation or its subsidiary is bound, have been obtained, except as disclosed in the Corporation's Disclosure Statement or in such opinion.

          6.2.11 NO LITIGATION. Except as disclosed in the Corporation's Disclosure Statement or in such opinion, counsel does not know of any action, suit, proceeding, claim, counterclaim, arbitration, or investigation pending or threatened against or relating to (i) the directors or officers of the Corporation or its subsidiary in their capacities as such; or (ii) the Corporation or its subsidiary, or their respective properties or businesses, which challenges the Merger, or which may result in any liability to the Corporation or its subsidiary which would have a material adverse effect on the business, income, or financial condition of the Corporation or its subsidiary.

          6.2.12 ISSUANCE OF SHARES AUTHORIZED. With respect to Valley Ridge, the shares of Valley Ridge Common Stock to be issued by Valley Ridge as contemplated by this Plan of Merger, and to be delivered to the shareholders of Community, are duly authorized, and, when issued, will be legally issued, fully paid, and nonassessable.

          Such opinion shall also cover such other matters incident to the transactions contemplated in this Plan of Merger as the other party and its counsel may reasonably request. In rendering its opinion, counsel for each Corporation may rely on certificates of governmental officials and officers of the Corporation or its subsidiary.

     6.3 REQUIRED APPROVALS. Community and Valley Ridge shall have received:

          6.3.1 REGULATORY. All such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by Community and Valley Ridge of their respective obligations under this Plan of Merger and the consummation of the Merger.

          6.3.2 SHAREHOLDER. Evidence reasonably satisfactory to it of the requisite approval of the other party's shareholders of this Plan of Merger and the Merger.

     6.4 ORDER, DECREE, ETC. Neither Valley Ridge nor Community shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.



                      A-42
     6.5 PROCEEDINGS. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened: (i) against or relating to either Corporation or their respective subsidiaries or their respective properties or businesses which may result in any liability to that Corporation or its subsidiary which could have a material adverse effect on the financial condition, net income, business, properties, operations, or prospects of that Corporation and its subsidiary on a consolidated basis; or (ii) which challenges the Merger or this Plan of Merger.

     6.6 TAX MATTERS. Valley Ridge and Community shall have received an opinion of Warner Norcross & Judd LLP, reasonably satisfactory in form and substance, substantially to the effect that:

          6.6.1 The Merger of Community with and into Valley Ridge will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and Valley Ridge and Community will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

          6.6.2 The basis of the Community assets in the hands of Valley Ridge will be the same as the basis of those assets in the hands of Community immediately prior to the Merger.

          6.6.3 No gain or loss will be recognized to Valley Ridge on the receipt by Valley Ridge of the assets of Community in exchange for Valley Ridge Common Stock and the assumption by Valley Ridge of the liabilities of Community.

          6.6.4 The holding period of the assets of Community in the hands of Valley Ridge will include the holding period during which such assets were held by Community.

          6.6.5 No gain or loss will be recognized by the shareholders of Community who receive shares of Valley Ridge Common Stock in exchange for all of their shares of Community Common Stock, except to the extent of any cash received in lieu of a fractional share of Valley Ridge Common Stock.

          6.6.6 The basis of the Valley Ridge Common Stock to be received by shareholders of Community will, in each instance, be the same as the basis of the respective shares of Community Common Stock surrendered in exchange therefor.

          6.6.7 The holding period of the Valley Ridge Common Stock received by shareholders of Community will, in each instance, include the period during which the Community Common Stock surrendered in exchange therefor was held, provided that the Community Common Stock was, in each instance, held as a capital asset in the hands of the shareholder of Community at the Effective Time of the Merger.

                      A-43
     6.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     6.8 CERTIFICATE AS TO OUTSTANDING SHARES. Each Corporation shall have received one or more certificates signed by the secretary of the other Corporation on behalf of the other Corporation, certifying the total number of shares of capital stock of the other Corporation issued and outstanding as of the close of business on the day immediately preceding the Closing, all in such form as the Corporation receiving the certificates may reasonably request.

     6.9 CHANGE OF CONTROL WAIVERS. Each Corporation shall have received evidence of the waiver of any material rights and the waiver of the loss of any material rights which may be triggered by the change of control of the other Corporation upon consummation of the Merger under any agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments, all in form and substance reasonably satisfactory to the Corporation receiving such evidence.

     6.10 POOLING OF INTERESTS ACCOUNTING. Valley Ridge shall have received such assurance from Crowe, Chizek and Company LLP, satisfactory in form and substance, that the Merger will be treated as a pooling of interests for accounting purposes, subject to satisfaction of post-Merger conditions.

     6.11 FAIRNESS OPINIONS. Each Corporation shall have received opinions from Roney & Co., or another financial expert reasonably acceptable to such Corporation, dated approximately the date of the Prospectus and Proxy Statement, to the effect that the terms of the Merger are fair to such Corporation's shareholders from a financial point of view as of that date and such opinion or opinions shall not have been subsequently withdrawn.

     6.12 DISSENTERS' RIGHTS. Holders of not more than 10 percent of the then outstanding shares of either Corporation's capital stock shall have made, perfected, and not withdrawn demands for payment for their shares under Section 762 of the Michigan Act.

     6.13 EMPLOYMENT AGREEMENT. Grant shall have offered an employment agreement to Mr. Ronald L. Hansen on terms acceptable to both Valley Ridge and Community.


                                ARTICLE VII

                           ABANDONMENT OF MERGER

          This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger (notwithstanding that approval of this Plan of Merger by the shareholders of Community or Valley Ridge may have previously been obtained) as follows:
                      A-44
     7.1 MUTUAL ABANDONMENT PRIOR TO EFFECTIVE TIME OF THE MERGER. This Plan of Merger may be terminated and the Merger abandoned by mutual consent of the Boards of Directors, or duly authorized committees thereof, of Valley Ridge and Community.

     7.2 RIGHTS TO TERMINATE. This Plan of Merger may be terminated and the Merger abandoned by the Board of Directors, or a duly authorized committee thereof, of either Community or Valley Ridge under any of the following circumstances:

          7.2.1 DISCLOSURE STATEMENT; PRECLOSING INVESTIGATION, ETC. Either Corporation shall have determined in good faith and with reasonable basis that:

               (a) Any exception or exceptions to the other Corporation's representations and warranties or any other information set forth in the other Corporation's Disclosure Statement are, in the aggregate, materially adverse to the financial condition, net income, business, properties, operations, or prospects of the other Corporation or its subsidiary or the contemplated benefits of the Merger; or

               (b) There exists any set of facts or circumstances materially adverse to the financial condition, net income, business, properties, operations, or prospects of the other Corporation or its subsidiary;

     provided that the abandoning Corporation notifies the other party of such abandonment and termination not later than the last to occur of
     (i) 15 business days after the abandoning Corporation receives the other party's Disclosure Statement, and (ii) 30 business days after the date of the execution of this Plan of Merger.

          7.2.2 BREACH OF WARRANTY. One or more of the representations and warranties made by the other party in this Plan of Merger shall have been discovered to be or to have become untrue and the cumulative effect of all such untrue representations and warranties is material relative to the business, income, or financial condition of such other party and its subsidiary on a consolidated basis.

          7.2.3 BREACH OF COVENANT. The other party shall have committed one or more breaches of any provision of this Plan of Merger which would in the aggregate be material; provided, that, if such breach or breaches can be cured, the abandoning Corporation shall have given the other party specific notice of the breach or breaches in writing and the other party shall have not cured such breach or breaches to the reasonable satisfaction the abandoning Corporation within 30 days of receipt of such notice.

          7.2.4 UPSET DATE. Despite all reasonable efforts by the abandoning Corporation to cause the Merger to become effective, the
                      A-45
     Merger has not yet become effective on or before June 30, 1996, or, in any event, the Merger has not yet become effective on or before September 30, 1996.

          7.2.5 INJUNCTION. A final unappealable injunction or other judgment shall have been issued by a court of competent jurisdiction restraining or prohibiting consummation of the Merger.

          7.2.6 NO REGULATORY APPROVAL. The Federal Reserve Board or its delegate shall have refused to approve the Merger; provided, that Valley Ridge shall have first had the opportunity to initiate and fully pursue its rights to appeal from, or seek judicial review of, any such refusal. In the event of such appeal or review, and if such appeal or review results in a substantial affirmance of such refusal, then for purposes of this Section 7.2.6 such refusal shall be deemed not to have been made until the termination of such appeal or review.

          7.2.7 ADVERSE CHANGE. There has occurred any change from that which existed on December 31, 1994, in the financial condition of the other party or its subsidiary which is materially adverse to the business, income, or financial condition of the other party and its subsidiary on a consolidated basis.

          7.2.8 ENVIRONMENTAL CONDITIONS. If any environmental conditions are found or indicated by the environmental assessments (if any) obtained pursuant to the investigation under Section 5.7 (ENVIRONMENTAL INVESTIGATION) which are contrary to the other party's representations and warranties set forth in Section 3.20 (ENVIRONMENTAL MATTERS), without regard to exceptions contained in the other party's Disclosure Statement, and the parties are unable to agree upon a course of action for further investigation and remediation of an environmental condition or issue raised by an environmental assessment and/or a mutually acceptable modification to this Plan of Merger, and the condition or issue is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which the Surviving Corporation and its subsidiaries (after the Merger) would be subject as owner of the property involved can be quantified and limited to an immaterial amount; provided, that the abandoning party gives the other party 5 days' written notice of its intent to terminate this Plan of Merger pursuant to this Section
     7.2.8 (ENVIRONMENTAL CONDITIONS).


                               ARTICLE VIII

                           AMENDMENT AND WAIVER

     8.1 AMENDMENT. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, written agreement of Valley Ridge and Community, signed by their respective duly authorized officers, at any time prior to the Effective Time of the Merger.
                      A-46
     8.2 WAIVER. Any term or condition of this Plan of Merger may be waived at any time by whichever of the parties is, or the shareholders of which are, entitled to the benefit of such term or condition, by action taken by the board of directors of such party, or a duly authorized committee thereof. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce that provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be considered or construed as a further or continuing waiver of that condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

     8.3 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages will be inadequate and not susceptible of computation because of the unique nature of the parties, their respective subsidiaries, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.


                                ARTICLE IX

                               MISCELLANEOUS

     9.1 LIABILITY AFTER TERMINATION. In the event the Merger is not consummated and this Plan of Merger is terminated and the Merger is abandoned pursuant to Article VII:

          9.1.1 CONTINUING OBLIGATIONS. The obligations of Valley Ridge and Community under Sections 5.6.3 (CONFIDENTIALITY), 5.6.4 (RETURN OF MATERIALS), 9.3 (EXPENSES), and 9.4 (EXPENSE REIMBURSEMENT AFTER BUSINESS COMBINATION) shall continue.

          9.1.2 LIABILITY. Neither Valley Ridge nor Community shall incur any liability whatsoever under, or pursuant to, this Plan of Merger, except for damages for breach of Sections 4.5 (COMPETING PROPOSALS), 5.6.3 (CONFIDENTIALITY) or 5.6.4 (RETURN OF MATERIALS), and except for reimbursement of costs and expenses, if any, provided under Sections 9.3 (EXPENSES) and 9.3 (EXPENSE REIMBURSEMENT AFTER BUSINESS COMBINATION).

          9.1.3 DAMAGES FOR BREACH. Neither Valley Ridge nor Community shall have any liability for damages or otherwise for breach of a representation and warranty unless such breach was knowing or intentional.
                      A-47
     9.2 TERMINATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Plan of Merger shall expire with, and be terminated and extinguished by, the consummation of the Merger at the Effective Time of the Merger.

     9.3 EXPENSES. Except as otherwise provided in this Plan of Merger, Community and Valley Ridge shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. The costs of printing and mailing the proxy statement to be sent to Valley Ridge's shareholders shall be paid by Valley Ridge. The costs of printing and all filing fees pertaining to the Registration Statement shall be paid by Valley Ridge.
The costs of printing and mailing the Prospectus and Proxy Statement shall be paid by Community. If the Merger is abandoned pursuant to Article VII for any reason, the aggregate expenses of both Valley Ridge and Community incident to the Merger will be allocated to and paid by each Corporation proportionately to the extent that each Corporation's Book Value (as defined below) relates to the sum of the Book Values of the Corporations. For purposes of this Plan of Merger, "BOOK VALUE" means an amount equal to the difference between the corporation's total assets and total liabilities as determined from the corporation's consolidated balance sheet dated as of December 31, 1995, less all dividends and other distributions of cash or property accrued after December 31, 1995.

     9.4 EXPENSE REIMBURSEMENT AFTER BUSINESS COMBINATION. In recognition of the efforts, expenses, and other opportunities foregone by the parties while pursuing the Merger, the parties agree that either party to this Plan of Merger shall, subject to the terms and conditions set forth in this
Section 9.3 (EXPENSE REIMBURSEMENT AFTER BUSINESS COMBINATION), be entitled to reimbursement for all of its costs and expenses incident to the preparing for, negotiating, entering into and carrying out this Plan of Merger in the event of a Business Combination by the other party to this Plan of Merger with an Unaffiliated Person (as defined below). For the purposes of this Plan of Merger, an "UNAFFILIATED PERSON" shall mean any individual, corporation, partnership, entity, group, or "person" as defined in Section 13(d)(3) of the Securities Exchange Act and the regulations issued thereunder, other than the parties to this Plan of Merger, their respective subsidiaries and affiliates, and their respective directors, officers, employees, representatives, and agents. Community and Valley Ridge agree that reimbursement of costs and expenses is reasonable and just compensation under such circumstances.

          9.4.1 RIGHTS TO EXPENSE REIMBURSEMENT. If (a) this Plan of Merger is terminated and the Merger is abandoned pursuant to Article VII for any reason; (b) while this Plan of Merger is in effect (i) any Unaffiliated Person directly or indirectly, or acting through one or more intermediaries acquires Control (calculated using 25 percent) of a party to this Plan of Merger or its successor by merger or consolidation or acquires 25 percent or more of the consolidated assets of a party to this Plan of Merger or its subsidiary; or (ii) a

                      A-48
     party to this Plan of Merger solicits, invites, encourages, negotiates, or enters into an agreement with an Unaffiliated Person to acquire such Control or such assets, or publicly announces an intention to do so; and (c) within one year of the date of termination of this Plan of Merger and abandonment of the Merger the Unaffiliated Person acquires such Control or such assets, then the other party to this Plan of Merger shall be entitled to reimbursement of its costs and expenses in the manner provided in Section 9.4.2 (MANNER OF PAYMENT).

          9.4.2 MANNER OF PAYMENT. Costs and expenses shall be reimbursed and paid by wire transfer or by cashier's check of immediately available funds. Costs and expenses shall be paid:

               (a) In the event of a merger, consolidation, tender offer, or exchange offer, at or after the consummation of the transaction upon the written demand of the party entitled to reimbursement; or

               (b) In any other case, upon written demand, after the demanding party becomes entitled to reimbursement.

     9.5 NOTICES. Except as otherwise provided in this Plan of Merger, all notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given if delivered or sent and received by facsimile transmission or overnight delivery service (all fees prepaid) as follows:

          If to Valley Ridge:           With a copy to:

     Valley Ridge Financial Corp.       Warner Norcross & Judd LLP
     Attention: Richard L. Edgar,       Attention:  Gordon R. Lewis
       President                        900 Old Kent Building
     6 North Main Street                111 Lyon Street, N.W.
     P.O. Box 248                       Grand Rapids, Michigan 49503
     Kent City, Michigan 49330-0248     (Fax:  (616) 752-2500)


          If to Community:              With a copy to:

     Community Bank Corporation         Varnum, Riddering, Schmidt
     Attention:  Ronald L. Hansen,        & Howlett
       President                        Attention:  Donald L. Johnson
     10 West Main Street                Bridgewater Place
     P.O. Box 38                        P.O. Box 352
     Grant, Michigan 49327-0038         333 Bridge Street, N.W.
                                        Grand Rapids, Michigan 49501-0352
                                        (49504 for deliveries)
                                       (Fax:  (616) 336-7000)


                      A-49
    9.6 GOVERNING LAW. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan.

    9.7 METHOD OF CONSENT OR WAIVER. Any consent under this Plan of Merger or any waiver of conditions or covenants as may be provided for in this Plan of Merger, subject to all of the other requirements contained in this Plan of Merger, shall be evidenced in writing, properly executed by the Chairman, the President, or one of the Vice Presidents of the consenting or waiving party.

    9.8 ENTIRE AGREEMENT. Except as otherwise expressly provided in this Plan of Merger, this Plan of Merger and the related agreements referred to in this Plan of Merger (including without limitation each Corporation's Disclosure Statement) contain the entire agreement between the parties with respect to the transactions contemplated under this Plan of Merger, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. Neither party has relied upon any statements or representations pertaining to the other party, whether oral or written, other than as provided for in this Plan of Merger, the Community Disclosure Statement, or the Valley Ridge Disclosure Statement. The terms and conditions of this Plan of Merger and the related agreements referred to in this Plan of Merger shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Plan of Merger, express or implied, is intended to confer upon any person other than the parties to this Plan of Merger any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger.

    9.9 NO ASSIGNMENT. Neither party may assign any of its rights or obligations under this Plan of Merger to any other person.

    9.10 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

    9.11 FURTHER ASSURANCES; PRIVILEGES. Either party to this Plan of Merger shall, at the request of the other party, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger. Each party shall use reasonable efforts to preserve for itself and the other party each available legal privilege with respect to confidentiality of their negotiations and related communications, including the attorney-client privilege.

    9.12 HEADINGS, ETC. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

    9.13 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order

                      A-50
of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.


         The undersigned have duly executed and acknowledged this Plan of Merger as of the date first written above.


                             VALLEY RIDGE FINANCIAL CORP.


                             By S/RICHARD L. EDGAR
                                  Richard L. Edgar
                                  Its President


                             COMMUNITY BANK CORPORATION


                             By S/RONALD L. HANSEN
                                  Ronald L. Hansen
                                  Its Secretary

























                      A-51

                                 EXHIBIT A


                    RESTATED ARTICLES OF INCORPORATION

                                    OF

                       VALLEY RIDGE FINANCIAL CORP.



         The following Restated Articles of Incorporation are executed by the undersigned Corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended:

         1.   The present name of the Corporation is:  Valley Ridge
              Financial Corp.

         2. The corporation identification number (CID) assigned by the Bureau is: 361-141.

         3.   All former names of the Corporation are:  None.

         4. The date of filing of the Corporation's original Articles of Incorporation was: May 20, 1988.

         The following Restated Articles of Incorporation supercede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the Corporation:


                                 ARTICLE I

         The name of the Corporation is:  Valley Ridge Financial Corp.


                                ARTICLE II

         The purpose, or purposes, for which the Corporation is organized is to engage in the business of a bank holding company to be registered under the Bank Holding Company Act of 1956, being 12 U.S.C. sections 1841 to 1850 and, without in any way being limited by the foregoing specially enumerated purpose, to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.


                                ARTICLE III

         The total authorized capital stock is 1,000,000 shares of a single class of common stock. Each such share shall be equal to every other such share.
                      A-52

                                ARTICLE IV

         The address of the registered office is 6 North Main Street, Kent City, Michigan 49330. The mailing address of the Corporation is 6 North Main Street, P.O. Box 248, Kent City, Michigan 49330-0248. The name of the resident agent is Richard L. Edgar.


                                 ARTICLE V

         When a compromise or arrangement, or a plan of reorganization of the Corporation, is proposed between the Corporation and its creditors, or any class of them, or between the Corporation and its shareholders, or any class of them, a court of equity jurisdiction within the state, on application of the Corporation, a creditor or shareholder thereof, or a receiver appointed for the Corporation, may order a meeting of the creditors, or class of creditors, or of the shareholders, or class of shareholders, to be affected by the proposed compromise, arrangement, or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders to be affected by the proposed compromise, arrangement, or reorganization, agree to a compromise or arrangement or to a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on the Corporation.


                                ARTICLE VI

         No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for a breach of fiduciary duty as a director. However, this Article VI shall not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Michigan Business Corporation Act, as amended from time to time. No amendment, alteration, modification, repeal or adoption of any provision in these Restated Articles of Incorporation inconsistent with this Article VI shall have any effect to increase the liability of any director of the Corporation with respect to any act or omission of such director occurring prior to such amendment, alteration, modification, repeal or adoption.


                                ARTICLE VII

         Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in

                      A-53
connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which the director or officer was serving at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article. The right of indemnity provided pursuant to this Article shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader than or otherwise different from those set forth in, or provided pursuant to, or in accordance with, this Article. Any amendment, alteration, modification, repeal or adoption of any provision in the Restated Articles of Incorporation inconsistent with this Article VII shall not adversely affect any indemnification right or protection of a director or officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.


                               ARTICLE VIII

                            BOARD OF DIRECTORS

    SECTION 1. AUTHORITY AND SIZE OF BOARD. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

         A.   At least eighty percent (80%) of the Board of Directors, and

         B. A majority of the Continuing Directors (as hereinafter defined).


                      A-54
    SECTION 2. CLASSIFICATION OF BOARD AND FILLING OF VACANCIES. Subject to applicable law, the directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the annual meeting of shareholders to be held in 1997 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the second class shall expire at the annual meeting of shareholders to be held in 1998 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the third class shall expire at the annual meeting of shareholders to be held in 1999 and until their respective successors are duly elected and qualified or their resignation or removal. Subject to the foregoing, at each annual meeting of shareholders, commencing at the annual meeting to be held in 1997, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual meeting of shareholders and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

    SECTION 3. REMOVAL OF DIRECTORS. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Restated Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors (the "Voting Stock") voting together as a single class.

    SECTION 4.  CERTAIN DEFINITIONS.  For the purposes of this Article
VIII:

         A. A "person" shall mean any individual, firm, corporation or other entity.

         B. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary of the Corporation, or any person

                      A-55
    who is or was the beneficial owner of ten percent (10%) or more of the Common Stock of any of Kent City State Bank, The Grant State Bank, Community Bank Corporation, or the Corporation prior to the acquisition of Kent City State Bank by the Corporation, the acquisition of The Grant State Bank by Community Bank Corporation, or the merger of Community Bank Corporation with the Corporation) who or which:

              (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

              (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

         C.   A person shall be a "beneficial owner" of any Voting Stock:

              (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this

                      A-56
    Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date these Restated Articles of Incorporation are adopted by the Board of Directors of the Corporation.

         F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         G. "Continuing Director" means each member of the Board of Directors of the Corporation or Community Bank Corporation immediately prior to the effective date of these Restated Articles of Incorporation (the "Board") and any member of the Board who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

    SECTION 5. POWERS OF CONTINUING DIRECTORS. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII.

    SECTION 6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article VIII of these Restated Articles of Incorporation; provided, that the preceding provisions of this Section 6

                      A-57
shall not be applicable to any amendment to this Article VIII of these Restated Articles of Incorporation, and such amendment shall require only such affirmative vote as is required by law and any other provisions of these Restated Articles of Incorporation, if such amendment shall have been approved by a majority of the Continuing Directors.


                                ARTICLE IX

                    BOARD EVALUATION OF CERTAIN OFFERS

    SECTION 1. MATTERS TO BE EVALUATED. The Board of Directors of this Corporation shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this Corporation and its business; (ii) the potential social and economic impact of the offer and its consummation on this Corporation, its employees, customers and vendors; and (iii) the potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located.

    SECTION 2. AMENDMENT, REPEAL, ETC. Notwithstanding any other provision of these Restated Articles of Incorporation or the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article IX; provided, that this Article IX shall be of no force or effect if the proposed amendment, repeal or other

                      A-58
action has been recommended for approval by at least eighty percent (80%) of all directors then holding office.


                                 ARTICLE X

                     APPROVAL OF BUSINESS COMBINATIONS

    The shareholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article X.

    SECTION 1. HIGHER VOTE FOR BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or these Restated Articles of Incorporation, and except as otherwise expressly provided in Section 3 of this Article X:

         A. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

         B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12-month period) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate Fair Market Value as of the end of the Corporation's most recently ended fiscal quarter of 10% or more of its net worth; or

         C. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary (or any securities convertible into equity securities of the Corporation or any Subsidiary) to any Interested Shareholder or any Affiliate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of 5% or more of the total market value of the outstanding shares of the Corporation; or

         D. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder, or in which anything other than cash will be received by an Interested Shareholder or any Affiliate of any Interested Shareholder; or



                      A-59
         E. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least ninety percent (90%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, including the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Voting Stock not owned directly or indirectly by any Interested Shareholder or an Affiliate or Associate of the Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in any other Article of these Restated Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

    SECTION 2. DEFINITION OF "BUSINESS COMBINATION". The term "Business Combination" as used in this Article X shall mean any transaction which is referred to in any one or more of paragraphs A through E of Section 1.

    SECTION 3.  WHEN HIGHER VOTE IS NOT REQUIRED.  The provisions of
Section 1 of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Restated Articles of Incorporation, if in the case of a Business Combination that does not involve any cash or other consideration being received by the Shareholders of the Corporation, solely in their capacities as Shareholders, the condition specified in the following paragraph A is met, or if in the case of any other Business Combination, the conditions specified in either of the following paragraphs A or B are met:

         A. APPROVAL BY CONTINUING DIRECTORS. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

         B. PRICE AND PROCEDURE REQUIREMENTS. All of the following shall have been met:

              (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of the consideration other than cash to be received

                      A-60
         per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher of the following (it being intended that the requirements of this paragraph B(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Shareholder has previously acquired any shares of the Common Stock):

                   (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher, PLUS interest compounded annually from the date on which the Interested Shareholder became an Interested Shareholder through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Continuing Directors) from time to time in effect in New York City, LESS the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the date on which the Interested Shareholder became an Interested Shareholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

                   (b)  the Fair Market Value per share of Common
              Stock on the Announcement Date or the Determination
              Date, whichever is higher.

              (ii) The consideration to be received by holders of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of Voting Stock. If the Interested Shareholder has paid for shares of Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of Voting Stock previously acquired by it.

              (iii) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common

                      A-61
         Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (b) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

              (iv) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a Shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

              (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all Shareholders of the Corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

              (vi) There shall have elapsed five (5) years from the Determination Date to the Consummation Date.

    SECTION 4.  CERTAIN DEFINITIONS.  For the purpose of this Article X:

         A. A "person" shall mean any individual, firm, Corporation or other entity.

         B. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary of the Corporation, or any person who is or was the beneficial owner of ten percent (10%) or more of the Common Stock of any of Kent City State Bank, The Grant State Bank, Community Bank Corporation or the Corporation prior to the acquisition of Kent City State Bank by the Corporation, the acquisition of The Grant State Bank by Community Bank Corporation, or the merger of Community Bank Corporation with the Corporation) who or which:
                      A-62
              (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

              (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

         C.   A person shall be a "beneficial owner" of any Voting Stock:

              (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise.



                      A-63
         E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of these Restated Articles of Incorporation by the Board of Directors of the Corporation.

         F. "Subsidiary" means any Corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         G. "Continuing Director" means any member of the Board of Directors of the Corporation or Community Bank Corporation immediately prior to the effective date of these Restated Articles of Incorporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ Stock Market or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

         I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph B(i) of Section 3 of this
    Article X shall include the shares of Common Stock retained by the holders of such shares.


                      A-64
         J. "Determination Date" shall mean the date on which the Interested Shareholder first became an Interested Shareholder.

    SECTION 5. POWERS OF CONTINUING DIRECTORS. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination, (v) whether the assets which are the subject of any Business Combination have an aggregate Fair Market Value of 10% or more of the Corporation's net worth, and (vi) whether the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of 5% or more of the total Fair Market Value of the outstanding shares of the Corporation; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article X.

    SECTION 6.  NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED
SHAREHOLDERS. Nothing contained in this Article X shall be construed to relieve the Board of Directors or any Interested Shareholder from any fiduciary obligation imposed by law.

    SECTION 7. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of ninety percent (90%) or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of not less than two-thirds (2/3) of the Voting Stock not owned directly or indirectly by any Interested Shareholder, shall be required to amend, repeal, or adopt any provisions inconsistent with this
Article X of these Restated Articles of Incorporation; provided, that the preceding provisions of this Section 7 shall not be applicable to any amendment to this Article X of these Restated Articles of Incorporation, and such amendment shall require only such affirmative vote as is required by law and any other provisions of these Restated Articles of Incorporation, if such amendment shall have been approved by a majority of the Continuing Directors.








                      A-65

    IN WITNESS WHEREOF, the Corporation has executed these Restated Articles of Incorporation on this _________ day of _________________, 1996.


                                  VALLEY RIDGE FINANCIAL CORP.


                                  By _____________________________________

                                       Its _______________________________









































                      A-66





                                APPENDIX B

                          OPINIONS OF RONEY & CO.














































                                 RONEY & CO.
                             INVESTMENT BANKING
                                One Griswold
                          Detroit, Michigan 48226

                              (313) 963-6700

March 20, 1996

Board of Directors
Valley Ridge Financial Corp.
6 Main St.
Kent City, Michigan 49330

Gentlemen:

We understand that Valley Ridge Financial Corp. ("Valley Ridge" or the "Company") intends to enter into a strategic merger with Community Bank Corporation ("Community") pursuant to the Agreement and Plan of Merger dated September 15, 1995 (referred to as the "Agreement"). Valley Ridge proposes that the affiliation be effected by a merger of Community with and into Valley Ridge. Under the proposed terms contained in the Agreement, each share of Community would be exchanged into that number of shares of Valley Ridge based on a conversion ratio calculated by dividing (i) the Community Adjusted Book Value, as defined in the Agreement, multiplied by 1.2; by (ii) the Valley Ridge Adjusted Book Value, as defined in the Agreement. You have requested that Roney & Co. render an opinion as to whether the consideration to be exchanged with Community Shareholders under the Agreement is fair, from a financial point of view, to the shareholders of Valley Ridge. We have also been engaged to render a similar opinion as to the fairness of the transaction to the shareholders of Community.

Roney & Co. is a regional investment banking firm of recognized standing. As part of our investment banking services, we are regularly engaged in the valuation of corporate entities in connection with public offerings and merger and acquisition transactions. Our research analysts publish regular reports on individual banks and thrifts as well as other financial institutions. Our firm makes principal markets in various financial institution stocks, and, we have managed public offerings for banks and thrifts as well as other companies.

In arriving at the opinion as set forth below, we have, among other things:

     - Reviewed the Valley Ridge's and Community's Annual Reports and related financial information for the fiscal years ended 1991 to 1994 and unaudited summary results of operations for the three months and year ended December 31, 1995;

     - Reviewed the very limited stock price and trading activity for the common stock of Valley Ridge and Community;

Valley Ridge Financial Corp.
March 20, 1996
Page 2 of 3

     -    Reviewed the Agreement and Plan of Merger dated September 15, 1995;

     - Compared certain financial characteristics of Valley Ridge and Community with other Michigan and Midwestern financial institutions we deemed to be comparable;

     -    Reviewed The Form S-4 Registration Statement as filed with the
          SEC;

     - Compared the proposed terms contemplated in the Agreement with the financial terms of certain other mergers and acquisitions in the financial services industry which we deemed to be relevant;

     - Conducted discussions with members of senior management of both the Company and Community concerning their respective business and prospects and the anticipated business and prospects of the combined entities;

     - Prepared a discounted cash flow analysis on Valley Ridge including scenarios whether it acquires Community or not;

     - Reviewed such other financial data and performed such other analysis and took into account such other matters as we deemed necessary.

In preparing our opinion, we have relied upon the accuracy and completeness of all of the above information and all other financial and other information supplied or otherwise made available to us by Valley Ridge and Community and we have not independently verified such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Valley Ridge or Community, and have not been furnished any such evaluation or appraisal. We have also reviewed certain other information provided to us by Valley Ridge and Community, and have met with Valley Ridge's and Community's management to discuss the business, assets and prospects of the combined banks, including the benefits expected to be achieved under the Agreement. In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. For purposes of this opinion we have relied without independent verification on the audited financial statements of Valley Ridge as prepared by Crowe Chizek as well as the quarterly unaudited financial statements as prepared by Valley Ridge.

On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the consideration offered to Community shareholders,

Valley Ridge Financial Corp.
March 20, 1996
Page 3 of 3

as proposed by the Agreement, is fair to the shareholders of Valley Ridge, from a financial point of view.

We consent to the inclusion of this opinion as an exhibit to the Prospectus and Proxy Statement. Further, we consent to the use of our firm's name and references to this opinion in such Prospectus and Proxy Statement, with such uses and references being subject to our prior approval.


Sincerely,
/S/ RONEY & C0.
RONEY & CO.

                                 RONEY & CO.
                             INVESTMENT BANKING
                                One Griswold
                          Detroit, Michigan 48226

March 20, 1996

Board of Directors
Community Bank Corporation
10 W. Main St.
P.O. Box 38
Grant, MI 49327

Gentlemen:

We understand that Community Bank Corporation ("Community" or the "Company") intends to be merged in a strategic merger with Valley Ridge Financial Corp. ("Valley Ridge") pursuant to the Agreement and Plan of Merger dated September 15, 1995 (referred to as the "Agreement"). Valley Ridge and Community propose that the affiliation be effected by a merger of Community with and into Valley Ridge. Under the proposed terms contained in the Agreement, each share of Community would be exchanged into that number of shares of Valley Ridge based on a conversion ratio calculated by dividing (i) the Community Adjusted Book Value, as defined in the Agreement, multiplied by 1.2; by (ii) the Valley Ridge Adjusted Book Value, as defined in the Agreement. You have requested that Roney & Co. render an opinion as to whether the consideration to be received by the shareholders of Community, under the Agreement, is fair, from a financial point of view, to the shareholders of Community. We have also been engaged to render a similar opinion as to the fairness of the transaction to the shareholders of Valley Ridge.

Roney & Co. is a regional investment banking firm of recognized standing. As part of our investment banking services, we are regularly engaged in the valuation of corporate entities in connection with public offerings and merger and acquisition transactions. Our research analysts publish regular reports on individual banks and thrifts as well as other financial institutions. Our firm makes principal markets in various financial institution stocks, and, we have managed public offerings for banks and thrifts as well as other companies.

In arriving at the opinion as set forth below, we have, among other things:

     - Reviewed Community's and Valley Ridge's Annual Reports and related financial information for the fiscal years ended 1991 to 1994 and unaudited summary results of operations for the three months and year ended December 31, 1995;

     - Reviewed the very limited stock price and trading activity for the common stock of Community and Valley Ridge;

Community Bank Corporation
March 20, 1996
Page 2 of 3

     -    Reviewed the Agreement and Plan of Merger dated September 15, 1995;

     - Compared certain financial characteristics of Community and Valley Ridge with other Michigan and Midwestern financial institutions we deemed to be comparable;

     -    Reviewed The Form S-4 Registration Statement as filed with the
          SEC;

     - Compared the proposed terms contemplated in the Agreement with the financial terms of certain other mergers and acquisitions in the financial services industry which we deemed to be relevant;

     - Conducted discussions with members of senior management of both Community and Valley Ridge concerning their respective business and prospects, and the anticipated business and prospects of the combined entities;

     - Prepared a discounted cash flow analysis on Community including scenarios depending whether it merges with Valley Ridge or remains independent;

     - Reviewed such other financial data and performed such other analysis and took into account such other matters as we deemed necessary.

In preparing our opinion, we have relied upon the accuracy and completeness of all of the above information and all other financial and other information supplied or otherwise made available to us by Community and Valley Ridge and we have not independently verified such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Community or Valley Ridge, and have not been furnished any such evaluation or appraisal. We have also reviewed certain other information provided to us by Valley Ridge and Community, and have met with Community's and Valley Ridge's management to discuss the business, assets and prospects of the combined banks, including the benefits expected to be achieved under the Agreement. In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. For purposes of this opinion we have relied without independent verification on the audited financial statements of Community as prepared by Gavigan Burkhart Freeman & Co. as well as the quarterly unaudited financial statements as prepared by Community.

Community Bank Corporation
March 20, 1996
Page 3 of 3

While we have been engaged by Community to undertake an analysis to enable us to render this Opinion, we were not engaged to solicit interest from or negotiate with, and did not solicit or negotiate with, any other party, regarding a tender for all or part of the shares of the Company, or the potential acquisition of, or merger or other business combination with, the Company. Furthermore, you have not requested us to express and we are not expressing any opinion with respect to the Agreement in relation to any transaction which might be considered by the Company as an alternative to the Agreement.

The proposed transaction as contemplated in the Agreement has been evaluated as a strategic merger of two continuing entities and not as a economic control sale of Community. In arriving at our opinion, we do not express an opinion as to whether Community could be sold in a control sale for a consideration having a higher aggregate market value than the shares of Valley Ridge to be received by Community shareholders under the terms of the Agreement.

On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received, as proposed by the Agreement, is fair to the shareholders of Community, from a financial point of view.

We consent to the inclusion of this opinion as an exhibit to the Prospectus and Proxy Statement. Further, we consent to the use of our firm's name and references to this opinion in such Prospectus and Proxy Statement, with such uses and references being subject to our prior approval.

Sincerely,


/S/ RONEY & CO.
RONEY & CO.

                                APPENDIX C

                     MICHIGAN BUSINESS CORPORATION ACT
                       SECTIONS 761-774, AS AMENDED













































450.1761  DEFINITIONS.

     Sec. 761. As used in sections 762 to 774:
     (a) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving corporation by merger of that issuer.
     (c) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 762 and who exercises that right when and in the manner required by sections 764 through 772.
     (d) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
     (e) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
     (f) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     (g) "Shareholder" means the record or beneficial shareholder.

450.1762  RIGHT OF SHAREHOLDER TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

     Sec. 762. (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
     (a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 703a or the articles of incorporation and the shareholder is entitled to vote on the merger, or the corporation is a subsidiary that is merged with its parent under section 711.
     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.
     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order.
     (d) An amendment of the articles giving rise to a right to dissent pursuant to section 621.
     (e) A transaction giving rise to a right to dissent pursuant to section 754.
     (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles, bylaws, or a resolution of the board provides that

                       C-1
voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (g) The approval of a control share acquisition giving rise to a right to dissent pursuant to section 799.
     (2) Unless otherwise provided in the articles, bylaws, or a resolution of the board, a shareholder may not dissent from any of the following:
     (a) Any corporate action set forth in subsection (1)(a) to (e) as to shares which are listed on a national securities exchange or held of record by not less than 2,000 persons on the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the corporate action is to be acted upon.
     (b) A transaction described in subsection (1)(a) in which shareholders receive cash or shares that satisfy the requirements of subdivision (a) or any combination thereof.
     (c) A transaction described in subsection (1)(b) in which shareholders receive cash or shares that satisfy the requirements of subdivision (a) or any combination thereof.
     (d) A transaction described in subsection (1)(c) which is conducted pursuant to a plan of dissolution providing for distribution of substantially all of the corporation's net assets to shareholders in accordance with their respective interests within 1 year after the date of the transaction, where the transaction is for cash or shares that satisfy the requirements of subdivision (a) or any combination thereof.
     (3) A shareholder entitled to dissent and obtain payment for his or her shares pursuant to subsection (1)(a) to (e) may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
     (4) A shareholder who exercises his or her right to dissent and seek payment for his or her shares pursuant to subsection (1)(f) may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

450.1763 RIGHTS OF PARTIAL DISSENTER; ASSERTION OF DISSENTERS' RIGHTS BY BENEFICIAL SHAREHOLDER.

     Sec. 763. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any 1 person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.
     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if all of the following apply:
     (a) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.


                       C-2
     (b) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

450.1764  CORPORATE ACTION CREATING DISSENTERS' RIGHTS; VOTE OF
SHAREHOLDERS; NOTICE.

     Sec. 764. (1) If proposed corporate action creating dissenters' rights under section 762 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this act and shall be accompanied by a copy of sections 761 to 774.
     (2) If corporate action creating dissenters' rights under section 762 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section
766. A shareholder who consents to the corporate action is not entitled to assert dissenters' rights.

450.1765  NOTICE OF INTENT TO DEMAND PAYMENT FOR SHARES.

     Sec. 765. (1) If proposed corporate action creating dissenters' rights under section 762 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated and must not vote his or her shares in favor of the proposed action.
     (2) A shareholder who does not satisfy the requirements of subsection
(1) is not entitled to payment for his or her shares under this act.

450.1766  DISSENTERS' NOTICE; DELIVERY TO SHAREHOLDERS; CONTENTS.

     Sec. 766. (1) If proposed corporate action creating dissenters' rights under section 762 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 765.
     (2) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must provide all of the following:
     (a) State where the payment demand must be sent and where and when certificates for shares represented by certificates must be deposited.
     (b) Inform holders of shares without certificates to what extent transfer of the shares will be restricted after the payment demand is received.
     (c) Supply a form for the payment demand that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether he or she acquired beneficial ownership of the shares before the date.
     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (1) notice is delivered.
                       C-3
450.1767 DUTIES OF SHAREHOLDER SENT DISSENTER'S NOTICE; RETENTION OF RIGHTS; FAILURE TO DEMAND PAYMENT OR DEPOSIT SHARE CERTIFICATES.

     Sec. 767. (1) A shareholder sent a dissenter's notice described in section 766 must demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 766(2)(c), and deposit his or her certificates in accordance with the terms of the notice.
     (2) The shareholder who demands payment and deposits his or her share certificates under subsection (1) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
     (3) A shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this act.

450.1768 RESTRICTION ON TRANSFER OF SHARES WITHOUT CERTIFICATES; RETENTION OF RIGHTS.

     Sec. 768. (1) The corporation may restrict the transfer of shares without certificates from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 770.
     (2) The person for whom dissenters' rights are asserted as to shares without certificates retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

450.1769  PAYMENT BY CORPORATION TO DISSENTER; ACCOMPANYING DOCUMENTS.

     Sec. 769. (1) Except as provided in section 771, within 7 days after the proposed corporate action is taken or a payment demand is received, whichever occurs later, the corporation shall pay each dissenter who complied with section 767 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
     (2) The payment must be accompanied by all of the following:
     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and if available the latest interim financial statements.
     (b) A statement of the corporation's estimate of the fair value of the shares.
     (c) An explanation of how the interest was calculated.
     (d) A statement of the dissenter's right to demand payment under section 772.

450.1770 RETURN OF DEPOSITED CERTIFICATES AND RELEASE OF TRANSFER RESTRICTIONS; EFFECT OF CORPORATION TAKING PROPOSED ACTION.

     Sec. 770. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing
                       C-4
share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on shares without certificates.
     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 766 and repeat the payment demand procedure.

450.1771 ELECTION TO WITHHOLD PAYMENT FROM DISSENTER; OFFER TO PAY ESTIMATED FAIR VALUE OF SHARES, PLUS ACCRUED INTEREST; STATEMENTS; EXPLANATION.

     Sec. 771. (1) A corporation may elect to withhold payment required by section 769 from a dissenter unless he or she was the beneficial owner of the shares before the date set forth in the dissenters' notice pursuant to section 766(2)(c).
     (2) To the extent the corporation elects to withhold payment under subsection (1), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who shall agree to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 772.

450.1772 DEMAND FOR PAYMENT OF DISSENTER'S ESTIMATE OR REJECTION OF CORPORATION'S OFFER AND DEMAND FOR PAYMENT OF FAIR VALUE AND INTEREST DUE; WAIVER.

     Sec. 772. (1) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment under section 769, or reject the corporation's offer under section 771 and demand payment of the fair value of his or her shares and interest due, if any 1 of the following applies:
     (a) The dissenter believes that the amount paid under section 769 or offered under section 771 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.
     (b) The corporation fails to make payment under section 769 within 60 days after the date set for demanding payment.
     (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on shares without certificates within 60 days after the date set for demanding payment.
     (2) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (1) within 30 days after the corporation made or offered payment for his or her shares.



                       C-5
450.1773 PETITIONING COURT TO DETERMINE FAIR VALUE OF SHARES AND ACCRUED INTEREST; FAILURE OF CORPORATION TO COMMENCE PROCEEDING; VENUE; PARTIES; SERVICE; JURISDICTION; APPRAISERS; DISCOVERY RIGHTS; JUDGMENT.

     Sec. 773. (1) If a demand for payment under section 772 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (2) The corporation shall commence the proceeding in the circuit court of the county in which the corporation's principal place of business or registered office is located. If the corporation is a foreign corporation without a registered office or principal place of business in this state, it shall commence the proceeding in the county in this state where the principal place of business or registered office of the domestic corporation whose shares are to be valued was located.
     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (5) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 771.

450.1773A REFEREE; APPOINTMENT; POWERS; COMPENSATION; DUTIES; OBJECTIONS TO REPORT; APPLICATION TO COURT FOR ACTION; ADOPTION, MODIFICATION, OR RECOMMITMENT OF REPORT; FURTHER EVIDENCE; JUDGMENT; REVIEW.

     Sec. 773a. (1) In a proceeding brought pursuant to section 773, the court may, pursuant to the agreement of the parties, appoint a referee selected by the parties and subject to the approval of the court. The referee may conduct proceedings within the state, or outside the state by stipulation of the parties with the referee's consent, and pursuant to the Michigan court rules. The referee shall have powers that include, but are not limited to, the following:
          (a) To hear all pretrial motions and submit proposed orders to the court. In ruling on the pretrial motion and proposed orders, the court shall consider only those documents, pleadings, and arguments that were presented to the referee.
                       C-6
          (b) To require the production of evidence, including the production of all books, papers, documents, and writings applicable to the proceeding, and to permit entry upon designated land or other property in the possession or control of the corporation.
          (c) To rule upon the admissibility of evidence pursuant to the Michigan rules of evidence.
          (d)  To place witnesses under oath and to examine witnesses.
          (e)  To provide for the taking of testimony by deposition.
          (f)  To regulate the course of the proceeding.
          (g) To issue subpoenas, when a written request is made by any of the parties, requiring the attendance and testimony of any witness and the production of evidence including books, records, correspondence, and documents in the possession of the witness or under his or her control, at a hearing before the referee or at a deposition convened pursuant to subdivision (e). In case of a refusal to comply with a subpoena, the party on whose behalf the subpoena was issued may file a petition in the court for an order requiring compliance.
          (2) The amount and manner of payment of the referee's compensation shall be determined by agreement between the referee and the parties, subject to the court's allocation of compensation between the parties at the end of the proceeding pursuant to equitable principles, notwithstanding section 774.
          (3)  The referee shall do all of the following:
          (a)  Make a record and reporter's transcript of the proceeding.
          (b) Prepare a report, including proposed findings of fact and conclusions of law, and a recommended judgment.
          (c) File the report with the court, together with all original exhibits and the reporter's transcript of the proceeding.
          (4) Unless the court provides for a longer period, not more than 45 days after being served with notice of the filing of the report described in subsection (3), any party may serve written objections to the report upon the other party. Application to the court for action upon the report and objections to the report shall be made by motion upon notice.
The court, after hearing, may adopt the report, may receive further evidence, may modify the report, or may recommit the report to the referee with instructions. Upon adoption of the report, judgment shall be entered in the same manner as if the action had been tried by the court and shall be subject to review in the same manner as any other judgment of the court.

450.1774  COSTS OF APPRAISAL PROCEEDING.

     Sec. 774. (1) The court in an appraisal proceeding commenced under section 773 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 772.


                       C-7
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable in the following manner:
     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 764 through 772.
     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this act.
     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees paid out of the amounts awarded the dissenters who were benefited.




































                       C-8
             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Valley Ridge's Bylaws require indemnification of Valley Ridge's directors, officers, employees and agents and persons who serve or have served at the request of Valley Ridge as directors, officers, employees, agents or partners of another corporation or other enterprise to the fullest extent currently permitted by the MBCA. In addition, the Restated Articles of Incorporation of Valley Ridge after the Merger would require Valley Ridge to indemnify a present or former director or officer of Valley Ridge, and permit Valley Ridge to indemnify any other person, to the fullest extent now or in the future permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of his or her past or future service to Valley Ridge, or to another organization at the request of Valley Ridge. The following is a summary of the applicable provisions of the MBCA.

     Sections 561 through 571 of the MBCA contain provisions governing the indemnification of directors and officers by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent


                     II - 1
that a court decides indemnification is proper. To the extent that any such person has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

     A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than 2 disinterested directors, by independent legal counsel, by all "independent directors" not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders.

     Under the MBCA, a corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if (i) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, and (ii) the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, which undertaking need not be secured.

     The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation's articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director, officer, employee or agent.

     The MBCA permits Valley Ridge to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with Valley Ridge, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Valley Ridge maintains such insurance on behalf of its directors, officers and employees.





                     II - 2
ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS. The following exhibits are filed as part of this Registration Statement:

NUMBER                                  EXHIBIT

  2 AGREEMENT AND PLAN OF MERGER. Attached as Appendix A to the Prospectus and Proxy Statement.

  3(a)         ARTICLES OF INCORPORATION.

  3(b)         BYLAWS AND AMENDMENTS.

  4(a)         FORM OF STOCK CERTIFICATE.

  4(b)         EXCERPTS FROM ARTICLES OF INCORPORATION.  (Included as
               Exhibit 3(a).)

  4(c)         EXCERPTS FROM BYLAWS.  (Included as Exhibit 3(b).)

  4(d) LONG-TERM DEBT. Valley Ridge is a party to several long-term debt agreements which at the time of this Registration Statement do not exceed 10% of Valley Ridge's total consolidated assets. Valley Ridge agrees to furnish copies of the agreements defining the rights of the other parties thereto to the Securities and Exchange Commission upon request.

  5            OPINION OF COUNSEL REGARDING THE LEGALITY OF THE SECURITIES
               BEING REGISTERED.

  8            OPINION OF COUNSEL REGARDING CERTAIN TAX MATTERS.

 10(a)         DATA PROCESSING AGREEMENT.

 10(b)         VALLEY RIDGE EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST.

 10(c)         KENT CITY STATE BANK PROFIT SHARING/401(K) PLAN.

 10(d) DIRECTORS' DEFERRED COMPENSATION PLAN AND FORM OF DIRECTORS' DEFERRED COMPENSATION AGREEMENT.

 10(e)         LEASE AGREEMENT FOR SPARTA OFFICE.

 21            SUBSIDIARIES OF THE REGISTRANT.

 23(a)         CONSENT OF COUNSEL.  (Included in Exhibit 5.)



                     II - 3
NUMBER                                  EXHIBIT

 23(b)         CONSENT OF INDEPENDENT ACCOUNTANTS (VALLEY RIDGE FINANCIAL
               STATEMENTS).

 23(c)         CONSENT OF INDEPENDENT ACCOUNTANTS (COMMUNITY FINANCIAL
               STATEMENTS).

 23(d) CONSENT OF RONEY & CO. (Included in Appendix B to the Prospectus and Proxy Statement.)

 23(e)         CONSENT OF COUNSEL.

 24            POWERS OF ATTORNEY.

 99(a)         VALLEY RIDGE PRESIDENT'S LETTER.

 99(b)         FORM OF PROXY FOR VALLEY RIDGE.

 99(c)         COMMUNITY PRESIDENT'S LETTER.

 99(d)         FORM OF PROXY FOR COMMUNITY.


     (b) FINANCIAL STATEMENT SCHEDULES. Financial statement schedules have been omitted because they are not applicable.

     (c) FAIRNESS OPINION. The opinions of Roney & Co. appears as Appendix B to the Prospectus and Proxy Statement.






















                     II - 4
ITEM 22.  UNDERTAKINGS.

     (a)  The undersigned registrant will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (A)  Include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933, as amended
          ("Securities Act").

               (B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

               (C) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus and Proxy Statement pursuant to Item 4, 10(b), 11 or 13 of this


                     II - 5
form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.









































                     II - 6
                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent City, State of Michigan, on May 8, 1996.


                              VALLEY RIDGE FINANCIAL CORP.
                              (Registrant)


                              By /S/ RICHARD L. EDGAR
                                 Richard L. Edgar
                                 President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


May 8, 1996                        *_______________________________________
                                    Jerome B. Arends
                                    Chairman of the Board and Director


May 8, 1996                        *_______________________________________
                                    K. Timothy Bull
                                    Director


May 8, 1996                        /S/ RICHARD L. EDGAR
                                   Richard L. Edgar
                                   President, Chief Executive Officer and
                                     Director (Principal Executive Officer)


May 8, 1996                        *_______________________________________
                                    Gary Gust
                                    Director


May 8, 1996                        *_______________________________________
                                    Robert C. Humphreys
                                    Chairman of the Board and Director





May 8, 1996                        /S/ MICHAEL E. MCHUGH
                                   Michael E. McHugh
                                   Secretary and Treasurer and Director
                                     (Principal Financial and Accounting
                                     Officer)


May 8, 1996                        *_______________________________________
                                    John J. Niederer
                                    Director


May 8, 1996                        *_______________________________________
                                    Paul K. Spoelman
                                    Director


May 8, 1996                        *_______________________________________
                                    Donald Swanson
                                    Director


                                   *By /S/ RICHARD L. EDGAR
                                       Richard L. Edgar
                                       Attorney-in-Fact



























                               EXHIBIT INDEX


NUMBER                                 EXHIBIT

 2*        AGREEMENT AND PLAN OF MERGER.  Attached as Appendix
           A to the Prospectus and Proxy Statement.

 3(a)*     ARTICLES OF INCORPORATION.

 3(b)*     BYLAWS AND AMENDMENTS.

 4(a)*     FORM OF STOCK CERTIFICATE.

 4(b)*     EXCERPTS FROM ARTICLES OF INCORPORATION.
           (Included as Exhibit 3(a).)

 4(c)*     EXCERPTS FROM BYLAWS.  (Included as Exhibit 3(b).)

 4(d)* LONG-TERM DEBT. Valley Ridge is a party to several long-term debt agreements which at the time of this Registration Statement do not exceed 10% of Valley Ridge's total consolidated assets. Valley Ridge agrees to furnish copies of the agreements defining the rights of the other parties thereto to the Securities and Exchange Commission upon request.

 5*        OPINION OF COUNSEL REGARDING THE LEGALITY OF THE
           SECURITIES BEING REGISTERED.

 8*        OPINION OF COUNSEL REGARDING CERTAIN TAX MATTERS.

10(a)*     DATA PROCESSING AGREEMENT.

10(b)*     VALLEY RIDGE EMPLOYEE STOCK OWNERSHIP PLAN AND
           TRUST.

10(c)*     KENT CITY STATE BANK PROFIT SHARING/401(K) PLAN.

10(d)*     DIRECTORS' DEFERRED COMPENSATION PLAN AND FORM OF
           DIRECTORS' DEFERRED COMPENSATION AGREEMENT.

10(e)*     LEASE AGREEMENT FOR SPARTA OFFICE.

21*        SUBSIDIARIES OF THE REGISTRANT.

23(a)*     CONSENT OF COUNSEL.  (Included in Exhibit 5.)

23(b)      CONSENT OF INDEPENDENT ACCOUNTANTS (VALLEY RIDGE
           FINANCIAL STATEMENTS).



                               EXHIBIT INDEX
                                (Continued)


NUMBER                                 EXHIBIT

23(c)      CONSENT OF INDEPENDENT ACCOUNTANTS (COMMUNITY
           FINANCIAL STATEMENTS).

23(d)* CONSENT OF RONEY & CO. (Included in Appendix B to the Prospectus and Proxy Statement.)

23(e)*     CONSENT OF COUNSEL.

24*        POWERS OF ATTORNEY.

99(a)      VALLEY RIDGE PRESIDENT'S LETTER.

99(b)      FORM OF PROXY FOR VALLEY RIDGE.

99(c)      COMMUNITY PRESIDENT'S LETTER.

99(d)      FORM OF PROXY FOR COMMUNITY.
_________________________
*    Previously filed.


                       FINANCIAL STATEMENT SCHEDULES

     Financial statement schedules have been omitted because they are not applicable.

                             FAIRNESS OPINION

     The opinions of Roney & Co. appear as Appendix B to the Prospectus and Proxy Statement.